UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

To our Shareholders:

The enclosed proxy statement is dated June 25, 2019, and it is first being mailed or otherwise delivered to shareholders on or about June 28, 2019 for solicitation of proxies by the board of directors of Entegra Financial Corp.

On April 23, 2019, Entegra Financial Corp., or Entegra, First Citizens BancShares, Inc., or First Citizens, First-Citizens Bank & Trust Company, or First Citizens Bank, and FC Merger Subsidiary VII, Inc., or Merger Sub, entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) that provides for the combination of our two companies. Under the merger agreement, Merger Sub, a wholly owned subsidiary of First Citizens Bank, a North Carolina state bank and wholly owned subsidiary of First Citizens, will merge with and into Entegra (which we refer to as the “merger”), with Entegra to be the surviving corporation and to become a wholly owned subsidiary of First Citizens Bank. As soon as reasonably practicable following the merger and as part of a single integrated transaction, Entegra will merge with and into First Citizens Bank (which we refer to as the “second step merger” and, together with the merger, as the “mergers”), with First Citizens Bank to be the surviving entity. Immediately following the completion of the second step merger, Entegra Bank, a North Carolina state bank, and until the second step merger, a wholly owned subsidiary of Entegra, will merge with and into First Citizens Bank (which we refer to as the “bank merger”), with First Citizens Bank to be the surviving bank.

In connection with the merger, each share of Entegra common stock (except for specified shares of Entegra common stock held by Entegra or First Citizens or their respective subsidiaries) will be converted into the right to receive $30.18 cash (which we refer to as the “merger consideration”).

The per share merger consideration is fixed at $30.18 per share, and based on the number of shares of Entegra common stock and Entegra restricted stock unit awards and stock options outstanding as of June 21, 2019, the market value of the merger consideration will be approximately $213.4 million in the aggregate. In addition, First Citizens paid $6.4 million on Entegra’s behalf to SmartFinancial, Inc. in connection with Entegra’s termination of its proposed merger transactions with SmartFinancial, Inc.

Entegra will hold its regular 2019 annual meeting and, at that meeting, seek the necessary shareholder approvals related to the mergers, as described in the enclosed proxy statement. The affirmative vote of a majority of all the votes entitled to be cast on the merger agreement by holders of Entegra common stock is required for the approval of the merger agreement by Entegra’s shareholders. We are combining the vote on the merger agreement with our regular annual meeting votes because it is possible that the mergers will not close until after the date by which North Carolina law requires us to hold our 2019 annual meeting.

The annual meeting of Entegra shareholders will be held on Thursday, August 1, 2019, at 10:00 a.m. local time, at Entegra’s Corporate Center, 14 One Center Court, Franklin, North Carolina 28734.

Entegra’s board of directors recommends that Entegra shareholders vote “FOR” the approval of the merger agreement and “FOR” the approval of the other matters to be considered at the annual meeting.

The enclosed proxy statement describes the annual meeting, the mergers, the documents related to the mergers, and other related matters. Please carefully read the entire proxy statement, including “Risk Factors” beginning on page 16, for a discussion of the risks related to the proposed mergers. You can also obtain information about Entegra from documents that the company has filed or will file with the Securities and Exchange Commission.

Entegra is excited about the opportunities afforded by the mergers and the bank merger. Thank you for your consideration and continued support.

Sincerely,

Fred H. Jones
Chairman
Entegra Financial Corp.

June 25, 2019

The mergers have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the mergers or upon the adequacy, accuracy or completeness of the information contained in this document or the enclosed proxy statement. Any representation to the contrary is a criminal offense.

__________________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 1, 2019

__________________________________________________________________________

Entegra Financial Corp. Shareholders,

You are cordially invited to attend the annual meeting of the shareholders of Entegra Financial Corp. on August 1, 2019, at 10:00 a.m. local time, at 14 One Center Court, Franklin, North Carolina 28734 (which we refer to as the “annual meeting”) to consider the following:

•	a proposal to approve the Agreement and Plan of Merger dated April 23, 2019, by and among First Citizens, First Citizens Bank, Merger Sub, and Entegra, a copy of which is attached to the enclosed proxy statement as Appendix A (which we refer to as the “merger proposal”);

•	a proposal to approve one or more adjournments of the annual meeting if necessary or appropriate, including to allow time for further solicitation of proxies in favor the merger proposal in the event there are insufficient votes present at the annual meeting to approve the merger proposal (which we refer to as the “adjournment proposal”);

•	a proposal to elect three persons to serve as directors of Entegra until the close of the mergers or, if the mergers are not completed, until the 2022 annual meeting of shareholders or until their successors are duly elected and qualified (which we refer to as the “director election proposal”);

•	a proposal to ratify the appointment of Dixon Hughes Goodman LLP as Entegra’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (which we refer to as the “auditor ratification proposal”); and

•	such other business as may properly come before the annual meeting or any adjournment thereof. The Entegra board of directors is not aware of any other business to be conducted at the annual meeting.

Only holders of record of common stock at the close of business on June 21, 2019 (which we refer to as the “record date”), will be entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the annual meeting. Approval of the merger proposal requires the affirmative vote of a majority of all the votes entitled to be cast on the merger agreement by holders of common stock. Approval of the adjournment proposal requires that the votes cast in favor of the adjournment proposal exceed the votes cast opposing the adjournment proposal. The affirmative vote of a majority of the votes cast at the annual meeting on the director election proposal will be required to elect the director nominees under the director election proposal (with a plurality vote standard for a director election in which the number of director nominees exceeds the number of board seats for which elections are being held). Approval of the auditor ratification proposal requires that the votes cast in favor of the auditor ratification proposal at the annual meeting exceed the votes cast opposing the auditor ratification proposal. Any other matters properly coming before the annual meeting will require such shareholder approval as is required by applicable law or Entegra’s governing documents.

OUR BOARD OF DIRECTORS RECOMMENDS THAT ENTEGRA SHAREHOLDERS VOTE “FOR” EACH OF THE PROPOSALS SET FORTH ABOVE.

Your vote is very important. We cannot complete the mergers unless our shareholders approve the merger proposal.

Regardless of whether you plan to attend the annual meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record, you can vote by internet, by telephone, by mail, or in person at the annual meeting. If you hold your stock in “street name” through a bank, broker, or other nominee, please follow the instructions on the voting instruction card furnished by the record holder. Any shareholder of record of Entegra common stock who is present at the annual meeting may vote in person instead of by proxy, which in person vote would cancel any previous proxy.

The enclosed proxy statement provides a detailed description of the annual meeting, the mergers, the merger proposal, the merger agreement, the documents related to the merger, and other related matters. We urge you to read the proxy statement, including any documents incorporated in the proxy statement by reference, and its appendixes carefully and in their entirety.

Entegra has concluded that its shareholders are not entitled to assert appraisal rights in connection with the merger under Article 13 of the North Carolina Business Corporation Act.

BY ORDER OF THE BOARD OF DIRECTORS

Fred H. Jones
Chairman

June 25, 2019

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about Entegra from other documents that it files with the Securities and Exchange Commission, or SEC, that are not included in or delivered with this proxy statement. You can obtain copies of this proxy statement and any of the documents incorporated by reference into this proxy statement at no cost by requesting them in writing or by telephone from Entegra at:

Entegra Financial Corp.

14 One Center Court

Franklin, North Carolina 28734

Attention: David A. Bright, CFO and Treasurer

(828) 524-7000, x 5011

In order to receive delivery of these documents before the annual meeting, you must request them no later than five business days before the date of the annual meeting, or by July 25, 2019.

You may also obtain these documents at no cost at the SEC’s website (www.sec.gov) and you may obtain certain of these documents at Entegra’s website (www.snl.com/IRW/CorporateProfile/4290505) by selecting the tab titled “Documents” under the tab titled “SEC Filings.” Information contained on, or accessible from, Entegra’s website is expressly not incorporated by reference into this proxy statement, and you should not consider it part of this proxy statement.

For a more detailed description of the information incorporated by reference into this proxy statement and how you may obtain it, see the section titled “Where You Can Find More Information” beginning on page 91 of this proxy statement.

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ABOUT THIS PROXY STATEMENT

This document constitutes a proxy statement of Entegra under Section 14(a) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). It also constitutes a notice of meeting with respect to the 2019 annual meeting of Entegra shareholders.

You should rely only on the information contained in, incorporated by reference into, or provided with this document. No one has been authorized to provide you with information that is different from that contained in, incorporated by reference into, or provided with this document. This document is dated June 25, 2019, and you should not assume that the information in this document is accurate as of any date other than such date. You should not assume that the information incorporated by reference into this document is accurate as of any date other than the date of such incorporated document. The mailing of this document to Entegra shareholders will not create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

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QUESTIONS AND ANSWERS

The following are some questions that you may have regarding the mergers, the merger agreement, and the annual meeting, and answers to these questions. You should carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the mergers, the merger agreement, or the annual meeting. Additional important information is also contained in the appendices to, and the documents incorporated by reference into, this proxy statement. Please see “Where You Can Find More Information” beginning on page 91.

Q:	What are the mergers?

A:	On April 23, 2019, Entegra Financial Corp. (which we refer to as “Entegra”), First Citizens BancShares, Inc. (which we refer to as “First Citizens”), First-Citizens Bank & Trust Company (which we refer to as “First Citizens Bank”), and FC Merger Subsidiary VII, Inc. (which we refer to as “Merger Sub”) entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”). A copy of the merger agreement is included in this proxy statement as Appendix A.

Under the terms of the merger agreement, Merger Sub, which is a wholly owned subsidiary of First Citizens Bank, will merge with and into Entegra, with Entegra remaining as the surviving entity and becoming a wholly owned subsidiary of First Citizens Bank, a North Carolina state bank and wholly owned bank subsidiary of First Citizens (a transaction which we refer to as the “merger”). Entegra, as the surviving entity of the merger will, as soon as reasonably practicable following the merger and as part of a single integrated transaction, merge with and into First Citizens Bank with First Citizens Bank to be the surviving entity (a transaction which we refer to as the “second step merger” and, together with the merger, as the “mergers”). Immediately following the completion of the second step merger, Entegra Bank, a North Carolina state bank and until the second step merger, a wholly owned bank subsidiary of Entegra, will merge with and into First Citizens Bank, with First Citizens Bank continuing as the surviving bank (a transaction which we refer to as the “bank merger”).

At the effective time of the merger (which we refer to as the “effective time”), each holder of Entegra common stock, no par value (which we refer to as “common stock”), will receive $30.18 cash for each share of common stock held immediately prior to the merger (which we refer to as the “merger consideration”) and each share of common stock will be canceled. The merger consideration will not be paid on shares of Entegra held by Entegra or First Citizens or their subsidiaries.

The mergers cannot be completed unless, among other things, Entegra shareholders approve the proposal to approve and adopt the merger agreement.

Q:	Why am I receiving this proxy statement?

A:	We are delivering this document to you because it is the proxy statement being used by the Entegra board of directors (which we refer to as “the board” and “our board”) to solicit proxies of our shareholders in connection with approval of the merger, the election of directors at our annual meeting, the ratification of our auditors, and related matters.

This proxy statement contains important information about the mergers, the merger agreement, and the other proposals being voted on at our annual meeting. You should read it carefully and in its entirety.

Q:	On what am I being asked to vote?

A:	We are soliciting proxies from our shareholders with respect to the following proposals:

•	a proposal to approve the merger agreement (which we refer to as the “merger proposal”);
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•	a proposal to approve one or more adjournments of the annual meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal (which we refer to as the “adjournment proposal”);
•	a proposal to elect three persons to serve as directors of Entegra until the close of the mergers or, if the mergers are not completed, until the 2022 annual meeting of shareholders or until their successors are duly elected and qualified (which we refer to as the “director election proposal”);
•	a proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (which we refer to as the “auditor ratification proposal”); and
•	such other business as may properly come before the annual meeting or any adjournment thereof. The board is not aware of any other business to be conducted at the annual meeting.
Q:	What will Entegra shareholders receive in the merger?

A:	At the effective time of the merger, holders of Entegra common stock will receive $30.18 cash for each share of common stock owned or held immediately prior to the merger.

Q:	How will the merger affect options to purchase common stock?

A:	At the effective time of the merger, all outstanding options to purchase shares of common stock will cease to represent a right to acquire shares of common stock and will be automatically converted into the right to receive, per share, the merger consideration less the sum of the exercise price and any amount of required tax withholding.

Q:	How will the merger affect restricted stock units?

A:	At the effective time, each outstanding restricted stock unit award in respect of shares of common stock (which we refer to as an “RSU award”), whether vested or unvested, will fully vest and be cancelled and converted into the right to receive the merger consideration in respect of each share of common stock underlying each such award less any amount of required tax withholding.

Q:	How does the board recommend that I vote at the annual meeting?

A:	The board recommends that our shareholders vote “FOR” approval of the merger proposal, “FOR” approval of the adjournment proposal, “FOR” approval of the director election proposal, and “FOR” approval of the auditor ratification proposal.

Q:	Are there any voting agreements in relation to the merger?

A:	In connection with the execution of the merger agreement, certain of the directors and executive officers of Entegra executed voting agreements pursuant to which they agreed, among other things, to vote their shares of common stock for the approval of the merger proposal and the adjournment proposal.

As of the record date for the annual meeting, the directors and executive officers of Entegra that executed voting agreements collectively beneficially owned and had the power to vote 203,563 shares of common stock, representing approximately 2.94% of the outstanding shares of common stock on that date.

Q:	Will the value of the merger consideration change between the date of this proxy statement and the effective time of the merger?

A:	No. Because the per share merger consideration is fixed at $30.18 per share, the value of the merger consideration per share will not fluctuate between the date of this proxy statement and the completion of the merger.
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Q:	Who can vote at the meeting?

A:	All shareholders of record of common stock as of the close of business on June 21, 2019, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting, or any adjournment or postponement thereof, in accordance with North Carolina law.

Q:	When and where is the meeting?

A:	The annual meeting will be held at Entegra’s Corporate Center, 14 One Center Court, Franklin, North Carolina 28734 on Thursday, August 1, 2019, at 10:00 a.m. local time.

Q:	What do I need to do now?

A:	After you have carefully read this proxy statement and have decided how you wish to vote your shares, please vote your shares promptly so that your shares will be represented and voted at the annual meeting.

If you hold your shares in your name as a shareholder of record, you must complete, sign, and date your proxy card and return it by mail in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote via the internet or by telephone. Information and applicable deadlines for voting via the internet or by telephone are contained in the enclosed proxy card instructions.

If you hold your shares in “street name” through a bank, broker, or other nominee, you must direct your bank, broker, or other nominee how to vote in accordance with the instructions you have received from your bank, broker, or other nominee. “Street name” shareholders who wish to vote in person at the annual meeting will need to obtain a “legal proxy” from the institution that holds their shares.

Q:	What constitutes a quorum for the annual meeting?

A:	The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting will constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:	What is the vote required to approve each proposal at the annual meeting?

A:	Merger proposal:

•	Approval standard: Approval of the merger proposal requires the affirmative vote of a majority of all the votes entitled to be cast by the holders of outstanding shares of common stock.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the annual meeting, or fail to instruct your bank, broker, or other nominee how to vote with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Adjournment proposal:

•	Approval standard: Whether or not a quorum is present, approval of the adjournment proposal requires that the votes cast in favor of the proposal at the annual meeting exceed the votes cast opposing the proposal at the annual meeting.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the annual meeting, or fail to instruct your bank, broker, or other nominee how to vote with respect to the adjournment proposal, it will have no effect on the proposal.
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Director election proposal:

•	Approval standard: The affirmative vote of a majority of the votes cast on the director election proposal at the annual meeting will be required to elect the director nominees (with a plurality vote standard for a director election in which the number of director nominees exceeds the number of board seats for which elections are being held).

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the annual meeting, or fail to instruct your bank, broker, or other nominee how to vote with respect to the director election proposal, it will have no effect on the director election proposal so long as a quorum is present.

Auditor ratification proposal:

•	Approval standard: Approval of the auditor ratification proposal requires that the votes cast in favor of the auditor ratification proposal at the annual meeting exceed the votes cast opposing the auditor ratification proposal at the annual meeting.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the annual meeting, or fail to instruct your bank, broker, or other nominee how to vote with respect to the auditor ratification proposal, it will have no effect on the auditor ratification proposal so long as a quorum is present.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	No. Your broker will not vote your shares unless you provide instructions on how to vote. If you hold your shares in “street name” through a bank, broker, or other nominee, you should have received access to this proxy statement from your bank, broker, or other nominee with instructions on how to instruct the holder of record to vote your shares. Please follow the voting instructions provided by the bank, broker, or other nominee. Instructing the record holder how to vote will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. You may not vote shares held in street name by returning a proxy card, or by voting in person at the annual meeting, unless you provide a “legal proxy,” which you must obtain from your bank, broker, or other nominee.
Q:	Can I change my vote?

A:

Yes. If you are a holder of record of common stock, you may change your vote at any time before your shares are voted at the annual meeting by: (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Entegra’s proxy solicitor, Alliance Advisors, LLC, (3) attending the annual meeting in person and voting by ballot at the annual meeting, or (4) voting by telephone or the internet at a later time. Attendance at the annual meeting will not automatically revoke your proxy. A revocation or later-dated proxy received after the vote will not affect the vote. Entegra’s proxy solicitor’s mailing address is:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Attention: Tabulation Department

If you hold your shares in “street name” through a bank, broker, or other nominee, you should contact your bank, broker, or other nominee to change your vote.

Q:	Will Entegra be required to submit the merger proposal to its shareholders even if the board has withdrawn, modified, or qualified its recommendation regarding how to vote with respect to the merger proposal?

A:	Yes. Unless the merger agreement is terminated before the annual meeting in accordance with the terms of the merger agreement, the merger agreement requires that Entegra convene a meeting of its shareholders and submit the merger proposal to its shareholders even if the board has withdrawn, modified, or qualified its recommendation regarding how to vote with respect to the merger proposal.
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Q:	What are the U.S. federal income tax consequences of the mergers to Entegra shareholders?

A:	The receipt of cash in exchange for shares of common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined below under the section entitled “Material U.S. Federal Income Tax Consequences of the Mergers”) who receives cash in exchange for shares of common stock in the merger will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of common stock (that is, shares acquired for the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock exchanged in the merger exceeds one year at the time of the merger.

You should refer to the discussion in the section entitled “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 67, and consult your tax advisor with respect to the U.S. federal, state, local, and foreign tax consequences of the merger.

The U.S. federal income tax consequences described above may not apply to all holders of common stock. The tax consequences of the mergers to each holder of common stock will depend on that holder’s individual situation. Accordingly, we strongly urge holders of common stock to consult their own tax advisors for a full understanding of the particular tax consequences of the mergers to them.

Q:	Are Entegra shareholders entitled to appraisal rights?

A:	No. Under the North Carolina Business Corporation Act, holders of common stock are not entitled to assert appraisal rights in connection with the merger, or the other transactions contemplated by the merger agreement.

Q:	What is the process for exchanging common stock for the merger consideration?

A:	Shortly after the effective time, you will receive written instructions, including a letter of transmittal, that explains how to exchange your shares for the merger consideration to be paid by First Citizens in the merger. When you have properly completed and returned the required documentation described in the written instructions, you will receive from the exchange agent a payment of the merger consideration for your shares.

Q:	Do any of Entegra’s directors or executive officers have interests in the merger that may differ from those of other Entegra shareholders?

A:	Yes. Entegra’s directors and executive officers have interests in the merger that are different from, or in addition to, those of Entegra shareholders generally. As described further below, the members of the board were aware of and considered these interests, among other matters, in evaluating the merger agreement and the mergers, and in recommending that Entegra shareholders approve the merger proposal. For a description of these interests, refer to the section titled “Interests of Directors and Executive Officers in the Merger” beginning on page 44 of this proxy statement.

Q:	Why is my vote important?

A:	If you do not vote, it will be more difficult for Entegra to obtain the necessary quorum to hold the annual meeting. In addition, your abstention or failure to vote will have the same effect as a vote “AGAINST” the merger proposal.

Q:	When do you expect to complete the merger?

A:	We presently expect to complete the merger during the fourth quarter of 2019. However, we cannot assure you when or if the merger will occur. We must first obtain the necessary regulatory approvals, the approval of the merger proposal by the shareholders of Entegra, and satisfy other closing conditions contained in the merger agreement.
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Q:	What should I do if I receive more than one set of voting materials?

A:	Our shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold shares of common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement to ensure that you vote every share of common stock that you own.

Q:	What happens if I sell my shares before the annual meeting?

A:	The record date for the annual meeting is earlier than both the date of the annual meeting and the effective time. If you transfer your shares of common stock after the record date but before the annual meeting, you will, unless the transferee requests a proxy from you, retain your right to vote at the annual meeting, but you will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In order to receive the merger consideration, you must hold your shares of common stock at the effective time of the merger.

Q:	What are the conditions to completion of the merger?

A:	In addition to the approval of the merger proposal by our shareholders, as described above, completion of the merger is subject to the satisfaction of a number of other conditions, including the receipt of all required regulatory approvals, the accuracy of the parties’ representations and warranties under the merger agreement (subject to the materiality standards set forth in the merger agreement), and First Citizen’s and Entegra’s performance of their respective obligations under the merger agreement in all material respects. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section titled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 62 of this proxy statement.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed, holders of common stock will not receive any consideration for their shares in connection with the merger. Instead, Entegra will remain an independent, public company and the common stock will continue to be listed on the NASDAQ Global Market. In addition, if the merger agreement is terminated under certain circumstances, Entegra or First Citizens may be required to pay a termination fee. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 63 for a discussion of the circumstances under which termination fees will be required to be paid.

Q:	Whom should I call with questions about the merger?

A:	If you have any questions concerning the merger or this proxy statement, would like additional copies of this proxy statement, or need help voting your shares of common stock, please contact Entegra’s proxy solicitor, Alliance Advisors, LLC, at 855-600-2579.

Q:	Are there risks associated with the merger that I should consider in deciding how to vote?

A:	Yes. There are a number of risks related to the merger and the other transactions contemplated by the merger agreement that are discussed in this proxy statement and in the appendices to and the documents incorporated by reference or referred to in this proxy statement. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 16 and in the SEC filings incorporated by reference herein and referred to in “Where You Can Find More Information” beginning on page 91.
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SUMMARY

This summary highlights material information regarding the annual meeting contained later in this proxy statement. This summary does not contain all of the information that may be important to you and we urge you to carefully read this entire document, including the appendices and enclosures, to better understand the mergers and the potential impact on you before deciding how to vote. Each item in this summary includes a page reference directing you to a more complete discussion of the item.

First Citizens BancShares, Inc.

First Citizens BancShares, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609
(919) 716-7000

First Citizens is a Raleigh, North Carolina-based corporation chartered under Delaware law and financial holding company registered under the Bank Holding Company Act of 1956, as amended (which we refer to as the “BHC Act”). First Citizens is the parent company for and owns 100% of the capital stock of First-Citizens Bank & Trust Company, a North Carolina state-chartered commercial bank headquartered in Raleigh, North Carolina, which, as of December 31, 2018, operates 551 branches in Arizona, California, Colorado, Florida, Georgia, Kansas, Maryland, Missouri, New Mexico, North Carolina, Oklahoma, Oregon, South Carolina, Tennessee, Texas, Virginia, Washington, West Virginia, and Wisconsin.

As of December 31, 2018, First Citizens and its subsidiaries had total consolidated assets of approximately $35,408,629,000. Shares of First Citizens Class A common stock are traded on the NASDAQ Global Select Market under the symbol “FCNCA.”

First-Citizens Bank & Trust Company

First-Citizens Bank & Trust Company

c/o First Citizens BancShares, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609
(919) 716-7000

First Citizens Bank is a North Carolina state-chartered commercial bank and direct, wholly owned subsidiary of First Citizens BancShares, Inc. headquartered in Raleigh, North Carolina, which operates 551 branches in Arizona, California, Colorado, Florida, Georgia, Kansas, Maryland, Missouri, New Mexico, North Carolina, Oklahoma, Oregon, South Carolina, Tennessee, Virginia, Washington, West Virginia, and Wisconsin. First Citizens Bank owns 100% of the capital stock of the Merger Sub.

As of December 31, 2018, First Citizens Bank had total consolidated assets of approximately $35,267,496,000.

FC Merger Subsidiary VII, Inc.

FC Merger Subsidiary VII, Inc.

c/o First Citizens BancShares, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609
(919) 716-7000

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Merger Sub is a North Carolina corporation and a direct, wholly owned subsidiary of First Citizens Bank. Merger Sub was incorporated on April 22, 2019, for the sole purpose of effecting the merger. As of the date of this proxy statement, Merger Sub has not conducted any business other than incident to its formation for the above-stated purpose and in relation to the merger agreement and the transactions contemplated thereby.

Entegra Financial Corp.

Entegra Financial Corp.

14 One Center Court

Franklin, North Carolina 28734

(828) 524-7000

Entegra is a North Carolina-based corporation incorporated under North Carolina law and bank holding company registered under the BHC Act. Entegra is the bank holding company for Entegra Bank, a North Carolina-chartered bank headquartered in Franklin, North Carolina. Entegra Bank has 18 branches across North Carolina, Georgia, and South Carolina.

As of March 31, 2019, Entegra had total consolidated assets of approximately $1.6 billion. Shares of common stock are traded on the NASDAQ Global Market under the symbol “ENFC.”

The Mergers

How Will the Companies Be Combined (page 50)

Merger Sub will merge, subject to the terms and conditions of the merger agreement, with and into Entegra, with Entegra remaining as the surviving entity and becoming a wholly owned subsidiary of First Citizens Bank. Entegra as the surviving entity of the merger will merge, as soon as reasonably practicable following the merger and as part of a single integrated transaction, with and into First Citizens Bank, with First Citizens Bank remaining as the surviving entity. Immediately following the completion of the second step merger, Entegra Bank will merge with and into First Citizens Bank, with First Citizens Bank as the surviving bank, in a transaction we refer to as the “bank merger”. The merger agreement is attached as Appendix A and is incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully as it is the legal document that governs the mergers.

We expect to complete the mergers during the fourth quarter of 2019. However, neither First Citizens nor Entegra can assure you of when or if the mergers will be completed. Entegra must obtain the approval of its shareholders for the merger proposal at its annual meeting. First Citizens and Entegra must also satisfy certain other closing conditions, including receiving certain required regulatory approvals. If the merger has not been completed by March 31, 2020, either First Citizens or Entegra may terminate the merger agreement so long as the party electing to terminate has not caused the failure of the mergers to occur by failing to comply with its obligations under the merger agreement.

What Entegra Shareholders Will Receive in the Merger (page 50)

At the effective time of the merger, holders of common stock will become entitled to receive $30.18 cash for each share of common stock owned or held immediately prior to the merger.

Neither First Citizens nor Entegra is permitted to terminate the merger agreement, nor is Entegra permitted to re-solicit the vote of its respective stockholders, solely because of changes in the market price of the common stock of Entegra or First Citizens, although each party may have a right to terminate the merger agreement as a result of the occurrence of events that caused a decline in the price of the stock of the other, to the extent such events constitute a material adverse effect under the merger agreement.

Treatment of Equity Awards (page 50)

Options: Each option to purchase common stock that is outstanding immediately prior to the effective time of the merger will be cancelled as of the effective time of the merger and will be automatically converted into the right to receive, per share, the merger consideration less the sum of the exercise price and any amount of required tax withholding.

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RSU awards: At the effective time of the merger, each RSU award that is outstanding immediately prior to the effective time will fully vest and will be canceled and converted into the right to receive the merger consideration, treating the shares of common stock subject to such RSU award in the same manner as all other shares of common stock for such purposes less any amount of required tax withholding.

Voting Agreements (page 44)

In connection with the execution of the merger agreement, certain of the directors and executive officers of Entegra executed voting agreements pursuant to which they agreed, among other things, to vote their shares of common stock in favor of approval of the merger proposal and the adjournment proposal. As of the record date for the annual meeting, the directors and executive officers of Entegra that executed voting agreements collectively beneficially owned and had the power to vote 203,563 shares of common stock, representing approximately 2.94% of the outstanding shares of common stock on that date.

Regulatory Approvals (page 47)

Subject to the terms of the merger agreement, the parties have agreed to use their reasonable best efforts to obtain all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These regulatory approvals include approval from the Board of Governors of the Federal Reserve System (which we refer to as the “Federal Reserve”) or a waiver of such approval by the Federal Reserve, and approval of the Federal Deposit Insurance Corporation (which we refer to as the “FDIC”) and the North Carolina Office of the Commissioner of Banks (which we refer to as the “NCCOB”). In furtherance of obtaining the necessary regulatory approvals, First Citizens has agreed to take any and all actions necessary to avoid, eliminate and resolve any and all impediments under any law that may be asserted by any governmental authority or any other person with respect to the merger and to obtain all consents, approvals, waivers and authorizations under any such laws that may be required by any governmental authority to enable Entegra and First Citizens to consummate the mergers as promptly as practicable. First Citizens also has agreed, and shall cause its subsidiaries, to take all remedial action necessary to obtain regulatory approvals and cause the mergers to be consummated prior to March 31, 2020, including offering, negotiating, committing to, and effecting, by agreement, consent decree, hold separate order or otherwise, (i) the sale, divestiture, license, or other disposition of any deposits, loans, branches, or operations; or (ii) the changing or modifying any course of conduct regarding future operations of First Citizens, its subsidiaries or affiliates.

First Citizens and First Citizens Bank intend to file an application with the Federal Reserve to seek approval to acquire Entegra pursuant to (and, if required, request a waiver of certain prior approval requirements contained in) Section 3 of the BHC Act. First Citizens Bank and Entegra Bank have filed an Interagency Bank Merger Act Application with the FDIC seeking FDIC approval for the bank merger and the second step merger. First Citizens and First Citizens Bank have made the filings necessary to request the approvals from the NCCOB for the merger and the bank merger. These governmental entities and regulatory agencies may impose conditions or limitations or place restrictions on First Citizens or First Citizens Bank after the completion of the mergers and bank merger as a condition to the granting of such approvals or require changes to the terms of the mergers or the bank merger. There can be no assurance that conditions, limitations, restrictions, or changes will not be imposed, and such conditions, limitations, restrictions, or changes could have the effect of delaying completion of the transactions contemplated in the merger agreement or imposing additional costs on or limiting the combined company’s revenues, any of which might have a material and adverse effect on First Citizens or First Citizens Bank following the mergers and the bank merger. There can be no assurance as to whether the required regulatory approvals will be received, the timing of those approvals, or whether any conditions, limitations, or restrictions will be imposed in connection with such approvals. See “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 62 for a discussion of the conditions to the completion of the merger and “Regulatory Approvals Required for the Mergers and the Bank Merger” beginning on page 47 for a description of the regulatory approvals that must be received in connection with the mergers and the bank merger.

Litigation Relating to the Mergers (Page 49)

Two lawsuits challenging the mergers were filed on June 20, 2019. The lawsuits are captioned, respectively, Karp v. Edwards et al, No. 1:19-cv-05798, filed as an individual action in the United States District Court for the Southern District of New York, and Parshall v. Entegra Financial Corp. et al., No. 1:19-cv-01152, a putative class action on behalf of Entegra shareholders, filed in the United States District Court for the District of Delaware. Both lawsuits name as defendants Entegra, its directors, First Citizens, First Citizens Bank and Merger Sub and seek, among other relief, an order enjoining completion of the mergers. The lawsuits allege that the preliminary proxy statement omitted material information in violation of Sections 14(a) and 20(a) of the Exchange Act.

The outcome of the pending and any additional future litigation is uncertain. If the lawsuits are not resolved, the lawsuits could prevent or delay completion of the mergers and result in substantial costs to Entegra and First Citizens, including any costs associated with the indemnification of directors and officers. One of the conditions to the closing of the mergers is that no injunction, order, judgment or decree prohibiting or making illegal completion of the merger, the second step merger, the bank merger or any of the other transactions contemplated by the merger agreement will be in effect. As such, if plaintiffs are successful in obtaining an injunction prohibiting the completion of the mergers on the agreed-upon terms, then such injunction may prevent the mergers from being completed, or from being completed within the expected timeframe. It is not uncommon for litigation to be filed in connection with acquisitions of public companies, and it is possible that additional lawsuits may be filed. Entegra believes that the claims asserted against it in the lawsuits are without merit and intends to defend the lawsuits vigorously.

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Completion of the Merger is Subject to Customary Conditions (page 62)

The completion of the merger is subject to a number of customary conditions, including the approval of the merger proposal by the requisite vote of Entegra shareholders and receipt of all required regulatory approvals. Where the law permits, a party to the merger agreement could elect to waive a condition to its obligation to complete the merger, even if that condition has not been satisfied. Neither First Citizens nor Entegra can be certain when (or if) the conditions to the merger will be satisfied or waived by the applicable party or that the merger will be completed.

Annual Meeting (page 20)

The annual meeting will be held on August 1, 2019 at 10:00 a.m. local time, at Entegra’s Corporate Center, 14 One Center Court, Franklin, North Carolina 28734.

At the annual meeting, shareholders will be asked to:

•	approve the merger proposal;

•	approve the adjournment proposal;

•	approve the director election proposal;

•	approve the auditor ratification proposal; and

•	act on any other matters properly coming before the annual meeting.

All holders of record of common stock as of the close of business on June 21, 2019, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting, or any adjournment or postponement thereof, in accordance with North Carolina law. The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting will constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the annual meeting for the purpose of determining the presence of a quorum.

We are combining the votes on the mergers with our regular annual meeting votes because it is possible that the mergers will not close until after the date by which North Carolina law requires us to hold our 2019 annual meeting.

Annual Meeting Proposals: Required Vote; Treatment of Abstentions and Failure to Vote (page 21)

The merger proposal: Approval of the merger proposal requires the affirmative vote of a majority of all the votes entitled to be cast by the holders of outstanding shares of common stock. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the annual meeting, or fail to instruct your bank, broker or other nominee how to vote with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the merger proposal.

The adjournment proposal: Whether or not a quorum is present, approval of the adjournment proposal requires that the votes cast in favor of the adjournment proposal at the annual meeting exceed the votes cast opposing the adjournment proposal at the annual meeting. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the annual meeting, or fail to instruct your bank, broker, or other nominee how to vote with respect to the adjournment proposal, it will have no effect on the adjournment proposal.

The director election proposal: The affirmative vote of a majority of the votes cast on the director election proposal at the annual meeting will be required to elect the director nominees under the director election proposal (with a plurality vote standard for a director election in which the number of director nominees exceeds the number of board seats for which elections are being held). If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the annual meeting, or fail to instruct your bank, broker, or other nominee how to vote with respect to the director election proposal, it will have no effect on the director election proposal so long as a quorum is present.

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The auditor ratification proposal: The auditor ratification proposal requires that the votes cast in favor of the auditor ratification proposal at the annual meeting exceed the votes cast opposing the auditor ratification proposal at the annual meeting. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the annual meeting, or fail to instruct your bank, broker or other nominee how to vote with respect to the auditor ratification proposal, it will have no effect on the auditor ratification proposal so long as a quorum is present.

Other matters: Any other matters properly coming before the annual meeting will require such shareholder approval as is required by applicable law or our governing documents.

Entegra’s Board Recommends that OUR Shareholders Vote “FOR” the Merger Proposal and “FOR” the Other Proposals Presented at the Annual Meeting (page 34)

The board has determined that it is advisable and in the best interests of Entegra and its shareholders to enter into the merger agreement and to consummate the transactions contemplated thereby, including the mergers, and has approved and adopted the merger agreement and the transactions contemplated thereby. The board recommends that holders of shares of common stock vote “FOR” the merger proposal and “FOR” the other proposals presented at the annual meeting. For the factors considered by the board in reaching its decision to approve and adopt the merger agreement, see “Entegra’s Reasons for the Merger; Recommendation of the Entegra Board of Directors” beginning on page 34.

Entegra’s Directors and Executive Officers Have Interests in the Merger that are Different From or in Addition to the Interests of other Entegra Shareholders (page 44)

In considering the recommendations of the board, our shareholders should be aware that the directors and executive officers of Entegra have certain interests in the merger that may be different from, or in addition to, the interests of Entegra shareholders generally. The board was aware of these interests and considered them, among other matters, in making its recommendation that shareholders vote to approve the merger proposal. These interests include:

•	All outstanding RSU awards (including those held by Entegra directors and executive officers) would vest upon the effective time of the merger and be cancelled and converted into the right to receive the merger consideration in respect of each share of common stock underlying each such award less any amount of required tax withholding.

•	At the effective time of the merger, all outstanding stock option awards (including those held by Entegra directors and executive officers) will cease to represent a right to acquire shares of common stock and will be automatically converted into the right to receive the per share merger consideration less the sum of the exercise price and any amount of required tax withholding.

•	Certain executive officers are entitled to severance benefits if they are terminated by Entegra without cause or if they terminate their employment for good reason following a change in control. Severance benefits provide for a payment of a multiple of the executive officer’s base salary and health insurance benefits for a certain period of time post-termination. The specific terms of the severance benefits vary for each executive officer. For a more complete description of these severance benefits, see “Interests of Directors and Executive Officers in the Merger” beginning on page 44.

•	Other payments due to certain officers and directors will be triggered or accelerated as a result of the mergers and/or the termination of such officers’ employment.

•	Entegra’s directors and executive officers are entitled to indemnification and insurance coverage under the merger agreement.
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For a more complete description of these interests, see “Interests of Directors and Executive Officers in the Merger” beginning on page 44.

The Merger Generally Will Be Taxable to Holders of Common Stock (page 67)

The receipt of cash in exchange for shares of common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined below under the section entitled “Material U.S. Federal Income Tax Consequences of the Mergers”) who receives cash in exchange for shares of common stock in the merger will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of common stock (that is, shares acquired for the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock exchanged in the merger exceeds one year at the time of the merger.

You should refer to the discussion in the section entitled “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 67, and consult your tax advisor with respect to the U.S. federal, state, local, and foreign tax consequences of the merger.

Termination of the Merger Agreement and Termination Fee (page 63)

Entegra, First Citizens, First Citizens Bank, and Merger Sub may jointly agree to terminate the merger agreement at any time. Additionally, the merger agreement may be terminated:

•	by First Citizens, First Citizens Bank, and Merger Sub (collectively, the “FC Parties”) or Entegra:

-	in the event that Entegra’s shareholders do not approve the merger proposal, provided that, in the case of termination by Entegra, Entegra and its board have complied with their obligations to call and hold the annual meeting and to recommend approval of the merger agreement to solicit approval of the merger agreement by Entegra’s shareholders;

-	in the event that any approval, consent, or waiver from any governmental entity or regulatory agency required for the consummation of the transactions contemplated by the merger agreement has been denied by final and non-appealable action of such governmental entity or regulatory agency or any application for any such consent, approval, or waiver has been permanently withdrawn at the request of any such governmental entity or regulatory agency, provided the denial or withdrawal is not due to the failure of the terminating party to perform or observe its obligations under the merger agreement;

-	in the event that any court or other governmental authority of competent jurisdiction has issued a final, non-appealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by the merger agreement, provided that the action of such governmental authority is not due to the failure of the terminating party to perform or observe its obligations under the merger agreement;

-	in the event the merger is not consummated by March 31, 2020, provided that the failure to consummate the merger by such date is not due to the failure of the terminating party to perform or observe its obligations under the merger agreement;

•	by the FC Parties:

-	in the event of a breach of the merger agreement by Entegra, if the breach (individually or in the aggregate with all other breaches) would, if occurring or continuing on the closing date for the merger, result in any of the conditions to the merger not being satisfied and is not cured by the earlier of March 31, 2020, and 30 days after written notice to Entegra of the breach (provided that none of the FC parties is in material breach of the merger agreement) (which we refer to as a “First Citizens material breach termination”);
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-	in the event that prior to the approval of the merger agreement by Entegra’s shareholders (i) Entegra materially breaches its obligations under the merger agreement relative to acquisition proposals or calling and holding the annual meeting and recommending and soliciting approval of the merger agreement by Entegra’s shareholders or (ii) the board does not publicly recommend in this proxy statement the approval of the merger agreement and the transactions contemplated thereby by Entegra’s shareholders or, after having made such recommendation, subsequently makes an Entegra change of recommendation;

-	in the event a tender offer or exchange offer for 20% or more of any class or series of outstanding shares of common stock is commenced (other than by First Citizens or its subsidiaries) and the board recommends that Entegra shareholders tender their shares in such tender offer or exchange offer or otherwise fails to recommend that Entegra shareholders reject the tender offer or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Exchange Act;

•	by Entegra:

-	in the event of a breach of the merger agreement by the FC Parties, if the breach (individually or in the aggregate with all other breaches) would, if occurring or continuing on the closing date for the merger, result in any of the conditions to the merger not being satisfied and is not cured by the earlier of March 31, 2020, and 30 days after written notice to the breaching party of the breach (provided that Entegra is not in material breach of the merger agreement) (which we refer to as an “Entegra material breach termination”); or

-	at any time prior to the approval of the merger agreement by the shareholders of Entegra, for the purpose of entering into an agreement with respect to a superior proposal, provided that Entegra has not materially breached its obligations under the merger agreement relative to acquisition proposals or calling and holding the annual meeting and recommending and soliciting approval of the merger agreement by Entegra’s shareholders.

Entegra will be required to pay First Citizens a fee of $8,000,000 (which we refer to as the “termination fee”) in the following circumstances:

•	in the event the FC Parties terminate the merger agreement because, prior to the approval of the merger agreement by Entegra’s shareholders, (i) Entegra materially breaches its obligations under the merger agreement relative to acquisition proposals or calling and holding the annual meeting and recommending and soliciting approval of the merger agreement by its shareholders, or (ii) the board does not recommend in this proxy statement the approval of the merger agreement and the transactions contemplated thereby by its shareholders or, after having made such recommendation, subsequently makes an Entegra change of recommendation;
•	in the event the FC Parties terminate the merger agreement because the board recommends that its shareholders tender their shares in a tender offer or exchange offer for 20% or more of any class or series of outstanding shares of common stock (other than one by First Citizens or its subsidiaries), or because the board otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Exchange Act;
•	in the event Entegra terminates the merger agreement at any time prior to the approval of the merger agreement by Entegra’s shareholders for the purpose of entering into an agreement with respect to a superior proposal; or
•	in the event either party terminates the merger agreement due to failure by Entegra’s shareholders to approve the merger agreement by the requisite vote, and (i) at or prior to the no vote an acquisition proposal shall have been received by or communicated or otherwise made known to Entegra (and not withdrawn prior to the date of termination of the merger agreement), and (ii) within 12 months of the date of termination of the merger agreement, Entegra enters into a definitive agreement regarding any acquisition proposal pursuant to which the aggregate consideration is equal to or exceeds the aggregate consideration under the merger agreement (based on $30.18 per share).
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Entegra will be required to pay First Citizens a fee of $6,400,000 (which we refer to as the “fee reimbursement”) in the following circumstances:

•	in the event the merger agreement is terminated by mutual written agreement of First Citizens, First Citizens Bank, Merger Sub, and Entegra;
•	in the event of a First Citizens material breach termination; or
•	in the event either party terminates the merger agreement due to failure by Entegra’s shareholders to approve the merger agreement by the requisite vote, and (i) at or prior to the no vote an acquisition proposal shall have been received by or communicated or otherwise made known to Entegra (and not withdrawn prior to the date of termination of the merger agreement), and (ii) within 12 months of the date of termination of the merger agreement, Entegra enters into a definitive agreement regarding any acquisition proposal pursuant to which the aggregate consideration is less than the aggregate consideration under the merger agreement (based on $30.18 per share).

The fee reimbursement is equal to the termination fee paid by First Citizens on behalf of Entegra to SmartFinancial, Inc. when Entegra terminated its merger agreement with SmartFinancial, Inc. and is intended to reimburse First Citizens for its payment of the $6,400,000 fee to SmartFinancial, Inc. in the event the transactions with the FC Parties are not consummated. No fee reimbursement is payable by Entegra if the $8,000,000 termination fee is payable by Entegra or if the $8,800,000 reverse termination fee described below is payable by First Citizens, or in certain other situations.

The above-described termination fees payable by Entegra could discourage other companies from seeking to acquire or merge with Entegra prior to completion of the mergers and could cause Entegra to reject any acquisition proposal from a third party which does not take into account the termination fee.

First Citizens will be required to pay Entegra a termination fee of $8,800,000 (which we refer to as the “reverse termination fee”) in the following circumstances:

•	in the event either party terminates the merger agreement as a result of the denial of any governmental approval or consent by a final, non-appealable action or any application or request therefor shall have been permanently withdrawn at the request of a governmental entity; or
•	(i) First Citizens has materially breached its obligations related to obtaining regulatory consents, (ii) Entegra terminates the merger agreement in connection with (a) a final, non-appealable order enjoining or prohibiting consummation of any of the transactions contemplated by the merger agreement or (b) the failure to consummate the merger by the outside date (March 31, 2020), and (iii) all conditions to closing have been satisfied or waived other than the conditions related to governmental approvals or conditions that can only be satisfied at closing.

Appraisal Rights (page 47)

Under the North Carolina Business Corporation Act, holders of common stock do not have the right to assert appraisal rights.

Opinion of Entegra’s Financial Advisor (page 36 and Appendix B)

We retained Sandler O’Neill & Partners, L.P. (which we refer to as “Sandler O’Neill”) to act as financial advisor to our board in connection with our consideration of a possible business combination. We selected Sandler O’Neill as our financial advisor because Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

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Sandler O’Neill acted as financial advisor to Entegra in connection with the merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the April 23, 2019 meeting at which our board considered the merger and the merger agreement, Sandler O’Neill delivered to the board its oral opinion, which was subsequently confirmed in writing on April 23, 2019, to the effect that, as of such date, the merger consideration was fair to the holders of common stock from a financial point of view.

The full text of Sandler O’Neill’s opinion is attached as Appendix B to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of common stock are urged to read the entire opinion carefully in connection with their consideration of the merger agreement and the mergers.

For further information, see “Opinion of Entegra’s Financial Advisor” beginning on page 36.

Risk Factors (page 16)

You should consider all the information contained in or incorporated by reference into this proxy statement in deciding how to vote for the proposals presented in this proxy statement. In particular, you should consider the factors described under “Risk Factors” beginning on page 16.

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RISK FACTORS

There are a number of risks and uncertainties relating to First Citizens and Entegra that you should consider in deciding how to vote at the annual meeting, in addition to the risks and uncertainties associated with financial institutions generally. Risks and uncertainties relating to general economic conditions are not summarized below. Those risks, among others, are highlighted on page 19 under the heading “Cautionary Statement Regarding Forward-Looking Statements.” There are also a number of risks related to the mergers and the bank merger that shareholders of Entegra should consider in deciding how to vote on the merger proposal. This section summarizes many of those risks.

The risks relating to the business of Entegra can be found in Entegra’s Annual Report on Form 10-K for the year ended December 31, 2018, as amended or updated by any subsequent documents filed with the SEC. See the section titled “Where You Can Find More Information” beginning on page 91.

Risks Related to the Mergers and the Bank Merger

Regulatory approvals may not be received, may take longer than expected, or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated in the merger agreement may be completed, we must file certain applications and notices with, and obtain various approvals, consents and waivers from the FDIC, Federal Reserve, and the NCCOB. These governmental entities and regulatory agencies may impose conditions (including the divestiture of certain assets), limitations or place restrictions on First Citizens or First Citizens Bank after the completion of the mergers and bank merger as a condition to the granting of such approvals or require changes to the terms of the merger or the bank merger. There can be no assurance that there will not be any such conditions, limitations, restrictions or changes, and such conditions, limitations, restrictions, or changes could have the effect of delaying completion of the transactions contemplated in the merger agreement or imposing additional costs on or limiting the combined company’s revenues, any of which might have a material and adverse effect on First Citizens or First Citizens Bank following the merger and the bank merger. There can be no assurance as to whether the required regulatory approvals will be received, the timing of those approvals, or whether any conditions, limitations, or restrictions will be imposed in connection with such approvals. See “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 62 for a discussion of the conditions to the completion of the merger and “Regulatory Approvals Required for the Mergers and the Bank Merger” beginning on page 47 for a description of the regulatory approvals that must be received in connection with the mergers and the bank merger.

The Community Reinvestment Act (which we refer to as the “CRA”), requires that federal bank regulatory authorities, in deciding whether to approve the mergers and the bank merger, assess the records of performance of First Citizens Bank and Entegra Bank in meeting the credit needs of the communities they serve, including low-and-moderate income neighborhoods. Each of First Citizens Bank and Entegra Bank currently maintains a CRA rating of “Satisfactory” from its primary federal regulator. As part of the review process under the CRA, it is not unusual for federal bank regulatory authorities to receive protests and other adverse comments from community groups and others. Any such protests or adverse comments could prolong the period during which the mergers and bank merger are subject to review by bank regulatory authorities. Bank regulatory authorities also may impose conditions on the completion of the mergers or the bank merger or require changes to the terms of the mergers or bank merger. Although First Citizens and Entegra do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the mergers and the bank merger or imposing additional costs on or limiting the growth, revenues or other aspects of the business of the combined company following the mergers.

Under the terms of the merger agreement, First Citizens has agreed to undertake whatever remedial actions are necessary to obtain regulatory approvals. In the event that all necessary regulatory approvals are not obtained by First Citizens, Entegra could be forced to seek injunctive relief against, or damages from, First Citizens. As with any litigation, the outcome is not certain and Entegra could be subject to delays and costs in obtaining a judgment.

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In addition, under certain circumstances, First Citizens has agreed to pay Entegra $8.8 million if regulatory approvals are not obtained. See “The Merger Agreement–Termination of the Merger Agreement” beginning on page 63 for a description of the circumstances under which such $8.8 million payment would be required.

Pending Litigation Against Entegra, its Directors and First Citizens Could Result in an Injunction Preventing the Completion of the Mergers.

Two lawsuits challenging the mergers were filed on June 20, 2019. The lawsuits are captioned, respectively, Karp v. Edwards et al, No. 1:19-cv-05798, filed as an individual action in the United States District Court for the Southern District of New York, and Parshall v. Entegra Financial Corp. et al., No. 1:19-cv-01152, a putative class action filed on behalf of Entegra shareholders in the United States District Court for the District of Delaware. Both lawsuits name as defendants Entegra, its directors, First Citizens, First Citizens Bank and Merger Sub and seek, among other relief, an order enjoining completion of the mergers. It is not uncommon for litigation to be filed in connection with acquisitions of public companies, and it is possible that additional lawsuits challenging the mergers may be filed. The outcome of the pending and any additional future litigation is uncertain. If the lawsuits are not resolved, the lawsuits could prevent or delay completion of the mergers and result in substantial costs to Entegra and First Citizens, including any costs associated with the indemnification of directors and officers. One of the conditions to the closing of the mergers is that no injunction, order, judgment or decree prohibiting or making illegal completion of the merger, the second step merger, the bank merger or any of the other transactions contemplated by the merger agreement will be in effect. As such, if plaintiffs are successful in obtaining an injunction prohibiting the completion of the mergers on the agreed-upon terms, then such injunction may prevent the mergers from being completed, or from being completed within the expected timeframe. For more information, see “Litigation Relating to the Mergers” beginning on page 49.

Entegra will incur significant transaction and merger-related costs in connection with the mergers and bank merger.

Whether or not the merger is consummated, Entegra will incur substantial expenses, such as legal, accounting, and financial advisory fees, in pursuing the merger which will adversely impact its earnings. These expenses are in addition to the expenses that were previously incurred in connection with the merger agreement with SmartFinancial.

The termination fees and the restrictions on alternative acquisition proposals contained in the merger agreement may discourage other companies from trying to acquire Entegra.

Until the consummation of the merger, with some exceptions, Entegra is prohibited from soliciting, initiating, knowingly facilitating or encouraging, or participating in any discussions or negotiations regarding an alternative acquisition proposal, such as a merger or other business combination transaction. In addition, Entegra has agreed to pay a termination fee of either $8 million or $6.4 million to First Citizens if the merger agreement is terminated under certain circumstances, including if the merger agreement is terminated by First Citizens as a result of a change of recommendation by the board. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 63. These provisions might discourage a potential acquirer that might have an interest in acquiring all or a significant part of Entegra from considering or proposing such an acquisition that might result in greater value to Entegra’s shareholders than the merger, or may result in a potential acquirer proposing to pay a lower per share price to acquire Entegra than it might otherwise have proposed to pay.

Certain executive officers and directors of Entegra have interests in the merger different from, or in addition to, the interests of Entegra shareholders.

Certain of Entegra’s existing directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Entegra’s shareholders generally. The board was aware of and considered these interests when it approved and adopted the merger agreement. See “Interests of Directors and Executive Officers in the Merger” beginning on page 44.

The opinion of Entegra’s financial advisor delivered to the board prior to Entegra’s signing the merger agreement does not reflect any changes in circumstances since the date of the opinion.

The fairness opinion of Sandler O’Neill, Entegra’s financial advisor, was dated and delivered to the board on April 23, 2019. Changes in the operations and prospects of Entegra or Entegra Bank, general market and economic conditions, and other factors may alter the value of Entegra or Entegra Bank, or the value of shares of Entegra common stock, by the time the merger is completed. The opinion of Sandler O’Neill does not speak as of the date of this proxy statement, at the time the merger is completed, or as of any date other than the date of the opinion. The fairness opinion is attached as Appendix B to this proxy statement. For a description of the opinion, see “Opinion of Entegra’s Financial Advisor” beginning on page 36.

The merger will not be completed unless important conditions are satisfied.

Specified conditions set forth in the merger agreement must be satisfied or waived for the parties to complete the merger, including approval of the merger agreement by our shareholders. If any of these conditions are not satisfied or waived, the merger will not occur or will be delayed and Entegra may lose some or all of the intended benefits and cost savings of the merger. See “The Merger Agreement —Conditions to Consummation of the Merger” beginning on page 62.

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Termination of the merger agreement could negatively impact Entegra.

If the merger agreement is terminated before the merger is completed, Entegra may suffer various consequences. For example, Entegra’s business may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits and cost savings of completing the merger. Also, Entegra will have incurred substantial expenses in connection with the merger without realizing the benefits to shareholders of the merger. If the merger agreement is terminated and the board seeks another merger or business combination, Entegra shareholders cannot be certain that we will be able to find a party willing to pay consideration equivalent to or greater than that which First Citizens has agreed to pay in the merger. In addition, if the merger agreement is terminated under certain circumstances, Entegra may be required to pay First Citizens a termination fee of either $8.0 million or $6.4 million. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 63.

In addition, if the merger is not completed for any reason, Entegra would be subject to a number of other risks, including: (i) it may experience negative reactions from the financial markets, including a decline of its stock price (which price may reflect a market assumption that the merger will be completed); (ii) it may experience negative reactions from its shareholders, customers, regulators and employees; (iii) it will be required to pay certain costs relating to the merger, whether or not it is completed; and (iv) matters relating to the merger, closing the merger and post-closing operations will require substantial commitments of time and resources by each company’s management, which would otherwise have been devoted to day-to-day operations of Entegra as an independent entity.

The announcement and pendency of the mergers, whether or not consummated, may adversely affect our business.

The announcement and pendency of the mergers, whether or not consummated, may adversely affect our relationships with our customers and employees. Customers and vendors may be unwilling to open accounts with us or seek loans from us, and may instead prefer to enter into such arrangements with our competitors because such third parties may perceive that such competitors are likely to be more stable. Uncertainty about the effect of the mergers on employees and customers may have an adverse effect on Entegra. These uncertainties may impair our ability to attract, retain and motivate strategic personnel until the merger is consummated, and could cause customers and others that deal with Entegra to seek to change existing business relationships. Experienced employees in the financial services industry are in high demand, and competition for their talents can be intense. Our employees may experience uncertainty about their future role with the combined company until, or even after, strategies with regard to the combined company are announced or executed. If any of our key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company, Entegra’s business could be harmed.

Entegra will be subject to contractual restrictions while the merger is pending.

Subject to certain exceptions, Entegra has agreed to operate its business in the ordinary course, and to comply with numerous operational restrictions, prior to the effective time. Such restrictions could limit Entegra’s ability to make changes to its business or operations prior to consummation of the mergers or termination of the merger agreement. See “The Merger Agreement—Conduct of Business Pending the Merger” beginning on page 54.

Entegra shareholders will not be entitled to appraisal rights in connection with the merger.

Appraisal (or dissenters’) rights are statutory rights that, if applicable under law, enable shareholders to dissent from certain extraordinary transactions, such as a merger, and to demand that the corporation pay fair value for their shares as determined by a court in a judicial proceeding, instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Under the North Carolina Business Corporation Act, you will not be entitled to exercise appraisal rights in connection with the merger with First Citizens.

If the merger is not consummated by March 31, 2020, either First Citizens or Entegra may terminate the merger agreement.

Either First Citizens or Entegra may terminate the merger agreement if the merger has not been consummated by March 31, 2020. However, this termination right will not be available to a party if that party failed to fulfill its obligations under the merger agreement and that failure was the cause of, or resulted in, the failure to consummate the merger. See “The Merger Agreement - Termination of the Merger Agreement”.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, including the appendixes hereto and information incorporated by reference herein, contains statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (which we refer to as the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements may relate to, among other matters, the financial condition, results of operations, plans, objectives, future performance, and business of Entegra, as well as certain information relating to the mergers or the bank merger. Forward-looking statements are based on many assumptions and estimates and are not guarantees of future performance. The actual results may differ materially from those anticipated in any forward-looking statements, as they will depend on many factors about which Entegra is unsure, including many factors that are beyond their control. The words “may,” “would,” “could,” “should,” “will,” “expect,” “anticipate,” “predict,” “project,” “potential,” “continue,” “contemplate,” “seek,” “assume,” “believe,” “intend,” “plan,” “forecast,” “goal,” and “estimate,” as well as similar expressions, are meant to identify such forward-looking statements. You should note that the discussion of Entegra’s reasons for the merger contains many forward-looking statements that describe beliefs, assumptions, expectations, and estimates of the board or management of Entegra and public sources as of the indicated dates and those beliefs, assumptions, expectations and estimates may have changed as of the date of this proxy statement. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Those statements are not guarantees and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from these forward-looking statements.

These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent reports on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•	the inability to complete the mergers due to the failure to obtain shareholder approval or failure to satisfy the other conditions to the completion of the mergers, including, but not limited to, receipt of required regulatory approvals;
•	the risk that the merger agreement may be terminated in certain circumstances that require us to pay First Citizens a termination fee of either $6.4 million or $8 million;
•	the outcome of any legal proceedings that may be instituted against us and others related to the merger agreement;
•	risks that the merger disrupts our current operations or affects our ability to retain or recruit key employees;
•	the fact that receipt of the all-cash merger consideration would be taxable to our shareholders that are treated as U.S. holders (as defined below under the section entitled “Material U.S. Federal Income Tax Consequences of the Mergers”) for U.S. federal income tax purposes;
•	the fact that, if the mergers are completed, our shareholders will forgo the opportunity to realize the potential long-term value of the successful execution of Entegra’s current strategy;
•	the fact that under the terms of the merger agreement, we are unable to solicit other acquisition proposals after the date of the merger agreement with First Citizens;
•	the effect of the announcement or pendency of the mergers on our business relationships, operating results and business generally;
•	the amount of the costs, fees, expenses, and charges related to the merger agreement or the mergers;
•	the merger diverting management’s or employees’ attention from ongoing business operations;
•	that our stock price may decline significantly if the merger is not completed; and
•	obtaining the requisite consents to the merger, including the timing and receipt of regulatory approvals from various governmental entities, including any conditions, limitations or restrictions placed on these approvals, and the risk that one or more governmental entities may deny approval.

Additional factors are discussed in the reports filed with the SEC by First Citizens and Entegra. See “Where You Can Find More Information” on page 91.

The above list is not intended to be exhaustive and there may be other factors that would preclude us from realizing the predictions made in the forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Entegra shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this proxy statement or the date of any document incorporated by reference.

All subsequent written or oral forward-looking statements concerning the mergers or the bank merger or other matters addressed in this proxy statement and attributable to Entegra, or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Entegra undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

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ENTEGRA ANNUAL MEETING

General

This section contains information for our shareholders about Entegra’s 2019 annual meeting of shareholders that we have called to allow our shareholders to consider and vote on the merger proposal, the adjournment proposal, the director election proposal, the auditor ratification proposal, and any other matters properly brought before the meeting. This proxy statement is being mailed to shareholders on or about June 28, 2019, and is accompanied by a notice of the annual meeting and a form of proxy card that our board is soliciting for use at the annual meeting and at any postponements or adjournments of the annual meeting.

Meeting Date, Time, and Place

The annual meeting will be held on August 1, 2019 at 10:00 a.m. local time at Entegra’s Corporate Center, 14 One Center Court, Franklin, NC 28734.

Matters to be Considered

At the annual meeting, our shareholders will be asked to consider and vote on the following matters:

•	a proposal to approve the Agreement and Plan of Merger dated April 23, 2019, by and among First Citizens, First Citizens Bank, Merger Sub, and Entegra (which we refer to as the “merger proposal”);
•	a proposal to approve one or more adjournments of the annual meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor the merger proposal (which we refer to as the “adjournment proposal”);
•	a proposal to elect three persons to serve as directors of Entegra until the close of the mergers or, if the mergers are not completed, until the 2022 annual meeting of shareholders or until their successors are duly elected and qualified (which we refer to as the “director election proposal”);
•	a proposal to ratify the appointment of Dixon Hughes Goodman LLP as Entegra’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (which we refer to as the “auditor ratification proposal”); and
•	such other business as may properly come before the annual meeting or any adjournment thereof. Our board is not aware of any other business to be conducted at the annual meeting.

We are combining the vote on the mergers with our regular annual meeting because it is possible that the mergers will not close until after the date by which North Carolina law requires us to hold our 2019 annual meeting.

Record Date; Quorum

Our board has fixed the close of business on June 21, 2019 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting. As of this record date, there were 6,922,564 shares of common stock outstanding and entitled to vote at the annual meeting held by approximately 377 holders of record. Each share of common stock entitles the holder thereof to one vote at the annual meeting on each proposal to be considered at the annual meeting.

The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting will constitute a quorum for the transaction of business. All shares of common stock present in person or represented by proxy, including abstentions and broker non-votes, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the annual meeting, including any adjournment thereof (unless a new record date is or must be set for the adjourned meeting).

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Vote Required; Treatment of Abstentions and Failure to Vote

The merger proposal: Approval of the merger proposal requires the affirmative vote of a majority of all the votes entitled to be cast by the holders of the outstanding shares of common stock. If you are a shareholder and you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the annual meeting, or fail to instruct your bank, broker, or other nominee how to vote with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the merger proposal.

The adjournment proposal: Whether or not a quorum is present, approval of the adjournment proposal requires that the votes cast in favor of the adjournment proposal exceed the votes cast opposing the adjournment proposal at the annual meeting. If you are a shareholder and you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the annual meeting, or fail to instruct your bank, broker or other nominee how to vote with respect to the adjournment proposal, it will have no effect on the adjournment proposal.

The director election proposal: The affirmative vote of a majority of the votes cast on the director election proposal at the annual meeting will be required to elect the director nominees (with a plurality vote standard for a director election in which the number of director nominees exceeds the number of board seats for which elections are being held). If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the annual meeting, or fail to instruct your bank, broker, or other nominee how to vote with respect to the director election proposal, it will have no effect on the director election proposal so long as a quorum is present.

The auditor ratification proposal: The ratification of the appointment of Dixon Hughes Goodman LLP as Entegra’s independent registered public accounting firm requires that the votes cast in favor of the auditor ratification proposal at the annual meeting exceed the votes cast opposing the auditor ratification proposal at the annual meeting. If you are a shareholder and you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the annual meeting, or fail to instruct your bank, broker, or other nominee how to vote with respect to the auditor ratification proposal, it will have no effect on the auditor ratification proposal so long as a quorum is present.

Shares Held in “Street Name”; Broker Non-Votes

Under stock exchange rules, banks, brokers, and other nominees who hold shares of stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers, and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a bank, broker, or other nominee that are represented at a meeting of shareholders for purposes of a proposal, but with respect to which the bank, broker, or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the bank, broker, or other nominee does not have discretionary voting power on such proposal. If you are a shareholder and your bank, broker or other nominee holds your shares of common stock in “street name,” your bank, broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your bank, broker, or other nominee with this proxy statement. Entegra believes that all of the proposals to be presented at the annual meeting (other than the auditor ratification proposal) are “non-routine” proposals, and your bank, broker, or other nominee may not vote your shares without your specific voting instructions. Therefore, if you are a shareholder holding in “street name” and you fail to direct your bank, broker, or other nominee to vote your shares, it will have the same effect as voting against the merger proposal, will have no effect on the adjournment proposal and, assuming the presence of a quorum, will have no effect on the director election proposal or the auditor ratification proposal.

Shares Held by Officers and Directors

As of the record date for the annual meeting, our directors and executive officers and their affiliates collectively beneficially owned and were entitled to vote 236,894 shares of common stock, representing approximately 3.42% of the outstanding shares of common stock on the record date. In connection with the execution of the merger agreement, our directors and executive officers who collectively beneficially own and have the power to vote approximately 2.94% of the outstanding common stock entered into voting agreements with First Citizens in which they have agreed, among other things, to vote their shares of common stock for the approval of the merger proposal and the adjournment proposal. As of the record date for the annual meeting, excluding shares held in a fiduciary or agency capacity, First Citizens and its subsidiaries owned 107,783 shares of common stock.

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Voting of Proxies

Each copy of this proxy statement mailed to shareholders is accompanied by a proxy card with instructions for voting. If you are a shareholder that holds stock in your name as a shareholder of record, you should complete, sign, date, and return the proxy card accompanying this proxy statement, regardless of whether you plan to attend the annual meeting. Alternatively, you may also vote your shares of common stock via the internet or by telephone. Information and applicable deadlines for voting via the internet or by telephone are contained in the enclosed proxy card instructions. If you hold your common stock in “street name” through a bank, broker or other nominee, you must direct your bank, broker, or other nominee how to vote in accordance with the instructions you have received from your bank, broker or other nominee.

EVERY ENTEGRA SHAREHOLDER’S VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OWNED. Accordingly, each shareholder should sign, date, and return the enclosed proxy card, or vote by internet or telephone, whether or not that shareholder plans to attend the annual meeting in person.

All shares of common stock represented by valid proxies that Entegra receives through this solicitation, and that are not revoked, will be voted in accordance with the instructions on the proxy card. If a shareholder makes no specification on the proxy card as to how that shareholder wants the shareholder’s shares voted before signing and returning it, the shareholder’s proxy will be voted “FOR” the merger proposal, “FOR” the adjournment proposal, “FOR” the director election proposal, and “FOR” the auditor ratification proposal. No matters other than the matters described in this proxy statement are anticipated to be presented for action at the annual meeting or at any adjournment or postponement of the annual meeting. However, if other business properly comes before the annual meeting, the proxy agents will, in their discretion, vote upon such matters in their best judgment.

Revocability of Proxies

If you are an Entegra shareholder and hold your shares of common stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Entegra’s proxy solicitor, Alliance Advisors, LLC, or (3) voting by telephone or the internet at a time later than the time at which you first voted. Any shareholder entitled to vote in person at the annual meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence of a shareholder at the annual meeting will not constitute revocation of a previously given proxy. Written notices of revocation and other communications by a shareholder about revoking the shareholder’s proxy should be addressed to:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Attention: Tabulation Department

If you are a shareholder and your shares of common stock are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your bank, broker, or other nominee regarding the revocation of proxies.

Solicitation of Proxies

Entegra, on behalf of our board, is soliciting proxies from our shareholders in connection with the annual meeting (at which shareholders will vote on, among other things, the merger proposal and the director election proposal). Entegra will bear the cost of soliciting proxies from our shareholders. In addition to the solicitation of proxies by mail, we will request that banks, brokers, nominees, and other record holders send proxies and proxy material to beneficial owners of common stock and secure their voting instructions. Further, directors, officers, and employees of Entegra may solicit proxies for the annual meeting from our shareholders personally or by telephone, email, or other electronic means. However, Entegra’s directors, officers, and employees will not be paid any special or extra compensation for soliciting such proxies. Entegra has also made arrangements with Alliance Advisors, LLC for Alliance Advisors, LLC to assist Entegra in soliciting proxies and has agreed to pay Alliance Advisors, LLC approximately $15,000 plus expenses for these services.

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No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, such information or representation should not be relied upon as having been authorized by Entegra, Entegra Bank, or any other person.

Recommendations of the Entegra Board of Directors

Our board has determined that it is advisable and in the best interests of Entegra and its shareholders to enter into the merger agreement and to consummate the transactions contemplated thereby, including the mergers, and has approved and adopted the merger agreement and the transactions contemplated thereby. The board recommends that shareholders vote “FOR” the merger proposal, “FOR” the adjournment proposal, “FOR” the director election proposal and “FOR” the auditor ratification proposal.

In the course of reaching its decision to adopt and approve the merger agreement, our board, among other things, consulted with our legal advisors, Hunton Andrews Kurth LLP (which we refer to as “Hunton Andrews Kurth”), regarding the legal terms of the merger agreement, and with our financial advisor, Sandler O’Neill, as to the financial terms of the merger. For a discussion of the factors considered by our board in reaching its decision and a more detailed discussion of the board’s recommendations, see “Entegra’s Reasons for the Merger; Recommendation of the Entegra Board of Directors” beginning on page 34.

Attending the Annual Meeting

All holders of common stock, including holders of record and shareholders who hold their shares through banks, brokers, or other nominees are invited to attend the annual meeting. Shareholders of record of common stock can vote in person at the annual meeting. If you are not a shareholder of record, you must obtain a legal proxy executed in your favor from the record holder of your shares of common stock, such as a bank, broker or other nominee, to be able to vote in person at the annual meeting.

Assistance

If you have any questions concerning the merger or this proxy statement, would like additional copies of this proxy statement, or need help voting your shares of common stock, please contact Alliance Advisors, LLC at 855-600-2579.

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Proposal No. 1: Merger Proposal

We are asking our shareholders to approve the merger agreement. Holders of common stock should read this proxy statement carefully and in its entirety, including the appendixes to and the documents incorporated by reference into this proxy statement, for more detailed information concerning the merger agreement and the transactions contemplated by the merger agreement, including the mergers and the bank merger. A copy of the merger agreement is attached to this proxy statement as Appendix A.

Under the North Carolina Business Corporation Act, holders of common stock do not have the right to assert appraisal rights and obtain payment of the fair value of their shares in connection with the merger.

After careful consideration, our board determined that it is advisable and in the best interests of Entegra and its shareholders to enter into the merger agreement and to consummate the transactions contemplated thereby, including the mergers.

Our board recommends that shareholders vote “FOR” the merger proposal.

Please see “Entegra’s Reasons for the Merger; Recommendation of the Entegra Board of Directors” beginning on page 34 of this proxy statement for a more detailed discussion of our board’s recommendation, including factors considered by our board in reaching its decision.

Proposal No. 2: Adjournment Proposal

In this proposal, we are asking our shareholders to authorize the holder of any proxy solicited by the board on a discretionary basis to vote in favor of adjourning the annual meeting to another time and place, if necessary or appropriate, including for the purpose of permitting the solicitation of additional proxies in favor of approval of the merger proposal, including the solicitation of proxies from shareholders who have previously voted against the merger proposal.

If, at the annual meeting, the number of shares of common stock present in person or by proxy and voting in favor of the merger proposal is insufficient to approve such proposal, Entegra intends to move to adjourn the annual meeting in order to solicit additional proxies for the approval of the merger proposal. Additionally, in accordance with our bylaws, in the absence of a quorum, the annual meeting may also be adjourned by a vote of a majority of the votes cast on the motion to adjourn.

Except as required by the North Carolina Business Corporation Act, the board is not required to fix a new record date to determine the shareholders entitled to vote at any adjourned annual meeting. At an adjourned annual meeting, any business may be transacted which might have been transacted at the annual meeting. If the board does not fix a new record date, it is not necessary to give any notice of the time and place of the adjourned annual meeting other than an announcement at the annual meeting at which the adjournment is taken, unless the adjournment is for more than four months after the date fixed for the original annual meeting. If a new record date is fixed, notice of the adjourned annual meeting must be given as in the case of the original annual meeting.

Our board recommends that Entegra shareholders vote “FOR” the adjournment proposal.

Proposal No. 3: Director Election Proposal

Our bylaws provide for a board of directors consisting of not less than five nor more than 20 directors, the exact number to be determined by resolution of a majority of our board or by resolution properly adopted by our shareholders at a shareholders’ meeting. Our board has set the number of directors at 11.

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Our articles of incorporation and bylaws provide that, at all times that the total number of directors is fixed at nine or more, the directors shall be divided into three classes, as nearly equal as possible in number as may be, to serve in the first instance for terms of one, two and three years, respectively, from the date each such class of directors takes office or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and qualify, and thereafter the successors in each class of directors shall be elected for terms of three years or until their earlier death, resignation, retirement, removal, or disqualification or until their successors are duly elected and qualify. As a result, one class of three directors is to be elected at the 2019 annual meeting to serve until the consummation of the mergers or, if the mergers are not completed, for a three-year term until the 2022 annual meeting of shareholders or until their successors are duly elected and qualified. In the event of any increase or decrease in the authorized number of directors, each director then serving as such will nevertheless continue as a director until the expiration of the director’s current term, the director’s earlier death, resignation, disqualification, or removal or until his or her successor is duly elected and qualifies. In the event of the death, resignation, removal, or disqualification of a director during the director’s elected term of office, our board or our shareholders may appoint the director’s successor, who will serve until the next annual shareholders’ meeting at which directors are elected. So long as the number of directors remains nine or more, the successors in each class of directors will be elected for terms of three years each or until their earlier death, resignation, retirement, removal, or disqualification or until their successors are elected and qualify.

Our board has nominated three persons — Ronald D. Beale, R. Matt Dunbar and Roger D. Plemens — for election as directors to serve until the close of the mergers or, if the mergers are not completed, until the 2022 annual meeting of shareholders or until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, or removal. All of the director nominees currently serve as directors of Entegra and Entegra Bank. If all of the director nominees are elected, there will be 11 directors serving on our board following our 2019 annual meeting.

Each nominee has consented to serve as a director of Entegra if elected. If, at the time of the annual meeting, a nominee is unable or unwilling to serve, the discretionary authority provided in the form of proxy will be exercised to vote for such other person for the office of director as may be nominated by our board. Proxies cannot be voted for a greater number of nominees than the number named in this proxy statement. Our board has no reason to believe that any of the nominees named will be unable to serve if elected to office.

Each of the nominees brings special skills and attributes to our board through a variety of levels of education, business experience, director experience, banking experience, philanthropic interests, and community involvement.

Our board recommends that shareholders vote “FOR” the election of Ronald D. Beale, R. Matt Dunbar, and Roger D. Plemens as directors.

Please see “Proposal No. 3: Director Election Proposal” beginning on page 70 of this proxy statement for a more detailed discussion of our board’s recommendation regarding the election of directors.

Proposal No. 4: Auditor Ratification Proposal

Dixon Hughes Goodman LLP, Entegra’s independent registered public accounting firm for the fiscal year ended December 31, 2018, has been appointed by the Audit Committee of our board as Entegra’s independent registered public accounting firm for the period from January 1, 2019 until the consummation of the mergers or, if the mergers are not consummated, until December 31, 2019. Our shareholders are being asked to ratify this appointment. Fees charged by this firm are at rates and upon terms that are customarily charged by other independent registered public accounting firms. A representative of the firm will be present at the annual meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Our board recommends that shareholders vote for the ratification of the appointment of Dixon Hughes Goodman LLP as Entegra’s independent registered public accounting firm for 2019.

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PROPOSAL NO. 1: THE MERGERS; AND
PROPOSAL NO. 2: ADJOURNMENT

The following is a summary discussion of certain information about the mergers. This summary is subject to and qualified in its entirety by reference to the terms of the merger agreement attached as Appendix A to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the mergers that is important to you. We urge you to read carefully this entire proxy statement, including the merger agreement attached as Appendix A, for a more complete understanding of the mergers. In addition, we incorporate important business and financial information about Entegra into this proxy statement by reference. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find Additional Information” beginning on page 91.

Explanatory Note Regarding the Merger Agreement

The merger agreement is described in this proxy statement, and a copy of it is included as Appendix A to this proxy statement, to provide you with important information regarding the merger and the bank merger. Factual disclosures about First Citizens and Entegra contained in this proxy statement or in the public reports filed with the SEC may supplement, update or modify the factual disclosures and representations about First Citizens and Entegra contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by First Citizens and Entegra are qualified by and subject to important limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to complete the merger if the representations and warranties of the other party prove to be untrue, whether due to a change in circumstances or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders or reports and documents filed with the SEC and in some cases are qualified by disclosures that were made by each party to the other, which disclosures were reflected in schedules to the merger agreement that have not been described or included in this proxy statement, including Appendix A. Further, information concerning the subject matter of the representations and warranties in the merger agreement, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Structure and Certain Terms of the Mergers

Each of the board of directors of Entegra, the joint executive committee of the board of directors of First Citizens and First Citizens Bank, and the board of directors of Merger Sub has adopted the merger agreement and approved the transactions contemplated thereby. The merger agreement provides for the merger of Merger Sub with and into Entegra, with Entegra to be the surviving corporation. Entegra, as the surviving entity of the merger, will as soon as reasonably practicable following the merger, and as part of a single integrated transaction, merge with and into First Citizens Bank, with First Citizens Bank to be the surviving entity. At the effective time of the second step merger, the separate corporate existence of Entegra will cease. Immediately following the completion of the second step merger, Entegra Bank will merge with and into First Citizens Bank, with First Citizens Bank to be the banking corporation to survive this bank merger. At the effective time of the bank merger, the separate corporate existence of Entegra Bank will cease.

At the effective time of the merger, each share of Entegra common stock issued and outstanding immediately prior to the merger (except for specified shares of Entegra common stock held by Entegra or First Citizens or their subsidiaries) will be automatically canceled and converted into the right to receive $30.18 in cash. For a discussion of how outstanding awards under Entegra’s equity incentive plan(s) will be treated in the merger, see “The Merger Agreement—Treatment of Entegra Equity Awards” beginning on page 50.

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See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the mergers, including information about conditions to the completion of the mergers and provisions for terminating or amending the merger agreement.

Subject to the satisfaction or waiver of the closing conditions set out in the merger agreement, First Citizens and Entegra expect to complete the mergers during the fourth quarter of 2019.

Background of the Merger

As part of its ongoing efforts to enhance shareholder value, the board and senior management of Entegra regularly reviews, considers, and evaluates the company’s strategic direction, business objectives, and long-term prospects. The board and senior management of Entegra routinely reviews and assesses various strategic alternatives, including growth strategies (organic growth, growth via merger, and growth via acquisitions), capital planning, and potential earnings improvement through revenue increases, expense reductions, and strategic mergers. The board and senior management of Entegra also routinely review and assess the state of the banking industry generally (including its impact on the company’s respective banking subsidiary), including the economic, interest rate, and regulatory environment; the competitive landscape for community banks; public trading prices of bank stocks; and bank merger and acquisition activity and valuations. From time to time, the board and senior management of Entegra have considered and discussed potential benefits available via acquisitions of smaller banks or a merger with a similarly sized financial institution, including economies of scale, geographic distribution of risk, and shareholder value creation.

In recent years, in addition to pursuing organic loan and deposit growth and implementing its capital planning strategies, Entegra, with the assistance of outside advisors, has from time to time evaluated the community bank merger and acquisition market and potential merger partners and acquisition candidates. The board and senior management of Entegra have from time to time had discussions with investment bankers and other financial institutions in an effort to remain knowledgeable of the current state of the market for business combinations and to gauge the potential interest level and suitability of various financial institutions with respect to a business combination. These contacts have occurred through both formal and informal meetings, including at investor conferences, banking industry conferences, and social settings. As part of and in furtherance of its strategic plan, Entegra has completed two whole bank acquisition transactions and two branch acquisition transactions in the last four years.

In May 2018, two investment banks contacted Entegra to see whether Entegra might have interest in a merger-of-equals transaction with SmartFinancial, Inc. (which we refer to as “SmartFinancial”). The second of these two contacts came from BSP Securities, LLC, a wholly owned subsidiary of Banks Street Partners, LLC (which we refer to as “Banks Street”); the first came from another investment banking firm (which we refer to as “Banker A”). David A. Bright, Entegra’s Chief Financial Officer, contacted Sandler O’Neill, who had represented Entegra on several prior transactions, to ask Sandler O’Neill to provide certain financial information regarding a potential combination of Entegra and SmartFinancial. A representative of Sandler O’Neill discussed SmartFinancial with Mr. Bright and also provided preliminary information regarding a potential transaction between Entegra and SmartFinancial in early June 2018. Mr. Bright discussed these calls with Roger D. Plemens, Entegra’s President and Chief Executive Officer. Following telephone introductions to SmartFinancial, Miller Welborn, SmartFinancial’s Chairman, briefly met with Messrs. Plemens and Bright on June 7, 2018 in Franklin, North Carolina to discuss the possibility of a merger-of-equals transaction.

In June 2018, SmartFinancial management met with a representative from Banks Street, in Knoxville, Tennessee. Entegra management informed the board of SmartFinancial’s interest at a board meeting on June 28, 2018.

On July 10, 2018, Banks Street met with Entegra management in Franklin, North Carolina to discuss the idea of a potential merger-of-equals with SmartFinancial and discuss its potential merits. On July 17, 2018, Messrs. Plemens, Bright, and Ryan Scaggs, Entegra’s Chief Operating Officer, met with Entegra’s Executive Committee to inform the committee about the discussions with SmartFinancial.

In August 2018, Entegra and SmartFinancial representatives met or spoke telephonically several times to discuss further the idea of a potential merger-of-equals. On August 29, 2018, SmartFinancial and Entegra executed a mutual confidentiality agreement.

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In early September 2018, Mr. Welborn met with the board in Franklin, North Carolina to introduce SmartFinancial to the board and discuss with the board the potential for a merger-of-equals transaction.

In mid-September 2018, Banker A arranged a dinner between Entegra management and a potential merger-of-equals partner (which we refer to as “Bank B”). In early October 2018, Banker A arranged a meeting between Entegra management and a third potential merger-of-equals partner (which we refer to as “Bank C”). Neither Bank B nor Bank C was interested in pursuing further discussions with Entegra (in one case because of geography issues and in the other because of differences in the parties’ respective business models). No confidentiality, standstill, or other similar agreement was entered into by Entegra with Bank B or Bank C.

On October 25, 2018, the board and senior management of Entegra convened for a planning session in Asheville, North Carolina, to discuss Entegra’s strategic plan and its footprint, how it compared to other similar banks, how its stock had performed, and various other matters. Among other things, the board also discussed whether Entegra shareholder value would be enhanced by changing the strategic plan to provide for a merger-of-equals with SmartFinancial relative to what Entegra could achieve on a standalone basis. The board was joined for this part of the meeting by representatives of Sander O’Neill and Hunton Andrews Kurth. A representative of Sandler O’Neill led a discussion with the board regarding potential merger-of-equals partners and their financial characteristics, potential buyers and their financial characteristics, and potential merger targets and their financial characteristics. The Sandler O’Neill representative discussed Entegra’s stand-alone projections, the net present value of Entegra common stock based on a variety of variables, and the relative contributions to a combined entity of SmartFinancial and Entegra. The Sandler O’Neill representative also provided an initial overview of what a pro forma merged company might look like. Representatives from Hunton Andrews Kurth reviewed with the board its fiduciary duties in connection with its consideration of a business combination transaction and other strategic alternatives.

On November 13, 2018, following an in-person presentation from SmartFinancial management to the board, the board met to discuss the proposed transaction and authorized Entegra management to continue discussions with SmartFinancial.

On November 20, 2018, SmartFinancial submitted to Entegra a non-binding indication of interest outlining the proposed terms of a potential merger-of-equals transaction between SmartFinancial and Entegra and included other provisions common for a merger-of-equals transaction. This indication of interest contemplated an all-stock transaction using a fixed exchange ratio of 1.215 shares of SmartFinancial common stock for each share of Entegra common stock. The indication of interest also included a proposed exclusivity agreement.

On November 26, 2018, Hunton Andrews Kurth provided comments to counsel to SmartFinancial on a proposed draft of a non-binding indication of interest which comments provided for, among other things, SmartFinancial to continue to pursue following the closing of any proposed transaction certain tax-related claims of Entegra, with any recovery (net of out of pocket costs) to be paid to legacy Entegra shareholders and noted that the final exchange ratio remained subject to further discussion. Hunton Andrews Kurth also reviewed the exclusivity agreement which imposed on SmartFinancial substantially the same obligations as had previously been requested by SmartFinancial from Entegra.

On November 29, 2018, the board and senior management of Entegra convened in Franklin, North Carolina for Entegra’s regular monthly board meeting. Representatives of Sandler O’Neill and Hunton Andrews Kurth attended the meeting in person at the invitation of the board to discuss the latest version of SmartFinancial’s indication of interest. Representatives of Sandler O’Neill discussed the financial performance of both Entegra and SmartFinancial and provided preliminary pro forma financial information for a combination of the two. Hunton Andrews Kurth provided a detailed description of the significant terms of the latest version of the indication of interest that had been received from SmartFinancial. That version continued to provide for a fixed exchange ratio of 1.215 SmartFinancial shares for each Entegra share, permitted Entegra to make a special dividend should it obtain a recovery on certain tax-related claims prior to the merger (but provided for no commitments post-merger) and provided that each of the parties would make substantially the same representations, warranties, and covenants to the other. Hunton Andrews Kurth also provided a description of the directors’ fiduciary duties. Following discussion, the board of Entegra authorized for convenience the formation of a Transaction Committee (which we refer to as the “Transaction Committee”) composed of Messrs. Garner and Jones, Dr. Buck and Ms. Mason, all of whom are independent and disinterested directors of the board, to (1) evaluate a potential transaction with SmartFinancial and negotiate the terms of a definitive agreement with respect to such a transaction, (2) direct Entegra’s advisers to take action on its behalf and (3) present the Transaction Committee’s conclusions and recommendations regarding the potential transaction to the board for final approval or other action. The board also directed its representatives to attempt to negotiate certain improvements to SmartFinancial’s most recent offer including the exchange ratio (to 1.23 SmartFinancial shares per Entegra share), treatment of the tax-related claims (add commitment to continue suit post-merger and provide a mechanism for distribution), board composition (five Entegra directors to join SmartFinancial’s board), and a firm commitment to maintain significant operations in Franklin, North Carolina for five years. Following the meeting, representatives of Sandler O’Neill communicated the board’s position to Banks Street.

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On November 30, 2018, after further discussions with Entegra and Entegra’s advisors, SmartFinancial submitted a final non-binding indication of interest and exclusivity agreement to Entegra. This final non-binding indication of interest continued to contemplate a fixed exchange ratio of 1.215 shares of SmartFinancial common stock for each share of Entegra common stock, and provided that SmartFinancial would work with Entegra to devise a mutually-acceptable way to provide the benefit of any recovery associated with the above-referenced Entegra tax-related claims to Entegra’s shareholders. The final non-binding indication of interest also provided that SmartFinancial would make a $1 million contribution to the SmartBank Foundation at closing in Entegra’s honor for purposes of making contributions to charitable organizations in the markets served by Entegra. The revised exclusivity agreement provided that each party would negotiate exclusively with the other until January 31, 2019, subject to certain termination rights.

Later on November 30, 2018, the Transaction Committee met to consider the final non-binding indication of interest. Representatives of Sandler O’Neill participated in the meeting. Following discussion, the Transaction Committee recommended that the board approve the indication of interest and exclusivity agreement. The board then met to consider SmartFinancial’s revised offer and the Transaction Committee’s recommendation. Representatives of Sandler O’Neill participated in the meeting. After such consideration, the board approved Entegra’s execution of the non-binding indication of interest and the exclusivity agreement. SmartFinancial and Entegra subsequently executed the above-described final non-binding indication of interest and binding exclusivity agreement on November 30, 2018.

Over the course of the next several weeks, from approximately December 5, 2018, through approximately January 13, 2019, each of Entegra and SmartFinancial, assisted by their respective legal and financial advisors, conducted a detailed due diligence investigation into, among other things, the business, operations, and legal, regulatory, and financial condition of the other party and its subsidiaries. During this same period, multiple meetings of the parties’ management team members and board members took place.

On December 20, 2018, SmartFinancial’s outside legal counsel sent an initial draft of a merger agreement to Entegra’s outside legal counsel (which we refer to as the “SmartFinancial merger agreement”). Later that same day, the board of Entegra held its regularly scheduled December board meeting. A representative of Sandler O’Neill reviewed with the board the stock price changes for SmartFinancial’s and Entegra’s stock (and for financial stocks more generally) since the November 29 meeting. Sandler O’Neill also provided an update on the financial performance of both Entegra and SmartFinancial, as well as pro forma financial information for a combination of the two, which had previously been discussed with the board at the November 29, 2018 meeting.

On December 25, 2018, Hunton Andrews Kurth provided to the Transaction Committee a revised draft of the SmartFinancial merger agreement. On December 27, 2018, the Transaction Committee held a meeting with Hunton Andrews Kurth and Sandler O’Neill to discuss the revised draft and next steps. Mr. Plemens joined this meeting at the Transaction Committee’s request. The Transaction Committee discussed a variety of issues, including the exchange ratio, the treatment of the tax-related claim, the break-up fee and the termination provisions. There was then a further discussion of the changes in SmartFinancial’s stock price and whether there were any indications of changes in the fundamentals of its business. Following a discussion of the SmartFinancial merger agreement and the changes proposed to be made, the Transaction Committee directed Hunton Andrews Kurth to provide the revised draft to SmartFinancial’s counsel. On December 28, 2018, Hunton Andrews Kurth sent a revised draft of the SmartFinancial merger agreement to SmartFinancial’s outside legal counsel. Subsequently, SmartFinancial and Entegra, with the assistance of their respective legal and financial advisors, negotiated the terms of the SmartFinancial merger agreement.

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On January 8, 2019, the Transaction Committee held another telephonic meeting with Mr. Plemens, Hunton Andrews Kurth and Sandler O’Neill to discuss the SmartFinancial merger agreement and next steps. The Transaction Committee again discussed a variety of issues, including the exchange ratio, the treatment of the tax-related claim, the break-up fee, and the termination provisions. Following a discussion of the SmartFinancial merger agreement, there was a discussion of the status of due diligence. There was then a further discussion of the changes in SmartFinancial’s stock price.

On January 11, 2019, Mr. Plemens, received by email an unsolicited, signed letter of intent from another bank in the southern United States (which we refer to as “Bank D”). The new offer was conveyed by Banker A. Bank D proposed a merger-of-equals transaction that was similar to the SmartFinancial transaction. This was the first contact between Entegra and Bank D (or any of Bank D’s representatives) about any possible transaction. Bank D proposed to issue its common stock to Entegra shareholders in a merger-of-equals transaction with an estimated implied value of $25.00 per share of Entegra common stock based upon an average of the closing price of Bank D’s common stock and was subject to a 60-day due diligence review period. The board met on the afternoon of January 11, 2019 to discuss Bank D’s offer. Sandler O’Neill and Hunton Andrews Kurth joined by invitation. Mr. Plemens reported to the board the receipt of the offer from Bank D. He then summarized the terms being offered. The board discussed the terms of the new offer and, in particular, the nominal pro forma incremental price per share and the need for diligence on both sides of this transaction. The board also discussed certain potential geographic issues in connection with a possible merger with Bank D. Following extensive discussion, the board determined that a further meeting of the board was warranted to discuss Bank D’s offer, which meeting was then scheduled for January 13, 2019. In addition, the board directed that the offer from Bank D be communicated to SmartFinancial.

Immediately following the board meeting, the Transaction Committee held a telephonic meeting in which Mr. Plemens, Sandler O’Neill, and Hunton Andrews Kurth participated. Entegra’s advisors discussed with the Transaction Committee the progress that appeared to have been made with respect to some of the ancillary agreements (most notably with respect to use of contingent value rights, which SmartFinancial had just agreed to in principle).

The board reconvened on January 13, 2019, to discuss further the offer from Bank D. Representatives of Sandler O’Neill and Hunton Andrews Kurth also participated. Following discussion, the board determined that due diligence and completion of the negotiation of a merger agreement with SmartFinancial should move forward and that Entegra would not respond to Bank D’s inquiry in light of the fact that (1) substantial progress had been made with SmartFinancial in terms of negotiating various agreements and the parties were close to concluding those negotiations, (2) due diligence by both companies was nearly complete, (3) Entegra was required by the exclusivity agreement to negotiate exclusively with SmartFinancial and therefore was prohibited from opening discussions with Bank D regarding any kind of transaction before January 31, 2019, (4) it would likely take a substantial period of time for each of Entegra and Bank D to be confident that the other was an appropriate merger partner with significant prospects for success, (5) it might be difficult to achieve the same level of synergies or cost savings as the SmartFinancial transaction, and (6) under the terms of the proposed merger agreement with SmartFinancial, Entegra could have the opportunity to explore a transaction with Bank D if Bank D submitted an acquisition proposal that was reasonably likely to lead to a superior proposal as defined in the SmartFinancial merger agreement.

Between January 13 and 15, 2019, counsel to SmartFinancial and counsel to Entegra worked to finalize all documents and agreements.

On January 15, 2019, the board convened for a special meeting to discuss the proposed merger-of-equals with SmartFinancial. This meeting was also attended by members of the senior management of Entegra and Entegra Bank and representatives from Sandler O’Neill and Hunton Andrews Kurth. At this meeting, Hunton Andrews Kurth provided a detailed description of the SmartFinancial merger agreement and the other relevant documents. There were also discussions of, among other things, the regulatory conditions to closing and the reasons for the merger. Mr. Plemens described the terms of employment being offered by SmartFinancial to him (as president for the Carolinas), Mr. Bright (as chief financial officer for the combined company) and Mr. Scaggs (as chief operating officer for the combined company). The representative of Sandler O’Neill then summarized and described Sandler O’Neill’s financial analyses. Management of Entegra and Hunton Andrews Kurth then described the results of the reverse diligence process.

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Following extensive discussion by the board, the Transaction Committee convened and voted unanimously to recommend the merger transaction with SmartFinancial to the full boards of Entegra and Entegra Bank. The Transaction Committee then adjourned and the Entegra and Entegra Bank boards of directors reconvened. After considering the proposed terms of the SmartFinancial merger agreement and the mergers contemplated thereby and the various presentations made by Entegra management, Sandler O’Neill, and Hunton Andrews Kurth, and taking into consideration the recommendation of the Transaction Committee, the matters discussed during the meeting and prior meetings of the board, the board (1) determined that the SmartFinancial merger agreement and the transactions contemplated by the SmartFinancial merger agreement were advisable and in the best interests of Entegra and its shareholders, (2) adopted and approved the SmartFinancial merger agreement, and (3) resolved to recommend to Entegra’s shareholders that they approve the merger of a subsidiary of SmartFinancial with and into Entegra and the other transactions contemplated pursuant to the SmartFinancial merger agreement. The Entegra Bank board of directors likewise approved the merger of Entegra Bank with SmartBank, a subsidiary of SmartFinancial. All but one of the directors of Entegra and Entegra Bank voted in favor of these approval resolutions. Director Burrell voted no.

Prior to concluding the board meeting, Mr. Plemens described to the board an improved offer from Bank D received by email (with consideration worth approximately $25.75 per share). Following further discussion regarding Bank D, and for the reasons discussed at the January 11 and 13, 2019 board meetings, the board determined not to alter its decision to proceed with the SmartFinancial transaction.

On January 15, 2019, the SmartFinancial board of directors also convened for a special meeting and approved the merger with Entegra.

On January 15, 2019, following the conclusion of the SmartFinancial and Entegra board meetings on that same day discussed above, SmartFinancial, CT Merger Sub, Inc., and Entegra executed the SmartFinancial merger agreement; SmartFinancial and the SmartFinancial and SmartBank directors and executive officers and Entegra and the Entegra directors and executive officers executed the SmartFinancial voting agreements; SmartFinancial, SmartBank, and Mr. Bright executed Mr. Bright’s employment agreement; SmartFinancial, SmartBank, and Mr. Scaggs executed Mr. Scaggs’ employment agreement; SmartBank and Mr. Plemens executed Mr. Plemens’ employment agreement; and SmartBank and Entegra Bank executed the SmartFinancial bank merger agreement. Each of these employment agreements would not take effect until the merger with SmartFinancial was consummated.

SmartFinancial and Entegra issued a joint press release on the evening of January 15, 2019, announcing the execution of the SmartFinancial merger agreement and the parties each filed a Form 8-K on January 16, 2019, attaching a copy of the press release, the SmartFinancial merger agreement, and an investor presentation. The parties also held an investor call on January 16, 2019. Following such announcement, the two companies moved forward with preparing a Form S-4 joint proxy/registration statement for purposes of obtaining shareholder approvals, planned for their respective shareholder meetings, and prepared applications for regulatory approvals.

On March 1, 2019, Mr. Plemens received by email an unsolicited, signed indication of interest letter from First Citizens. First Citizens proposed a merger transaction with an offer of $30.00 per share in cash. This was the first contact between Entegra and First Citizens about any possible transaction. The Transaction Committee was notified of the First Citizens offer on March 2, 2019, and the committee convened on the afternoon of March 3, 2019. Representatives of Sandler O’Neill and Hunton Andrews Kurth joined by invitation. Mr. Jones summarized the terms being offered. The Transaction Committee discussed the terms of the new offer and, in particular, the per share merger consideration, the need for due diligence on both sides of this transaction, the need to clarify which party would be responsible for payment of the termination fee that would be owed to SmartFinancial if there were a termination of the SmartFinancial merger agreement, and other information needed for the board to determine whether the offer was reasonably likely to lead to a proposal that was superior to the SmartFinancial transaction. Entegra sought and obtained SmartFinancial’s consent to the sending of a letter to First Citizens, and on March 5, 2019, Entegra sent a letter to First Citizens requesting additional information with respect to its proposal and requesting that First Citizens provide a draft merger agreement based on the SmartFinancial merger agreement.

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The board met on March 6, 2019 to discuss First Citizens’ indication of interest. Representatives of Sandler O’Neill and Hunton Andrews Kurth joined by invitation. Hunton Andrews Kurth reviewed its prior discussions with the board regarding the terms of the SmartFinancial merger agreement as it related to competing offers and the board’s fiduciary duties. The representative of Sandler O’Neill described to the board the financial aspects of First Citizens’ offer and its capacity to pay. On March 7, 2019, Entegra received a second letter from First Citizens containing additional information with respect to its proposal, including an offer to provide either cash consideration of $30.00 per share or stock consideration of First Citizens Class A common stock at a purchase price of $29.00 per share, at Entegra’s option. First Citizens also included a copy of its standard due diligence request list and noted that it anticipated it could conclude due diligence within two weeks of being provided the requested materials. On the evening of March 7, 2019, the Transaction Committee met to discuss the most recent letter received from First Citizens and a proposed response to obtain further information to be able to evaluate the proposal. With SmartFinancial’s consent, on March 12, 2019, Entegra sent a second response letter to First Citizens requesting additional information and again requesting that First Citizens provide a draft merger agreement.

On March 13, 2019, First Citizens responded to the questions posed in Entegra’s March 12 letter and promised to provide drafts of both cash and stock versions of its proposed merger agreements. The board met on March 14, 2019 to further discuss the First Citizens proposal and response. Messrs. Bright and Scaggs and representatives of Hunton Andrews Kurth and Sandler O’Neill attended the meeting by invitation. The board received further information from Hunton Andrews Kurth and Sandler O’Neill regarding the status of the correspondence between Entegra and First Citizens, the board’s fiduciary duties and the financial and other aspects of First Citizens’ offer.

On March 19, 2019, Entegra received a fourth letter from First Citizens enclosing alternative forms of a proposed merger agreement reflecting an all-cash merger and an all-stock merger. Additionally, First Citizens confirmed that it would pay the $6,400,000 termination fee that Entegra would owe to SmartFinancial in the event of termination of the SmartFinancial merger agreement to enter into a definitive agreement with First Citizens. On March 19, 2019, Sandler O’Neill’s Atlanta office received an unsolicited call from Banker A indicating that a client (which we refer to as “Bank E”) was contemplating a possible transaction with Entegra. On March 20, 2019, Entegra management was informed of the expression of interest received.

The board met on March 22, 2019, to discuss the First Citizens proposal, including the terms of its draft merger agreements, compared to the SmartFinancial transaction. Messrs. Bright and Scaggs and representatives of Hunton Andrews Kurth and Sandler O’Neill attended the meeting. Sandler O’Neill informed the board of the approach made by Banker A on behalf of Bank E. After consulting with representatives of Sandler O’Neill and Hunton Andrews Kurth and considering such other matters as the board deemed to be necessary or appropriate, the board decided to focus on the higher priced cash offer from First Citizens because of the greater certainty (and higher price) offered for the cash deal and because of First Citizens’ dual class stock structure. The board then determined in good faith that the First Citizens indication of interest was reasonably likely to result in a superior proposal. Under the terms of the SmartFinancial merger agreement, this determination by the board allowed Entegra to furnish information to First Citizens and participate in discussions or negotiations with respect to the acquisition proposal without breaching the terms of the SmartFinancial merger agreement. On March 23, 2019, pursuant to the SmartFinancial merger agreement, Entegra provided SmartFinancial with 48 hours’ prior written notice of the board’s determination, so Entegra could begin negotiating with First Citizens, subject to entry into a confidentiality agreement. On March 27, 2019, Entegra and First Citizens entered into a confidentiality agreement, and on March 28, 2019, First Citizens was provided with access to an electronic data room to begin conducting due diligence on Entegra.

The board met on March 28, 2019, for a regularly scheduled meeting. Messrs. Bright, Scaggs, and Umberger, Ms. Laura Clark, and Mr. Bobby Sanders attended the meeting. Representatives of Hunton Andrews Kurth and Sandler O’Neill attended for a portion of the meeting, during which Hunton Andrews Kurth provided an update on the status of negotiations with First Citizens. The board discussed various strategic issues, including when and whether to attempt to negotiate an increase in the price per share.

On or about March 29, 2019, one of Bank E’s officers contacted Mr. Bright to inform Entegra that Bank E remained interested in a possible transaction with Entegra and intended to make an unsolicited offer to that effect within the next few days. On or about April 3, 2019, however, Banker A called Mr. Bright and informed him that Bank E would not be making an offer to acquire Entegra because of difficulties meeting First Citizens’ price and concerns about a competitive bidding situation.

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From March 28 to April 17, 2019, Hunton Andrews Kurth – with direction from management and the Transaction Committee – negotiated the terms of the merger agreement with First Citizens’ counsel and participated in due diligence and reverse due diligence. On April 2, 2019, Entegra’s counsel informed First Citizens’ counsel of the settlement of a pending litigation matter and discussed an increase in the offering price as a result. On April 3, 2019, Messrs. Plemens and Jones met with the Chairman of First Citizens to discuss the merger. The Transaction Committee met on April 4, 2019, to discuss the status of due diligence being conducted by First Citizens and the negotiation of the merger agreement with First Citizens. Messrs. Bright and Scaggs and representatives of Hunton Andrews Kurth and Sandler O’Neill attended by invitation. A proposed redraft of the merger agreement had been prepared by Hunton Andrews Kurth and provided to the Transaction Committee in advance of this meeting. The Transaction Committee reviewed the revised draft, discussed it with Hunton Andrews Kurth, and authorized Hunton Andrews Kurth to share it with First Citizens, which Hunton Andrews Kurth did. Among other things, the revised proposed draft imposed more significant obligations on First Citizens related to obtaining regulatory approvals, added certain representations, and made various changes to the termination provisions.

On April 8, 2019, counsel to First Citizens provided a further updated version of the merger agreement. First Citizens removed from the merger agreement the provision that permitted Entegra to pay a cash dividend to its shareholders in the amount of the net after tax proceeds of any settlement of the pending litigation (and related provisions), and increased the cash merger consideration by $0.18 per share (representing the net after tax value of such settlement). The Transaction Committee met again on April 11, 2019, to discuss the status of negotiations of the merger agreement with First Citizens, including the merger consideration and the termination fee provisions. The Transaction Committee discussed the incorporation of a reverse termination fee provision in the amount of $11.2 million to provide an additional incentive for First Citizens to obtain the necessary regulatory approvals for the merger. The Transaction Committee also discussed employee retention. Following the meeting, Hunton Andrews Kurth further revised the merger agreement and provided a revised draft to First Citizens’ counsel on April 16, 2019. Counsel to both parties held further telephonic discussions to resolve the final issues.

On April 17, 2019, the board convened a special meeting to take preliminary corporate action necessary to change the board’s recommendation to Entegra shareholders with regards to the SmartFinancial merger agreement. Representatives from Sandler O’Neill and Hunton Andrews Kurth attended by invitation. The board considered the proposed terms of the latest version of the merger agreement proposed by First Citizens, including the merger consideration. A representative of Sandler O’Neill explained, based on a conversation also involving Mr. Bright and representatives of First Citizens on April 17, 2019 that First Citizens was unwilling to increase its price beyond the $30.18 per share already proposed. Representatives from Hunton Andrews Kurth provided updates on the merger agreement negotiations with First Citizens, including termination fee provisions (including that First Citizens agreed to an $8.8 million reverse termination fee and was unwilling to further increase such fee) and regulatory approval obligations. After deliberation, the board unanimously determined in good faith that the acquisition proposal from First Citizens constituted a superior proposal (as defined in the SmartFinancial merger agreement) to the proposed merger with SmartFinancial. On April 18, 2019, in accordance with the terms of the SmartFinancial merger agreement, Entegra notified SmartFinancial of the Entegra board’s determination that the merger agreement constituted a superior proposal and that the Entegra board intended to make a change in its recommendation to shareholders and to terminate the SmartFinancial merger agreement five business days later (as permitted by the SmartFinancial merger agreement). On April 22, 2019, SmartFinancial indicated its intention not to increase its offer price or otherwise modify the terms of the SmartFinancial merger agreement and agreed to waive the five business days advance notice requirement for termination under the SmartFinancial merger agreement.

On April 23, 2019, the board convened for a special meeting to discuss the proposed merger with First Citizens. This meeting was also attended by members of the senior management of Entegra and Entegra Bank and representatives from Sandler O’Neill and Hunton Andrews Kurth. In advance of this meeting, Entegra board members were provided with a written consent from the Transaction Committee recommending that the board approve the merger, written information prepared by Entegra management, Sandler O’Neill, and Hunton Andrews Kurth with respect to the financial terms of the merger, Sandler O’Neill’s financial analyses of the transaction, drafts of the merger agreement and bank merger agreement and related ancillary agreements, and a description of the reasons for the merger. At this meeting, Hunton Andrews Kurth provided a description of the principal terms of the merger agreement and the other relevant documents. There were also discussions of the regulatory conditions to closing and the reasons for the merger. A representative of Sandler O’Neill then summarized and described Sandler O’Neill’s financial analyses and rendered Sandler O’Neill’s oral opinion, which was subsequently confirmed in writing, to the effect that, as of April 23, 2019 and based upon and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken as described therein, the merger consideration was fair, from a financial point of view, to the holders of Entegra common stock.

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After considering the proposed terms of the merger agreement and the mergers and the various presentations made by Entegra management, Sandler O’Neill, and Hunton Andrews Kurth, and taking into consideration the recommendation of the Transaction Committee, the matters discussed during the meeting and prior meetings of the board, including consideration of the factors, the board (1) determined that it was advisable and in the best interests of Entegra and its shareholders to terminate the SmartFinancial merger agreement, (2) approved and adopted the merger agreement with the FC Parties and the transactions contemplated thereby, and (3) resolved to recommend to Entegra’s shareholders that they approve the merger agreement with the FC Parties and the transactions contemplated thereby. The Entegra Bank board of directors likewise approved the merger of Entegra Bank with First Citizens Bank. All but one of the ten directors of Entegra and Entegra Bank present at the meeting voted in favor of these approval resolutions. Director Burrell voted no.

On April 23, 2019, following the conclusion of the board meeting on that same day discussed above, Entegra terminated the SmartFinancial merger agreement and executed the merger agreement with the FC Parties; First Citizens and certain of the Entegra directors and executive officers executed the voting agreements; and First Citizens Bank and Entegra Bank executed the bank merger agreement. On behalf of Entegra, First Citizens wired payment of the $6.4 million termination fee to SmartFinancial, which was payable under the terms of the SmartFinancial merger agreement, and Entegra delivered a notice of termination to SmartFinancial, terminating the SmartFinancial merger agreement effective as of April 23, 2019. First Citizens and Entegra issued a joint press release the morning of April 24, 2019, announcing the execution of the merger agreement.

Following such announcement, Entegra moved forward with preparing a proxy statement for purposes of obtaining shareholder approval and planned for its shareholder meetings, and First Citizens prepared applications for regulatory approvals.

Entegra’s Reasons for the Merger; Recommendation of the Entegra Board of Directors

In evaluating the merger agreement, the Entegra Transaction Committee and the board consulted with Entegra’s management, Entegra’s outside legal counsel, Hunton Andrews Kurth, and Entegra’s financial advisor, Sandler O’Neill. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to recommend that Entegra’s shareholders approve the merger agreement, the board consulted with Entegra management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors which the board viewed as supporting its decisions:

•	the merger consideration of $30.18 per share in cash, the ability of First Citizens, First Citizens Bank, and Merger Sub (collectively, the “FC Parties”) to pay such amounts, and the view of the Board that this represents the highest price that the FC Parties are willing to pay;
•	the current and historical trading prices of Entegra common shares;
•	that the merger consideration of $30.18 per share in cash from the FC Parties represents a premium of approximately 35% over the $22.37 implied value per Entegra common share of the consideration under the SmartFinancial transaction based on the closing price of SmartFinancial on January 14, 2019 (i.e., the closing price before the execution of the SmartFinancial merger agreement);
•	that the merger consideration of $30.18 per share in cash from the FC Parties was an arm’s-length negotiated price and represents a premium of approximately 25% over the $24.09 implied value per Entegra common share of the consideration under the SmartFinancial transaction based on the closing price of SmartFinancial on April 18, 2019;
•	that Entegra had previously entered into the SmartFinancial merger agreement and filed a Form 8-K publicly announcing that transaction and, despite the public disclosures of the SmartFinancial transaction, no party other than the FC Parties expressed interest in acquiring Entegra after the announcement of the SmartFinancial transaction;
•	that SmartFinancial advised that it was not willing to increase the merger consideration beyond that reflected in the SmartFinancial merger agreement;
•	that First Citizens is paying, on Entegra’s behalf, the $6.4 million termination fee due to SmartFinancial upon the termination of the SmartFinancial merger agreement, and that Entegra must reimburse this fee to First Citizens only under limited circumstances;
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•	the financial analyses of Sandler O’Neill and the opinion of Sandler O’Neill rendered to the board to the effect that, as of April 23, 2019 and based upon and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken as described therein, the merger consideration to be paid to the holders of outstanding Entegra common stock pursuant to the merger agreement was fair from a financial point of view to such holders;
•	the belief of the board that Entegra’s smaller size and smaller financial and managerial resources make Entegra susceptible to another economic downturn and other issues including interest rates, exposure to movements of the yield curve, competitive challenges, and regulatory changes;
•	the recommendation of Entegra’s management in favor of the mergers, considered in light of the benefits to be received by them in connection with the mergers;
•	the view of Entegra’s board as to the likelihood that the mergers will be completed on a timely basis based on, among other things, First Citizen’s obligation to make such divestitures as are necessary to obtain regulatory approvals and the limited closing conditions contained in the merger agreement;
•	the terms and conditions of the merger agreement, which were reviewed by the board with management and its legal and financial advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties;
•	that Entegra is entitled to specific performance of First Citizen’s obligations under the merger agreement and is also entitled to a reverse termination fee of $8.8 million in certain circumstances;
•	Entegra’s ability under the merger agreement, in response to unsolicited acquisition proposals, to furnish information to, and conduct negotiations with, third parties in circumstances similar to those that permitted it to enter into discussions with First Citizens;
•	Entegra’s ability to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal by a third party if the board determines in good faith, after consultation with financial advisors and outside legal counsel, taking into account any changes to the merger agreement proposed in writing by First Citizens, that the third party’s superior proposal continues to constitute a superior proposal, upon payment of a termination fee of $8 million; and
•	that the merger would be subject to the approval of Entegra’s shareholders, and Entegra’s shareholders would be free to reject the merger by voting against the merger for any reason, including if a higher offer were to be made prior to the shareholders’ meeting (although Entegra may be required to pay a $6.4 million or $8 million termination fee under certain limited circumstances).

The Entegra Transaction Committee and the board also considered the following potentially negative factors in its consideration of the mergers, the merger agreement and the other transactions contemplated by the merger agreement:

•	the possibility that the mergers may not be completed, or that completion of the mergers may be unduly delayed;
•	that Entegra’s shareholders are receiving only cash consideration and will have no opportunity to benefit from the combination of Entegra and First Citizens;
•	that no appraisal rights are available to Entegra’s shareholders under North Carolina law;
•	the regulatory approvals required to complete the mergers and the potential length of the regulatory approval process;
•	the time, attention, and effort required from Entegra management and employees, and the possibility of Entegra employee attrition, during the period prior to the completion of the mergers and the potential effect of the announcement of the mergers on Entegra’s business and relationships with customers, service providers, and other stakeholders, whether or not the mergers are completed;
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•	the requirement in the merger agreement that Entegra conduct its business in the ordinary course and the other restrictions on the conduct of Entegra’s and Entegra Bank’s business prior to completion of the mergers, which may delay or prevent Entegra or Entegra Bank from undertaking business opportunities that may arise pending completion of the mergers;
•	the possibility that certain provisions of the merger agreement prohibiting Entegra from soliciting, and limiting its ability to respond to, proposals for alternative transactions, and requiring the payment of a termination fee, could have the effect of discouraging an alternative proposal;
•	the transaction costs and expenses that will be incurred in connection with the mergers;
•	the possible effects of the pendency or consummation of the transactions contemplated by the merger agreement, including any suit, action, or proceeding initiated in respect of the mergers;
•	that under certain circumstances, Entegra will have to reimburse the FC Parties for their payment of the termination fee under the SmartFinancial merger agreement; and
•	the interests that certain officers and directors of Entegra have in the mergers.

The foregoing discussion of information and factors considered by the Entegra Transaction Committee and the board is not intended to be exhaustive. In light of the variety of factors considered in connection with their evaluation of the merger agreement and the transactions contemplated thereby, the Entegra Transaction Committee and the board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Entegra Transaction Committee and the board applied his or her own personal business judgment to the process and may have given different weight to different factors than other members gave to such factors. The board collectively made its determinations and recommendations based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that it is advisable and in the best interests of Entegra and its shareholders to enter into the merger agreement and to consummate the transactions contemplated thereby, including the mergers.

It should be noted that this discussion of the Entegra Transaction Committee’s and the board’s reasoning and all other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements.”

For the reasons set forth above, the board determined that that it was advisable and in the best interests of Entegra and its shareholders to enter into the merger agreement and to consummate the transactions contemplated thereby, including the mergers, and approved and adopted the merger agreement and the transactions contemplated thereby. The board recommends that our shareholders vote “FOR” approval of the merger agreement proposal and “FOR” approval of the adjournment proposal.

Opinion of Entegra’s Financial Advisor

Entegra retained Sandler O’Neill to act as financial advisor to the board in connection with Entegra’s consideration of a possible business combination. Entegra selected Sandler O’Neill as its financial advisor because Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

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Sandler O’Neill acted as financial advisor to Entegra in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the April 23, 2019 meeting at which the board considered the merger and the merger agreement, Sandler O’Neill delivered to the board its oral opinion, which was subsequently confirmed in writing on April 23, 2019, to the effect that, as of such date, the merger consideration was fair to the holders of Entegra common stock from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Appendix B to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of common stock are urged to read the entire opinion carefully in connection with their consideration of the merger agreement and the mergers.

Sandler O’Neill’s opinion was directed to the board in connection with its consideration of the merger agreement and the merger and does not constitute a recommendation to any shareholder of Entegra as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the merger agreement and the merger. Sandler O’Neill’s opinion was directed only to the fairness, from a financial point of view, of the merger consideration to the holders of common stock and did not address the underlying business decision of Entegra to engage in the merger, the form or structure of the merger or any other transactions contemplated in the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for Entegra or the effect of any other transaction in which Entegra might engage. Sandler O’Neill also did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director or employee of Entegra or First Citizens, or any class of such persons, if any, relative to the compensation to be received in the merger by any other shareholder. In connection with Sandler O’Neill’s engagement, Sandler O’Neill was not asked to, and did not, solicit indications of interest in a potential transaction with Entegra from any other parties. Sandler O’Neill’s opinion was approved by Sandler O’Neill’s fairness opinion committee.

In connection with its opinion, Sandler O’Neill reviewed and considered, among other things:

•	a draft of the merger agreement, dated April 17, 2019;
•	certain publicly available financial statements and other historical financial information of Entegra that Sandler O’Neill deemed relevant;
•	certain publicly available financial statements and other historical financial information of First Citizens that Sandler O’Neill deemed relevant;
•	publicly available median analyst earnings per share estimates for Entegra for the years ending December 31, 2019 and December 31, 2020, as well as an estimated annual earnings growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2019 through December 31, 2023, as confirmed with the senior management of Entegra;
•	the pro forma financial impact of the merger on First Citizens’ capital ratios based on certain assumptions relating to estimated transaction expenses and purchase accounting adjustments, as provided by and/or confirmed with the senior managements of Entegra and/or First Citizens;
•	the publicly reported historical price and trading activity for Entegra common stock, including a comparison of certain stock market information for Entegra common stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which were publicly traded;
•	a comparison of certain financial information for Entegra with similar financial institutions for which information was publicly available;
•	the financial terms of certain recent business combinations in the bank and thrift industry (on a nationwide basis), to the extent publicly available;
•	the current market environment generally and the banking environment in particular; and
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•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of the senior management of Entegra and its representatives the business, financial condition, results of operations and prospects of Entegra and held similar discussions with certain members of the management of First Citizens and its representatives regarding the business, financial condition, results of operations and prospects of First Citizens.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to, and was reviewed by, Sandler O’Neill from public sources, that was provided to Sandler O’Neill by Entegra or First Citizens or their respective representatives, or that was otherwise reviewed by Sandler O’Neill, and Sandler O’Neill assumed such accuracy and completeness for purposes of rendering its opinion without any independent verification or investigation. Sandler O’Neill relied on the assurances of the respective managements of Entegra and First Citizens that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading. Sandler O’Neill was not asked to, and did not undertake, an independent verification of any of such information and Sandler O’Neill did not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Entegra or First Citizens or any of their respective subsidiaries, nor was Sandler O’Neill furnished with any such evaluations or appraisals. Sandler O’Neill rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of Entegra or First Citizens. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Entegra or First Citizens, or of the combined entity after the merger, and Sandler O’Neill did not review any individual credit files relating to Entegra or First Citizens. Sandler O’Neill assumed, with Entegra’s consent, that the respective allowances for loan losses for both Entegra and First Citizens were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used publicly available median analyst earnings per share estimates for Entegra for the years ending December 31, 2019 and December 31, 2020, as well as an estimated annual earnings growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2019 through December 31, 2023, as confirmed with the senior management of Entegra. Sandler O’Neill also received and used in its pro forma analyses certain assumptions relating to estimated transaction expenses and purchase accounting adjustments, as provided by and/or confirmed with the senior managements of Entegra and/or First Citizens. With respect to the foregoing information, the respective senior managements of Entegra and First Citizens confirmed to Sandler O’Neill that such information reflected (or, in the case of the publicly available median analyst estimates referenced above, were consistent with) the best currently available estimates and judgments of those respective managements as to the future financial performance of Entegra and First Citizens, respectively, and the other matters covered thereby, and Sandler O’Neill assumed that the future financial performance reflected in such information would be achieved. Sandler O’Neill expressed no opinion as to such information, or the assumptions on which such information was based. Sandler O’Neill also assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of Entegra or First Citizens since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill assumed in all respects material to its analyses that Entegra and First Citizens would remain as going concerns for all periods relevant to its analyses.

Sandler O’Neill also assumed, with Entegra’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms and conditions of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Entegra, First Citizens, the merger or any related transactions, and (iii) the merger and any related transactions would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with Entegra’s consent, Sandler O’Neill relied upon the advice that Entegra received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement. Sandler O’Neill expressed no opinion as to any such matters.

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Sander O’Neill’s opinion was necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date thereof. Events occurring after the date thereof could materially affect Sandler O’Neill’s opinion. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Sandler O’Neill expressed no opinion as to the trading value of Entegra common stock at any time.

In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Sandler O’Neill’s opinion or the presentation made by Sandler O’Neill to the board, but is a summary of the material analyses performed and presented by Sandler O’Neill. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Entegra and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or transaction values, as the case may be, of Entegra and the companies to which it was compared. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Sandler O’Neill made its determination as to the fairness of the merger consideration to the holders of the common stock on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Entegra, First Citizens and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the board at its April 23, 2019 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of Entegra common stock or the prices at which Entegra common stock may be sold at any time. The analyses of Sandler O’Neill and its opinion were among a number of factors taken into consideration by the board in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of the board with respect to the fairness of the merger. The type and amount of consideration payable in the merger were determined through negotiations between Entegra and First Citizens.

Summary of Proposed Transaction Consideration and Implied Transaction Metrics. Sandler O’Neill reviewed the financial terms of the proposed merger. As set forth in greater detail in the merger agreement, at the effective time, each share of Entegra common stock issued and outstanding immediately prior to the effective time (other than certain excluded shares) shall be converted into and cancelled in exchange for the right to receive cash in the amount equal to $30.18. Based upon 7,025,032 shares of Entegra common stock outstanding (including 6,919,212 common shares plus 105,820 unvested Entegra restricted stock units) and 467,960 Entegra options outstanding with a weighted average strike price of $20.21, Sandler O’Neill calculated an aggregate implied transaction value of approximately $216.7 million. Based upon financial information for Entegra as of or for the most recent available completed quarter (“MRQ”) ended December 31, 2018 and the closing price of Entegra common stock on April 22, 2019, Sandler O’Neill calculated the following implied transaction metrics:

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Transaction Value Per Share / LTM December 31, 2018 Earnings Per Share	15.2	x
Transaction Value Per Share / Estimated 2019 Earnings Per Share¹	13.6	x
Transaction Value Per Share / Estimated 2020 Earnings Per Share¹	12.7	x
Transaction Value Per Share / December 31, 2018 Book Value Per Share	128%
Transaction Value Per Share / December 31, 2018 Tangible Book Value Per Share	154%
Tangible Book Premium / Core Deposits²	8.0%
Tangible Book Premium / Core Deposits³	7.0%
Market Premium as of April 22, 2019[4]	27.6%

[1]	Reflects publicly available median consensus analyst earnings per share estimates for Entegra, per S&P CapIQ
[2]	Core deposits defined as total deposits less time deposits with balances greater than $100,000
[3]	Core deposits defined as total deposits less time deposits with balances greater than $250,000
[4]	Closing price for the common stock on April 22, 2019 was $23.66 per share

Stock Trading History. Sandler O’Neill reviewed the publicly available historical reported trading price of Entegra common stock for the one-year and three-year period ended April 22, 2019. Sandler O’Neill then compared the relationship between the movements in the price of Entegra common stock to movements in its peer group (as described below) as well as certain stock indices.

Entegra’s One-Year Stock Performance

	Beginning Value April 22, 2018	Ending Value April 22, 2019
Entegra	100%	83.0%
Entegra Peer Group	100%	90.8%
S&P 500 Index	100%	108.9%
NASDAQ Bank Index	100%	88.9%

Entegra’s Three-Year Stock Performance

	Beginning Value April 22, 2016	Ending Value April 22, 2019
Entegra	100%	134.8%
Entegra Peer Group	100%	136.3%
S&P 500 Index	100%	139.0%
NASDAQ Bank Index	100%	129.4%

Comparable Company Analysis. Sandler O’Neill used publicly available information to compare selected financial information for Entegra with a group of financial institutions selected by Sandler O’Neill. The Entegra peer group included United States-based banks and thrifts headquartered in the Southeast whose securities were publicly traded on the NYSE, NASDAQ or NYSEAM and with total assets between $1 billion and $3 billion, but excluded targets of announced merger transactions (the “Entegra Peer Group”). The Entegra Peer Group consisted of the following companies:

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Capital City Bank Group, Inc.	Premier Financial Bancorp, Inc.
Atlantic Capital Bancshares, Inc.	C&F Financial Corporation
Southern National Bancorp of Virginia, Inc.	Community Bankers Trust Corporation
SmartFinancial, Inc.	FVCBankcorp, Inc.
First Community Bankshares, Inc.	Select Bancorp, Inc.
Summit Financial Group, Inc.	National Bankshares, Inc.
CapStar Financial Holdings, Inc.	Colony Bankcorp, Inc.
Southern First Bancshares, Inc.	Peoples Bancorp of North Carolina, Inc.
American National Bankshares Inc.	First Community Corporation
MVB Financial Corp.	Old Point Financial Corporation
Reliant Bancorp, Inc.

The analysis compared publicly available financial information for Entegra with corresponding data for the Entegra Peer Group as of or for the last twelve months ended December 31, 2018 with pricing data as of April 22, 2019. The table below sets forth the data for Entegra and the median, mean, low and high data for the Entegra Peer Group.

Entegra Comparable Company Analysis

		Entegra	Entegra	Entegra	Entegra
		Peer Group	Peer Group	Peer Group	Peer Group
	Entegra	Median	Mean	Low	High

Total assets ($mm)	1,636	1,724	1,785	1,038	2,959
Loans / Deposits (%)	88.1	91.1	89.4	67.5	103.9
Nonperforming assets¹ / Total assets (%)	0.91	0.64	0.91	0.15	2.86
Tangible common equity/Tangible assets (%)	8.41	9.65	10.04	7.58	14.85
Tier 1 leverage ratio (%)	9.38	10.47	11.13	9.47	15.79
Total risk-based capital ratio (%)	13.90	14.60	15.07	12.49	24.76
LTM Core return on average assets (%)	0.96	1.18	1.15	0.53	1.59
LTM Core return on average equity (%)	10.08	10.45	10.40	5.47	13.88
LTM Net interest margin (%)	3.35	3.62	3.85	3.36	5.80
LTM Efficiency ratio (%)	62.4	64.0	63.7	51.0	81.3
Price/Tangible book value (%)	121	147	149	109	228
Price/LTM earnings per share (x)	11.9	13.6	14.7	10.0	22.9
Price/2019 Estimated earnings per share (x)	10.6	12.7	12.9	10.8	15.8
Price/2020 Estimated earnings per share (x)	10.3	11.5	11.9	9.1	15.2
Current dividend yield (%)	0.0	2.0	1.7	0.0	3.6
Market value ($mm)	164	258	264	109	530

[1]	Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned

Note: Bank level regulatory data used where GAAP consolidated data was unavailable

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Analysis of Precedent Transactions. Sandler O’Neill reviewed a group of nationwide merger and acquisition transactions consisting of business combinations in the bank and thrift industry, announced between July 1, 2018 and April 22, 2019 with target company total assets between $850 million and $2 billion, target company NPAs/Assets less than 2% and target company LTM return on average assets less than 2%, and a disclosed deal value at announcement (the “Nationwide Precedent M&A Transactions”). The Nationwide Precedent M&A Transactions group excluded the previously announced transaction entered into among Entegra, SmartFinancial, and CT Merger Sub, Inc., which SmartFinancial transaction was terminated upon Entegra’s entry into the merger agreement.

The Nationwide Precedent M&A Transactions group was composed of the following transactions:

Acquiror	Target
First Financial Corp.	HopFed Bancorp Inc.
Berkshire Hills Bancorp Inc.	SI Financial Group Inc.
First Midwest Bancorp Inc.	Bridgeview Bancorp Inc.
First Citizens BancShares Inc.	Biscayne Bancshares Inc.
Simmons First National Corp.	Reliance Bancshares Inc.
Horizon Bancorp, Inc.	Salin Bancshares Inc.
First Merchants Corp.	MBT Financial Corp.
MidWestOne Financial Grp Inc.	ATBancorp
First Busey Corp.	Banc Ed Corp.
Banner Corp.	Skagit Bancorp Inc.

Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to tangible book value per share, core deposit premium, and 1-day market premium. Sandler O’Neill compared the indicated transaction metrics for the merger to the median, mean, low and high metrics of the Nationwide Precedent M&A Transactions.

	First Citizens/		Nationwide Precedent M&A Transactions
	Entegra		Median	Mean	Low	High
Transaction Price / LTM Earnings Per Share (x)	15.2	x	23.3	23.7	6.3	44.0
Transaction Price / Tangible Book Value Per Share (%)	154		163	173	118	241
Core Deposits Premium (%)	8.0		7.7	7.9	2.6	15.6
1-Day Market Premium (%)	27.6		11.2	15.4	(1.6)	40.8
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Net Present Value Analyses. Sandler O’Neill performed an analysis that estimated the net present value per share of Entegra common stock, assuming Entegra performed in accordance with publicly available median analyst earnings per share estimates for Entegra for the years ending December 31, 2019 and December 31, 2020, as well as an estimated annual earnings growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2019 through December 31, 2023, as confirmed with Entegra senior management. To approximate the terminal value of a share of Entegra common stock at December 31, 2023, Sandler O’Neill applied price to 2023 earnings multiples ranging from 11.0x to 20.0x and multiples of December 31, 2023 tangible book value ranging from 110% to 185%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Entegra common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Entegra common stock of $15.31 to $34.77 when applying multiples of earnings and $17.56 to $36.89 when applying multiples of tangible book value.

	Imputed Present Values Per Share Based on Earnings Multiples

Discount Rate	11.0	x	12.8	x	14.6	x	16.4	x	18.2	x	20.0	x
10.00%	$19.12		$22.25		$25.38		$28.51		$31.64		$34.77
11.00%	$18.27		$21.27		$24.26		$27.25		$30.24		$33.23
12.00%	$17.47		$20.33		$23.19		$26.05		$28.91		$31.77
13.00%	$16.71		$19.45		$22.18		$24.92		$27.65		$30.39
14.00%	$15.99		$18.61		$21.23		$23.84		$26.46		$29.08
15.00%	$15.31		$17.82		$20.32		$22.83		$25.33		$27.84

	Imputed Present Values Per Share Based on Tangible Book Multiples
Discount Rate	110%	125%	140%	155%	170%	185%
10.00%	$21.93	$24.92	$27.92	$30.91	$33.90	$36.89
11.00%	$20.96	$23.82	$26.68	$29.54	$32.40	$35.26
12.00%	$20.04	$22.78	$25.51	$28.24	$30.98	$33.71
13.00%	$19.17	$21.79	$24.40	$27.02	$29.63	$32.24
14.00%	$18.35	$20.85	$23.35	$25.85	$28.35	$30.86
15.00%	$17.56	$19.96	$22.35	$24.75	$27.14	$29.54

Sandler O’Neill also considered and discussed with the board how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Sandler O’Neill performed a similar analysis, assuming Entegra’s earnings varied from 15% above estimates to 15% below estimates. This analysis resulted in the following range of per share values for Entegra common stock, applying the price to 2023 earnings multiples range of 11.0x to 20.0x referred to above and a discount rate of 13.16%.

Annual Estimate
Variance	11.0	x	12.8	x	14.6	x	16.4	x	18.2	x	20.0	x
(15.0%)	$14.11		$16.42		$18.72		$21.03		$23.34		$25.65
(10.0%)	$14.94		$17.38		$19.82		$22.27		$24.71		$27.16
(5.0%)	$15.77		$18.35		$20.93		$23.51		$26.09		$28.67
0.0%	$16.60		$19.31		$22.03		$24.74		$27.46		$30.17
5.0%	$17.43		$20.28		$23.13		$25.98		$28.83		$31.68
10.0%	$18.26		$21.24		$24.23		$27.22		$30.20		$33.19
15.0%	$19.09		$22.21		$25.33		$28.45		$31.58		$34.70

Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

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Pro Forma Results and Capital Ratios. Sandler O’Neill analyzed certain potential pro forma effects of the merger on First Citizens’ capital ratios given certain assumptions relating to estimated transaction expenses and purchase accounting adjustments, as provided by and/or confirmed with senior management of Entegra and/or First Citizens. The analyses indicated that as of September 30, 2019, the merger would maintain First Citizens’ consolidated regulatory capital ratios in excess of the regulatory guidelines for “well-capitalized” status.

In connection with this analysis, Sandler O’Neill considered and discussed with the board how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the merger, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill’s Relationship. Sandler O’Neill is acting as Entegra’s financial advisor in connection with the merger and will receive a fee for such services in an amount equal to 1.25% of the aggregate purchase price, a significant portion of which is contingent upon the closing of the merger. At the time of announcement of the merger Sandler O’Neill’s fee was approximately $2.7 million. Sandler O’Neill also received $250,000 from Entegra upon rendering its opinion, which opinion fee will be credited in full towards the portion of the transaction fee becoming payable to Sandler O’Neill upon closing of the merger. Entegra has also agreed to indemnify Sandler O’Neill against certain claims and liabilities arising out of Sandler O’Neill’s engagement and to reimburse Sandler O’Neill for certain of its out-of-pocket expenses incurred in connection with Sandler O’Neill’s engagement.

In the two years preceding the date of Sandler O’Neill’s opinion, Sandler O’Neill provided certain other investment banking services to Entegra. Most recently, Sandler O’Neill acted as financial advisor to Entegra in connection with the SmartFinancial transaction as well as Entegra’s acquisition of Chattahoochee Bank of Georgia, which transaction closed on October 1, 2017. In addition, Sandler O’Neill acted as financial advisor to Entegra in connection with Entegra’s acquisition of certain branch offices of Sterns Financial Services, Inc., which transactions closed in February 2017. In the two years preceding the date of its opinion, Sandler O’Neill provided certain investment banking services to First Citizens. Most recently, Sandler O’Neill acted as financial advisor to First Citizens in connection with First Citizens’ repurchase of a certain amount of its outstanding shares. In the ordinary course of Sandler O’Neill’s business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to Entegra, First Citizens and their respective affiliates. Sandler O’Neill may also actively trade the equity and debt securities of Entegra, First Citizens and their respective affiliates for Sandler O’Neill’s account and for the accounts of Sandler O’Neill’s customers.

Voting Agreements

In connection with the parties’ execution of the merger agreement, certain Entegra directors and executive officers entered into voting agreements (which we refer to as the “voting agreements”) with First Citizens pursuant to which they agreed generally, among other things, to vote their shares of common stock in favor of approval of the merger proposal and the adjournment proposal, and against any alternative acquisition proposals. As of the record date for the annual meeting, these directors and executive officers collectively beneficially owned and had the power to vote 203,563 shares of common stock, or approximately 2.94% of the common stock outstanding on the record date.

The voting agreements automatically terminate upon the earliest to occur of (i) the approval of the merger proposal by Entegra’s shareholders or (ii) the termination of the merger agreement. The form of voting agreement is included as Exhibit A to the merger agreement, a copy of which is attached as Appendix A to this proxy statement.

Interests of Directors and Executive Officers in the Merger

In considering the recommendations of the board, shareholders should be aware that the directors and executive officers of Entegra have certain interests in the merger that may be different from, or in addition to, the interests of Entegra shareholders generally. The board was aware of these interests and considered them, among other matters, in making its recommendation that shareholders vote to approve the merger proposal. These interests are described in further detail below.

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Treatment of Equity Awards

Stock Options. At the effective time, all outstanding stock option awards (including those held by Entegra directors and executive officers) will cease to represent a right to acquire shares of common stock and will automatically be converted into the right to receive the per share merger consideration less the exercise price and any amount of required tax withholding. As of June 21, 2019, our executive officers held an aggregate of 212,150 options to purchase shares of common stock and our non-employee directors held an aggregate of 112,660 options to purchase shares of common stock. Of these outstanding options, 11,900 options held by non-employee directors had an exercise price that was higher than the per share merger consideration (and thus will not receive any compensation on account of such options).

Restricted Stock Units. At the effective time of the merger, each outstanding restricted stock unit award (which we refer to as an “RSU award”) in respect of common stock granted under Entegra’s long-term stock incentive plan will fully vest and will be canceled and converted into the right to receive the merger consideration in respect of each share of common stock underlying the RSU award less any amount of required tax withholding. As of June 21, 2019, our executive officers held an aggregate of 42,940 RSU awards and our non-employee directors held an aggregate of 23,460 RSU awards.

The estimated aggregate amount that would become payable to our seven executive officers as a result of their unvested equity-based awards if the merger occurred before December 1, 2019, is $2,256,111. Entegra estimates that the aggregate amount that would be payable to our 10 non-employee directors as a result of their unvested equity-based awards if the merger occurred before December 1, 2019, is $1,237,144.

Plemens Entegra Employment and Change of Control Agreement

Mr. Plemens entered into an employment agreement with Entegra effective October 9, 2014 under which he is entitled to certain benefits if his employment is terminated without Cause or by Mr. Plemens for Good Reason at the time of, within 90 days prior to, or within one year after a change of control of Entegra (each of Cause and Good Reason as defined in Mr. Plemens’ employment agreement). If Mr. Plemens experiences such a termination he will be entitled to cash severance equal to 2.99 times Mr. Plemens’ average annual compensation as defined in his employment agreement and will also be entitled to 24 months of continued medical, hospital, prescription and dental insurance coverages at least equal to those which would have been provided if Mr. Plemens had not been terminated. If Mr. Plemens’ employment is terminated in a way that triggers his entitlement to severance under the agreement described in this paragraph, we estimate that the severance payment would amount to approximately $1,424,377.

Bright Employment and Change of Control Agreement

Mr. Bright entered into an employment agreement with Entegra effective November 1, 2014 under which he is entitled to certain benefits if his employment is terminated without Cause or by Mr. Bright for Good Reason at the time of, within 90 days prior to, or within one year after a change of control of Entegra (each of Cause and Good Reason as defined in Mr. Bright’s employment agreement). If Mr. Bright experiences such a termination he will be entitled to cash severance equal to 2 times Mr. Bright’s average annual compensation as defined in his employment agreement and will also be entitled to 12 months of continued medical, hospital, prescription and dental insurance coverages at least equal to those which would have been provided if Mr. Bright had not been terminated. If Mr. Bright’s employment is terminated in a way that triggers his entitlement to severance under the agreement described in this paragraph, we estimate that the severance payment would amount to approximately $513,424.

Scaggs Employment and Change of Control Agreement

Mr. Scaggs entered into an employment agreement with Entegra effective November 1, 2014 under which he is entitled to certain benefits if his employment is terminated without Cause or by Mr. Scaggs for Good Reason at the time of, within 90 days prior to, or within one year after a change of control of Entegra (each of Cause and Good Reason as defined in Mr. Scaggs’ employment agreement). If Mr. Scaggs experiences such a termination he will be entitled to cash severance equal to 2.50 times Mr. Scaggs’ average annual compensation as defined in his employment agreement and will also be entitled to 12 months of continued medical, hospital, prescription and dental insurance coverages at least equal to those which would have been provided if Mr. Scaggs had not been terminated. If Mr. Scaggs’ employment is terminated in a way that triggers his entitlement to severance under the agreement described in this paragraph, we estimate that the severance payment would amount to approximately $633,602.

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Entegra Severance and Non-Competition Agreements

Each of Laura W. Clark, Entegra Bank’s Chief Risk Officer, and Bobby D. Sanders, II, Entegra Bank’s Chief Credit Administration Officer, is a party to a severance and non-competition agreement with Entegra Bank effective November 1, 2014. Under the agreements, if the employment of either is terminated by Entegra Bank without Cause or is terminated by Ms. Clark or Mr. Sanders (as applicable) for Good Reason (each of Cause and Good Reason as defined in Ms. Clark’s and Mr. Sanders’ severance and non-competition agreements) following a change in control then Ms. Clark or Mr. Sanders is entitled to 1.5 times his or her base salary, payment of accrued obligations, and, for a period of 12 months, continued medical, hospital, prescription, and dental insurance coverages at least equal to those which would have been provided had termination not occurred. If Ms. Clark’s employment is terminated in a way that triggers her entitlement to severance under the agreement described in this paragraph, we estimate that the severance payment would amount to approximately $258,144. If Mr. Sanders’ employment is terminated in a way that triggers his entitlement to severance under the agreement described in this paragraph, we estimate that the severance payment would amount to approximately $273,144.

Umberger Entegra Employment Agreement

Charles D. Umberger, Entegra Bank’s Chief Lending Officer, is a party to an employment agreement with Entegra Bank effective April 1, 2016. Under the agreement, if Mr. Umberger’s employment is terminated by Entegra Bank without Cause or by Mr. Umberger for Good Reason (each of Cause and Good Reason as defined in Mr. Umberger’s employment agreement), he is entitled to accrued obligations and his base salary for the remaining term of the agreement and a prorated bonus based on the bonus paid for the most recently completed fiscal year. If Mr. Umberger’s employment is terminated in a way that triggers his entitlement to severance under the agreement described in this paragraph, we estimate that the severance payment would amount to approximately $256,929.

Plemens Salary Continuation Agreement

Mr. Plemens is party to a salary continuation agreement effective June 23, 2003. Under the agreement Mr. Plemens is due to receive an annual benefit payment of $110,901 upon the later of reaching age 65 or termination of his employment. Due to the merger, the vesting of Mr. Plemens’ benefit under the agreement will be accelerated; however, payments still will not begin until Mr. Plemens reaches age 65.

Huscusson Salary Continuation Agreement

Ms. Huscusson is party to a salary continuation agreement effective November 6, 2007. The salary continuation agreement promises a fixed benefit for Ms. Huscusson upon termination of her employment after reaching age 65 and continuing for a period of 18 years. Under the salary continuation agreement, the annual benefit for Ms. Huscusson is $60,900. Ms. Huscusson retired from Entegra on February 1, 2019, at the age of 66. Ms. Huscusson is currently receiving payments under the salary continuation agreement, and such payments will not be affected by the merger.

Entegra Amended and Restated Long Term Capital Appreciation Plan

The long term capital appreciation plan was frozen as of February 28, 2011. Mr. Plemens and Ms. Huscusson each have a fully vested balance in the Entegra amended and restated long term capital appreciation plan. As a result of the merger, Mr. Plemens’ balance will be paid in a lump sum within 30 days following the merger rather than monthly installments over a five year period beginning the month following Mr. Plemens’ termination of service. Because Ms. Huscusson’s termination did not occur in connection with a change in control, the timing of the payment of her balance will not be affected by the merger, and her balance will be paid in a lump sum within 30 days of the second anniversary of her termination of service. Mr. Scaggs is also a participant in the Entegra amended and restated long term capital appreciation plan, however, Mr. Scaggs does not have a positive account balance.

The following directors are participants in the long term capital appreciation plan: Ronald D. Beale, Jim M. Garner, Fred H. Jones, Beverly W. Mason, and Roger D. Plemens.

The vested balances of these directors under the long term capital appreciation plan are set forth on the table below as of June 21, 2019:

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Name	Vested Balance
Ronald D. Beale	$656,436
Jim M. Garner	$29,319
Fred H. Jones	$78,442
Beverly W. Mason	$68,330
Roger D. Plemens	$1,800,084

Sick Pay

Under Entegra’s current plan for sick pay, each employee accrues a certain number of sick days per year.  Unused sick days carry over to the following year and may be used in connection with future absences relating to sickness, bereavement, etc. of the employee or a family member.  Upon termination of employment for any reason, accrued sick time is forfeited.  There is no limit on the number of sick days that can be accrued and carried over.

Entegra is currently in discussions with First Citizens to cash out the accrued sick time at or prior to consummation of the merger for all of Entegra’s employees based on certain limitations and assumptions yet to be agreed.  Depending on the final limitations and assumptions agreed to with First Citizens, our named executive officers could receive an additional amount of up to $287,096 (Plemens), $37,447 (Scaggs) and $25,948 (Bright), respectively, on account of cashing out the accrued sick days.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the terms of the merger agreement, for a period of six years following the effective time of the merger, First Citizens must indemnify the current and former directors, officers, and employees of Entegra and Entegra Bank, and their subsidiaries, in respect of certain matters occurring prior to the effective time of the merger. Additionally, the merger agreement requires Entegra or Entegra Bank to obtain prior to the merger, and First Citizens to maintain after the merger, certain insurance providing coverage for the benefit of certain persons, including Entegra’s directors and executive officers, for a period of six years following the merger, subject to a cap on the cost of this insurance. For additional information, see “The Merger Agreement — Covenants and Agreements; Indemnification and Insurance” beginning on page 62.

Appraisal Rights

Under the North Carolina Business Corporation Act, no appraisal rights are available in connection with the merger.

Regulatory Approvals Required for the Mergers and the Bank Merger

Completion of the merger and the other transactions contemplated by the merger agreement is subject to the receipt of all required consents, approvals, and waivers from the Federal Reserve, the FDIC, the NCCOB, and other governmental entities, and the expiration of any applicable statutory waiting periods.

Subject to the terms of the merger agreement, the parties have agreed to cooperate with each other and use their reasonable best efforts to prepare all documents, make all filings, give all notices, and obtain all permits, consents, approvals, waivers, and authorizations necessary to consummate the mergers and the bank merger. Additionally, each of the parties has agreed to furnish the other party with all information necessary, advisable, or appropriate in connection with any filing, notice, or application made or given with or to any governmental entity or other third party. In furtherance of obtaining the necessary regulatory approvals, First Citizens has agreed to take any and all actions necessary to avoid, eliminate and resolve any and all impediments under any law that may be asserted by any governmental authority or any other person with respect to the merger and to obtain all consents, approvals, waivers and authorizations under any such laws that may be required by any governmental authority to enable Entegra and First Citizens to consummate the mergers as promptly as practicable. First Citizens also has agreed, and shall cause its subsidiaries, to take all remedial action necessary to obtain regulatory approvals and cause the mergers to be consummated prior to March 31, 2020, including offering, negotiating, committing to, and effecting, by agreement, consent decree, hold separate order or otherwise, (i) the sale, divestiture, license, or other disposition of any deposits, loans, branches, or operations; or (ii) the changing or modifying any course of conduct regarding future operations of First Citizens, its subsidiaries or affiliates.

Federal Reserve and FDIC

The acquisition of Entegra by First Citizens Bank is subject to prior approval by the Federal Reserve pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended (which we refer to as the “BHC Act”), unless the Federal Reserve waives this prior approval requirement. First Citizens and First Citizens Bank intend to submit an application to the Federal Reserve pursuant to Section 3(a)(1) and Section 3(a)(3) of the BHC Act (12 U.S.C. § 1842(a)(1) and (3)) and Section 225.15 of Regulation Y (12 C.F.R. § 225.15) seeking the prior approval of the Federal Reserve for the acquisition of Entegra (and, if required, request a waiver of the prior approval requirements outlined in applicable regulations). The Federal Reserve takes into consideration a number of factors when acting on applications under Section 3 of the BHC Act, including those contained in Section 3(c) of the BHC Act (12 U.S.C. § 1842(c)) and Section 225.13 of Regulation Y (12 C.F.R. § 225.13). These factors include the financial condition of the bank holding companies and banks involved and the future prospects of the combined organization (including consideration of current and projected capital positions and levels of indebtedness) and managerial resources (including the competence, experience, and integrity of officers, directors, and principal shareholders as well as their record of compliance with laws and regulations). The Federal Reserve also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, and the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve generally may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.

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The second step merger and the bank merger are subject to prior approval by the FDIC under Section 18(c) of the Federal Deposit Insurance Act (12 U.S.C. § 1828(c)) (which we refer to as the “Bank Merger Act”). On June 4, 2019, First Citizens Bank and Entegra Bank submitted to the FDIC an Interagency Bank Merger Act Application pursuant to Section 18(c) of the Bank Merger Act for approval to merge First Citizens Bank with Entegra and Entegra Bank and to establish the branch offices of Entegra Bank as branch offices of First Citizens Bank, which application was amended on June 17, 2019. In reviewing applications under the Bank Merger Act, the FDIC must consider a number of factors, including (i) the effect of a proposed merger on competition; (ii) the financial and managerial resources and future prospects of the merging institutions and the proposed combined institution; (iii) the convenience and needs of the communities to be served; (iv) the effectiveness of the merging institutions in combating money laundering activities; and (v) the risk to the stability of the U.S. banking or financial system. The FDIC generally may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.

As required by the CRA, and in reviewing the convenience and needs of the communities to be served, the FDIC will consider the records of performance of the relevant insured depository institutions under the CRA. As of their most recent respective CRA performance evaluations, each of First Citizens Bank and Entegra Bank received an overall “satisfactory” regulatory rating with respect to CRA compliance.

State Regulatory Approval

To complete the mergers and the bank merger, First Citizens and First Citizens Bank are required to submit applications to, and receive approval from, the NCCOB. First Citizens and First Citizens Bank filed their applications with the NCCOB on June 5, 2019. The NCCOB will review the applications to determine whether the mergers and the bank merger comply with North Carolina law, including deposit concentration limitations. The NCCOB will also consider certain factors that are similar to those that will be considered by the Federal Reserve.

Public Notice and Comments

The BHC Act, the Bank Merger Act, North Carolina law, and applicable regulations thereunder, require published notice of, and the opportunity for public comment on, these applications, and may authorize the Federal Reserve, the FDIC and the NCCOB to hold a public hearing or meeting if any such agency determines that a hearing or meeting would be appropriate. The Federal Reserve, the FDIC and the NCCOB take into account the views of third party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their respective communities, and any hearing, meeting, or comments provided by third parties could prolong the period during which the applications are under review by these agencies.

Waiting Periods

In addition to the Federal Reserve and the FDIC, the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) conducts a concurrent competitive review of the mergers and the bank merger to analyze their competitive effects and determine whether they would result in a violation of applicable antitrust laws. Transactions approved under Section 3 of the BHC Act or the Bank Merger Act generally may not be completed until 30 days after approval of the applicable federal agency is received, during which time the DOJ may challenge the transaction on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the mergers and the bank merger, the DOJ could analyze their effect on competition differently than the Federal Reserve and the FDIC, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve or the FDIC regarding the mergers’ or bank merger’s effect on competition. A determination by the DOJ not to object to the mergers or the bank merger may not prevent the filing of antitrust actions by private persons or state attorneys general. There can be no assurance if and when DOJ clearance will be obtained or as to the conditions or limitations that such DOJ clearance may contain or impose.

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Additional Regulatory Approvals and Notices

In connection with the mergers and/or the bank merger, notifications and/or applications requesting other approvals may be submitted to various other federal and state regulatory authorities and self-regulatory organizations. However, neither First Citizens nor Entegra is aware of any material governmental approvals or actions that are required for completion of the mergers or the bank merger other than those described above. It is presently contemplated that, if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

Status of Regulatory Approvals

As of the date of this proxy statement, we have not received any of the waivers or approvals of the Federal Reserve, the FDIC, or the NCCOB described above and required in order to consummate the mergers and the bank merger.

There is some market overlap between branches of Entegra Bank and First Citizens Bank, which may result in the required divestiture of certain branch locations. Based on information available to us as of the date of this proxy statement, Entegra believes that neither the mergers nor the bank merger raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals (or waivers, where applicable). However, Entegra cannot assure you that all of the regulatory approvals (or waivers, where applicable) described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals (or waivers, where applicable), First Citizens’ ability to obtain the approvals (or waivers, where applicable) on satisfactory terms, or the absence of any litigation challenging such approvals (or waivers, where applicable). In addition, there can be no assurance that such approvals (or waivers, where applicable) will not impose conditions, restrictions, or requirements that would, individually or in the aggregate, have or reasonably be expected to have a material and adverse effect on the business, properties, assets, liabilities, financial condition, operations, or results of operations of the surviving company and its subsidiaries taken as a whole after giving effect to the mergers. There can likewise be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the merger on antitrust grounds or for other reasons or, if such a challenge is made, as to the results of such challenge.

Litigation Relating to the Mergers

Two lawsuits challenging the mergers were filed on June 20, 2019. The lawsuits are captioned Karp v. Edwards et al, No. 1:19-cv-05798, filed in the United States District Court for the Southern District of New York, and Parshall v. Entegra Financial Corp. et al., No. 1:19-cv-01152, filed in the United States District Court for the District of Delaware. Both lawsuits name as defendants Entegra, its directors, First Citizens, First Citizens Bank and Merger Sub and seek, among other relief, an order enjoining completion of the mergers.

The Karp lawsuit is an individual action alleging that all defendants violated Section 14(a) of the Exchange Act by failing to disclose certain facts about certain financial projections of Entegra and financial analysis performed by Entegra’s financial advisor. The complaint further alleges that Entegra’s directors violated Section 20(a) of the Exchange Act by acting as control persons.

The Parshall lawsuit is a putative class action filed on behalf of the shareholders of Entegra. The complaint alleges that Entegra and its directors violated Section 14(a) of the Exchange Act by failing to disclose certain facts about certain financial projections of Entegra, financial analysis performed by Entegra’s financial advisor, and fees received and prior services performed by Entegra’s financial advisor. The complaint further alleges that Entegra’s directors, First Citizens, First Citizens Bank and Merger Sub violated Section 20(a) of the Exchange Act by acting as control persons.

The outcome of the pending litigation is uncertain. If the lawsuits are not resolved, the lawsuits could prevent or delay completion of the mergers and result in substantial costs to Entegra and First Citizens, including any costs associated with the indemnification of directors and officers. One of the conditions to the closing of the mergers is that no injunction, order, judgment or decree prohibiting or making illegal completion of the merger, the second step merger, the bank merger or any of the other transactions contemplated by the merger agreement will be in effect. As such, if plaintiffs are successful in obtaining an injunction prohibiting the completion of the mergers on the agreed-upon terms, then such injunction may prevent the mergers from being completed, or from being completed within the expected timeframe. It is not uncommon for litigation to be filed in connection with acquisitions of public companies, and it is possible that additional lawsuits may be filed. Entegra believes that the claims asserted against it in the lawsuits are without merit and intends to defend the lawsuits vigorously.

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THE MERGER AGREEMENT

The following is a summary of certain material terms and provisions of the merger agreement, a copy of which is attached as Appendix A to this proxy statement and incorporated herein by reference. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are urged to read the merger agreement carefully and in its entirety. Except that it establishes and governs the legal relations among Entegra, First Citizens, First Citizens Bank, and Merger Sub with respect to the mergers, the merger agreement is not intended to be a source of factual, business, or operational information about Entegra or First Citizens. That kind of information can be found elsewhere in this proxy statement and in filings that Entegra and First Citizens have made with the SEC. See “Where You Can Find More Information” beginning on page 91.

Structure of the Mergers

The merger agreement provides for the merger of Merger Sub with and into Entegra subject to and upon the terms and conditions set forth in the merger agreement (which we refer to as the “merger”), with Entegra to survive the merger and to become a wholly owned subsidiary of First Citizens Bank. As soon as reasonably practicable following the merger and as part of a single integrated transaction, First Citizens will cause Entegra (as the surviving entity of the merger) to merge with and into First Citizens Bank (which we refer to as the “second step merger”), with First Citizens Bank to survive the second step merger.

Immediately following the second step merger, Entegra Bank will merge with and into First Citizens Bank subject to and upon the terms and conditions set forth in an agreement and plan of merger entered into by Entegra Bank and First Citizens Bank simultaneously with the parties’ execution of the merger agreement (which we refer to as the “bank merger”), with First Citizens Bank to be the bank to survive the bank merger.

Merger Consideration

At the effective time of the merger, each share of Entegra common stock that is issued and outstanding immediately prior to the effective time of the merger (except shares of Entegra common stock that are owned or held, other than in a fiduciary or agency capacity, by First Citizens or Entegra or their subsidiaries, including shares of Entegra common stock held by Entegra as treasury stock) will be converted into and cancelled in exchange for the right to receive $30.18 cash. After the consummation of the merger, each former holder of shares of Entegra common stock will no longer have any rights with respect to those shares, except for the right to receive the merger consideration.

First Citizens and the exchange agent will be entitled to deduct and withhold from the consideration payable to any Entegra shareholder or any holder of Entegra restricted stock unit awards (which we refer to as an “RSU award”) or options to purchase shares of Entegra common stock (as discussed below) the amounts they are required by law to deduct and withhold. If First Citizens or the exchange agent deducts or withholds such amounts and timely remits them to the appropriate governmental authority, these amounts will be treated for all purposes as having been paid to the persons from whom they were withheld.

If prior to the effective time of the merger the outstanding shares of Entegra common stock are increased, decreased, or changed into or exchanged for a different number or kind of securities as a result of a reorganization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an equitable and proportionate adjustment will be made to the per share merger consideration.

Treatment of Entegra Equity Awards

Entegra Restricted Stock Unit Awards. At the effective time of the merger, each outstanding RSU award in respect of shares of Entegra common stock granted under the Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan (defined below) will fully vest and will be cancelled and converted automatically into the right to receive cash equal to the per share merger consideration underlying each such RSU award and less any required tax withholding.

Entegra Options. At the effective time of the merger, each outstanding option to purchase shares of Entegra common stock granted under the Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan will cease to represent a right to acquire shares of common stock and will be automatically converted into the right to receive the per share merger consideration less the sum of the exercise price and any amount of required tax withholding.

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Exchange of Shares

Prior to the effective time of the merger, First Citizens will deliver or cause the merger consideration to be delivered to an exchange agent mutually agreed upon by the parties.

Promptly after the effective time of the merger, the exchange agent will mail or deliver to each holder of record of shares of Entegra common stock immediately prior to the effective time of the merger (or in the case of “street holders” to the Depository Trust Company) a form of letter of transmittal and instructions for surrendering shares of Entegra common stock for the merger consideration.

A holder of shares of Entegra common stock will not be entitled to receive the merger consideration payable in respect of the holder’s shares until the holder provides a properly completed and duly executed letter of transmittal (or an agent’s message in the case of book entry shares held in street name) and such other documents as the exchange agent may reasonably require. In the event the merger consideration or any other amount payable to a holder of shares of Entegra common stock is to be paid to a person other than the person in whose name the shares are registered, the exchange agent must be provided appropriate evidence of, or appropriate instruments for, transfer and evidence that any applicable stock transfer or other taxes have been paid or are not applicable.

At the effective time of the merger, the stock transfer books of Entegra will be closed and there will be no further transfers of shares of Entegra stock on the records of Entegra. Until surrendered in accordance with the procedures described above and in the merger agreement, book entry shares of Entegra common stock will, after the effective time of the merger, represent only the right to receive the consideration payable by First Citizens in respect thereof under the merger agreement.

Closing and Effective Time of the Merger

The closing of the merger will take place on a date to be designated by First Citizens. Unless the parties otherwise agree, this closing date will be not more than 30 days after all of the conditions to the merger have been satisfied or waived. For more information regarding the conditions to the merger, see “Conditions to Consummation of the Merger” below. In order to complete the merger, Merger Sub and Entegra must execute articles of merger and file them with the North Carolina Secretary of State. The merger will become effective on the date and at the time set forth in those articles of merger.

We currently anticipate completing the merger during the fourth quarter of 2019, subject to receipt of necessary regulatory and shareholder approvals and the satisfaction of other closing conditions set forth in the merger agreement. However, a delay in satisfying any condition to the merger could delay the completion of the merger, and there can be no assurances as to when or if the merger will be completed. If the merger is not completed by March 31, 2020, either First Citizens or Entegra may terminate the merger agreement unless the failure to complete the merger by this date is due to the failure of the terminating party to perform its obligations under the merger agreement.

First Citizens will effect the second step merger as soon as reasonably practicable following the effective time of the merger. In order to complete the second step merger, First Citizens Bank and Entegra (as the surviving entity of the merger) must execute articles of merger and file them with the North Carolina Secretary of State. The second step merger will become effective on the date and at the time set forth in those articles of merger.

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Representations and Warranties

The merger agreement contains customary representations and warranties made by Entegra to the FC Parties and the FC Parties to Entegra. The representations and warranties contained in the merger agreement are the product of negotiations among the parties and, generally, are for the benefit of the FC Parties and Entegra. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated for the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the mergers if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk among the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and some were qualified by the matters contained in the confidential disclosure schedules that Entegra and First Citizens each delivered in connection with the merger agreement and certain documents First Citizens and Entegra filed with the SEC. Generally, the merger agreement may only be enforced against a party thereto by another party thereto. Moreover, information concerning the subject matter of the representations and warranties contained in the merger agreement may change after the date of the merger agreement, and this subsequent information may or may not be fully reflected in First Citizens’ and Entegra’s public disclosures. Generally, the representations and warranties of the parties contained in the merger agreement will not survive the completion of the merger or the termination of the merger agreement.

The merger agreement contains representations and warranties made by Entegra to the FC Parties, and made by the FC parties to Entegra, relating to, among other things:

•	corporate organization, existence, and good standing; corporate power and authority; and qualification to conduct business;
•	subsidiaries and equity or other ownership interests;
•	due authorization, execution, and delivery of the merger agreement and enforceability of the merger agreement;
•	the absence of violations or breaches of organizational documents, applicable laws, and contracts as a result of the merger agreement or the consummation of the transactions contemplated by the merger agreement;
•	consents, approvals, waivers, notices, filings, and registrations required in connection with the merger agreement or the transactions contemplated by the merger agreement;
•	filings with governmental and regulatory authorities;
•	filings required under federal securities laws;
•	financial statements and books and records;
•	the absence of certain regulatory actions or any basis therefor;
•	compliance with laws and deposit insurance;
•	pending and threatened legal proceedings and the absence of judgments, decrees, injunctions, orders, and rulings of governmental and regulatory authorities;
•	brokers and broker fees and expenses;
•	Community Reinvestment Act and Bank Secrecy Act compliance and compliance with anti-money laundering and customer or consumer privacy laws;
•	regulatory capital levels;
•	the absence of undisclosed liabilities;
•	the absence of certain events, changes, and actions, and the conduct of their respective businesses, since January 1, 2018;
•	compliance with the Foreign Corrupt Practices Act;
•	inapplicability of state anti-takeover laws; and
•	ownership of the other party’s stock.
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The merger agreement contains representations and warranties made by Entegra to the FC Parties, relating to, among other things:

•	capital stock and capitalization;
•	tax matters;
•	certain material contracts;
•	intellectual property matters and information technology and computer systems;
•	labor and employment matters;
•	benefit plans and arrangements;
•	real and personal property;
•	environmental matters;
•	receipt of a financial advisor opinion;
•	loan matters, including the adequacy of allowances for loan and lease losses and non-performing and classified loans;
•	certain material interests of current and former directors and officers and their immediate family members or affiliates;
•	insurance matters;
•	investment securities and derivatives;
•	compliance with certain securities laws;
•	transactions with affiliates;
•	administration and maintenance of fiduciary accounts; and
•	disclosure controls and procedures and internal control over financial reporting.

The merger agreement contains representations and warranties made by the FC Parties to Entegra, relating to, among other things:

•	sufficient resources to pay the merger consideration.

Certain of the representations and warranties contained in the merger agreement are subject to materiality or “material adverse effect” qualifiers. For purposes of the merger agreement, “material adverse effect” generally means, with respect to First Citizens or Entegra (as the case may be), an effect, circumstance, occurrence, event, development, or change that, individually or in the aggregate with one or more other effects, circumstances, occurrences, events, developments, or changes, (i) has had, or would reasonably be expected to have, a material and adverse effect on the business, properties, assets, liabilities, financial condition, operations, or results of operations of First Citizens or Entegra (as the case may be) and its respective subsidiaries taken as a whole, or (ii) prevents or materially impedes the consummation by First Citizens or Entegra (as the case may be) of the transactions contemplated by the merger agreement. However, with respect to clause (i), the following will not be included in determining the impact of any effect, circumstance, occurrence, event, development, or change:

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•	changes after the date of the merger agreement in laws of general applicability that apply to insured depository institutions and/or registered bank holding companies generally, or interpretations thereof by governmental entities, except to the extent of any materially disproportionate impact they have on First Citizens or Entegra (as the case may be) and its respective subsidiaries taken as a whole as measured relative to similarly situated companies in the banking and financial services industry;

•	changes after the date of the merger agreement in the generally accepted accounting principles (which we refer to as “GAAP”) or regulatory accounting requirements applicable to insured depository institutions and/or registered bank holding companies generally, except to the extent of any materially disproportionate impact they have on First Citizens or Entegra (as the case may be) and its respective subsidiaries taken as a whole as measured relative to similarly situated companies in the banking and financial services industry;

•	changes in economic conditions, or changes in global, national, or regional political or market conditions (including changes in prevailing interest or exchange rates), in either case affecting the banking and financial services industry generally, except to the extent of any materially disproportionate impact they have on First Citizens or Entegra (as the case may be) and its respective subsidiaries taken as a whole as measured relative to similarly situated companies in the banking and financial services industry;

•	actions and omissions of First Citizens and Entegra required under the merger agreement or taken or omitted with the prior written consent of Entegra (in the case of actions and omissions by First Citizens) or First Citizens (in the case of actions and omissions by Entegra);

•	any failure by First Citizens or Entegra, in and of itself, to meet any internal or published industry analyst projections, forecasts, or estimates of revenue, earnings, or other financial or operating metrics for any period;

•	changes, in and of themselves, in the trading price or trading volume of the First Citizens common stock or the Entegra common stock (with any factors or circumstances giving rise to or contributing to any such changes that are not otherwise excluded from the definition of material adverse effect to be taken into account in determining whether there exists or has occurred a material adverse effect); or

•	changes arising from the entry into or the announcement, or pendency of the merger agreement or the transactions contemplated thereunder, including (i) by reason of the identity of First Citizens or its affiliates, (ii) by reason of any communication by First Citizens or any of its affiliates regarding the plans or intentions of First Citizens or its affiliates with respect to the conduct of the business of Entegra or its subsidiaries following the closing, and (iii) the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, employees, suppliers, vendors, business partners, or other third parties.

Conduct of Business Pending the Merger

The merger agreement contains customary covenants regarding the parties’ operation of their respective businesses prior to the effective time of the merger.

Subject to certain exceptions, from the date of the merger agreement to the effective time of the merger, except as permitted by the merger agreement or as required by law or at the direction of a governmental authority, Entegra has agreed not to, and to cause its subsidiaries not to, do any of the following, without the prior written consent of First Citizens (such consent not to be unreasonably withheld, conditioned, or delayed):

•	conduct its business other than in the regular, ordinary, and usual course consistent with past practice;

•	fail to use commercially reasonable efforts to maintain and preserve intact its business organizations and advantageous customer and other business relationships, and retain the services of its current officers and employees;
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•	take any action that would reasonably be expected to adversely affect or materially delay its ability to perform its obligations under the merger agreement or the consummation of the transactions contemplated by the merger agreement;

•	incur, renew, modify, extend, or renegotiate any indebtedness for borrowed money or assume, guarantee, endorse, or otherwise as an accommodation become responsible for the obligations of any other person, other than (i) the creation of deposit liabilities in the ordinary course of business consistent with past practice, (ii) purchases of federal funds, and (iii) borrowings by Entegra Bank consistent with past practice and with a maturity of not more than 12 months;

•	prepay any indebtedness or other similar arrangements so as to cause Entegra or any of its subsidiaries to incur any prepayment penalty thereunder;

•	purchase, accept, or renew any brokered deposits, except in the ordinary course of business consistent with past practice and with maturities of 24 months or less;

•	adjust, split, combine, or reclassify any of its capital stock;

•	make, declare, pay, or set aside for payment any dividend or other distribution on or in respect of its capital stock, other than (i) the declaration and payment by Entegra Bank of dividends to Entegra, and (ii) required dividends or distributions by Entegra in respect of subordinated debentures related to trust preferred securities issued by statutory trusts affiliated with Entegra;

•	grant any person any right to acquire any shares of its capital stock or any securities or rights convertible into or exercisable for its capital stock; issue any additional shares of capital stock or any securities or obligations convertible into or exercisable for any shares of its capital stock, except pursuant to the exercise, vesting, or settlement of Entegra equity awards outstanding as of the date of the merger agreement; or directly or indirectly redeem, purchase, repurchase, or otherwise acquire any shares of its capital stock, except in connection with the exercise, vesting, or settlement of Entegra equity awards;

•	other than in the ordinary course of business consistent with past practice, (i) sell, transfer, mortgage, encumber, or otherwise dispose of any of its properties, assets, or business (including without limitation “other real estate owned”), or (ii) cancel, release, or assign any material indebtedness or claims or waive any rights of substantial value;

•	acquire or make any equity investment in (except through foreclosure, deed or conveyance in lieu of foreclosure, or other resolution of a loan pursuant to which Entegra Bank accepts assets or collateral), whether by purchase of stock or other securities, contributions to capital, property transfers, purchase of any property or assets, or otherwise, any other person, or form any new subsidiary or dissolve, liquidate, or terminate any existing subsidiary;

•	enter into any contract that would be a material contract if such contract had been entered into prior to and in effect as of the date of the merger agreement or renew, fail to renew, amend, modify, cancel, or terminate any existing material contract;

•	make, renew, increase the amount of, extend the term of, or modify any loan, or commit to make, renew, increase the amount of, extend the term of, or modify any loan, except (i) in conformity with existing lending policies and practices and where the principal amount of the loan does not exceed $1,000,000 or (ii) loans (including lines of credit and letters of credit) as to which Entegra and its subsidiaries had binding commitments to make such loans as of the date of the merger agreement and which were disclosed to First Citizens;

•	make, renew, increase the amount of, extend the term of, or modify any loan, or commit to make, renew, increase the amount of, extend the term of, or modify any loan, to any person if, when aggregated with all other outstanding loans and commitments for loans to such person and such person’s family members and affiliates, the aggregate principal amount of all such loans and commitments would exceed $2,000,000;
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•	extend credit to any person who has a loan with Entegra or any of its subsidiaries that is classified by Entegra or any of its subsidiaries or by the Federal Deposit Insurance Corporation or by the North Carolina Office of the Commissioner of Banks as “doubtful,” “substandard,” or “special mention” or that is on non-accrual status (which we refer to as an “Entegra classified borrower”), or increase the amount of any loan with or to an Entegra classified borrower;

•	except in the ordinary course of business consistent with past practice, renegotiate, renew, extend the term of, or modify any loan with or to an Entegra classified borrower, except in conformity with existing lending policies and practices and regulatory requirements and where all outstanding loans and commitments for loans to the Entegra classified borrower and the Entegra classified borrower’s family members and affiliates do not and would not exceed $500,000 in the aggregate;

•	except in compliance with Regulation O, make or increase the amount of any loan, or commit to make or increase the amount of any loan, to any director, executive officer, or principal shareholder (as such terms are defined in Regulation O) of Entegra or any of its subsidiaries, or any entity controlled, directly or indirectly, by any such person;

•	commence any claim, action, suit, or proceeding, other than to enforce an obligation owed to Entegra or any of its subsidiaries in the ordinary course of business, or enter into any settlement or similar agreement with respect to any claim, action, suit, or proceeding, which claim, action, suit, proceeding, or settlement or other agreement (i) involves the payment by it of an amount in excess of $50,000, or (ii) would impose any material restriction on its business or operations or the business or operations of any of its subsidiaries;

•	except as required by applicable law or a plan, agreement, or arrangement in effect as of the date of the merger agreement or as scheduled, (i) increase in any manner the salary, wages, bonuses, compensation, or other benefits of, for, or payable to any of its directors or executive officers (except for normal employee wage and salary increases in the ordinary course of business consistent with past practice not exceeding 3% per year on a per employee basis); (ii) pay any bonus, pension, severance, retirement allowance, or contribution to any of its directors, officers, or employees; (iii) become a party to, establish, adopt, amend, renew, terminate, extend, or commit to any pension, retirement, profit-sharing, welfare, or other benefit plan, agreement, or arrangement, or any employment, severance, salary continuation, retention, change of control, change in control, or consulting agreement or other contract, with or for the benefit of any director, officer, or employee; or (iv) amend, modify, or revise the terms of any outstanding stock option or restricted stock or RSU award or voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options, restricted stock, restricted stock units, or other equity-based compensation;

•	elect or appoint to any office with the title of executive vice-president or higher any person who does not hold such office as of the date of the merger agreement; elect or appoint, or propose or recommend for election or appointment, to its board of directors any person who is not a member of its board of directors as of the date of the merger agreement; or hire any employee with annualized base compensation (excluding health insurance and retirement plan benefits) in excess of $75,000, except as may be necessary to replace an employee (other than an officer with a title of executive vice-president or higher) whose employment is terminated, whether voluntarily or involuntarily;

•	amend its charter or articles of incorporation, bylaws, or other organizational or governing documents, or enter into any stock or asset purchase agreement or any plan or agreement of consolidation, merger, share exchange, or reorganization or any indication of interest, letter of intent, or agreement in principle with respect thereto;

•	increase or decrease the rates of interest paid on time deposits or certificates of deposit, except in the ordinary course of business consistent with past practice;
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•	purchase any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities of 24 months or less;

•	make any capital expenditures in excess of $250,000, in the aggregate, other than in the ordinary course of business consistent with past practice or pursuant to binding commitments existing on the date of the merger agreement which were disclosed to First Citizens;

•	except for interest rate caps and interest rate floors for individual loans entered into in the ordinary course of business consistent with past practice, enter into any futures contract, option, swap agreement, interest rate cap, interest rate floor, or interest rate exchange agreement, or take any other action for purposes of hedging the exposure of its interest-earning assets or interest-bearing liabilities to changes in market rates of interest;

•	make any material changes in policies or procedures in existence on the date of the merger agreement with regard to extensions of credit, or the establishment of reserves with respect to possible loss thereon or the charge off of losses incurred thereon, investments, or asset/liability management, or in any other material banking policies or procedures, except as may be required by changes in law or GAAP or at the direction, suggestion, or recommendation of a governmental authority;

•	make or change any material tax election, settle or compromise any material tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment, collection, or determination of any taxes, enter into any closing agreement with respect to any taxes or surrender any right to claim a tax refund, adopt or change any method of accounting with respect to taxes, or file any amended tax return;

•	take any action that is intended or would reasonably be expected to result in (i) any of the representations or warranties of Entegra set forth in the merger agreement being or becoming untrue at any time prior to the effective time of the merger, (ii) any of the conditions to the merger not being satisfied, or (iii) a breach or violation of any provision of the merger agreement;

•	adopt or implement any change in its accounting principles, practices, or methods, other than as may be required by law, GAAP, or regulatory guidelines;

•	make any written communications to the officers or employees of Entegra or any of its subsidiaries, or any oral communications made or presented to a significant portion of the officers or employees of Entegra or any of its subsidiaries, in each case that are different than or include material information not contained in prior communications and that pertain to compensation or benefit matters that are affected by the transactions contemplated by the merger agreement, without first providing First Citizens a copy or written description of the intended communication and providing First Citizens with a reasonable period of time to review and comment on the communication;

•	fail to use commercially reasonable efforts to maintain its business premises or other assets in substantially the same condition as of the date of the merger agreement, ordinary wear and tear excepted;

•	subject any of its properties or assets to any lien (other than certain liens permitted by First Citizens under the merger agreement and other liens existing as of the date of the merger agreement and other than in connection with securing advances, repurchase agreements, and other borrowings not prohibited by the merger agreement); or

•	agree to do, make any commitment to do, or adopt any resolutions of its board of directors (or other governing body) in support of, recommending, or proposing any of the foregoing.
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Similarly, from the date of the merger agreement to the effective time of the merger, except as permitted by the merger agreement or as required by law or at the direction of a governmental authority, First Citizens has agreed not to, and to cause its subsidiaries not to, do any of the following, without the prior written consent of Entegra (such consent not to be unreasonably withheld, conditioned, or delayed):

•	conduct its business other than in the regular, ordinary, and usual course consistent with past practice;

•	amend its charter, bylaws, or other organizational or governing documents in a manner that would materially impede its ability to consummate the transactions contemplated by the merger agreement;

•	take any action that is intended or would reasonably be expected to result in (i) any of the representations or warranties of First Citizens set forth in the merger agreement being or becoming untrue at any time prior to the effective time of the merger, (ii) any of the conditions to the merger not being satisfied, or (iii) a breach or violation of any provision of the merger agreement; or

•	agree to do, make any commitment to do, or adopt any resolutions of its board of directors (or other governing body) in support of, recommending, or proposing any of the foregoing.

Covenants and Agreements

Other Acquisition Proposals

Entegra agreed in the merger agreement to, and to direct and cause its subsidiaries and its subsidiaries’ affiliates, directors, officers, employees, agents, and representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations with any person other than First Citizens and First Citizens Bank with respect to the possibility, consideration, or consummation of any acquisition proposal, and to use its reasonable best efforts to enforce, and to direct and cause its subsidiaries to use their reasonable best efforts to enforce, any confidentiality, nondisclosure, or similar agreement relating to any acquisition proposal.

The merger agreement provides generally, and subject to the exceptions described below, that unless the merger agreement has been terminated Entegra will not, and will cause its respective subsidiaries and its and its respective subsidiaries’ affiliates, directors, officers, employees, agents, and representatives not to:

•	solicit, initiate, or knowingly encourage, or take any other action to knowingly facilitate or that could reasonably be expected to result in any inquiries or discussions regarding, or the making of any proposal or offer that constitutes or could reasonably be expected to lead to, an acquisition proposal;

•	provide any non-public information or data regarding such party or any of its subsidiaries to any person other than the other parties to the merger agreement and their subsidiaries relating to or in connection with any acquisition proposal or any inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal;

•	participate in any discussions or negotiations or otherwise communicate in any way with any person other than the other parties to the merger agreement and their subsidiaries regarding any acquisition proposal;

•	approve, endorse, or recommend, or execute, enter into, or consummate, any indication of interest, letter of intent, or other contract (other than a confidentiality or nondisclosure agreement described below) relating to any acquisition proposal or requiring such party to abandon, terminate, or fail to consummate the transactions contemplated by the merger agreement, or propose to do any of the foregoing; or

•	make or authorize any statement, recommendation, or solicitation in support of any acquisition proposal.
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The merger agreement provides that Entegra may, prior to the approval of merger proposal by Entegra’s shareholders in accordance with Entegra’s articles of incorporation and bylaws and applicable law, if the board determines in good faith, after consultation with its outside legal and financial advisors, that the failure to do so would be inconsistent with its fiduciary duties under applicable law, in response to a bona fide, written acquisition proposal not solicited in violation of the merger agreement that such party’s board of directors determines in good faith constitutes or is reasonably likely to result in a superior proposal, and subject to providing 48 hours prior written notice of its decision to take such action to the other parties to the merger agreement and identifying the person making the acquisition proposal and all of the material terms and conditions of such acquisition proposal and compliance with the other applicable provisions of the merger agreement, (i) furnish information with respect to such party and its subsidiaries to any person making such acquisition proposal pursuant to a customary confidentiality or nondisclosure agreement on terms no more favorable to such person than the terms contained in the Confidentiality Agreement dated March 27, 2019, between First Citizens and Entegra (which new confidentiality agreement must not provide such person the exclusive right to negotiate with such party) and (ii) participate in discussions or negotiations with such person regarding such acquisition proposal.

The merger agreement requires Entegra to promptly (within not more than 24 hours) advise First Citizens of its or any of its subsidiaries’ receipt of any acquisition proposal, or any request for information or inquiry which could reasonably be expected to lead to an acquisition proposal, and to keep the other party informed, on a current basis, of the continuing status thereof, including the material terms and conditions thereof and any changes thereto, and to provide to the other party copies of any written materials received by such party or any of its subsidiaries in connection therewith. Additionally, Entegra is required to contemporaneously provide or make available to the other party all materials provided or made available to any third party in connection with an acquisition proposal which have not been previously provided or made available to the other party.

The merger agreement also permits Entegra and its board to comply with Rule 14e-2(a) and Rule 14d-9 under the Exchange Act and Item 1012(a) of Regulation M-A, and to make any disclosure to such party’s shareholders required by applicable law.

For purposes of the merger agreement, the term “acquisition proposal” means with respect Entegra, any inquiry, indication, proposal, solicitation, or offer, or the filing of any regulatory application, notice, waiver, or request (whether in draft or final form), from or by any person relating to (i) any direct or indirect sale, acquisition, purchase, lease, exchange, mortgage, pledge, transfer, or other disposition of 20% or more of the consolidated assets of Entegra and its subsidiaries, in a single transaction or series of related transactions; (ii) any tender offer (including a self-tender) or exchange offer with respect to, or direct or indirect purchase or acquisition of, 20% or more of any class of equity or voting securities of Entegra or any of its subsidiaries; or (iii) any merger, share exchange, consolidation, business combination, reorganization, recapitalization, or similar transaction involving Entegra or any of its subsidiaries, in each case other than the transactions contemplated by the merger agreement.

For purposes of the merger agreement, the term “superior proposal” means any bona fide written acquisition proposal which the board determines in good faith, after taking into account all legal, financial, regulatory, and other aspects of the proposal (including without limitation the amount, form, and timing of payment of consideration, the financing thereof, any associated break-up or termination fees, including those provided for in the merger agreement, expense reimbursement provisions, and all conditions to consummation) and the person making the proposal, and after consulting with its financial advisor (which must be a nationally recognized investment banking firm) and outside legal counsel, is (i) more favorable from a financial point of view to such party’s shareholders than the transactions contemplated by the merger agreement and (ii) reasonably likely to be timely consummated on the terms set forth. However, for purposes of this definition, references to “20% or more” in the definition of acquisition proposal are deemed to be references to “more than 50%.”

Notice of Certain Matters

Each party to the merger agreement has agreed to promptly notify the other parties of any fact or occurrence that constitutes or has caused, or would reasonably be expected to cause, a material breach of any of the party’s representations, warranties, covenants, or agreements contained in the merger agreement; that has had or would reasonably be expected to have a material adverse effect on the party; or that would or would reasonably be expected to prohibit, materially impede, or delay the consummation of the transactions contemplated by the merger agreement. Each party must notify the other parties of any communication from a third party alleging that the consent or approval of the third party is or may be required in connection with the transactions contemplated by the merger agreement. Each party must also notify the other party if it receives notice that any officer of the notifying party or any of its subsidiaries with a title of executive vice president or higher intends to terminate his or her employment.

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Access and Information

Prior to the effective time of the merger, Entegra has generally agreed to afford First Citizens, First Citizens Bank, and their representatives reasonable access to its and its subsidiaries’ books, records, contracts, properties, assets, personnel, and information technology systems, as well as any other information relating it or its subsidiaries that the other parties reasonably request. Also, each party has generally agreed to, prior to the effective time of the merger, furnish the other parties with a copy of any report, application, notice, schedule, or other document filed with or received from any governmental authority, except where disclosure of the same is not permitted by law.

Further Assurances

Generally, each of the parties has agreed in the merger agreement to use its reasonable best efforts to promptly take or cause to be taken all actions, and to promptly do or cause to be done all things, necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger) as expeditiously as reasonably possible.

Annual Meeting and Recommendation of Entegra Board

Entegra has agreed in the merger agreement to take all action necessary to call and hold, as promptly as reasonably practicable after the effective date of the registration statement of which this proxy statement is a part, a meeting of its shareholders for the purpose of its shareholders considering and voting on approval of the merger agreement and any other matters required to be approved by Entegra’s shareholders in order to consummate the transactions contemplated by the merger agreement. Subject to certain limited exceptions discussed below, (i) Entegra and its board must at all times prior to and during the annual meeting recommend to Entegra’s shareholders the approval of the merger agreement and the transactions contemplated by the merger agreement (and take all reasonable and lawful action to solicit and obtain such approval) and (ii) the board cannot withdraw, modify, or qualify in any manner adverse to First Citizens its recommendation of the merger agreement and the transactions contemplated thereby to Entegra’s shareholders, or take any other action or make any other public statement inconsistent with such recommendation (referred to in this proxy statement as an “Entegra change of recommendation”).

The board may make an Entegra change of recommendation if, but only if:

•	Entegra has complied in all material respects with the provisions in the merger agreement applicable to acquisition proposals;

•	the board determines in good faith (after consultation with and receiving and considering the advice of outside legal counsel and its financial advisors) that its failure to do so would be inconsistent with its fiduciary duties under applicable law; and

•	in the event the Entegra change of recommendation relates to an acquisition proposal, (i) the board has determined in good faith that the acquisition proposal constitutes a superior proposal, (ii) Entegra notifies First Citizens at least five business days in advance of its intention to effect an Entegra change of recommendation in response to such superior proposal, and furnishes to First Citizens the identity of the person making such superior proposal, a copy of the proposed transaction agreements and all other documents relating to such superior proposal, and a reasonable description of the event or circumstances giving rise to its determination to take such action, (iii) prior to effecting the Entegra change of recommendation, Entegra negotiates, and causes its financial, legal, and other advisors to negotiate, in good faith with First Citizens, during the five business day period following Entegra’s delivery of the notice referred to in clause (ii) above (to the extent First Citizens desires to so negotiate), to make such adjustments to the terms and conditions of the merger agreement so that such acquisition proposal ceases to constitute a superior proposal, and (iv) after the conclusion of such five business day period, the board determines in good faith, after giving effect to all of the adjustments (if any) which may be offered by First Citizens pursuant to clause (iii) above, that such acquisition proposal continues to constitute a superior proposal (it being agreed that in the event that there is any material revision to the terms of a superior proposal after delivery of the notice by Entegra in clause (ii) above, including any revision in price, the five business day period during which the parties agree to negotiate in good faith shall be extended, if applicable, to ensure at least three business days remain to negotiate after the time Entegra notifies First Citizens of any such material revision).
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Notwithstanding any Entegra change of recommendation, absent termination of the merger agreement, Entegra is not relieved of its obligation to hold a meeting of its shareholders for the purpose of its shareholders voting on those matters required to be approved by its shareholders in order to consummate the transactions contemplated by the merger agreement. Additionally, unless the merger agreement has been terminated, Entegra cannot submit to or for a vote of its shareholders any other acquisition proposal.

Entegra has also agreed in the merger agreement to adjourn or postpone the annual meeting if (i) as of the date of the meeting if there are not sufficient shares of Entegra common stock represented in person or by proxy to constitute the quorum necessary to conduct the business of the meeting, (ii) as of the date of the meeting Entegra has not received proxies representing a sufficient number of shares of Entegra common stock for the approval of the merger agreement by Entegra’s shareholders, or (iii) required by applicable law in order to ensure that any required supplement or amendment to this proxy statement is provided to Entegra’s shareholders a reasonable amount of time prior to the annual meeting. In the case of clauses (i) and (ii), Entegra is not required to adjourn or postpone the meeting more than two times.

Employee Benefits

First Citizens has agreed that First Citizens and First Citizens Bank generally will provide employees of Entegra Bank who become employees of First Citizens Bank in connection with the merger (which we refer to as “continuing employees”) with benefits under the Entegra benefit plans, to the extent they are maintained by First Citizens Bank for some time following the effective time of the mergers, or, at First Citizens Bank’s election, with benefits that are the same as those provided to similarly situated employees of First Citizens Bank as of the date of the merger agreement. Generally, and subject to certain customary exceptions, First Citizens and First Citizens Bank will recognize the years of full-time service of continuing employees with Entegra Bank for vesting and eligibility purposes under employee benefit plans maintained by First Citizens or First Citizens Bank in which the continuing employees are eligible to participate. If continuing employees experience a transition in health care coverage during the middle of a plan year, First Citizens has agreed that First Citizens and First Citizens Bank, as appropriate, will make a one-time payment of additional compensation as part of First Citizens Bank’s first payment of salary and wages to continuing employees who elect health care coverage under the First Citizens Bank company welfare benefit plan in an amount to be agreed upon by the parties and based upon the health care coverage the continuing employee had under Entegra’s group medical plan.

Entegra has generally agreed in the merger agreement to, prior to the effective time of the merger, take (and cause its subsidiaries to take) any actions reasonably requested by First Citizens that are necessary or appropriate to (i) cause one or more of the Entegra or Entegra Bank benefits plans to terminate or be frozen as of or immediately prior to the effective time of the merger, (ii) cause benefit accruals and entitlements under any Entegra or Entegra Bank benefits plan to cease as of or immediately prior to the effective time of the merger, (iii) cause the continuation at and after the effective time of the merger of any insurance policy or other contract relating to any Entegra or Entegra Bank benefits plan for such period as may be requested by First Citizens, or (iv) facilitate the merger of any Entegra or Entegra Bank benefits plan into any employee benefit plan maintained by First Citizens or its subsidiaries.

Generally, and subject to certain exceptions and conditions set forth in the merger agreement, Entegra Bank employees who are not offered continued employment with First Citizens or one of its subsidiaries, and continuing employees whose employment is terminated by First Citizens or its subsidiaries without cause (as defined in the merger agreement) during the six-month period immediately following the merger, will be paid severance benefits based on their number of full years of continuous service with Entegra Bank prior to the effective time of the merger and with First Citizens and its subsidiaries thereafter.

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Indemnification and Insurance

The merger agreement generally provides that, for a period of six years following the merger, First Citizens will indemnify, defend, and hold harmless all current and former directors, officers, and employees of Entegra and Entegra Bank and their subsidiaries against any damages and expenses incurred in connection with any claim arising out of matters existing or occurring prior to the effective time of the merger and based on the fact that such individuals were directors, officers, or employees of Entegra or Entegra Bank or any of their subsidiaries (or was serving at the request of Entegra or Entegra Bank or any of their subsidiaries as a director, officer, employee, agent, trustee, or partner of another corporation, partnership, trust, joint venture, employee benefit plan, or other entity), to the fullest extent these individuals would have been entitled to be indemnified, defended, and held harmless under applicable law and the articles of incorporation and bylaws (or comparable governing documents) of Entegra and Entegra Bank and their subsidiaries as in effect as of the date of the merger agreement.

The merger agreement requires Entegra to obtain (or cause Entegra Bank to obtain), prior to the effective time of the merger, and requires First Citizens to maintain, after the effective time of the merger, a “tail” policy under Entegra’s and Entegra Bank’s existing directors’ and officers’ liability insurance policy providing coverage for a period of six years immediately after the effective time of the merger for persons who are immediately prior to the effective time of the merger covered by Entegra’s and Entegra Bank’s existing directors’ and officers’ liability insurance policy (which we refer to as the “tail insurance”), which tail insurance must provide for at least the same coverage and coverage amounts as, and contain terms and conditions not materially less advantageous than, those currently provided for by Entegra’s and Entegra Bank’s existing directors’ and officers’ liability insurance policy. However, without the prior written consent of First Citizens, Entegra and Entegra Bank cannot expend for tail insurance (for that six-year period) an amount in excess of 250% of the most recent annual premium paid by Entegra for their existing directors’ and officers’ liability insurance policy.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to (i) Entegra obtaining estoppel letters from Entegra’s and Entegra Bank’s existing landlords; (ii) preparing the documentation and filings to obtain, and, obtaining the governmental authority and other third party consents and approvals required for the transactions contemplated by the merger agreement; (iii) public statements or disclosures pertaining to the merger agreement or the transactions contemplated by the merger agreement; (iv) the preparation and filing of this proxy statement; (v) exempting the merger agreement, the mergers, the bank merger, and the other transactions contemplated by the merger agreement from all “takeover laws”; (vi) giving notice of any proceeding commenced or threatened and relating to the transactions contemplated by the merger agreement; (vii) planning and preparing for the consolidation of appropriate operating functions and the conversion of the data processing and related electronic information technology systems of Entegra and Entegra Bank; and (viii) First Citizens’ assumption of outstanding trust preferred securities of Entegra.

Conditions to Consummation of the Merger

The respective obligations of Entegra and the FC Parties to consummate the merger are subject to the satisfaction or, to the extent permissible, waiver of certain conditions, including:

•	the approval of the merger proposal by Entegra’s shareholders;
•	the receipt of all required consents and approvals of governmental authorities required to consummate the transactions contemplated by the merger agreement and the expiration of all statutory waiting periods in respect thereof; and
•	the absence of any order, decree, or injunction enjoining or prohibiting the merger, the second step merger, or the bank merger, and any action, suit, or proceeding seeking the same, and the absence of any law prohibiting or making illegal the consummation of the merger, the second step merger, or the bank merger.

Entegra’s obligation to consummate the merger is also subject to the satisfaction or, to the extent permissible, waiver of certain additional conditions, including:

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•	the accuracy of the representations and warranties of the FC Parties in the merger agreement, both as of the date of the merger agreement and as of the date of the closing of the mergers (except for representations and warranties that speak only as of the date of the merger agreement or another date), subject to the materiality standards provided for in the merger agreement;
•	The FC Parties’ performance of and compliance with, in all material respects, their obligations and covenants in the merger agreement; and
•	Entegra’s receipt of a certificate, dated as of the date of the closing of the mergers, signed by the chief executive officer and chief financial officer of First Citizens to the effect that the two conditions described immediately above have been satisfied.

The respective obligations of the FC Parties to consummate the merger are also subject to the satisfaction or, to the extent permissible, waiver of certain additional conditions, including:

•	the accuracy of the representations and warranties of Entegra in the merger agreement, both as of the date of the merger agreement and as of the date of the closing of the mergers (except for representations and warranties that speak only as of the date of the merger agreement or another date), subject to the materiality standards provided for in the merger agreement;
•	Entegra’s performance of and compliance with, in all material respects, its obligations and covenants in the merger agreement;
•	The FC Parties’ receipt of a certificate, dated as of the date of the closing of the mergers, signed by the chief executive officer and chief financial officer of Entegra to the effect that the two conditions described immediately above have been satisfied; and
•	Entegra must have taken all action necessary to terminate the Tax Benefits Preservation Plan dated November 16, 2015, between Entegra and Computershare Trust Company, N.A. effective immediately prior to the effective time of the merger or otherwise amend that plan such that no rights provided for in that plan are exercisable in connection with or following the transactions contemplated by the merger agreement.

There can be no assurance as to whether or when all of the conditions to consummation of the merger will be satisfied or, where permissible, waived.

Termination of the Merger Agreement

Generally. The merger agreement may be terminated as follows:

•	by mutual written agreement of the FC Parties and Entegra;

•	by the FC Parties or Entegra:

-	in the event that Entegra’s shareholders do not approve the merger proposal, provided that, in the case of termination by Entegra, Entegra and its board have complied with their obligations to call and hold the annual meeting and to recommend approval of the merger agreement to solicit approval of the merger agreement by Entegra’s shareholders;

-	in the event that any approval, consent, or waiver from any governmental entity or regulatory agency required for the consummation of the transactions contemplated by the merger agreement has been denied by final and non-appealable action of such governmental entity or regulatory agency or any application for any such consent, approval, or waiver has been permanently withdrawn at the request of any such governmental entity or regulatory agency, provided the denial or withdrawal is not due to the failure of the terminating party to perform or observe its obligations under the merger agreement;
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-	in the event that any court or other governmental authority of competent jurisdiction has issued a final, non-appealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by the merger agreement, provided that the action of such governmental authority is not due to the failure of the terminating party to perform or observe its obligations under the merger agreement;

-	in the event the merger is not consummated by March 31, 2020, provided that the failure to consummate the merger by such date is not due to the failure of the terminating party to perform or observe its obligations under the merger agreement;

•	by the FC Parties:

-	in the event of a breach of the merger agreement by Entegra, if the breach (individually or in the aggregate with all other breaches) would, if occurring or continuing on the closing date for the merger, result in any of the conditions to the merger not being satisfied and has not been cured by the earlier of March 31, 2020, and 30 days after written notice to Entegra of the breach, and provided that none of First Citizens, First Citizens Bank, or Merger Sub is in material breach of the merger agreement (which we refer to as a “First Citizens material breach termination”);

-	in the event that prior to the approval of the merger agreement by Entegra’s shareholders (i) Entegra materially breaches its obligations under the merger agreement relative to acquisition proposals or calling and holding the annual meeting and recommending and soliciting approval of the merger agreement by Entegra’s shareholders or (ii) the board does not publicly recommend in this proxy statement the approval of the merger agreement and the transactions contemplated thereby by Entegra’s shareholders or, after having made such recommendation, subsequently makes an Entegra change of recommendation;

-	in the event a tender offer or exchange offer for 20% or more of any class or series of outstanding shares of Entegra stock is commenced (other than by First Citizens or its subsidiaries) and the board recommends that Entegra shareholders tender their shares in such tender offer or exchange offer or otherwise fails to recommend that Entegra shareholders reject the tender offer or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Exchange Act;

•	by Entegra:

-	in the event of a breach of the merger agreement by First Citizens, First Citizens Bank, or Merger Sub, if the breach (individually or in the aggregate with all other breaches) would, if occurring or continuing on the closing date for the merger, result in any of the conditions to the merger not being satisfied and has not been cured by the earlier of March 31, 2020, and 30 days after written notice to the breaching party of the breach, and provided that Entegra is not in material breach of the merger agreement (which we refer to as an “Entegra material breach termination”); or

-	at any time prior to the approval of the merger agreement by the shareholders of Entegra, for the purpose of entering into an agreement with respect to a superior proposal, provided that Entegra has not materially breached its obligations under the merger agreement relative to acquisition proposals or calling and holding the annual meeting and recommending and soliciting approval of the merger agreement by Entegra’s shareholders.

Effect of Termination. Generally, and except as discussed below, if the merger agreement is terminated, the parties will have no further liability or obligations under the merger agreement, provided that (i) certain designated provisions of the merger agreement will survive termination, including those relating to the confidentiality of information shared by the parties pursuant to the merger agreement, public statements or disclosures pertaining to the merger agreement or the transactions contemplated by the merger agreement, the payment of termination fees described below, and the payment of costs and expenses associated with the transactions contemplated by the merger agreement, and (ii) the termination of the merger agreement will not release a party from any liability for fraud or any willful or intentional breach of the merger agreement.

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Termination Fees. Entegra will be required to pay First Citizens a fee of $8,000,000 (which we refer to as the “termination fee”) in the following circumstances:

•	in the event the FC Parties terminate the merger agreement because, prior to the approval of the merger agreement by Entegra’s shareholders, (i) Entegra materially breaches its obligations under the merger agreement relative to acquisition proposals or calling and holding the annual meeting and recommending and soliciting approval of the merger agreement by its shareholders, or (ii) the board does not recommend in this proxy statement the approval of the merger agreement and the transactions contemplated thereby by its shareholders or, after having made such recommendation, subsequently makes an Entegra change of recommendation;
•	in the event in the event the FC Parties terminate the merger agreement because the board recommends that its shareholders tender their shares in a tender offer or exchange offer for 20% or more of any class or series of outstanding shares of Entegra’s stock (other than one by First Citizens or its subsidiaries), or because the board otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Exchange Act;
•	in the event Entegra terminates the merger agreement at any time prior to the approval of the merger agreement by Entegra’s shareholders for the purpose of entering into an agreement with respect to a superior proposal; or
•	in the event either party terminates the merger agreement due to failure by Entegra’s shareholders to approve the merger agreement by the requisite vote, and (i) at or prior to the no vote an acquisition proposal shall have been received by or communicated or otherwise made known to Entegra (and not withdrawn prior to the date of termination of the merger agreement), and (ii) within 12 months of the date of termination of the merger agreement, Entegra enters into a definitive agreement regarding any acquisition proposal pursuant to which the aggregate consideration is equal to or exceeds the aggregate consideration under the merger agreement (based on $30.18 per share).

Entegra will be required to pay First Citizens a fee of $6,400,000 (which we refer to as the “fee reimbursement”) in the following circumstances:

•	in the event the merger agreement is terminated by mutual written agreement of the FC Parties and Entegra;
•	in the event of a First Citizens material breach termination; or
•	in the event either party terminates the merger agreement due to failure by Entegra’s shareholders to approve the merger agreement by the requisite vote, and (i) at or prior to the no vote an acquisition proposal shall have been received by or communicated or otherwise made known to Entegra (and not withdrawn prior to the date of termination of the merger agreement), and (ii) within 12 months of the date of termination of the merger agreement, Entegra enters into a definitive agreement regarding any acquisition proposal pursuant to which the aggregate consideration is less than the aggregate consideration under the merger agreement (based on $30.18 per share).

However, no fee reimbursement will be owed if either the termination fee is payable by Entegra or the reverse termination fee is payable by First Citizens, or in certain other situations.

First Citizens will be required to pay Entegra a termination fee of $8,800,000 (which we refer to as the “reverse termination fee”) in the following circumstances:

•	in the event either party terminates the merger agreement as a result of the denial of any governmental approval or consent by a final, non-appealable action or any application or request therefor shall have been permanently withdrawn at the request of a governmental entity; or
•	(i) First Citizens has materially breached its obligations related to obtaining regulatory consents, (ii) Entegra terminates the merger agreement in connection with (a) a final, non-appealable order enjoining or prohibiting consummation of any of the transactions contemplated by the merger agreement or (b) the failure to consummate the merger by the outside date (March 31, 2020), and (iii) all conditions to closing have been satisfied or waived other than the conditions related to governmental approvals or conditions that can only be satisfied at closing.
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Amendment and Waiver

The merger agreement may be amended at any time by a written instrument executed by each of the parties. However, notwithstanding the foregoing, after the approval of the merger proposal by the shareholders of Entegra, the merger agreement cannot be amended without the further approval of Entegra shareholders, as applicable, if such amendment requires further approval of such shareholders under applicable law. Any provision of the merger agreement may be waived by the party or parties entitled to the benefits of that provision, if the waiver is in writing and executed by the party or parties granting the waiver.

Governing Law

The merger agreement is governed by North Carolina law.

Expenses

The merger agreement provides generally that each party will pay its own expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement. This includes fees and expenses of legal counsel, accountants, and other professional advisors. However, the parties agreed in the merger agreement that the cost of printing and mailing this proxy statement and all fees paid to the SEC or any other governmental authority in connection with the merger, the second step merger, or the bank merger will be shared equally by First Citizens and Entegra.

Specific Performance

The merger agreement provides that its terms may be specifically enforced by the parties, without limiting any other remedies that may be available to the parties.

Exclusive Jurisdiction

The merger agreement provides that any claim, action, suit, or proceeding related to the merger agreement or the transactions contemplated by the merger agreement must be brought and heard only in the state courts of the State of North Carolina located in Raleigh, Wake County, North Carolina or the United States District Court for the Eastern District of North Carolina (Raleigh Division).

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

Subject to the limitations, assumptions, and qualifications described herein, the anticipated material U.S. federal income tax consequences to “U.S. holders” (as defined below) of Entegra common stock that exchange their shares of Entegra common stock for cash merger consideration in the merger are as described below.

This discussion does not address any tax consequences arising under the laws of any state, local, or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax. This discussion is based upon the Internal Revenue Code, the regulations promulgated thereunder, and court and administrative rulings and decisions, all as in effect on the date of this proxy statement. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion. No advance ruling has been sought or obtained from the IRS regarding the U.S. federal income tax consequences of the mergers. As a result, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the U.S. federal income tax consequences set forth below.

This discussion addresses only those Entegra shareholders that are U.S. holders (as defined below) and that hold their shares of Entegra common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular Entegra shareholder in light of that shareholder’s particular circumstances or that may be applicable to an Entegra shareholder if that shareholder is subject to special treatment under the U.S. federal income tax laws, including if an Entegra shareholder is:

•	a bank, thrift, or other financial institution;
•	a tax-exempt organization;
•	an S corporation, partnership, or other pass-through entity (or an investor in an S corporation, partnership, or other pass-through entity);
•	an insurance company;
•	a mutual fund;
•	a regulated investment company;
•	a real estate investment trust;
•	a controlled foreign corporation;
•	a passive foreign investment company;
•	a retirement plan, individual retirement account, or other tax-deferred account;
•	a dealer or broker in stocks and securities, or currencies;
•	a trader in securities that elects mark-to-market treatment;
•	a holder of Entegra common stock subject to the alternative minimum tax provisions of the Internal Revenue Code;
•	a holder of Entegra common stock that owns (or is deemed to own) 5% or more of the outstanding stock of Entegra;
•	a holder of Entegra common stock that received Entegra common stock through the exercise of an employee stock option, through a tax qualified retirement plan, or otherwise as compensation;
•	a person that is not a U.S. holder (as defined below);
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•	a person that has a functional currency other than the U.S. dollar;
•	a holder of Entegra common stock that holds Entegra common stock as part of a hedge, straddle, constructive sale, wash sale, conversion, or other integrated transaction; or
•	a U.S. expatriate.

In addition, this discussion does not address any alternative minimum tax or any state, local, or foreign tax consequences of the mergers, nor does it address any other U.S. federal tax consequences (such as gift or estate taxes) including any tax consequences arising under the unearned income Medicare contribution tax pursuant to Section 1411 of the Internal Revenue Code.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Entegra common stock that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States; (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

The U.S. federal income tax consequences to a partner in an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes and that holds Entegra common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Entegra common stock are encouraged to consult their own tax advisors.

Determining the actual tax consequences of the mergers to an Entegra shareholder may be complex. They will depend on an Entegra shareholder’s specific situation and on factors that are not within the control of Entegra or First Citizens. Entegra shareholders are encouraged to consult with their own tax advisors as to the tax consequences of the mergers in their particular circumstances.

Tax Consequences of the Mergers Generally

Subject to the limitations, assumptions, and qualifications described herein, the mergers, taken together, will be treated as a taxable transaction.

A U.S. holder (as defined below in the section titled “Material U.S. Federal Income Tax Consequences of the Mergers”) of Entegra common stock will recognize gain or loss for U.S. federal income tax purposes upon the exchange of the holder’s shares of Entegra common stock for the merger consideration. A U.S. holder may also be taxable under applicable state, local or foreign tax laws.

A U.S. holder of Entegra common stock will recognize gain or loss on the exchange of Entegra common stock for the cash merger consideration, measured by the difference between the amount of cash received and the tax basis of that holder’s shares of Entegra common stock. A U.S. holder’s adjusted basis in our common stock generally will be equal to the amount that such U.S. holder paid to acquire such shares of our common stock. Gain or loss will be determined separately for each block of shares of our common stock (i.e., shares of our common stock acquired at the same cost in a single transaction). U.S. holders are responsible for determining their adjusted basis in our common stock and should consult their tax advisors regarding such determination.

This gain or loss will be a capital gain or loss, and will be a long-term capital gain or loss, if the holding period for the share of Entegra common stock exchanged for cash is more than one year at the time of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. Net short-term capital gains are taxed at the same rate as ordinary income. The deduction of capital losses is subject to limitations.

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Backup Withholding

Holders of Entegra common stock other than certain exempt recipients may be subject to information reporting and backup withholding (currently at a rate of 24%) on the cash merger consideration received. Such a holder generally will not be subject to backup withholding, however, if the holder:

•	furnishes a correct taxpayer identification number, certifies that the holder is not subject to backup withholding on the Form W-9 or successor form included in the letter of transmittal the holder will receive, and otherwise complies with all the applicable requirements of the backup withholding rules; or
•	provides proof that the holder is otherwise exempt from backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the holder timely furnishes the required information to the IRS.

This summary of material U.S. federal income tax consequences is for general information only and is not tax advice. Each holder of Entegra common stock is urged to consult the holder’s tax advisor with respect to the application of U.S. federal income tax laws to the holder’s particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign, or other taxing jurisdiction.

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PROPOSAL NO. 3: DIRECTOR ELECTION PROPOSAL

Our bylaws provide for a board of directors consisting of not less than five nor more than 20 directors, the exact number to be determined by resolution of a majority of our board or by resolution properly adopted by the shareholders at a shareholders’ meeting. Our board has set the number of directors at 11.

Our articles of incorporation and bylaws provide that, at all times that the total number of directors is fixed at nine or more, the directors shall be divided into three classes, as nearly equal as possible in number as may be, to serve in the first instance for terms of one, two and three years, respectively, from the date each such class of directors takes office or until their earlier death, resignation, retirement, removal, or disqualification or until their successors shall be elected and qualify, and thereafter the successors in each class of directors shall be elected for terms of three years or until their earlier death, resignation, retirement, removal, or disqualification or until their successors are duly elected and qualify. As a result, one class of three directors is to be elected at the 2019 annual meeting to serve until the consummation of the merger or, if the merger is not completed, until 2022 annual meeting of shareholders or until their successors are duly elected and qualified for a three-year term. In the event of any increase or decrease in the authorized number of directors, each director then serving as such will nevertheless continue as a director until the expiration of the director’s current term, the director’s earlier death, resignation, disqualification, or removal or until his or her successor is duly elected and qualifies. In the event of the death, resignation, removal, or disqualification of a director during the director’s elected term of office, our board or our shareholders may appoint the director’s successor, who will serve until the next annual shareholders’ meeting at which directors are elected. So long as the number of directors remains nine or more, the successors in each class of directors will be elected for terms of three years each or until their earlier death, resignation, retirement, removal, or disqualification or until their successors are elected and qualify.

Our board has nominated the three persons – Ronald D. Beale, R. Matt Dunbar and Roger D. Plemens – for election as directors to serve until the close of the merger or, if the merger is not completed, until 2022 annual meeting of shareholders or until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, or removal. All of the director nominees currently serve as directors of Entegra and Entegra Bank. If all of the director nominees are elected, there will be 11 directors serving on our board following our 2019 annual meeting.

Each nominee has consented to serve as a director of Entegra if elected. If, at the time of the our 2019 annual meeting, a nominee is unable or unwilling to serve, the discretionary authority provided in the form of proxy will be exercised to vote for such other person for the office of director as may be nominated by our board. Proxies cannot be voted for a greater number of nominees than the number named in this proxy statement. Our board has no reason to believe that any of the nominees named will be unable to serve if elected to office.

Each of the nominees brings special skills and attributes to our board through a variety of levels of education, business experience, director experience, banking experience, philanthropic interests, and community involvement. The age of each director is as of the record date.

Our board recommends that Entegra shareholders vote “FOR” the election of Ronald D. Beale, R. Matt Dunbar and Roger D. Plemens as directors.

ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS OF ENTEGRA

FOR TERM ENDING AS OF THE 2022 ANNUAL MEETING

Ronald D. Beale (age 63) is President of Beale Construction, Inc., a construction firm based in Franklin, North Carolina, which has been in business since 1980. Mr. Beale has been President of Beale Construction since 1987 and has been a member of our board and the Entegra Bank board since 2002. He is also President of LeRon, LLC, which owns and operates a variety of storage units and a convenience store in Franklin. Mr. Beale was elected as a County Commissioner for Macon County in 2005, and was re-elected in 2010, 2014, and 2018. He is a member and Past President of The Franklin Daybreak Rotary Club. He is also Past President of the North Carolina Association of County Commissioners. Mr. Beale was also selected as “Commissioner of the Year in North Carolina” for 2013. We believe that Mr. Beale’s business experience as well as his involvement in the community in which we conduct our business, qualify him to serve as one of our directors.

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R. Matt Dunbar (age 42) is Co-Founder and Managing Director of VentureSouth, a leading angel investment firm founded in 2014 that manages more than a dozen angel investor groups and funds across the Carolinas. In his role, Mr. Dunbar oversees the strategy and operations of the network, which has deployed more than $31 million in more than 60 Southeastern startup companies. Mr. Dunbar has been a member of our board and the Entegra Bank board since August 2015. Mr. Dunbar also serves on the board of directors of the Angel Capital Association, two VentureSouth portfolio companies and Junior Achievement of Upstate South Carolina. We believe that Mr. Dunbar’s business experience as well as his involvement in the community in which we conduct our business, qualify him to serve as one of our directors.

Roger D. Plemens (age 63) is the President and Chief Executive Officer of Entegra. Mr. Plemens, who became President and CEO of Entegra and Entegra Bank in 2004, has served Entegra Bank in various capacities, including mortgage officer, manager of mortgage lending, and Chief Lending Officer since joining Entegra Bank in 1978. Mr. Plemens has been a member of our board and the Entegra Bank board since 2004. Mr. Plemens currently serves on the board of the Macon County Economic Development Commission. He previously served on the boards of trustees of Angel Medical Center and the Western Carolina University Foundation. He also previously served on the board of the North Carolina Bankers Association until 2019. We believe that Mr. Plemens’ 41 years of banking experience, as well as his leadership experience, qualify him to serve as one of our directors.

Our board recommends a vote for Mr. Beale, Mr. Dunbar and Mr. Plemens for election as directors of Entegra.

CONTINUING DIRECTORS OF ENTEGRA WITH TERMS
ENDING AT THE ENTEGRA 2021 ANNUAL MEETING

Charles M. Edwards (age 58) is President and founder of C. Edwards Group, Inc. His company has existed for 21 years as the operating company of McDonald’s Restaurants in Henderson, Transylvania, and Haywood Counties in North Carolina. Mr. Edwards has been a member of our board and the Entegra Bank board since 2013. He is also the principal and managing member of Better Property Solutions, LLC and Wilson-Edwards Holdings, LLC, which are real estate management and holding companies. He studied business at Blue Ridge Community College and the University of North Carolina at Asheville and has extensive business management experience. Prior to starting his own companies he served with McDonald’s Corporation as a consultant to hundreds of small business owners, with expertise in franchising, finance, operations, marketing, human resources, and site development. He served as President of McDonald’s Owner’s advertising association. In 2016, he was elected to the North Carolina Senate, where he serves on committees for Appropriations, Economic Development and Global Engagement Oversight, Commerce & Insurance, Information Technology Oversight, Revenue Laws, Pensions and Retirement, and the Study Commission on Efficiency and Cost-Savings. He is actively involved in the communities served by his businesses, served as Chairman of the Henderson County Chamber of Commerce, as a board member of the Henderson County Community Foundation, and serves on the board of directors for the Daniel Boone Boy Scout Council. He chaired the City of Hendersonville’s Business Advisory Committee and served on the Henderson County Planning Board. We believe his broad level of business experience and strong sense of community qualify him to serve as one of our directors.

Jim M. Garner (age 66) has been an insurance agent with The Wayah Insurance Group, Inc., an independent insurance agency based in Franklin, North Carolina, since 1984, and he also serves as a member of its board of directors. Mr. Garner has been a member of our board and the Entegra Bank board since 2006. Mr. Garner has been an independent insurance agent for over 30 years, managing a variety of commercial and personal accounts as well as serving as a partner in various real estate investments. We believe that Mr. Garner’s business experience and his connections within our business community qualify him to serve as one of our directors.

Fred H. Jones (age 53) is President of Jones, Key, Melvin & Patton, P.A., a Franklin, North Carolina law firm founded by his great-grandfather in 1878. He has been employed by this firm since 1992 and has been a shareholder of it since 1997. Mr. Jones has been a member of our board and the Entegra Bank board since 2005. Mr. Jones was a Morehead Scholar at the University of North Carolina-Chapel Hill (1987). He has served as Chairman of the Board of Trustees of Angel Medical Center, and on the boards of directors of the Rabun Gap Nacoochee School, the Franklin Area Chamber of Commerce, Macon County Habitat for Humanity, and the Little Tennessee Watershed Association. Mr. Jones’ great-uncle was a founder of Entegra Bank. We believe that Mr. Jones’ legal background and prior experience as a director qualify him to serve as one of our directors.

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Douglas W. Kroske (age 65) is a retired business executive and former Chief Investment Officer for RBC Liberty Insurance, the U.S. based insurance subsidiary of the Royal Bank of Canada. Prior to Mr. Kroske’s retirement in 2011, he was President of Liberty Capital Advisors, an investment advisory firm that was registered with the SEC. Mr. Kroske has been a member of our board and the Entegra Bank board since November 2017. He has more than 35 years of investment and risk management experience and is a Chartered Financial Analyst (CFA). Mr. Kroske currently serves as Treasurer and as a member of the board of directors of the Community Foundation of Greenville. He has a B.S. degree from Clemson University and a MBA degree from the University of South Carolina. We believe that Mr. Kroske’s business experience and his connections within our business community qualify him to serve as one of our directors.

CONTINUING DIRECTORS OF ENTEGRA WITH TERMS
ENDING AT THE ENTEGRA 2020 ANNUAL MEETING

Louis E. Buck, Jr. (age 70) is a retired business executive and former Interim Dean of the College of Business at Western Carolina University. Prior to Dr. Buck’s retirement in 2012, he was the Wesley Elingburg Distinguished Professor of Business Innovation and the Director of the Center for Entrepreneurship and Innovation in the College of Business at Western Carolina University. Dr. Buck has been a member of our board and the Entegra Bank board since 2012. Dr. Buck has more than 25 years of business experience in the areas of finance, accounting, risk management, and information systems. His last industry position was that of Chief Financial Officer for the competitive businesses of Consolidated Edison, Inc. from 2000 to 2007 in New York. He had served as the senior director of the Business Solutions practice for Walker Interactive Systems, Inc., the Chief Accounting Officer for Entergy Corporation, Chief Financial Officer for the North Carolina Electric Membership Corporation and in various management capacities at TXU Corporation. He has a B.S. degree from the United States Naval Academy, an MBA from the University of Houston / CLC and a Ph. D. (Finance) from Texas A&M University. We believe that Dr. Buck’s business and academic experience qualifies him to serve as one of our directors.

Adam W. Burrell, MD (age 49) is a Board Certified Family Physician currently practicing in Franklin, North Carolina, where he has operated his own medical practice since 1999. Dr. Burrell has been a member of our board and the Entegra Bank board since 2010. He has a B.S. degree from Wake Forest University and a M.D. degree from Wake Forest School of Medicine. After completing his residency in Family Medicine, Dr. Burrell completed a Fellowship in Obstetrics at the University of Alabama. He is a member of the American Academy of Family Physicians. He has served as Chief of Staff for Angel Medical Center and is involved in numerous community activities, including coaching youth basketball. We believe that Dr. Burrell’s management experience qualifies him to serve as one of our directors.

Craig A. Fowler (age 62) is the Chief Information Officer (CIO) and member of the Executive Council at Western Carolina University (WCU), a campus in the University of North Carolina system, with an enrollment of over 11,500 students, and he has served in that role since 2009. Mr. Fowler has been a member of our board and the Entegra Bank board since 2016. He has a bachelor’s degree in applied mathematics from the University of West Florida and an MBA from the University of Dallas. He has over 25 years of experience working with Fortune 500 companies including as Vice President of IT at Corning Cable Systems, Director of Information Technology Operations Center for Dell Computer Corp., Senior Director at Raytheon Company, and Business CIO for Texas Instruments Defense Systems and Electronics Group. In 2004, with reappointments in 2007 and 2010, Mr. Fowler was appointed by Governors Mike Easley and Beverly Purdue as a Commissioner to the e-NC Authority, which was a state effort to link all North Carolinians to the Internet. He was also a member of the board of directors of the North Carolina Technology Association from 2002 to 2009. We believe that Mr. Fowler’s business and management experience, as well as his information technology expertise, qualify him to serve as a one of our directors.

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Beverly W. Mason (age 67) has been a broker with Lamplighter Realty, Inc. since 1985 and is the former owner of it. She is also the owner of Mountain Property Investors, LLC of Franklin, North Carolina; managing partner of Bryson Investments, L.L.C., an owner of commercial rental property; and managing partner of Pantherview, LLC, which owns and operates residential rental property. Mrs. Mason has been a member of our board and the Entegra Bank board since 2007. Mrs. Mason has served as President of the Franklin Board of Realtors, chaired the Macon County Planning Board and the Franklin Tourism Development Committee, served on the Macon County Economic Development Commission and the Board of Adjustments, and served as a member of other boards. We believe that Mrs. Mason’s business and management experience, as well as her knowledge of the residential and commercial real estate industry in the communities in which we operate, qualify her to serve as a one of our directors.

Except for Mr. Plemens, all members of our board are “independent” as defined under the rules and listing standards of The NASDAQ Global Market. All members of the Compensation Committee, the Audit and Risk Management Committee (which we refer to as the “Audit Committee”), the Asset/Liability and Financial Risk Management Committee (which we refer to as the “Asset Liability Committee”) and the Corporate Governance and Nominating Committee (which we refer to as the “Governance Committee”) of Entegra are “independent” as defined under the applicable rules and listing standards of the NASDAQ Global Market.

Who Serves on the Entegra Bank Board?

Entegra Bank currently has an 11 member board of directors which is comprised of the same persons who are currently directors of Entegra. Those persons elected to our board at the annual meeting will also be elected by Entegra as directors of Entegra Bank.

How Much Common Stock do the Entegra Directors and Named Executive Officers Own?

The following table sets forth information as of the record date, concerning the beneficial ownership of shares of each director and each named executive officer of Entegra who held office during 2018 and by all directors and executive officers as a group. According to rules promulgated by the SEC, a person is the “beneficial owner” of securities if the person has or shares the power to vote them or to direct their investment, or has the right to acquire ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security, or otherwise.

Entegra is an “emerging growth company,” within the meaning of the Jumpstart Our Business Startups Act, as amended (which we refer to as the Jobs Act), and has elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

ENTEGRA BENEFICIAL OWNERSHIP TABLE

	Amount and Nature of Beneficial Ownership
Name	Shares Owned(1)	Stock Options Exercisable within 60 days of 6/21/2019	Total Beneficial Ownership		Percentage of Class(2)
Ronald D. Beale(3)	8,060	7,140	15,200		*
David A. Bright(4)	27,139	17,220	44,359		*
Louis E. Buck, Jr.(5)	10,920	2,380	13,300		*
Adam W. Burrell, MD(6)(7)	25,136	7,140	32,276		*
R. Matt Dunbar	2,760	7,140	9,900		*
Charles M. Edwards	8,060	7,140	15,200		*
Craig A. Fowler(8)	4,820	3,180	8,000		*
Jim M. Garner(7)(9)	30,732	7,140	37,872		*
Fred H. Jones(10)	18,820	7,140	25,960		*
Douglas W. Kroske	2,020	2,380	4,400		*
Beverly W. Mason(7)(11)	42,774	7,140	49,914		*
Roger D. Plemens(12)	32,066	41,370	73,436		1.1%
Ryan M. Scaggs(13)	25,600	18,900	44,500		*
Directors and Executive Officers as a Group (17 total)(7)	236,894	177,210	414,104	(14)	6.0%

_________________

* Represents less than 1% of the issued and outstanding shares.

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(1)	Unless otherwise noted, all shares are owned directly of record or are shares for which the named individual has sole voting and investment power.
(2)	The percentage is based upon 6,922,564 shares outstanding as of the record date, and assumes the receipt of shares upon the vesting of restricted stock units within 60 days after the record date and the exercise of stock options which are currently exercisable or which will become exercisable within 60 days after the record date, in each case with respect to each designated officer or director.
(3)	Includes 6,020 shares held jointly with Mr. Beale’s spouse.
(4)	Includes 21,246 shares held jointly with Mr. Bright’s spouse and 85 shares held by him as custodian for his son.
(5)	Includes 3,100 shares held jointly with Dr. Buck’s spouse.
(6)	Includes 1,476 shares held jointly with Dr. Burrell’s spouse.
(7)	As trustees, Ms. Mason and Dr. Burrell and Mr. Garner each have shared voting and investment power over 17,672 shares held by a Rabbi Trust.
(8)	Includes 1,200 shares held jointly with Mr. Fowler’s spouse.
(9)	Includes 11,020 shares held jointly with Mr. Garner’s spouse.
(10)	Includes 4,300 shares held jointly with Mr. Jones’ spouse, 1,000 shares held by his son and 500 shares held by his daughter. Also includes 6,000 shares over which Mr. Jones exercises voting control as power of attorney.
(11)	Includes 4,242 shares held by Ms. Mason as custodian for her grandchildren.
(12)	Includes 20,000 shares held jointly with Mr. Plemens’ spouse.
(13)	Includes 9,100 shares held jointly with Mr. Scaggs’ spouse.
(14)	Includes an aggregate of 177,210 stock options.

Security Ownership of Certain Beneficial Owners of Entegra Common Stock

The Exchange Act requires that any person who acquires the beneficial ownership of more than 5% of the common stock notify the SEC and Entegra. Set forth below is certain information, as of the record date, regarding all persons or “groups,” as defined in the Exchange Act, who held of record or who are known to us to own beneficially more than 5% of the common stock.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
FMR LLC 245 Summer Street, Boston, MA 02210	597,361	(2)	8.6%

(1)	Based upon a total of 6,922,564 shares of common stock outstanding as the record date.
(2)	Based on a Schedule 13G/A filed by FMR LLC on February 13, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the officers and directors of Entegra and persons who beneficially own more than 10% of the outstanding shares of the common stock to file with the SEC reports disclosing their initial ownership of shares, as well as subsequent reports disclosing changes in such ownership. To Entegra’s knowledge, based solely on a review of copies of such reports furnished to it and written representations from officers and directors, except as hereafter disclosed, Entegra believes that during the fiscal year ended December 31, 2018, all of its officers and directors complied with all applicable Section 16(a) filing requirements.

Executive Officers of Entegra

During 2018, Entegra’s executive officers were (ages as of the record date):

David A. Bright, CPA (age 48) is an Executive Vice President and Chief Financial Officer and Treasurer of Entegra. Mr. Bright is responsible for the accounting, financial reporting, asset liability management, investor relations and treasury functions and is also actively involved in merger and acquisition activities. Prior to joining us in 2013, Mr. Bright was a partner with KPMG LLP, specializing in the Financial Services industry. Mr. Bright joined KPMG LLP in 1992 and served in various capacities in the Greenville, South Carolina; Harrisburg, Pennsylvania; Richmond, Virginia; and Pittsburgh, Pennsylvania offices during his 21-year career. His experience includes working with a variety of community, regional and global banks as well as investment funds, insurance companies and broker-dealers. Mr. Bright holds a current CPA license in Pennsylvania and North Carolina, and inactive licenses in South Carolina, Virginia, New York and New Jersey. Mr. Bright has 27 years of experience in the banking industry.

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Laura W. Clark (age 48) is an Executive Vice President and the Chief Risk Officer of Entegra. Ms. Clark oversees the internal audit and compliance functions of Entegra Bank and works closely with the Chief Technology Officer, Chief Credit Administration Officer, Security Officer and other executive management members to ensure appropriate risk management strategies are employed throughout Entegra Bank to avoid, control, retain, or transfer identified risk exposures. She serves on the Technology, Business Continuity, Vendor Management, and Compliance and Asset Liability Committees of Entegra Bank. Prior to her appointment as Chief Risk Officer in 2013, she served as Entegra Bank’s Compliance Officer. Ms. Clark has 27 years of banking experience.

Carolyn H. Huscusson (age 66) was an Executive Vice President and Entegra’s Chief Retail Officer prior to her retirement on February 1, 2019. Ms. Huscusson was responsible for overseeing the operation of Entegra’s branch office network, as well as the marketing department and call center. Prior to joining Entegra Bank in 1997, she was City Executive and Vice President at First Citizens Bank. Ms. Huscusson has 44 years of banking experience.

Roger D. Plemens (age 63) has been the President and Chief Executive Officer of Entegra and Entegra Bank since 2004, and previously served Entegra Bank in various capacities, including mortgage officer, manager of mortgage lending, and Chief Lending Officer. Mr. Plemens has been a member of the Entegra and Entegra Bank boards of directors since 2004. Mr. Plemens currently serves on the boards of the North Carolina Bankers Association and the Macon County Economic Development Commission. He previously served on the boards of Angel Medical Center and the Western Carolina University Foundation. Mr. Plemens has 41 years of banking experience.

Bobby D. Sanders, II (age 39) is an Executive Vice President and the Chief Credit Administration Officer of Entegra. Mr. Sanders is responsible for commercial credit administration, residential mortgage loan underwriting and processing, consumer loan administration, loan operations, special assets, and collections. Prior to assuming his current role in 2013, he served as Entegra’s Director of Commercial Lending and Commercial Credit Administrator. Mr. Sanders has 15 years of banking experience.

Ryan M. Scaggs (age 44) is an Executive Vice President and the Chief Operating Officer of Entegra. Mr. Scaggs is responsible for Entegra’s call center, deposit operations, facilities, human resources, information technology, marketing, and internal loan review departments. Mr. Scaggs also serves as the project manager on merger and acquisition conversion projects. Prior to assuming the role of Chief Operating Officer in 2013, he served as Chief Financial Officer and Controller. Prior to joining Entegra Bank in 2006, he was employed in various finance and accounting roles at Wachovia Bank and Bank of America. Mr. Scaggs has 21 years of banking experience.

Delise P. Talley (age 53) is an Executive Vice President and the Chief Retail Officer of Entegra (effective February 1, 2019). Ms. Talley is responsible for leading the retail sales, customer experience, and operations of Entegra Bank’s 18 branch network. Prior to joining Entegra Bank in 2018, Ms. Talley was area president of the Western North Carolina region for Wells Fargo from 2001 to 2017, where she was responsible for retail and small business, customer experience, and operations for 47 branches and 500 team members. Ms. Talley has 30 years of banking experience.

Charles D. Umberger (age 69) is an Executive Vice President and the Chief Lending Officer of Entegra. Mr. Umberger is responsible for directing Entegra’s commercial lending efforts. Mr. Umberger was President and Chief Executive Officer of Old Town Bank from 2009 to 2016, prior to Entegra’s acquisition of Old Town Bank in April 2016. During his banking career he has held the positions of President, Chief Operating Officer, Executive Vice President and Senior Corporate Banking Executive. Mr. Umberger has 42 years of banking experience.

How Often Did the Entegra Board Meet During 2018?

Our board held 18 meetings in 2018. Each director attended at least 75% of the aggregate number of board meetings held and the number of meetings held by all committees of the board on which such director served. Our Corporate Governance Guidelines (which we refer to as the “Governance Guidelines”) require that all directors are expected to attend the annual meeting.

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How can you communicate with the Entegra Board?

We do not have formal procedures for shareholder communication with our board. In general, our directors and officers are easily accessible by telephone, postal mail or e-mail. Any matter intended for our board or any individual director can be directed to Roger D. Plemens, Entegra’s President and CEO, at its principal executive offices located at 14 One Center Court, Franklin, North Carolina 28734. You also may direct correspondence to our board or any of its members in care of Entegra at the foregoing address. Your communication will be forwarded to the intended recipient unopened.

Code of Business Conduct and Ethics

We have had a written ethics code for many years. Our board conducts an annual review of the “Code of Business Conduct and Ethics” which applies to all directors, executives, officers and employees of Entegra and its subsidiaries (which we refer to as the “General Code”), and the “Code of Business Conduct and Ethics for the President and CEO and Senior Financial Officers” which applies to our President and CEO and senior financial officers including our Chief Financial Officer and Chief Accounting Officer (which we refer to as the “Officer Code”). The General Code outlines many standards, including those related to addressing compliance with laws, regulations, policies and procedures; conflicts of interest; confidentiality; accuracy of financial statements and other records; and procedures for reporting violations of the General Code or any illegal or unethical business or workplace conduct. The Officer Code imposes additional standards on our President, CEO and senior financial officers concerning accounting and financial reporting. Generally, the Officer Code requires those individuals to bring to the attention of the CEO and the Chief Financial Officer, and in certain circumstances, the Audit Committee, any material information which comes to their attention that (i) affects disclosures made by Entegra in its public filings; (ii) demonstrates significant deficiencies in our internal controls; (iii) concerns fraud or a violation of the General Code by management or employees with a significant role in financial reporting, disclosure or internal controls; or (iv) involves a material violation of law, including securities laws. Under the Officer Code, our board, or its designee, determines the appropriate actions to be taken in the event the Officer Code or the General Code is violated by our President, CEO or senior financial officers, which actions may include termination of employment. The General Code and the Officer Code outline appropriate behavior for all employees. A “Whistleblower” provision is incorporated in the General Code and provides a mechanism for employees to anonymously report malfeasance, fraud, financial reporting abuses, etc. Employees are required to provide annual certifications stating their understanding of and compliance with the General Code. Copies of the General Code and the Officer Code are available on Entegra’s website, www.entegrabank.com, under the heading Investor Relations.

Board Leadership Structure and Risk Oversight

The ultimate authority to oversee the business of Entegra rests with our board. Currently, our board is led by an independent Chairman, and in his absence, an independent Vice Chairman. The role of the board is to effectively govern the affairs of Entegra for the benefit of its shareholders and, to the extent appropriate under North Carolina corporate law, other constituencies including employees, customers, suppliers and the communities in which it does business. The officers of Entegra are elected from time to time by our board or appointed from time to time by the President and CEO (to the extent that the President and CEO is authorized by the board to appoint officers). Our officers have responsibility for management of our operations. Entegra Bank’s officers are appointed by the Entegra Bank board.

It is the Chairman’s responsibility to lead our board. The President and CEO is responsible for leading our management team and employees and operating the company. We believe it beneficial to have an independent Chairman whose sole responsibility as a director is board leadership. We also believe it is one more method to create appropriate “checks and balances” in corporate governance.

In making the decision to appoint an independent Chairman, our board considered the time demands on our President and CEO. By having another director serve as Chairman, our President and CEO is able to focus all of his energy on managing our operations. By clearly delineating the role of the office of the Chairman, our board believes it has limited any unnecessary duplication of effort between the CEO and the Chairman. We believe this governance structure results in strong, independent leadership of our board.

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Risk management is the responsibility of management and risk oversight is the responsibility of our board. Our board administers its risk oversight function and also utilizes its committee structure, with each board committee being responsible for overseeing risk within its area of responsibility. Significant risk oversight matters considered by the committees are reported to and considered by our board. Some significant risk oversight matters are reported directly to our board, including matters not falling within the area of responsibility of any committee. Types of risk with the potential to adversely affect us include credit, interest rate, liquidity and compliance risks, as well as risks relating to our operations and reputation.

Our directors keep themselves informed of the activities and condition of Entegra and of the risk environment in which it operates by regularly attending board and assigned board committee meetings, and by review of meeting materials, auditors’ findings and recommendations, and supervisory communications. Entegra Directors stay current on general industry trends and any statutory and regulatory developments pertinent to us by periodic briefings by executive management, counsel, auditors or other consultants, and by more formal director education, including attendance at regulator sponsored “Director’s Colleges,” banking industry conventions, and other similar programs. Our directors are provided access to all training and given specific in-person training on items such as Regulation O, Bank Secrecy Act, and other banking guidance and regulations.

Our board oversees the conduct of the business and administers the risk management function by:

•	selecting, evaluating, and retaining competent executive management;
•	establishing, with executive management, long- and short-term business objectives, and adopting operating policies to achieve these objectives in a legal and sound manner;
•	monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies;
•	overseeing business performance; and
•	ensuring that Entegra helps to meet community credit needs.

 These responsibilities are governed by a complex framework of federal and state law and regulation as well as regulatory guidelines applicable to our operations.

Our board has established committees in order to effectively divide risk monitoring responsibilities and capabilities. The committees include: Audit, Asset Liability, Compensation, Executive, and Governance Committees. The Audit Committee, charged by our board with the primary oversight responsibility for risk management, also oversees the integrity of financial reporting, compliance with laws and regulations, and the structure of internal control. The Asset Liability Committee has primary oversight responsibility for our financial risk management system. The Compensation Committee provides oversight of executive compensation as well as other compensation programs for associates and bank officers. The Governance Committee assists in the establishment of principles for Entegra and provides leadership on corporate governance matters. The Executive Committee studies and makes recommendations to our board on matters related to setting the overall strategic direction for the preparation by Entegra’s management of formal multi-year business plans. The Executive Committee may exercise, during intervals between meetings of our board, all the powers and authority of the board in directing the management of the business and affairs of Entegra, except as otherwise provided in our bylaws or by North Carolina law. In addition, the Entegra Bank board has established the Directors Loan Committee. Entegra Bank’s Directors Loan Committee monitors credit risk.

In the day-to-day management of risk, Entegra management has established and implemented appropriate policies, procedures and risk assessment tools, and a defined organization and reporting structure. With respect to the organization and reporting structure, a hierarchy has been created which divides responsibility along functional lines of authority and further divides responsibilities efficiently and effectively into specific processes. The structure is further enhanced by providing the internal audit and loan review functions independent functional reporting responsibilities to the Audit Committee. Risk assessments have been created to properly identify and monitor risk for Entegra either at an entity level or within specific types of business as appropriate.

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Entegra Bank management has established internal management committees comprised of senior officers of Entegra Bank to provide effective oversight at the management level. The committees include the Asset Liability Committee, Credit Committee, Officers Loan Committee, Compliance Committee, Investment Committee, Pricing Committee, Security Committee, and Technology Committee. With respect to established risk tolerances, the Officers Loan Committee monitors all potential problem loans, the Asset Liability Committee monitors interest rate and liquidity risk and the Compliance Committee monitors regulatory risk.

Our board believes that the foundation for risk management is well-established and understood throughout Entegra at the board level and throughout the organization.

Diversity of the Board

The Entegra Governance Committee does not maintain a formal diversity policy with respect to the identification of nominees to our board. Diversity in perspectives and backgrounds is just one of many factors considered by the Governance Committee in recommending director nominees each year. These factors are summarized in the Governance Guidelines available on our website, www.entegrabank.com, under the heading Investor Relations, and they are considered by the full board prior to the nominees being approved. Entegra believes that it has a broadly diverse board, benefiting our shareholders.

Related Party Matters

The Audit Committee of Entegra is charged with reviewing and approving all related party transactions of Entegra or Entegra Bank and their directors, executive officers and employees, other than transactions subject to Federal Reserve Regulation O. All material facts of such transactions and the employee’s or the director’s interest are discussed by all disinterested directors and a decision made as to whether the transaction is fair to Entegra and Entegra Bank. A majority vote of all disinterested directors of Entegra is required to approve a related party transaction. The Entegra Bank board routinely considers extensions of credit, direct and indirect, by Entegra Bank to any executive officer or director, or any such person’s affiliates or immediate family members pursuant to Regulation O. Extensions are compared against market terms for similar transactions. Our board believes that all related party transactions with officers and directors are on terms comparable to those which would have been reached with unaffiliated parties at the time such transactions were made.

Board Committees

Our board has five standing committees: the Audit, Asset Liability, Compensation, Governance, and Executive Committees. The Entegra Bank board has five standing committees: the Audit, Asset Liability, Compensation, Loan, and Executive Committees, on which board members serve in their capacity as directors of Entegra Bank. In addition, in connection with the merger, our board reestablished the Transaction Committee (i) to evaluate a potential transaction with First Citizens and negotiate the terms of a definitive agreement with respect to such a transaction, (ii) to direct our advisers to take action on its behalf, and (iii) to present the Transaction Committee’s conclusions and recommendations regarding the potential transaction to our board for final approval or other action.

Executive Committee.  The current members of the Executive Committee of Entegra are Jim M. Garner (Chairman), Louis E. Buck, Jr., Fred H. Jones, and Beverly M. Mason. The Executive Committee held three meetings in 2018.

Audit Committee. Entegra and Entegra Bank have a standing Audit Committee established in accordance with the Exchange Act. The Audit Committee is a joint committee of the board and the Entegra Bank board. The current members of the Audit Committee are Louis E. Buck Jr. (Chairman), Adam W. Burrell, MD, Charles M. Edwards, Craig A. Fowler, and Douglas W. Kroske. The Audit Committee held eight meetings in 2018. Each member of the Audit Committee is “independent” as determined by our board under the applicable rules and listing standards of the NASDAQ Global Market, Section 10A(m) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. In addition, the board has determined that Dr. Buck is an “audit committee financial expert” within the meaning of applicable SEC regulations.

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The Audit Committee is appointed by our board and the Entegra Bank board to oversee the accounting and financial reporting processes, including the audits of the consolidated financial statements of Entegra. It also has responsibility to oversee the overall risk management system of Entegra, except for those financial risk management oversight responsibilities delegated to the Asset Liability Committee. The function of the Audit Committee is oversight, including oversight of (i) the integrity of the financial reports and other financial information of Entegra; (ii) compliance by Entegra with legal and regulatory requirements; (iii) our systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the boards of Entegra and Entegra Bank have established; (iv) the structure, staffing and performance of Entegra’s internal audit function; (v) the independence and performance of our independent registered public accounting firm engaged to audit and review our financial statements; (vi) our overall risk management system; and (vii) our auditing, accounting and financial reporting processes generally.

With respect to risk management, except as otherwise delegated to the Asset Liability Committee, the Audit Committee is responsible for overseeing management in establishing, implementing, and operating a risk management system as well as reviewing and approving all related party transactions of Entegra and Entegra Bank and our directors, executive officers, and employees, other than transactions subject to Federal Reserve Regulation O. The Audit Committee has also been appointed as our Qualified Legal Compliance Committee within the meaning of the SEC’s rules and regulations. As such, the Audit Committee is responsible for handling any reports of evidence of a material violation of the securities laws and conducting any investigation thereof that it deems appropriate. Further, the Audit Committee has been appointed to oversee treatment of, and any necessary investigation concerning, any employee complaints or concerns regarding our accounting and auditing matters.

A copy of the Audit Committee Charter is available on our website, www.entegrabank.com, under the heading Investor Relations.

Audit Committee Report. Our Audit Committee has reviewed and discussed our audited consolidated financial statements with management and has discussed with Dixon Hughes Goodman LLP, Entegra’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committee, as adopted by the Public Company Accounting Oversight Board (which we refer to as the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from Dixon Hughes Goodman LLP prescribed by applicable requirements of the PCAOB regarding Dixon Hughes Goodman LLP’s communications with the Audit Committee concerning independence, and has discussed with Dixon Hughes Goodman LLP its independence in providing audit services to us. Based upon these reviews and discussions, the Audit Committee recommended to the board that the audited consolidated financial statements be included in Entegra’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Audit Committee
Louis E. Buck Jr. (Chairman)
Adam W. Burrell, MD
Charles M. Edwards
Craig A. Fowler
Douglas W. Kroske

  Asset Liability Committee. The Asset Liability Committee is a joint committee of the board and the Entegra Bank board. The current members of the Asset Liability Committee are R. Matthew Dunbar (Chairman), Louis E. Buck Jr., Adam W. Burrell, MD, and Craig A. Fowler. The Asset Liability Committee held four meetings in 2018. Each of the members of the Asset Liability Committee is “independent” as determined by the board under the rules and listing standards of the NASDAQ Global Market.

The Asset Liability Committee has the primary responsibility to oversee our financial risk management system. Specifically, the Asset Liability Committee oversees the management of our assets, liabilities, and regulatory capital ratios and Entegra’s evaluation, implementation, and management of a financial risk management system in relation to our assets, liabilities and regulatory capital ratios. The Asset Liability Committee exercises its financial risk management oversight in coordination with the Audit Committee, which has responsibility for oversight of all other aspects of our overall risk management system.

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A copy of the Asset Liability Committee Charter is available on our website, www.entegrabank.com, under the heading Investor Relations.

Governance Committee. The Governance Committee of Entegra held two meetings in 2018. The current members of the Governance Committee are Beverly W. Mason (Chair), Ronald D. Beale, Louis E. Buck, Jr. and Adam W. Burrell, MD. Each member of the Governance Committee is “independent” as determined by the board under the rules and listing standards of The NASDAQ Global Market. The primary responsibilities of the Governance Committee are to (i) identify and propose qualified individuals to our board for nomination as members of the board and its committees; (ii) recommend to our board the slate of director nominees to be elected by our shareholders; (iii) recommend directors to be elected by our board to fill any vacancies on the board; (iv) develop and recommend to our board a set of corporate governance principles applicable to Entegra; (v) recommend to our board the slate of director nominees to be elected to the Entegra Bank board; and (vi) oversee the evaluation of our board and its committees.

The Governance Guidelines comply with certain corporate governance rules of the Financial Industry Regulatory Authority (FINRA) and are applicable to companies whose stock is listed for trading on The NASDAQ Global Market. The Governance Guidelines contain various provisions related to the functions of our board, including (i) the composition and size of our board; (ii) meeting attendance, meeting preparation requirements and other responsibilities of directors; (iii) the composition of our board committees; (iv) the role of our board with respect to management; (v) director orientation and continuing professional development; (vi) periodic evaluations of corporate guidelines; and (vii) annual self-evaluations with the Governance Committee to determine whether the our board and its committees are functioning effectively and in compliance with the Governance Guidelines. The Governance Guidelines also set forth our retirement policy, which currently provides that no director may stand for election to the board except in compliance with the age requirements of our bylaws, absent unusual circumstances and pursuant to a waiver of the bylaw provision approved by the board. Our bylaws provide that no person other than the incumbent directors at the time of our mutual-to-stock conversion on September 30, 2014 (which we refer to as the “Excepted Directors”) will be eligible to stand for election as a director after he or she shall have attained the age of 65, and, except for Excepted Directors, a director who attains the age of 70 shall retire from our board at the end of the term for which the director was elected.

A copy of the Governance Guidelines is available on our website, www.entegrabank.com, under the heading Investor Relations.

A copy of the Governance Committee Charter is available on our website, www.entegrabank.com, under the heading Investor Relations.

Selection of Nominees for the Board. The Governance Committee generally identifies new director candidates through its network of contacts, but may also engage a professional search firm (though to date no such an engagement has been made). Our board has established a specific set of minimum qualifications or skills that must be met by any individual member of, or nominee to, the board:

•	the highest ethics, integrity and values;
•	outstanding personal and professional reputations;
•	professional experience and personal expertise that add value to the work of the board as a whole;
•	the ability to exercise independent business judgment;
•	freedom from conflicts of interest;
•	demonstrated leadership skills; and
•	the willingness and ability to devote the time necessary to perform the duties and responsibilities of a director.

The Governance Committee will meet to discuss and consider each potential candidate’s qualifications (including whether the candidate is “independent” under applicable rules and listing standards) and consider the candidate’s qualifications in light of the needs of the board and Entegra at that time given the then current mix of director attributes. The Governance Committee then chooses each candidate to be recommended to our board as a nominee. In the case of an incumbent director, the Governance Committee also considers such director’s overall service to the Company, including the number of meetings attended, level of participation, and quality of performance.

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Our board as a whole is ultimately responsible for selecting nominees for election as directors. In discharging this responsibility, the board will consider the nature of the expertise and experience required for the performance of the duties of a director of a corporation engaged in our business, and such matters as the nominee’s relevant business and industry experience, residence, professional background, age, current employment, community service, and other board service. This review also takes into account the nominee’s level of financial literacy.

The Governance Committee’s policy regarding consideration of candidates recommended by shareholders is set forth in our bylaws. If a shareholder desires to recommend a nominee, the shareholder must send a notice to the Secretary of Entegra setting forth the following information: (i) the name, age, business address, residence address (if known), social security number (if known) and telephone number of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the nominee’s qualifications to serve as director; (iv) an executed written consent of the nominee to serve as a director of Entegra if so elected; (v) the number and class of capital shares of Entegra beneficially owned by each such nominee; (vi) the name and record address of the shareholder making the nomination; (vii) the class, series, and number of Entegra’s shares that are owned of record or beneficially by the shareholder making the nomination; (viii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the nominee; (ix) a description of all arrangements or understandings between the shareholder and such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (x) any material interest of the shareholder in the proposed nomination. The Secretary will deliver all such notices to the Governance Committee for review and consideration in accordance with the minimum qualifications described above. The Governance Committee will then make a recommendation to the board as to whether such candidate should be nominated for election as a director, and the board will thereafter make its determination as to whether such candidate should be nominated for election as director.

Transaction Committee.  The current members of the Transaction Committee of Entegra are Jim M. Garner (Chairman), Louis E. Buck, Jr., Fred H. Jones, and Beverly M. Mason. Mr. Plemens attended certain meetings at the invitation of the Chairman. The Transaction Committee met seven times between November 29, 2018 and April 23, 2019. For a further description of the activities of the Transaction Committee, see “Background of the Merger” beginning on page 27 of this proxy statement.

Compensation Committee. Our Compensation Committee held seven meetings in 2018. The current members of the Compensation Committee are Fred H. Jones (Chairman), Louis E. Buck, Jr., Charles M. Edwards, and Douglas W. Kroske. Each member of the Compensation Committee is “independent” as determined by our board under the rules and listing standards of the NASDAQ Global Market. Additionally, each member qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”).

The primary responsibilities of the Compensation Committee are to assist our board in (i) determining appropriate compensation levels for our directors and executive officers; (ii) evaluating officer, board and employee incentive compensation plans, policies, and programs; (iii) reviewing benefit plans for officers and employees; and (iv) reviewing an annual discussion and analysis of executive compensation for inclusion in our proxy statement, if applicable.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. Mr. Plemens, our President and CEO, recommends the base salaries of those executive officers who report directly to him, including Ms. Clark and Messrs. Bright, Scaggs, Sanders and Umberger. In turn, these executive officers are responsible for recommending the base salaries of those officers who report directly to them. Mr. Plemens does not participate in the Compensation Committee’s discussion or decisions regarding his own compensation.

The Compensation Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement.

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In 2017 and 2018, the Compensation Committee retained the services of Meridian Compensation Partners, LLC (which we refer to as “Meridian”), an independent compensation consulting firm, to review of our executive and director compensation practices in order to assist the Compensation Committee in setting compensation levels. These independent reviews provided the Compensation Committee with information from which to assess the effectiveness of our compensation programs and make informed compensation decisions.

Meridian reports directly to the Compensation Committee and does not provide any other services to Entegra. The Compensation Committee analyzed whether Meridian’s work raised any conflict of interest, taking into consideration the following factors, among others: (i) whether the consultants provide other services to Entegra; (ii) the amount of fees paid to the consultants by Entegra, expressed as a percentage of their total revenue; (iii) the consultants’ policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the consulting firms or the individual compensation advisors employed by the firms with Entegra’s executive officers; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) whether any shares of Entegra’s common stock are owned by the consulting firms or the individual compensation advisors employed by the firms. The Compensation Committee determined, based on its analysis of the above factors, among others, that the work of Meridian, including the individual compensation advisors employed as compensation consultants to Entegra, did not create any conflict of interest.

The Compensation Committee administers Entegra’s long-term stock incentive plan (which we refer to as the “2015 Long-Term Stock Incentive Plan”, which was approved by our shareholders at the 2015 annual meeting of shareholders. The Compensation Committee selects participants for the 2015 Long-Term Stock Incentive Plan and determines (subject to the terms of the Plan) the type, timing, pricing, vesting, and amount of awards to be granted under those plans.

The Compensation Committee also administers Entegra Bank’s incentive plan (which we refer to as the “Entegra Bank Incentive Plan”), which was initially established by the Entegra board in January 2015 to provide cash rewards for achieving shorter-term goals and provide balance to longer-term incentive awards. The Compensation Committee selects participants for the Entegra Bank Incentive Plan and determines (subject to the terms of the Plan) the awards, performance criteria, payouts, and other terms and conditions.

On January 25, 2019, the Compensation Committee reviewed its written Charter. The Compensation Committee determined that it was discharging its duties as set forth in the Charter. A copy of the Compensation Committee Charter is available on our website, www.entegrabank.com, under the heading Investor Relations.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee were employed by Entegra or any of its subsidiaries during 2018. As more fully disclosed in the section entitled “– Certain Relationships and Related Transactions”, Mr. Jones’ law firm provides legal services from time to time to Entegra Bank. None of our executive officers serve on the compensation committee or as a director of another entity of which an officer or director of such other entity serves on Entegra’s Compensation Committee.

Compensation Committee Report. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis in this joint proxy/registration statement and has recommended that it be included in this joint proxy/registration statement and Entegra’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018.

Compensation Committee
Fred H. Jones (Chairman)
Louis E. Buck, Jr.
Charles M. Edwards
Douglas W. Kroske

Compensation Overview and Objectives

In this section, we will give an overview of its compensation program, the material compensation decisions we have made under the program and the material factors that we considered in making those decisions. Following this discussion, in the section entitled “– Executive Compensation,” a table is provided containing specific information about the compensation earned for the fiscal years indicated, by the following officers, who are known as our “named executive officers:”

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•	Roger D. Plemens, President and CEO;
•	David A. Bright, Executive Vice President and Chief Financial Officer; and
•	Ryan M. Scaggs, Executive Vice President and Chief Operating Officer.

Objectives and Overview of the Compensation Program. Our executive compensation policies are designed to establish an appropriate relationship between executive pay and our annual and long-term performance to reflect the attainment of short- and long-term financial performance goals and to enhance our ability to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

•	to attract and retain key executives who are vital to Entegra’s long-term success and are of the highest caliber;
•	to provide levels of compensation competitive with those offered to community banks in the Southeast and consistent with our level of performance;
•	to motivate executives to enhance our long-term financial performance; and
•	to integrate the compensation program with our annual and long-term strategic planning and performance measurement processes.

We consider a variety of subjective and objective factors in determining the compensation package for individual executives, including (i) the performance of Entegra as a whole, with emphasis on annual performance factors and long-term objectives; (ii) the responsibilities assigned to each executive; and (iii) the performance of each executive of assigned responsibilities as measured by our progress during the year.

Compensation Program Elements. Our compensation program focuses primarily on the following components in forming the total compensation package for our named executive officers: base salary; cash bonuses under employment agreements; incentive compensation payments under the Entegra Bank Incentive Plan; equity-based compensation under the Entegra 2015 Long-Term Stock Incentive Plan; matching contributions under Entegra Bank’s 401(k) retirement plan (which we refer to as the “401(k) Plan”); deferred compensation, retirement and other benefits.

Base Salary. The purpose of base salary is to create a secure base of cash compensation for our employees, reflecting each employee’s level of responsibilities. Salary levels are designed to be competitive within the banking and financial services industries in the Southeast. In setting salary levels, we regularly evaluate current salary levels by surveying similar institutions in North Carolina, South Carolina, Georgia, and the Southeast. The survey analysis focuses primarily on asset size, nature of ownership, type of operation, and other common factors.

Employment Agreements. In 2014, we entered into employment agreements with Roger D. Plemens, our President and CEO, Ryan M. Scaggs, our Chief Operating Officer, and David A. Bright, our Chief Financial Officer (which refer to each as an “Employment Agreement” and collectively, as the “Employment Agreements”). Mr. Plemens’ Employment Agreement provides for an initial annual base salary of $325,000 and for an initial term of employment of three years. The Employment Agreements for Messrs. Scaggs and Bright provided for an initial base salary of $185,000 and $180,000, respectively, and a term of employment of 30 months and 24 months, respectively. Upon the first anniversary of each Employment Agreement and each subsequent anniversary, the term is automatically extended, if not earlier terminated, for a period of one year unless written notice from Entegra or the executive is provided within a prescribed period prior to the expiration of the then remaining term stating that the term of employment under the Employment Agreement will not be further extended. Each Employment Agreement provides that the base salary will be reviewed by our board not less often than annually. For fiscal year 2018, the annual base salaries for Messrs. Plemens, Scaggs, and Bright were, respectively, $419,000, $243,000, and $234,500.

The Employment Agreements provide that the executives are entitled to participate in our (i) executive management incentive plans; (ii) stock option, stock grant, management stock right recognition and similar plans; and (iii) all savings, deferred compensation, pension and retirement plans (including supplemental retirement plans), practices, policies and programs applicable generally to our senior executive employees.

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The Employment Agreements also provide that the executives and their families will be eligible for participation in and will receive all benefits under all of our welfare benefit plans, practices, policies and programs (including, without limitation, medical, hospitalization, prescription, dental, disability, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) to the extent applicable generally to our senior executive employees. Each of the executives are entitled to receive prompt reimbursement for all reasonable expenses incurred by them in accordance with our policies, practices and procedures, to the extent applicable generally to members of our senior executive management. In addition, each of the executives are entitled to fringe benefits in accordance with our plans, practices, programs and policies in effect for our senior executive employees, including, but not limited to, paid vacation, disability, sick, and other leave specified in our employment policies.

Each executive’s employment with Entegra will terminate automatically upon death. Otherwise, we may terminate employment for Cause, Without Cause (subject to certain payments and vested rights) and/or if we determine in good faith that a Disability has occurred, after notice of such determination. Also, each of Messrs. Plemens, Scaggs and Bright may terminate his employment voluntarily or for Good Reason (subject to certain payments and vested rights). The terms Cause, Without Cause, Disability, and Good Reason are each defined in the Employment Agreements.

In the event Mr. Plemens is terminated in connection with a Change in Control (defined below), either 90 days prior to, or within 12 months following, he will be entitled to receive a severance payment in an amount equal to 2.99 times his average annual compensation as calculated for purposes of Section 280G of the Code. The severance payment will be paid in six semi-annual installments. In addition, Mr. Plemens is entitled to receive, for a period of up to two years following the termination, certain medical benefits for him and/or his family at least equal to those which would have been provided to him and/or his family if his employment had not been terminated.

In the event either Mr. Scaggs or Mr. Bright is terminated in connection with a Change in Control, either 90 days prior to, or within 12 months following, he will be entitled to receive a severance payment in an amount equal to 2.5 times and 2.0 times, respectively, his average annual compensation as calculated for purposes of Section 280G of the Code. Any such severance payment will be paid to Mr. Scaggs in five semi-annual installments, and to Mr. Bright in four semi-annual payments. In addition, Messrs. Scaggs and Bright will each be entitled to receive, for a period of up to one year following termination, certain medical benefits for him and/or his family at least equal to those which would have been provided to him and/or his family if his employment had not been terminated.

For purposes of the Employment Agreements a “Change in Control” will occur on the date (i) either (a) a person acquires (or has acquired during the preceding 12 months) ownership of Entegra’s stock possessing 30% or more of the total voting power of Entegra’s common stock, or (b) a majority of the board is replaced during any 12-month period by directors whose election is not endorsed by a majority of the members of Entegra’s board prior to such election; (ii) a person acquires (or has acquired during the preceding 12 months) Entegra’s assets that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all our assets immediately prior to such acquisition; or (iii) a person acquires ownership of Entegra’s common stock that, together with common stock previously held, constitutes more than 50% of the total fair market value or total voting power of Entegra’s common stock, provided that such person did not previously own 50% or more of the value or voting power of our common stock.

Each Employment Agreement also restricts the executives from competing against Entegra, or soliciting our customers or employees, for a period of time following a termination of employment.

2015 Long-Term Stock Incentive Plan. Under Entegra’s 2015 Long-Term Stock Incentive Plan, the Compensation Committee has the flexibility to grant non-qualified stock options, incentive stock options (“ISOs”), rights to receive shares of common stock at a future date or dates, restricted shares of Entegra’s common stock (which we refer to as “Restricted Stock Units”), and/or performance units having a designated value to key employees who, in the judgment of the Compensation Committee, are in a position to materially affect our overall success by reason of the nature and extent of their duties. In deciding upon awards and grants to an executive officer, the Compensation Committee considers a number of factors, including our operating performance, the executive officer’s prior contributions and potential to contribute in the future, and practices of other financial institutions of similar size with respect to comparable awards and grants, although none of these factors is individually determinative.

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During the preceding three fiscal years, no Restricted Stock Units or ISOs were granted to any of the named executive officers.

Entegra Bank Incentive Plan. In 2015, Entegra Bank established the Entegra Bank Incentive Plan, the purpose of which is to reward employees for achieving goals set by the Compensation Committee. The Plan is administered by the Compensation Committee, which typically makes its determinations regarding eligibility, participation, awards, performance criteria, payouts and other terms and conditions within 90 days of the commencement of a performance period.

Deferred Compensation, Retirement and Other Benefits.

401(k) Plan. Entegra Bank’s 401(k) Plan is a tax-qualified defined contribution plan designed to provide eligible employees of Entegra Bank a vehicle for increasing their retirement savings. After 30 days of employment, each Entegra Bank employee is eligible to participate in the 401(k) Plan after attaining the age of 21. Once eligible, each employee may participate on the first day of the calendar quarter following the employee’s first 30 days of employment. All of the named executive officers participated in the 401(k) Plan on the same basis as all other eligible employees of Entegra Bank. Each eligible employee of Entegra Bank can elect to contribute on a pre-tax basis to the 401(k) Plan a minimum of 1% of his or her compensation, up to the maximum allowed by law. Entegra Bank matches an employee’s contribution at 100% of each eligible employee’s pre-tax contributions on the first 3% of contributions and 50% on the next 3% of contributions, with a maximum aggregate match of 4.5%. The matching contributions for the named executive officers were based on a formula contained in the terms of the 401(k) Plan and were not related Entegra’s, Entegra Bank’s or the individual officer’s performance for the year.

Salary Continuation Agreements. On June 23, 2003, Entegra Bank entered into a salary continuation agreement with Roger D. Plemens. The salary continuation agreements promise a fixed benefit for Mr. Plemens beginning at age 65 and continuing for a period of 18 years. Under the salary continuation agreements, the annual benefit for Mr. Plemens is $110,901. The salary continuation agreements provide for a reduced benefit in the case of early termination before the normal retirement age or in the case of termination because of disability, but in both cases benefits do not become payable until the executive attains age 65. The early termination benefits are subject to a vesting schedule, with benefits vesting annually in 20% increments. Employee entitlements under the salary continuation agreements are contractual liabilities of Entegra Bank and are not funded. Entegra Bank has accrued the present value of these liabilities associated.

If a change in control of Entegra Bank occurs, benefits are determined as if the executives had reached age 65 at the time of the change in control. The payments do not begin, however, until the executive actually attains age 65. Benefits are not payable to an executive if his or her employment is terminated for Cause (as defined in the agreement).

Executive Split Dollar Life Insurance Agreement.  Entegra Bank owns insurance policies on the life of Mr. Plemens. On April 14, 1999, Entegra Bank entered into an endorsement split dollar agreement with Mr. Plemens under which Entegra Bank (i) pays the premiums associated with such policy and (ii) agrees to share a portion of the death benefits payable under the life insurance policies with the beneficiary designated by Mr. Plemens, as the insured. When Mr. Plemens dies, Entegra Bank will be entitled to an amount equal to the greater of (i) the cash value of the policy, (ii) the aggregate premiums paid on the policy by Entegra Bank less any outstanding indebtedness to the insurer, or (iii) the total death proceeds less the sum as set forth in the agreement to be paid to the designated beneficiary (which we refer to as the “Beneficiary Amount”). The Beneficiary Amount is $1,450,000 for Mr. Plemens’ policy. As of December 31, 2017, the death benefit for Mr. Plemens’ policy was $5,472,534.

If Mr. Plemens is terminated for Cause (as defined in his insurance agreement), he will forfeit his right to appoint a beneficiary to receive the Beneficiary Amount. If Mr. Plemens’ employment is terminated as a consequence of disability or upon retirement on or after age 65, Entegra Bank will continue to pay the premiums on the insurance policy and Mr. Plemens will continue to have the right to appoint a beneficiary to receive the Beneficiary Amount. If Mr. Plemens’ employment is terminated for any other reason, Entegra Bank will not continue to pay premiums on the policy and Mr. Plemens will have 30 days within which he may purchase the policy from Entegra Bank for its cash value. If he does purchase the policy, Mr. Plemens may continue or terminate the policy in his sole discretion.

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Executive Survivor Income Agreements. Entegra Bank owns insurance policies on the lives of Ryan M. Scaggs and David A. Bright. The entire death benefit is payable to Entegra Bank, and from which the executive’s beneficiary is entitled to receive a $100,000 death benefit, if the executive is employed by Entegra Bank at the time of his death.

Long Term Capital Appreciation Plan. Entegra Bank adopted a long term capital appreciation plan in 1998 to provide benefits to certain directors and executive officers of Entegra (which we refer to as the “CAP Plan”). The CAP Plan was frozen effective as of February 28, 2011.

The CAP Plan was designed with the following components:

•	The CAP Plan allowed participants to defer directors’ fees and any other cash compensation on a pre-tax basis. Participant deferrals were 100% vested and accrued earnings based upon Entegra Bank’s return on equity.
•	The board awarded capital appreciation rights to participants in the Plan as a substitute for stock options which, as a mutual organization, were not available before the Company’s stock offering and the mutual-to-stock conversion of Macon Bancorp. Capital appreciation rights provided a benefit determined by the appreciation in the book value of Entegra Bank from the date of an award through the date of the participant’s termination from Entegra Bank. Capital appreciation rights vested incrementally at 10% per year after July 1, 1998, and were forfeited if a participant was terminated for cause. Capital appreciation rights vested 100% upon a participant’s death, disability or upon a change in control of Entegra Bank.

Benefits are paid upon termination from Entegra Bank. A participant’s account balance is determined at that time, and payments begin the first day of the month following termination. Historically, once a participant was terminated or retired, the account balance accrued interest at a rate of 8.0% per annum until paid in full. Once the CAP Plan was frozen, only participants in “pay status” continued to earn interest on their unpaid balance. Effective April 1, 2016, the CAP Plan was amended to permit, but not require, all participants to direct the investment of their accounts under the CAP Plan in selected investment funds and/or shares of Entegra’s common stock as measures of the return to be paid to them on amounts deferred or otherwise contributed on their behalf under the CAP Plan. Approximately 40% of the participant balances selected this option. Participants who were in “pay status” at the time the CAP Plan was frozen are also permitted to make an irrevocable election to retain the 8.0% per annum fixed rate of return currently paid on their accounts under the CAP Plan. Approximately 60% of the participant balances elected to retain this option.

Benefits are paid on a monthly basis for a period of five years unless otherwise elected by the participants. Participants may elect to have their payments made in monthly installments over any period between five and 10 years. Participants can also elect a lump sum form of payment to be paid in any year from the second to the tenth year following termination. Benefits are paid in a lump sum upon a change in control of Entegra Bank or, if the executive elects, over a period of five to 10 years. If a participant dies while his account is in “pay status” the remaining balance of his account is paid to his or her beneficiary within 60 days of the participant’s death.

Mr. Plemens and Mr. Scaggs are participants in the CAP Plan; however, only Mr. Plemens has a positive account balance. In anticipation of the payouts becoming due under the CAP Plan, Entegra Bank purchased life insurance to help pay for the costs associated thereunder. Entegra Bank has funded the present value of all liabilities associated with the CAP Plan in a Rabbi Trust, regardless of whether participants elected to direct the investment of their funds in selected investment options.

Other Benefits. Executive officers are entitled to participate in fringe benefit plans offered to all employees including health and dental insurance plans and life, accidental death and dismemberment and long-term disability plans.

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Summary Compensation Table. The following table shows, for the fiscal years indicated, the cash compensation Entegra paid, as well as certain other compensation paid or accrued for those years, to our named executive officers for services in all capacities.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation(1)	All Other Compensation($)(2)	Total($)
Roger D. Plemens	2018	419,000	—	—	—	115,309	31,787	566,096
President and CEO	2017	380,000	—	—	—	92,416	34,740	507,156

Ryan M. Scaggs	2018	243,000	—	—	—	62,014	26,478	331,492
Executive Vice President and Chief Operating Officer	2017	224,000	—	—	—	54,477	24,292	302,769

David A. Bright	2018	234,500	—	—	—	59,844	26,273	320,617
Executive Vice President, Chief Financial Officer and Treasurer	2017	217,000	—	—	—	52,774	23,956	293,730

_________________

(1)	Represents incentive awards paid or accrued for services performed in the applicable year pursuant to the Entegra Bank Incentive Plan.
(2)	The amounts reported in “All Other Compensation” are comprised of the items listed in the following table:

Name	Year	Director Fees ($)	Employer 401(k) Match ($)	Paid Time Off($)(1)	Premiums Paid on Supplemental Income Protection($)	Premiums Paid on Long Term Disability Insurance($)	Premiums Paid on Group Life Insurance($)	Premiums Paid on Group Health Insurance($)	Split Dollar Death Benefit($)
Roger D.	2018	—	7,459	8,058	1,624	950	346	8,724	4,626
Plemens	2017	—	12,150	7,308	1,624	775	335	8,314	4,234

Ryan M.	2018	—	12,028	4,673	—	711	342	8,724	—
Scaggs	2017	—	10,675	4,308	—	694	301	8,314	—

David A.	2018	—	12,015	4,510	—	686	338	8,724	—
Bright	2017	—	10,504	4,173	—	673	292	8,314	—

_________________

(1)	Represents amount paid to the named executive officer in lieu of unused accrued “paid time off”.

Outstanding Equity Awards at Fiscal Year-End. The following table provides information concerning outstanding equity awards for each named executive officer of Entegra as of December 31, 2018.

OUTSTANDING EQUITY AWARDS

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options
Name	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Roger D. Plemens	41,370	27,580	18.55	11/30/25	11,820	245,265

Ryan M. Scaggs	18,900	12,600	18.55	11/30/25	5,400	112,050

David A. Bright	17,220	11,480	18.55	11/30/25	4,920	102,090

_________________

(1) Represent outstanding awards that vest in two equal installments on November 30, 2019 and November 30, 2020.

(2) Based on the closing price of Entegra’s common stock ($20.75) on December 31, 2018.

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Director Compensation

The following table shows, for the year ended December 31, 2018, the cash compensation paid by Entegra, as well as certain other compensation paid or accrued for the year ended December 31, 2018, to directors who are not named executive officers.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Ronald D. Beale	19,500	—	—	—	19,500
Louis E. Buck, Jr.	32,300	—	—	—	32,300
Adam W. Burrell, MD	25,850	—	—	—	25,850
R. Matthew Dunbar	27,500	—	—	—	27,500
Charles M. Edwards	24,000	—	—	—	24,000
Craig A. Fowler	26,350	—	—	—	26,350
Jim M. Garner	37,450	—	—	—	37,450
Fred H. Jones	35,625	—	—	—	35,625
Douglas W. Kroske	26,750	—	—	—	26,750
Beverly W. Mason	27,500	—	—	—	27,500

Directors’ Fees and Practices

During the year ended December 31, 2018, our directors received retainers in exchange for their service on the board, the Entegra Bank board and their committees. For serving on our board and the Entegra Bank board, each of our directors received a base retainer of $18,000, while Mr. Jones and Mr. Garner each received an additional $7,450 and $8,450 as Chairman of the board and Chairman of the Entegra Bank board, respectively. For serving on the Executive Committee, each member received a retainer of $1,500, while Mr. Garner received an additional $2,000 as Chairman of the Executive Committee. For serving on the Loan Committee, each member received a retainer of $5,000, while Mr. Garner received an additional $2,500 as Chairman of the Loan Committee. For serving on the Audit Committee, each member received a retainer of $3,600, while Dr. Buck received an additional $2,550 as the Chairman of the Audit Committee. For serving on the Compensation Committee, each member received a retainer of $2,400, while Mr. Jones received an additional $1,275 as the Chairman of the Compensation Committee. For serving on the Governance Committee, each member received a retainer of $1,500, while Ms. Mason received an additional $1,500 as the Chairwoman of the Governance Committee. For serving on the Asset Liability Committee, each member received a retainer of $2,750, while Mr. Dunbar received an additional $1,750 as the Chairman of the Asset Liability Committee. Additionally, Mr. Fowler, an experienced information technology professional, received a retainer of $2,000 in connection with his service on Entegra Bank’s Technology Committee.

Director Survivor Income Agreements

Entegra Bank has purchased insurance policies on the lives of eight of our directors. The entire death benefit is paid to Entegra Bank, which then pays the director’s beneficiary a $100,000 death benefit within 60 days of receipt of the death certificate. If a director is terminated from Entegra’s board, the death benefit is forfeited. The directors receiving this benefit are Ronald D. Beale, Adam W. Burrell, MD, R. Matthew Dunbar, Craig A. Fowler, Jim M. Garner, Fred H. Jones, and Beverly W. Mason.

Long Term Capital Appreciation Plan

As discussed above, under “– Deferred Compensation, Retirement and Other Benefits,” the CAP Plan provides benefits to directors as well as executives. The following directors are participants in the CAP Plan: Ronald D. Beale, Jim M. Garner, Fred H. Jones, Beverly W. Mason, and Roger D. Plemens. All directors participating in the CAP Plan have positive account balances.

Long Term Care Insurance

Prior to 2018, Entegra Bank purchased multi-year long term care insurance policies for the benefit of certain of its directors and their spouses. The directors receiving this benefit are Ronald D. Beale, Fred H. Jones, Beverly W. Mason, and Roger D. Plemens. In addition, Entegra Bank pays the long term care insurance policy premiums for Mr. Jones and his spouse.

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Certain Relationships and Related Transactions of Entegra

Certain directors, nominees for director and executive officers of Entegra, companies with which directors, nominees for director and executive officers are associated, and/or the immediate family members of directors, nominees for director and executive officers of Entegra are customers of Entegra Bank and as such may from time to time borrow funds from Entegra Bank within prescribed limitations, including those imposed by Section 402 of the Sarbanes-Oxley Act of 2002. Any such loans and commitments are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Entegra or Entegra Bank, and do not involve more than the normal risk of collectability or present to Entegra Bank other unfavorable features.

Jim M. Garner, a director, owns 46% of The Wayah Agency, Inc. (which we refer to as the “Agency”). On January 1, 2017, Agency sold its insurance brokerage business to Wayah Insurance Group, Inc. (which we refer to as the “Insurance Group”). Since January 1, 2017, Mr. Garner has been employed by Insurance Group as an insurance agent, in exchange for which he receives a base salary. Also since January 1, 2017, Mr. Garner has been a member of the board of directors of Insurance Group. During the year ending December 31, 2018, Insurance Group served as an insurance broker for Entegra Bank’s property and casualty insurance and bond products. Insurance Group was paid an aggregate of $41,868 in commissions from these transactions, based on premiums paid by Entegra Bank. It is anticipated that Mr. Garner, through Insurance Group, will provide insurance brokerage services to Entegra Bank from time to time during the year ended December 31, 2019.

Fred H. Jones, the Chairman of the board, is the President and one-third owner of Jones, Key, Melvin & Patton, P.A. (which we refer to as “Jones Key”). Jones Key provides legal services from time to time to Entegra Bank. During the year ended December 31, 2018, Entegra Bank paid Jones Key $1,050 in exchange for legal services. It is anticipated that Jones Key will provide legal services to Entegra Bank from time to time during the year ending December 31, 2019.

Indebtedness of and Transactions with Related Persons of Entegra

Entegra Bank provides loans and other credit facilities in the ordinary course of its business to members of our board, members of the Entegra Bank board, and employees, including executive officers, and businesses in which the foregoing have direct or indirect interests, as well as the immediate family of the foregoing (which, together, we refer to as, “Related Persons”). In accordance with Federal Reserve Regulation O, Entegra Bank has adopted a policy which sets forth the requirements applicable to such loans and other credit facilities. These loans and other credit facilities are made using the same credit and underwriting standards as are applicable to the general public, and such loans and other credit facilities do not involve more than the normal risk of collectability or present other unfavorable features. Pursuant to this policy, outstanding loans and other credit facilities to Related Persons are made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present to Entegra Bank other unfavorable features.

Our board is charged with reviewing and approving all transactions that either Entegra or Entegra Bank may have from time to time with Related Persons other than transactions subject to Federal Reserve Regulation O, discussed above. All material facts of each transaction and the Related Person’s interest are discussed by all disinterested directors and a decision is made about whether the transaction is fair to Entegra and Entegra Bank. A majority vote of all disinterested directors is required to approve any transaction involving a Related Person.

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PROPOSAL NO. 4:	RATIFICATION OF APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS ENTEGRA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

Dixon Hughes Goodman LLP, Entegra’s independent registered public accounting firm for the fiscal year ended December 31, 2018, has been appointed by the Audit Committee as our independent registered public accounting firm for the period from January 1, 2019 until the consummation of the mergers or, if the mergers are not consummated, until December 31, 2019. You are being asked to ratify this appointment. Fees charged by this firm are at rates and upon terms that are customarily charged by other independent registered public accounting firms. A representative of the firm will be present at the annual meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit Fees Paid to Independent Auditor

The following table represents the approximate fees for professional services rendered by Dixon Hughes Goodman LLP for the audits of our annual consolidated financial statements and reviews of our interim consolidated financial statements and fees billed for tax services and all other services rendered for each of the fiscal years ended December 31, 2018 and 2017.

	Year Ended December 31

	2018	2017
Audit Fees	$258,422	$271,500
Audit-Related Fees	—	—
Tax Fees(1)	—	2,955
All Other Fees	—	—
Total	$258,422	$274,455

_________________

(1)	Represents amounts paid for assistance in the preparation of our various federal, state and local tax returns, and income tax analyses.

All audit related services, tax services and other services giving rise to the fees listed under “Audit-Related Fees”, “Tax Fees” and “All Other Fees” in the table above were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Charter of Entegra’s Audit Committee provides for pre-approval of all audit and non-audit services to be provided by our independent auditors. The Charter also authorizes Entegra’s Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting. In both 2018 and 2017, 100% of the total fees paid for audit, audit related and tax services that were required to be pre-approved in accordance with the regulations were pre-approved.

Our board recommends that the shareholders ratify the appointment of Dixon Hughes Goodman LLP as Entegra’s independent registered public accounting firm for 2019.

SHAREHOLDER PROPOSALS

The board knows of no other matters intended to be presented for consideration at the annual meeting. If, however, any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is presently anticipated that, if the mergers are not consummated, Entegra’s 2020 annual meeting of shareholders will be held in May of 2020. If an Entegra shareholder desires to submit a proposal for possible inclusion in the proxy statement and form of proxy for Entegra’s 2020 annual meeting, including a shareholder nominee for director, the proposal must be received by the Corporate Secretary of Entegra at 14 One Center Court, Franklin, North Carolina 28734, by February 26, 2020 and meet all other applicable requirements for inclusion in the 2020 proxy statement.

In the alternative, a shareholder may commence his or her own proxy solicitation subject to the SEC’s rules on proxy solicitation and may present a proposal from the floor at the Entegra 2020 annual meeting. In order to do so, the shareholder must notify the Corporate Secretary of Entegra, in writing, of his or her proposal at Entegra’s main office no later than April 26, 2020. If the Secretary of Entegra is not notified of the shareholder’s proposal by April 26, 2020, the board may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the board for the 2020 annual meeting. The shareholder must notify the Corporate Secretary of Entegra, in writing, of his or her nominee for director at Entegra’s main office no earlier than April 11, 2020 and no later than May 6, 2020.

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a copy of OUR Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, excluding certain exhibits, is being delivered to shareholders together with this Proxy Statement. The complete Annual Report on Form 10-K may also be obtained by shareholders without charge by written request addressed to Melanie Allen, Corporate Secretary, 14 One Center Court, Franklin, North Carolina 28734, or may be accessed on the Internet at www.entegrabank.com, under the heading Investor Relations.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement and the attached exhibits and schedules, contains additional relevant information about Entegra and the common stock.

We also file reports, proxy statements, and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains a website that contains reports, proxy statements, and other information about issuers, such as Entegra, who file electronically with the SEC. The address of the website is www.sec.gov. The reports and other information filed by Entegra with the SEC are available at our investor relations webpage at www.snl.com/IRW/CorporateProfile/4290505 or by contacting our Investor Relations department at (828) 524-7000. The web addresses of the SEC and Entegra are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement, information on those web sites is not part of this proxy statement.

You should rely only on the information contained in this proxy statement. Entegra has not authorized anyone to give any information or make any representation about the merger agreement, the mergers, the bank mergers, or Entegra that is different from, or in addition to, that contained in this document. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

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Appendix A

Agreement and Plan of Merger by and among First Citizens BancShares, Inc.,

First-Citizens Bank & Trust Company, FC Merger Subsidiary VII, Inc.,

and Entegra Financial Corp., dated April 23, 2019

Execution Version

AGREEMENT AND PLAN

OF

MERGER

FIRST CITIZENS BANCSHARES, INC.

FIRST-CITIZENS BANK & TRUST COMPANY

FC MERGER SUBSIDIARY VII, INC.

and

ENTEGRA FINANCIAL CORP.

April 23, 2019

i

EXHIBIT A – FORM OF ENTEGRA VOTING AGREEMENT

ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of the 23rd day of April, 2019, is made and entered into by and among First Citizens BancShares, Inc., a Delaware corporation (“BancShares”); First-Citizens Bank & Trust Company, a North Carolina chartered commercial bank and direct, wholly owned subsidiary of BancShares (“FCB”); FC Merger Subsidiary VII, Inc., a North Carolina corporation and direct, wholly owned subsidiary of FCB (“Merger Sub”); and Entegra Financial Corp., a North Carolina corporation (the “Company”), under authority of resolutions of their respective boards of directors duly adopted.

R E C I T A L S

A.                  The board of directors of each of BancShares, FCB, Merger Sub, and the Company has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of BancShares, FCB, Merger Sub, and the Company, respectively, and their respective shareholders.

B.                  Concurrently with the execution and delivery of this Agreement, (i) the Company is terminating that certain Agreement and Plan of Merger, dated as of January 15, 2019, by and among SmartFinancial, Inc. (“SmartFinancial”), CT Merger Sub, Inc., and the Company (the “SmartFinancial Merger Agreement”) in accordance with Section 9.1(l) of the SmartFinancial Merger Agreement, and (ii) on behalf of the Company, BancShares will pay in full the Termination Fee (as defined in Section 9.3(a) of the SmartFinancial Merger Agreement) to SmartFinancial pursuant to Section 9.3(c) of the SmartFinancial Merger Agreement (the “SmartFinancial Termination Fee”).

C.                  As a material inducement for BancShares, FCB, and Merger Sub to enter into this Agreement, certain holders of Company Common Stock (as defined below), in their capacity as shareholders of the Company, have entered into Voting Agreements dated as of the date hereof and substantially in the form attached hereto as Exhibit A pursuant to which such Persons have agreed, among other things and subject to the terms and conditions set forth therein, to vote their shares of Company Common Stock in favor of approval of this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants, representations, warranties, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1               Certain Definitions. For purposes of and as used in this Agreement, the terms defined below shall, when capitalized, have the indicated meanings.

“Acquisition Proposal” means, with respect to the Company, any inquiry, indication, proposal, solicitation, or offer, or the filing of any regulatory application, notice, waiver, or request (whether in draft or final form), from or by any Person relating to (i) any direct or indirect sale, acquisition, purchase, lease, exchange, mortgage, pledge, transfer, or other disposition of 20% or more of the consolidated assets of the Company and its Subsidiaries, in a single transaction or series of related transactions; (ii) any tender offer (including a self-tender) or exchange offer with respect to, or direct or indirect purchase or acquisition of, 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries; or (iii) any merger, share exchange, consolidation, business combination, reorganization, recapitalization, or similar transaction involving such Party or any of its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For this purpose, the terms “controls,” “controlled by,” and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“BancShares Benefit Plan” means any pension, retirement, salary continuation, stock option, restricted stock, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, disability, severance, change of control, fringe benefit, incentive, cafeteria or Code Section 125, welfare, or other benefit plan, contract, agreement, or arrangement, including without limitation “employee benefit plans” as defined in Section 3(3) of ERISA, any incentive or welfare policies, contracts, plans, or arrangements, including split dollar life insurance arrangements, and all trust agreements and funding arrangements related thereto, which are or have been maintained, sponsored, or contributed to (or required to be contributed to) by BancShares or FCB or an ERISA Affiliate for the benefit of or with respect to any present or former directors, officers, employees, independent contractors, or consultants of BancShares or FCB or any of their respective Subsidiaries, or any spouse or dependent of any such Person, or under which BancShares or FCB or an ERISA Affiliate has or may have any Liability, including any plans offered to employees of BancShares or FCB, or any of their Subsidiaries, with respect to which BancShares or FCB or an ERISA Affiliate has claimed or is claiming the safe harbor for “voluntary plans” under ERISA for group and group-type insurance arrangements.

“BancShares Class A Common Stock” means the Class A common stock, par value $1.00 per share, of BancShares.

“BancShares Class B Common Stock” means the Class B common stock, par value $1.00 per share, of BancShares.

“BancShares Common Stock” means, collectively, the BancShares Class A Common Stock and the BancShares Class B Common Stock.

“BancShares IT Systems” means all material information technology and computer systems, components, equipment, and facilities (including without limitation any software, information technology or telecommunications hardware or equipment, network, or website) owned, operated, licensed, or controlled by or on behalf of BancShares or FCB or any of their Subsidiaries, or otherwise necessary for or material to the conduct of the business of BancShares or FCB or any of their Subsidiaries.

“BancShares Parties” means, collectively, BancShares, FCB, and Merger Sub.

“BancShares Preferred Stock” means the Preferred Stock, par value $0.01 per share, of BancShares.

“BancShares Stock” means, collectively, the BancShares Common Stock and the BancShares Preferred Stock.

“Bank” means Entegra Bank, a North Carolina-chartered bank and direct, wholly owned subsidiary of the Company.

2

“Bank Stock” means the common stock, no par value, of Bank.

“BHCA” means the Bank Holding Company Act of 1956, as amended (12 U.S.C. § 1841 et seq.).

“Book-Entry Shares” means shares of Company Common Stock which immediately prior to the Effective Time are non-certificated.

“Business Day” means Monday through Friday of each week, excluding legal holidays recognized as such by the United States government and any day on which banking institutions in Raleigh, North Carolina or Franklin, North Carolina are authorized or obligated to close.

“Certificate” means a certificate which immediately prior to the Effective Time represents shares of Company Common Stock.

“Company Common Stock” means the common stock, no par value, of the Company.

“Company Data” means all information, data, and records owned, licensed, maintained, or possessed by, or in the custody or under the control of, the Company or the Bank or any of their Subsidiaries. Company Data includes, without limitation, “nonpublic personal information” (as defined in 15 U.S.C. § 6809(4)) of customers of the Bank, financial information, payment cardholder data, and any information, data, or records stored, communicated, transmitted, or otherwise processed on the Company IT Systems.

“Company Equity Award” means a Company Option or Company RSU Award.

“Company Information Security Incident” means any actual or reasonably suspected (i) unauthorized or accidental access to or loss, use, disclosure, modification, destruction, or acquisition of any Company Data or (ii) compromise to the security, integrity, or availability of the Company IT Systems that has resulted in or would reasonably be expected to result in (A) a material and adverse impact on the business operations of the Company or the Bank or any of their Subsidiaries or (B) unauthorized access to or acquisition of or misuse of data maintained, processed, or communicated on the Company IT Systems.

“Company IT Systems” means all information technology and computer systems, components, equipment, and facilities (including without limitation any software, information technology or telecommunications hardware or equipment, network, or website) owned, operated, licensed, or controlled by or on behalf of the Company or the Bank or any of their Subsidiaries, or otherwise necessary for or material to the conduct of the business of the Company or the Bank or any of their Subsidiaries.

“Company Loan Property” means any property in which the Company or a Subsidiary of the Company holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Company Option” means an option to purchase or acquire shares of Company Common Stock granted under the Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan, as amended.

“Company Participation Facility” means any facility in which the Company or a Subsidiary of the Company participates in the management thereof (including all property held as trustee or in any other fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

3

“Company Parties” means, collectively, the Company and the Bank.

“Company Preferred Stock” means the preferred stock, no par value, of the Company, including without limitation the Company Series A Preferred Stock.

“Company RSU Award” means a restricted stock unit award in respect of shares of Company Common Stock granted under the Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan, as amended.

“Company Series A Preferred Stock” means the Junior Participating Preferred Stock, Series A, no par value, of the Company.

“Company Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.

“Confidentiality Agreement” means that certain Confidentiality Agreement dated March 27, 2019, between BancShares and the Company.

“Contract” means any contract, lease, deed, deed of trust, mortgage, license, instrument, note, commitment, undertaking, indenture, or other agreement or legally binding understanding or arrangement, whether written or oral.

“Disclosure Memoranda” means, collectively, the BancShares Disclosure Memorandum and the Company Disclosure Memorandum.

“Environmental Law” means any Law relating to (i) pollution, the protection, preservation, remediation, or restoration of the indoor or outdoor environment, human health and safety, or natural resources, (ii) the handling, use, storage, recycling, treatment, generation, transportation, processing, production, presence, disposal, release, or threatened release of or exposure to any Hazardous Substance or (iii) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, without limitation, (i) the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations, and the like addressing similar matters: the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and (ii) any common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that is considered one employer with a Party or any of such Party’s Subsidiaries under Section 4001(b)(1) of ERISA or Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Shares” means shares of Company Common Stock that, immediately prior to the Effective Time, are owned or held, other than in a bona fide fiduciary or agency capacity, by BancShares, FCB, Merger Sub, or the Company, or any Subsidiary of BancShares, FCB, Merger Sub, or the Company, including shares of Company Common Stock held by the Company as treasury stock.

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“FCB Stock” means the common stock, par value $100.00 per share, of FCB.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the United States.

“Governmental Entity” means any federal, state, provincial, local, or foreign court, agency, arbitrator, mediator, tribunal, commission, governmental or regulatory authority, or other governmental or administrative body, instrumentality, or authority, including without limitation the SEC, the Federal Trade Commission, the United States Department of Justice, the United States Department of Labor, the IRS, the Federal Reserve, the FDIC, and the NCCOB.

“Hazardous Substance” means any and all substances (whether solid, liquid, or gas) that (i) are defined, listed, designated, classified, or otherwise regulated as pollutants, hazardous or toxic wastes, hazardous or toxic substances, hazardous or toxic materials, extremely hazardous or toxic wastes, flammable or explosive materials, radioactive materials, or words of similar meaning or regulatory effect under any present or future Environmental Law or (ii) may have a negative impact on human health or the environment. The term Hazardous Substance includes, without limitation, oil, petroleum and petroleum products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter, and airborne pathogens (naturally occurring or otherwise).

“Intellectual Property” means (i) all inventions, whether or not patentable and whether or not reduced to practice, and all improvements thereon, and all patents, patent applications, and patent disclosures, together with all re-issues, continuations, continuations-in-part, divisions, extensions, and re-examinations thereof; (ii) all trademarks, whether registered or unregistered, service marks, logos, domain names, rights in or to Internet web sites, and corporate, fictitious, assumed, and trade names; (iii) all copyrights, whether registered or unregistered, and all applications, registrations, and renewals relative thereto; (iv) all datasets, databases, and related information and documentation; (v) all trade secrets and proprietary know-how; and (vi) any and all other intellectual property and proprietary rights.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (i) with respect to BancShares, the actual knowledge after reasonable inquiry of those individuals set forth on Section 1.1 of the BancShares Disclosure Memorandum and (ii) with respect to the Company, the actual knowledge after reasonable inquiry of those individuals set forth on Section 1.1 of the Company Disclosure Memorandum.

“Laws” means any and all federal, state, provincial, local, and foreign laws, constitutions, common law principles, ordinances, codes, statutes, judgments, determinations, injunctions, decrees, orders, rules, and regulations.

“Liability” means any debt, liability, commitment, or obligation of any kind, character, or nature whatsoever (whether accrued, contingent, absolute, known, unknown, or otherwise and whether due or to become due).

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“Lien” means any lien, claim, attachment, garnishment, imperfection of title, defect, pledge, mortgage, deed of trust, hypothecation, security interest, charge, option, restriction, easement, reversionary interest, right of refusal, voting trust arrangement, buy-sell agreement, preemptive right, or other adverse claim, encumbrance, or right of any nature whatsoever.

“Loan” means a loan, commitment, lease, advance, credit enhancement, guarantee, or other extension of credit or borrowing arrangement.

“Material Adverse Effect” means, with respect to BancShares or the Company, as the case may be, an effect, circumstance, occurrence, event, development, or change that, individually or in the aggregate with one or more other effects, circumstances, occurrences, events, developments, or changes, (i) has had, or would reasonably be expected to have, a material and adverse effect on the business, properties, assets, liabilities, financial condition, operations, or results of operations of such Party and its Subsidiaries taken as a whole or (ii) prevents or materially impedes the consummation by such Party of the transactions contemplated by this Agreement; provided, however, that, with respect to clause (i), the term Material Adverse Effect shall not be deemed to include the impact of any effect, circumstance, occurrence, event, development, or change resulting from (A) changes after the date of this Agreement in Laws of general applicability that apply to insured depository institutions and/or registered bank holding companies generally, or interpretations thereof by Governmental Entities, (B) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to insured depository institutions and/or registered bank holding companies generally, (C) changes in economic conditions, or changes in global, national, or regional political or market conditions (including changes in prevailing interest or exchange rates), in either case affecting the banking and financial services industry generally, (D) actions and omissions of BancShares and the Company required under this Agreement or taken or omitted with the prior written consent of the Company (in the case of actions and omissions by BancShares) or BancShares (in the case of actions and omissions by the Company), (E) any failure by BancShares or the Company, in and of itself, to meet any internal or published industry analyst projections, forecasts, or estimates of revenue, earnings, or other financial or operating metrics for any period (it being expressly agreed that any facts or circumstances giving rise to or contributing to any such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there exists or has occurred a Material Adverse Effect), (F) changes, in and of themselves, in the trading price or trading volume of the BancShares Common Stock or the Company Common Stock (it being expressly agreed that any facts or circumstances giving rise to or contributing to any such changes that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there exists or has occurred a Material Adverse Effect), or (G) the entry into or the announcement, or pendency of this Agreement or the transactions contemplated hereby, including (i) by reason of the identity of BancShares or its Affiliates, (ii) by reason of any communication by BancShares or any of its Affiliates regarding the plans or intentions of BancShares or its Affiliates with respect to the conduct of the business of the Company or its Subsidiaries following the Closing, and (iii) the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, employees, suppliers, vendors, business partners, or other third parties; provided that effects, circumstances, occurrences, events, developments, and changes resulting from the changes or other matters described in clauses (A), (B), and (C) shall not be excluded in determining whether there exists or has occurred a Material Adverse Effect to the extent of any materially disproportionate impact they have on the subject Party and its Subsidiaries taken as a whole as measured relative to similarly situated companies in the banking and financial services industry.

“Merger Sub Common Stock” means the common stock, no par value, of Merger Sub.

“Mergers” means, collectively, the Merger and the Second Step Merger.

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“Nasdaq” means The Nasdaq Capital Market.

“NC Banking Laws” means Chapter 53 and Chapter 53C of the North Carolina General Statutes Annotated (N.C. Gen. Stat. Ann. § 53-1.1 et seq. and N.C. Gen. Stat. Ann. § 53C-1-1 et seq.).

“NCBCA” means the North Carolina Business Corporation Act, N.C. Gen. Stat. Ann. § 55-1-01 et seq.

“NCCOB” means the North Carolina Office of the Commissioner of Banks.

“Parties” means, collectively, BancShares, FCB, Merger Sub, and the Company.

“Permitted Liens” means (i) liens for Taxes not yet delinquent or the amount of which or the liability therefor (or both) is being diligently contested in good faith by appropriate proceedings and with respect to which adequate reserves for the payment of such Taxes have been established in accordance with GAAP and applicable regulatory accounting requirements; (ii) mechanics’, carriers’, workers’, repairers’, and similar inchoate liens arising or incurred in the ordinary course of business for amounts which are not delinquent or are being diligently contested in good faith by appropriate proceedings and with respect to which adequate reserves for the payment thereof have been established in accordance with GAAP and applicable regulatory accounting requirements; (iii) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over the subject Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (iv) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to the subject Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purpose(s) for which it is currently used in connection with such Person’s business; (v) any right of way or easement related to public roads and highways, which does not materially impair the occupancy or use of such real property for the purpose(s) for which it is currently used in connection with the subject Person’s business; and (vi) inchoate liens arising or incurred in the ordinary course of business under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation for amounts that are not delinquent.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust, and any other entity or organization, whether or not incorporated, including without limitation any Governmental Entity.

“Personal Information” means any information relating to an identified or identifiable natural person to the extent such information is owned, licensed, maintained, or possessed by, or in the custody or under the control of, a Party or any of its Subsidiaries. The term Personal Information includes, without limitation, any personally identifiable financial information, cardholder data, or other information specifically defined, identified, protected, or regulated by or under any Privacy Law.

“Privacy Laws” means all Laws relating to the privacy, confidentiality, protection, or security of Personal Information or the BancShares IT Systems or the Company IT Systems, as applicable. The term Privacy Laws includes, without limitation, (i) Title V (Privacy) of the Gramm-Leach-Bliley Act (“GLBA”) (15 U.S.C. §§ 6801-6827) and all implementing regulations promulgated thereunder; (ii) the Fair Credit Reporting Act, as amended, 15 U.S.C. § 1681 et seq. (the “FCRA”), and all regulations implementing the FCRA; and (iii) all Laws concerning financial privacy, data breach notification, information security safeguards, the secure disposal of records containing Personal Information, and the transmission of marketing or commercial messages through any means (including without limitation via email or text message). The term Privacy Laws shall also include the Payment Card Industry (“PCI”) Data Security Standard and any other applicable security standards, requirements, or assessment procedures published by the PCI Security Standards Council in connection with a PCI Security Standards Council program.

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“Proxy Statement” means the proxy statement prepared by the Company to solicit the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company.

“Regulation O” means Regulation O of the Federal Reserve (12 C.F.R. Part 215).

“Remedial Action” means offering, negotiating, committing to, and effecting, by agreement, consent decree, hold separate order or otherwise, (i) the sale, divestiture, license, or other disposition of any deposits, loans, branches, or operations; or (ii) the changing or modifying any course of conduct regarding future operations of a Party, its Subsidiaries or Affiliates (including, without limitation, the Surviving Corporation and the Surviving Bank after the Merger).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation, limited liability company, partnership, joint venture, trust, or other entity in which a Party or any of its Subsidiaries has, directly or indirectly, an equity or ownership interest representing 50% or more of any class of the capital stock thereof or other equity or ownership interests therein.

“Superior Proposal” means any bona fide written Acquisition Proposal which the board of directors of the Company determines, in good faith, after taking into account all legal, financial, regulatory, and other aspects of the proposal (including without limitation the amount, form, and timing of payment of consideration, the financing thereof, any associated break-up or termination fees, including those provided for in this Agreement, expense reimbursement provisions, and all conditions to consummation) and the Person making the proposal, and after consulting with its financial advisor (which shall be a nationally recognized investment banking firm) and outside legal counsel, is (i) more favorable from a financial point of view to the Company’s shareholders than the transactions contemplated by this Agreement and (ii) reasonably likely to be timely consummated on the terms set forth; provided, however, that for purposes of this definition of Superior Proposal, references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%.”

“Tax” or “Taxes” means any and all federal, state, provincial, local, and foreign taxes, including without limitation (i) any income, profits, alternative or add-on minimum, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, net worth, premium, real property, personal property, vehicle, airplane, boat, vessel, or other title or registration, environmental, or windfall profit tax, custom, or duty, or any other tax, fee, assessment, levy, tariff, or charge of any kind whatsoever, together with any interest or penalty, addition to tax, or other additional amount imposed by any Governmental Entity or other Person responsible for the imposition or collection of any such tax, and (ii) any Liability for the payment of any amounts of the type described in clause (i) above as a result of any express or implied agreement or obligation to indemnify any other Person or any contractual arrangement or agreement.

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“Tax Benefits Plan” means the Tax Benefits Preservation Plan dated November 16, 2015, by and between the Company and Computershare Trust Company, N.A., as amended from time to time.

“Tax Return” means any return (including any amended return), declaration, or other report, including without limitation elections, claims for refunds, schedules, estimates, and information returns and statements, with respect to any Taxes (including estimated Taxes).

“TPS Documents” means, collectively, all agreements, documents, and instruments governing or related to the TPS Trust, the Trust Debentures, or the Trust Preferred Securities.

“TPS Trust” means Macon Capital Trust I, a statutory trust created under the laws of the State of Delaware, all of the common securities of which are held by the Company.

“Trust Debentures” means those certain Floating Rate Junior Subordinated Notes due 2034 issued by the Company to the TPS Trust on or about December 30, 2003.

“Trust Preferred Securities” means those certain preferred securities issued by the TPS Trust on or about December 30, 2003.

“USA PATRIOT Act” means the USA PATRIOT Act of 2001, as amended.

Section 1.2               Other Definitions. Capitalized terms used in this Agreement and not defined in Section 1.1, but otherwise defined in this Agreement, shall have the meanings otherwise ascribed thereto.

ARTICLE II
THE MERGERS

Section 2.1               The Merger.

(a)                General. Subject to and upon the terms and conditions set forth in this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company in accordance with, and with the effects provided in, this Agreement and applicable provisions of the NCBCA (the “Merger”). At the Effective Time, which shall be at 11:59 PM on the Closing Date, the separate corporate existence of Merger Sub shall cease and the Company shall continue, as the surviving corporation of the Merger, as a corporation incorporated under the laws of the State of North Carolina (the Company in such capacity as the surviving corporation of the Merger is sometimes referred to herein as the “Interim Surviving Company”).

(b)                Effective Time. Prior to or at the Closing, and in order to effect the Merger, Merger Sub and the Company shall duly execute and deliver articles of merger for filing with the North Carolina Secretary of State (the “Articles of Merger”), such Articles of Merger to be in such form and of such substance as is consistent with applicable provisions of the NCBCA and otherwise mutually agreed upon by Merger Sub and the Company. The Merger shall become effective on 11:59 PM on such date as set forth in the Articles of Merger (the date and time the Merger becomes effective being referred to in this Agreement as the “Effective Time”).

(c)                Effects of the Merger. The Merger shall have the effects set forth in this Agreement and applicable provisions of the NCBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, interests, privileges, powers, and franchises of Merger Sub shall vest in the Interim Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities, and duties of Merger Sub shall become and be debts, liabilities, obligations, restrictions, disabilities, and duties of the Interim Surviving Company.

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(d)                Articles of Incorporation, Bylaws, and Name of Interim Surviving Company. The articles of incorporation and bylaws of the Company, in each case as amended and/or restated and in effect immediately prior to the Effective Time, shall at and after the Effective Time be the articles of incorporation and bylaws of the Interim Surviving Company until such time as the same shall be amended in accordance with applicable Law. The legal name of the Interim Surviving Company shall be “Entegra Financial Corp.”

(e)                Directors and Officers of Interim Surviving Company. The directors and officers of Merger Sub as of immediately prior to the Effective Time shall, at and after the Effective Time, be the directors and officers, respectively, of the Interim Surviving Company, such individuals to serve in such capacities until such time as their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal from office.

Section 2.2               The Second Step Merger.

(a)                General. As soon as reasonably practicable following the Effective Time, BancShares shall cause the Interim Surviving Company to be, and the Interim Surviving Company shall be, merged with and into FCB in accordance with, and with the effects provided in, this Agreement and applicable provisions of the NCBCA (the “Second Step Merger”). At the Second Step Effective Time (as defined below), the separate corporate existence of the Interim Surviving Company shall cease and FCB shall continue, as the surviving corporation of the Second Step Merger, as a corporation chartered under the laws of the State of North Carolina (FCB in such capacity as the surviving corporation of the Second Step Merger is sometimes referred to herein as the “Surviving Corporation”).

(b)                Second Step Effective Time. In order to effect the Second Step Merger, FCB and the Interim Surviving Company shall duly execute and deliver articles of merger for filing with the North Carolina Secretary of State (the “Second Step North Carolina Articles of Merger”), such Second Step North Carolina Articles of Merger to be in such form and of such substance as is consistent with applicable provisions of the NCBCA and otherwise mutually agreed upon by FCB and the Interim Surviving Company. The Second Step Merger shall become effective on the date following the Effective Time at 12:01 AM as set forth in the Second Step North Carolina Articles of Merger (the date and time the Second Step Merger becomes effective being referred to in this Agreement as the “Second Step Effective Time”).

(c)                Effects of the Second Step Merger. The Second Step Merger shall have the effects set forth in this Agreement and applicable provisions of the NCBCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Step Effective Time, all property, rights, interests, privileges, powers, and franchises of the Interim Surviving Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities, and duties of the Interim Surviving Company shall become and be debts, liabilities, obligations, restrictions, disabilities, and duties of the Surviving Corporation.

(d)                Cancellation of Interim Surviving Company Stock. Each share of common stock, no par value, of the Interim Surviving Company, as well as each share of any other class or series of capital stock of the Interim Surviving Company, in each case that is issued and outstanding immediately prior to the Second Step Effective Time, shall, at the Second Step Effective Time, solely by virtue and as a result of the Second Step Merger and without any action on the part of any holder thereof, automatically be cancelled and retired for no consideration and shall cease to exist.

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(e)                FCB Stock. The shares of FCB stock issued and outstanding immediately prior to the Second Step Effective Time shall not be affected by the Second Step Merger, and, accordingly, each share of FCB stock issued and outstanding immediately prior to the Second Step Effective Time shall, at and after the Second Step Effective Time, remain issued and outstanding.

(f)                 Charter, Bylaws, and Name of Surviving Corporation. The charter and bylaws of FCB, in each case as amended and/or restated and in effect immediately prior to the Second Step Effective Time, shall at and after the Second Step Effective Time be the charter and bylaws of the Surviving Corporation until such time as the same shall be amended in accordance with applicable Law. The name of the Surviving Corporation shall be “First-Citizens Bank & Trust Company.”

(g)                Directors and Officers of Surviving Corporation. The directors and officers of FCB as of immediately prior to the Second Step Effective Time shall, at and after the Second Step Effective Time, continue as the directors and officers, respectively, of the Surviving Corporation, such individuals to serve in such capacities until such time as their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal from office.

Section 2.3               Merger Sub Shareholder Approval. Prior to or as soon as reasonably practicable following the approval of this Agreement and the Merger by the shareholders of the Company in accordance with the articles of incorporation and bylaws of the Company and applicable Law, FCB shall approve this Agreement and the transactions contemplated hereby as the sole shareholder of Merger Sub in accordance with the articles of incorporation and bylaws of Merger Sub and applicable Law.

Section 2.4               Closing. Subject to the satisfaction or waiver (subject to applicable Law) of the conditions precedent set forth in ARTICLE VIII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (subject to applicable Law) of such conditions at the Closing), the closing of the transactions contemplated by this Agreement, including the Merger and the Second Step Merger (the “Closing”), shall take place at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 150 Fayetteville Street, Suite 2300, Raleigh, North Carolina 27601, at 10:00 a.m. Eastern Time on such date as shall be designated by BancShares, provided that such date shall be not more than 30 days after the satisfaction or waiver (subject to applicable Law) of all of the conditions precedent set forth in ARTICLE VIII hereof (other than those conditions that by their nature are to be satisfied at the Closing), or at such other place, at such other time, or on such other date as the Parties may otherwise agree. Notwithstanding the foregoing, the Parties expressly agree that the Closing may take place by the electronic, facsimile, and/or overnight courier exchange of executed documents. The actual date on which the Closing shall occur is referred to in this Agreement as the “Closing Date.”

Section 2.5               The Bank Merger. Simultaneously with the Parties’ execution of this Agreement, FCB and the Bank have executed and delivered an agreement and plan of merger dated the date hereof (the “Bank Merger Agreement”), which provides for the merger of the Bank with and into FCB immediately following the Second Step Merger in accordance with the terms and conditions of, and with the effects provided by, the Bank Merger Agreement and applicable provisions of the NC Banking Laws and the NCBCA (the “Bank Merger”). FCB will be the banking corporation to survive the Bank Merger (FCB in such capacity as the surviving banking corporation of the Bank Merger is sometimes referred to herein as the “Surviving Bank”), and at the effective time of the Bank Merger, the separate corporate existence of the Bank will cease. Prior to or as soon as reasonably practicable following the approval of this Agreement and the Merger by the shareholders of the Company in accordance with the charter and bylaws of the Company and applicable Law, BancShares shall approve the Bank Merger Agreement as the sole shareholder of FCB and the Company shall approve the Bank Merger Agreement as the sole shareholder of the Bank. Prior to or at the Closing, BancShares will cause FCB to execute and deliver and the Company will cause the Bank to execute and deliver such articles of merger and other documents and certificates as are necessary or appropriate to effectuate the Bank Merger (the “Bank Merger Certificates”).

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ARTICLE III
MERGER CONSIDERATION

Section 3.1               Conversion of Company Common Stock. Subject to the other provisions of this ARTICLE III, solely by virtue and as a result of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall at the Effective Time, automatically and without any action on the part of the holder(s) thereof, be converted into and canceled in exchange for the right to receive cash from BancShares in the amount of $30.18, subject to adjustment as provided in Section 3.7 below (the “Merger Consideration”).

Section 3.2               Exchange Procedures.

(a)                Deposit with Exchange Agent. At or prior to the Closing, BancShares shall deliver or cause to be delivered to an exchange agent mutually agreed upon by BancShares and the Company, which the Parties agree in advance may be BancShares’ customary stock transfer agent (the “Exchange Agent”), for the benefit of holders of Company Common Stock (other than holders of Excluded Shares) cash in an amount sufficient to make payment in respect of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) as provided in Section 3.1 above and cash in an amount sufficient to pay holders of Company RSU Awards that will be receiving Company Common Stock at the Effective Time. Pending disbursement of the Merger Consideration to the holders of Company Common Stock, BancShares may direct the Exchange Agent to invest such cash in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from Standard & Poor’s Corporation, in money market funds which are invested solely as provided above, in certificates of deposit of or other deposit accounts in domestic commercial banks (including BancShares, and provided that such accounts are designated by the depository banks as containing funds held by the Exchange Agent for the benefit of BancShares and the former holders of Company Common Stock), or in such other investments as to which BancShares and the Exchange Agent shall agree (collectively, the “Permitted Investments”), any of which Permitted Investments shall have a maturity that will not prevent or delay payments to be made pursuant to this ARTICLE III. All interest, dividends or other income on the invested funds shall belong solely to BancShares. If for any reason (including losses on invested funds) the funds held by the Exchange Agent are inadequate to pay the amounts to which the holders of Company Common Stock shall be entitled under this ARTICLE III, BancShares shall be liable for the payment of any deficiency.

(b)                Letter of Transmittal. As promptly as practicable after the Effective Time, the Company shall deliver, or shall cause its stock transfer agent to deliver, to the Exchange Agent a certified listing of record holders of Company Common Stock, in such electronic format, and together with such information as the Exchange Agent shall request, including the numbers of shares held of record by those holders as of the Effective Time and their addresses and taxpayer identification numbers and such other information in the Company’s or its transfer agent’s records as is requested by the Exchange Agent in connection with the exchange of shares of Company Common Stock for cash (including information regarding the certified status of holders’ taxpayer identification numbers). During the two weeks prior to the anticipated Effective Time, the Company will cooperate with the Exchange Agent, including by providing test files, to ensure that the above certified listing, when delivered, will include such information, and be in such electronic form and format, as is reasonably requested by the Exchange Agent in order for it and the exchange of shares for cash to be entered in and processed on the Exchange Agent’s system. BancShares shall take all steps reasonably necessary to cause the Exchange Agent to, as soon as reasonably practicable after the Exchange Agent’s receipt of the above information in the form it requests (but in no event later than ten Business Days after the Exchange Agent’s receipt of such information), mail or deliver to each holder of record of shares of Company Common Stock immediately prior to the Effective Time (other than holders of Excluded Shares) a letter of transmittal in customary form and containing such provisions as BancShares shall reasonably require (including provisions confirming that delivery of Certificates and Book-Entry Shares shall be effected, and that risk of loss of and title to Certificates and Book-Entry Shares shall pass, only upon proper delivery of the Certificates or Book-Entry Shares to the Exchange Agent) and instructions for use in effecting the surrender of Certificates and Book-Entry Shares in exchange for the Merger Consideration payable in respect of the shares of Company Common Stock previously represented by such Certificates or in respect of such Book-Entry Shares, as applicable, pursuant to the provisions of this Agreement.

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(c)                Payment of Merger Consideration. Upon proper surrender of a Certificate or Book-Entry Shares to the Exchange Agent for exchange and cancellation, together with a properly completed and duly executed letter of transmittal (or an “agent’s message,” in the case of Book-Entry Shares held in street name) and such other documents as may reasonably be required by the Exchange Agent, (i) the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor, and the Exchange Agent shall issue and deliver to such holder, the Merger Consideration to which such holder shall have become entitled pursuant to the provisions of this ARTICLE III, in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or to such Book-Entry Shares, as applicable, and (ii) the Certificate or Book-Entry Shares so surrendered shall be canceled. In the event the Merger Consideration or any other amounts payable under this Agreement to a holder of shares of Company Common Stock is to be paid to a Person other than the Person in whose name such shares are registered, it shall be a condition to the issuance or payment of such Merger Consideration or other amounts that the Certificate formerly representing such shares, or, in the case of non-certificated shares, the Book-Entry Shares, be presented to the Exchange Agent, together with evidence of or appropriate documents or instruments for transfer and evidence that any applicable stock transfer or other Taxes have been paid or are not applicable, all in such form as the Exchange Agent shall reasonably require.

(d)                Closing of Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall thereafter be no further transfers of shares of Company Stock on the books or records of the Company, and if any shares of Company Stock are thereafter presented to BancShares or the Exchange Agent for transfer, such shares shall be cancelled against delivery of the Merger Consideration issuable or payable in respect thereof as herein provided. Until duly surrendered to the Exchange Agent in accordance with the provisions of this Agreement, Certificates and Book-Entry Shares shall, at and after the Effective Time, evidence and represent only the right to receive the Merger Consideration issuable or payable in respect thereof (or the Company Common Stock previously represented thereby) in accordance with this Agreement. No interest will be paid or will accrue on any amounts issuable or payable to holders of Company Common Stock under or in accordance with this Agreement.

(e)                Lost, Stolen, or Destroyed Certificates. In the event any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and the execution by such Person of an indemnity agreement and/or the posting by such Person of a bond in such customary form and amount as BancShares or the Exchange Agent may reasonably require as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen, or destroyed Certificate the Merger Consideration deliverable in respect of the shares of Company Common Stock previously represented thereby pursuant to this Agreement.

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(f)                 Unclaimed Merger Consideration.  Any Merger Consideration, and any other amounts payable by BancShares to holders of shares of Company Common Stock in accordance with this Agreement, in each case that remain(s) unclaimed by former shareholders of the Company for nine months after the Effective Time shall at the request of BancShares be delivered by the Exchange Agent to BancShares. Any former shareholder of the Company who has not theretofore complied with the exchange procedures provided for in this Agreement shall thereafter look only to BancShares for the Merger Consideration (and any other amounts) payable in respect of the shares of Company Common Stock previously held by such shareholder, as determined pursuant to this Agreement, without any interest thereon. If the Merger Consideration or any other amounts payable under this Agreement in respect of any shares of Company Common Stock is not claimed prior to the date on which such Merger Consideration or other amounts would otherwise escheat to any Governmental Entity, such Merger Consideration or other amounts shall, to the extent permitted by abandoned property, escheat, and other applicable Laws, become the property of BancShares (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interests of any Person previously entitled to such property. Neither the Exchange Agent nor any Party to this Agreement shall be liable to any holder of Company Common Stock for any Merger Consideration (or any other property) properly paid or delivered to a Governmental Entity pursuant to applicable abandoned property, escheat, or similar Laws. BancShares and the Exchange Agent shall be entitled to rely upon the stock transfer books and records of the Company to establish the identity of those Persons entitled to receive the Merger Consideration (and any other amounts) specified in this Agreement, which books and records shall be conclusive with respect thereto. In the event of a dispute regarding the ownership of Company Common Stock, BancShares and the Exchange Agent shall be entitled to deposit any Merger Consideration (or any other amounts) issuable or payable in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims or Liability with respect thereto.

Section 3.3               Rights as Company Shareholders. Holders of Company Common Stock immediately prior to the Effective Time shall, at and after the Effective Time, cease to be shareholders of the Company and have no further rights as shareholders of the Company, other than the right to receive the Merger Consideration and any other amounts payable in respect of such holders’ Company Common Stock in accordance with this ARTICLE III.

Section 3.4               Excluded Shares. At the Effective Time, each Excluded Share shall be automatically canceled and retired for no consideration and shall cease to exist, and, for the avoidance of doubt, no exchange or payment shall be made with respect thereto or in respect thereof.

Section 3.5               Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall at the Effective Time be converted into and become one share of common stock, no par value, of the Interim Surviving Company.

Section 3.6               BancShares Stock. The shares of BancShares Stock issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger, and, accordingly, each share of BancShares Stock issued and outstanding immediately prior to the Effective Time shall, at and after the Effective Time, remain issued and outstanding.

Section 3.7               Adjustments Upon Change in Capitalization. If during the period from the date of this Agreement until immediately prior to the Effective Time the outstanding shares of Company Common Stock are increased, decreased, or changed into or exchanged for a different number or kind of securities as a result of a reorganization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an equitable and proportionate adjustment shall be made to the per share Merger Consideration. For the avoidance of doubt, the issuance of shares of Company Common Stock upon the exercise or settlement of, or the lapse of restrictions with respect to, Company Equity Awards shall not cause or result in an adjustment of or to the per share Merger Consideration. This Section 3.7 shall not be interpreted to authorize any action prohibited by any other provision of this Agreement.

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Section 3.8               Company Equity Awards.

(a)                At the Effective Time, solely by virtue and as a result of the Merger and without any action on the part of the holder thereof, each Company Option, whether vested or unvested, outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into the right to receive a cash payment from BancShares in an amount equal to (i) the per share Merger Consideration, less the per share exercise price of such Company Option, multiplied by (ii) the number of shares of Company Common Stock covered by that Company Option, and (iii) less the amount of any required Tax withholding (the “Option Payment”). Prior to and as a condition of his or her receipt of the Option Payment, and before the Effective Time, each holder of a Company Option shall execute a cancellation agreement in a form reasonably acceptable to BancShares and the Company. At the Effective Time, BancShares shall deliver checks for the Option Payments to the holders of Company Options. Nothing herein shall prevent any holder from exercising, before the Effective Time, any Company Option that is exercisable according to its terms and any Company Common Stock issued upon such exercise shall be converted at the Effective Time into the right to receive the per share Merger Consideration. Prior to the Effective Time, each of the Company and BancShares shall use commercially reasonable efforts to take all action necessary to provide for the cash out of any such Company Options by BancShares in the manner contemplated by this Section 3.8(a).

(b)                At the Effective Time, solely by virtue and as a result of the Merger and without any action on the part of the holder thereof, each Company RSU Award that is outstanding immediately prior to the Effective Time shall fully vest and shall be canceled and converted automatically into the right to receive the Merger Consideration pursuant to Section 3.1 (payable in accordance with this ARTICLE III and subject to any required Tax withholding), treating the shares of Company Common Stock subject to such Company RSU Award in the same manner as all other shares of Company Common Stock for such purposes.

Section 3.9               Withholding Rights. BancShares and the Exchange Agent shall be entitled to deduct and withhold from any consideration issuable, payable, or otherwise deliverable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock or Company Equity Awards such amounts as are required under or by the Code or any other applicable Law to be deducted or withheld. Any amounts so deducted and withheld shall be timely remitted to the appropriate Governmental Entity and, to the extent so remitted, shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF COMPANY

Section 4.1               Company Disclosure Memorandum. Prior to or simultaneously with the Parties’ execution and delivery of this Agreement, the Company has delivered to the BancShares Parties a confidential memorandum (the “Company Disclosure Memorandum”) setting forth, among other things, items the disclosure of which is necessary either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties of the Company Parties contained in this ARTICLE IV or to one or more covenants of the Company Parties contained in ARTICLE VI, making specific reference in such Company Disclosure Memorandum to the Section(s) of this Agreement to which such items relate.

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Section 4.2               Representations and Warranties. Subject to and except as disclosed in the Company Securities Filings (as defined below) filed prior to the date of this Agreement (but excluding any risk factor disclosures under the heading “Risk Factors,” any forward-looking statement disclosures or disclaimers, and any other disclosures that are cautionary, predictive, or forward-looking in nature), the Company hereby represents and warrants to the BancShares Parties as follows:

(a)                Organization and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina and is duly registered as a bank holding company under the BHCA. The Bank is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina. Each of the Company and the Bank has the power and authority to own, lease, and operate its properties and assets and to conduct its respective business as presently conducted. Each of the Company and the Bank is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing and qualification necessary, except where the failure to be so licensed, qualified, or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The copies of the articles of incorporation, bylaws, and other organizational and governing documents of the Company and the Bank and their respective Subsidiaries previously provided or made available to the BancShares Parties are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. Neither the Company nor the Bank nor any Subsidiary of the Company or the Bank is in violation, in any material respect, of its respective articles of incorporation, bylaws, or other organizational or governing documents. The minute books or corporate records of the Company and the Bank and their Subsidiaries previously provided or made available to the BancShares Parties constitute, in all material respects, a true, correct, and complete record of all meetings of and material corporate actions taken by their respective boards of directors (and each committee thereof) and other governing bodies and their respective shareholders and other securityholders, in each case for the periods covered thereby.

(b)                Subsidiaries and Other Interests. Set forth on Schedule 4.2(b) of the Company Disclosure Memorandum is a true, correct, and complete list of all Subsidiaries of the Company (other than the Bank) and/or the Bank, as well as each such Subsidiary’s jurisdiction of incorporation, organization, or formation and the Company’s and/or the Bank’s percentage ownership of each such Subsidiary. Each of the Company and the Bank owns beneficially and of record the capital stock or other equity or ownership interest it owns in each of its respective Subsidiaries free and clear of any and all Liens. There are no Contracts relating to the right of the Company or the Bank to vote or dispose of any capital stock or other equity or ownership interest of any Subsidiary of the Company or the Bank. The ownership interests of the Company and the Bank in their respective Subsidiaries are in compliance with all applicable Laws. Each of the Subsidiaries of the Company and/or the Bank (i) is a corporation, limited liability company, or other entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, organization, or formation, (ii) has all requisite power and authority to own, lease, and operate its properties and assets and to conduct its business as presently conducted, and (iii) is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing or qualification necessary, except, with respect to clause (iii) only, where the failure to be so licensed, qualified, or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The outstanding capital stock or other outstanding equity or ownership interests of each Subsidiary of the Company and/or the Bank have been validly authorized and are validly issued, fully paid, and non-assessable. No shares of capital stock or other equity or ownership interests of any Subsidiary of the Company and/or the Bank are or may be required to be issued by virtue of any options, warrants, or other rights; no securities exist that are convertible into or exchangeable for any shares of capital stock or other equity or ownership interests of any Subsidiary of the Company and/or the Bank, or any other debt or equity security of any Subsidiary of the Company and/or the Bank; and there are no Contracts for the issuance of any additional capital stock or other equity or ownership interests, or any other debt or equity securities, of any Subsidiary of the Company and/or the Bank or any options, warrants, or other rights with respect to such securities. Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties, neither the Company nor the Bank owns, beneficially or of record, directly or indirectly, any equity securities of or any other equity or ownership interest in any Person.

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(c)                Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock, of which 6,919,212 shares were issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of Company Preferred Stock, of which 5,000 shares have been designated as Company Series A Preferred Stock and no shares of which were issued and outstanding as of the date of this Agreement. The authorized capital stock of the Bank consists of 100 shares of Bank Stock, of which 100 shares are issued and outstanding and are owned by the Company. There are no other classes or series of authorized, issued, or outstanding capital stock of the Company or the Bank. No shares of Company Stock are held in treasury by the Company or otherwise owned, directly or indirectly, by the Company, and no shares of Bank Stock are held in treasury by the Bank or otherwise owned, directly or indirectly, by the Bank. All of the issued and outstanding shares of Company Stock and Bank Stock have been duly and validly authorized and issued in compliance in all material respects with all applicable Laws and are fully paid and non-assessable with no personal liability attaching to the ownership thereof, and none of the issued and outstanding shares of Company Stock or Bank Stock have been issued in violation of the preemptive or other rights of any Person. There are no outstanding options, warrants, subscriptions, agreements, contracts, rights, calls, or commitments, of any kind or character, that require or obligate or could require or obligate the Company to issue, deliver, or sell, or cause to be issued, delivered, or sold, any additional shares of Company capital stock, or securities convertible into or exercisable for shares of Company capital stock, or that require or obligate or could require or obligate the Company to grant, extend, or enter into any such option, warrant, subscription, agreement, contract, right, call, or commitment. There are no outstanding options, warrants, subscriptions, agreements, contracts, rights, calls, or commitments, of any kind or character, that require or obligate or could require or obligate the Bank to issue, deliver, or sell, or cause to be issued, delivered, or sold, any additional shares of Bank capital stock, or securities convertible into or exercisable for shares of Bank capital stock, or that require or obligate or could require or obligate the Bank to grant, extend, or enter into any such option, warrant, subscription, agreement, contract, right, call, or commitment. There are no outstanding obligations or commitments of the Company or the Bank to repurchase, redeem, or otherwise acquire any shares of its capital stock. Set forth on Schedule 4.2(c) of the Company Disclosure Memorandum is a true, correct, and complete list, as of the date of this Agreement, of (i) all outstanding Company Options, including for each Company Option the name of the optionee, the date of grant, the exercise price, the terms of vesting, the date(s) of termination, the number and class or series of shares subject to such Company Option, and whether such Company Option is an “incentive stock option” (as defined in Section 422 of the Code), and (ii) all outstanding Company RSU Awards, including for each such award the name of the recipient, the date of grant of the award, the terms of vesting, and the number and class or series of shares subject to such award. No bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which shareholders of the Company or the Bank may vote are issued or outstanding. No trust preferred or subordinated debt securities of the Company or any Subsidiary of the Company are issued or outstanding. As of the date of this Agreement, neither the Company nor any Subsidiary of the Company is deferring interest payments with respect to any trust preferred securities or related junior subordinated debt securities issued by it or any of its Affiliates. Set forth on Schedule 4.2(c) of the Company Disclosure Memorandum is a listing of all cash, stock, and other dividends or distributions on or with respect to Company Stock or Bank Stock that have been declared, set aside, or paid since January 1, 2016, as well as all shares of Company capital stock and all shares of Bank capital stock that have been purchased, redeemed, or otherwise acquired, directly or indirectly, by the Company and the Bank, respectively, since January 1, 2016.

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(d)                Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, and the Bank has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement, and in each case, subject to the consents, approvals, waivers, notices, filings, and registrations referred to in Section 4.2(f), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the Bank Merger Agreement by the Bank, the performance by the Company and the Bank of their obligations hereunder and thereunder, and the consummation by the Company and the Bank of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the board of directors of the Company and the board of directors of the Bank, and no other corporate actions or proceedings on the part of the Company or the Bank are necessary to authorize the execution, delivery, or performance of this Agreement by the Company, or the Bank Merger Agreement by the Bank, or the consummation by the Company or the Bank of the transactions contemplated hereby or thereby, other than the approval of this Agreement by the shareholders of the Company in accordance with the articles of incorporation and bylaws of the Company and applicable Law and the approval of the Bank Merger Agreement by the Company as the sole shareholder of the Bank in accordance with the articles of incorporation and bylaws of the Bank and applicable Law. The board of directors of the Company has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company and its shareholders and has directed that this Agreement be submitted to the Company’s shareholders for approval, and has duly and validly adopted resolutions to the foregoing effect and to recommend that the shareholders of the Company approve this Agreement. The board of directors of the Bank has determined that the Bank Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of the Bank and its sole shareholder and has directed that the Bank Merger Agreement be submitted to the sole shareholder of the Bank for approval, and has duly and validly adopted resolutions to the foregoing effect and to recommend that the sole shareholder of the Bank approve the Bank Merger Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution, and delivery by BancShares, FCB, and Merger Sub, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Bank Merger Agreement has been duly and validly executed and delivered by the Bank and, assuming due authorization, execution, and delivery by FCB, constitutes a valid and legally binding obligation of the Bank enforceable against the Bank in accordance with its terms, in each case except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, and similar Laws affecting creditors’ rights and remedies generally or general principles of equity, whether applied in a court of law or a court of equity (collectively, the “Enforceability Exceptions”).

(e)                No Violations. Neither the execution, delivery, or performance of this Agreement by the Company, nor the execution, delivery, or performance of the Bank Merger Agreement by the Bank, nor the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will (i) assuming the approval of this Agreement by the shareholders of the Company in accordance with the articles of incorporation and bylaws of the Company and applicable Law and the approval of the Bank Merger Agreement by the Company as the sole shareholder of the Bank in accordance with the articles of incorporation and bylaws of the Bank and applicable Law, violate the charter or articles of incorporation, bylaws, or other organizational or governing documents of the Company or the Bank or any of their Subsidiaries or (ii) assuming that the consents, approvals, waivers, notices, filings, and registrations referred to in Section 4.2(f) have been obtained and made and all applicable waiting periods have expired, (A) violate any Law, permit, or license to which the Company Parties or any of their Subsidiaries (or the properties or assets of the Company Parties or any of their Subsidiaries) are subject or by which the Company Parties or any of their Subsidiaries (or the properties or assets of the Company Parties or any of their Subsidiaries) are bound or (B) constitute a breach or violation of or a default under (or an event which, with notice or lapse of time or both, could constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Company or the Bank or any of their Subsidiaries under, any of the terms, conditions, or provisions of any Contract to which the Company or the Bank, or any of their Subsidiaries, is a party or to or by which any of the properties or assets of the Company or the Bank, or any of their Subsidiaries, may be subject or bound, except, in the case of clause (B) above, for breaches, violations, defaults, terminations, accelerations, or Liens that have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

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(f)                 Consents and Approvals. No consents or approvals of, waivers by, notices to, or filings or registrations with any Governmental Entity or other Person are required to be obtained, given, or made by the Company or the Bank, or any of their Subsidiaries, in connection with the execution, delivery, or performance of this Agreement by the Company, or the execution, delivery, or performance of the Bank Merger Agreement by the Bank, or the consummation by the Company and the Bank of the transactions contemplated hereby and thereby, including without limitation the Mergers and the Bank Merger, except (i) applications, notices, and waiver requests required to be filed with or given or made to and consents, approvals, and waivers required from, and the expiration of related waiting periods imposed by, the Federal Reserve, the FDIC, the NCCOB, and the United States Department of Justice (collectively, the “Regulatory Approvals”); (ii) the filing of the Articles of Merger with the North Carolina Secretary of State, the filing of the Second Step North Carolina Articles of Merger with the North Carolina Secretary of State, and the filing of the Bank Merger Certificates; (iii) the filing with the SEC of the Proxy Statement in definitive form, and such other filings and reports as are required under the Exchange Act; (iv) the approval of this Agreement by the shareholders of the Company in accordance with the articles of incorporation and bylaws of the Company and applicable Law and the approval of the Bank Merger Agreement by the Company as the sole shareholder of the Bank in accordance with the articles of incorporation and bylaws of the Bank and applicable Law; (v) such as may be required in connection with BancShares acquiring from and succeeding to all rights, title, and interests of the Company in the TPS Trust, including the issued and outstanding common securities of the TPS Trust, and BancShares’ assumption of the Company’s covenants, agreements, and obligations under and relating to the Trust Preferred Securities and the Trust Debentures, in each case subject to the terms and conditions of the TPS Documents; and (vi) consents, approvals, waivers, notices, filings, and registrations the failure of which to obtain, give, or make would not, individually or in the aggregate, have a material impact on the Company or the Bank or their Subsidiaries or, after the Mergers and the Bank Merger, the Surviving Corporation or the Surviving Bank or their Subsidiaries. As of the date of this Agreement, the Company does not have Knowledge of any reason why any of the consents, approvals, or waivers referred to in this  Section 4.2(f) will not be obtained or received in a timely manner.

(g)                Reports. The Company and the Bank, and each of their Subsidiaries, have timely filed or furnished, as applicable, all reports, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments (together with any amendments required to be made with respect thereto) that they have been required to file or furnish since January 1, 2016, with or to the Federal Reserve, the FDIC, the NCCOB, or any other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments were complete and accurate in all material respects and complied in all material respects with all applicable Laws.

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(h)                Securities Filings. The Company has timely filed with or furnished to the SEC all reports, schedules, registration statements, definitive proxy statements, exhibits, and other filings and materials that the Company has been required to file or furnish under the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder, since January 1, 2016 (collectively, the “Company Securities Filings”). True, correct, and complete copies of the Company Securities Filings are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), none of the Company Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Company Securities Filings complied in all material respects with applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such Company Securities Filings.

(i)                 Financial Statements. The consolidated financial statements of the Company and its Subsidiaries included in the Company Securities Filings (including the related notes, where applicable) (the “Company Financial Statements”) fairly present in all material respects the financial position, results of operations, changes in shareholders’ equity, and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective fiscal periods therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount which will not be material individually or in the aggregate). Each of the Company Financial Statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and each of such Company Financial Statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have since January 1, 2016, been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2016, no independent public accounting firm of the Company has resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(j)                 Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has, or has incurred, any Liability, other than (i) Liabilities reflected on or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2018, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (the “Company Balance Sheet”), (ii) Liabilities incurred since September 30, 2018, in the ordinary course of business consistent with past practice that, either individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company, and (iii) Liabilities incurred in connection with this Agreement or the transactions contemplated hereby.

(k)                Absence of Certain Changes or Events.

(i)                 Since (and including) January 1, 2018, there has been no effect, circumstance, occurrence, event, development, or change that, individually or taken together with all other effects, circumstances, occurrences, events, developments, and changes, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

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(ii)               Since (and including) January 1, 2018, except as relates to the matters contemplated by this Agreement, the Company and the Bank and their Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices.

(l)                 Litigation.

(i)                 There are no suits, actions, claims, or legal, administrative, arbitration, or other proceedings pending or, to the Knowledge of the Company, threatened against or affecting, and

(ii)               to the Knowledge of the Company no investigations pending, threatened against, or affecting, the Company or the Bank or any of their Subsidiaries, any current or former director, officer, or employee of the Company or the Bank or any of their Subsidiaries in his or her capacity as such, any Company Benefit Plan (as defined below), or any property, asset, right, or interest of the Company or the Bank or any of their Subsidiaries, which if adversely determined would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to any such suit, action, claim, investigation, or legal, administrative, arbitration, or other proceeding. Set forth on Schedule 4.2(l)(i) of the Company Disclosure Memorandum is a true, correct, and complete list, as of the date of this Agreement, of each suit, action, claim, investigation, or legal, administrative, arbitration, or other proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or the Bank or any of their Subsidiaries, any current or former director, officer, or employee of the Company or the Bank or any of their Subsidiaries in his or her capacity as such, any Company Benefit Plan, or any property, asset, right, or interest of the Company or the Bank or any of their Subsidiaries. Neither the Company nor the Bank nor any of their Subsidiaries, nor any of the properties or assets of the Company or the Bank or any of their Subsidiaries, is a party or subject to or bound by any judgment, decree, injunction, order, or ruling of any Governmental Entity (other than those applicable to banks or bank holding companies generally) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company. Set forth on Schedule 4.2(l)(i) of the Company Disclosure Memorandum is a true, correct, and complete list, as of the date of this Agreement, of each Governmental Entity judgment, decree, injunction, order, or ruling (other than those applicable to banks or bank holding companies generally) that the Company or the Bank or their Subsidiaries, or any of the properties or assets of the Company or the Bank or their Subsidiaries, is a party or subject to or bound by.

(m)              Regulatory Actions. Since January 1, 2016, neither the Company nor the Bank, nor any of their Subsidiaries, has been a party to or subject to any cease and desist order, prompt corrective action directive, written agreement, or memorandum of understanding issued by or with, or any material commitment letter or similar undertaking to, or has been subject to any material action, proceeding, order, or directive by, any Governmental Entity, or has adopted any board resolutions at the request of any Governmental Entity, or has been advised by any Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, cease and desist order, prompt corrective action directive, written agreement, memorandum of understanding, commitment letter, board resolutions, or similar undertaking. To the Knowledge of the Company, there are no facts or circumstances which would reasonably be expected to result in any Governmental Entity issuing or requesting any such action, proceeding, order, directive, cease and desist order, prompt corrective action directive, written agreement, memorandum of understanding, commitment letter, board resolutions, or similar undertaking. There are no material unresolved violations, criticisms, or exceptions noted by any Governmental Entity in or with respect to any report or statement relating to any examination or inspection of the Company or the Bank or any of their Subsidiaries. Since January 1, 2016, there have been no material formal or informal inquires by (other than in the ordinary course of routine regulatory examinations and visitations), or material disagreements or disputes with, any Governmental Entity with respect to the business, operations, policies, or procedures of the Company or the Bank or any of their Subsidiaries.

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(n)                Compliance with Laws; Deposit Insurance.

(i)                  The Company Parties and their Subsidiaries have at all times since January 1, 2016, complied with, and are currently in compliance with, all applicable Laws, including without limitation Section 23A and Section 23B of the Federal Reserve Act and the regulations promulgated pursuant thereto; the Equal Credit Opportunity Act, as amended; the Fair Housing Act, as amended; the FCRA; the Truth in Lending Act of 1968, as amended; the Community Reinvestment Act of 1977, as amended (the “CRA”); the Home Mortgage Disclosure Act of 1975, as amended; the Bank Secrecy Act of 1970, as amended; the USA PATRIOT Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended; all Privacy Laws; and all other applicable anti-money laundering Laws, fair lending Laws, and Laws relating to discriminatory lending, financing, leasing, or business practices or the origination, sale, or servicing of mortgage loans, except for any such failures to comply which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company Parties and their Subsidiaries have, and have at all times had, all permits, licenses, franchises, certificates of authority, orders, authorizations, and approvals, and have made all filings, applications, and registrations with all Governmental Entities, that are required in order to permit them to own, lease, and operate their properties and assets and to carry on their respective businesses as heretofore or presently conducted, except for any failure to have any such permit, license, franchise, certificate of authority, order, authorization, or approval or to make any such filing, application, or registration that, individually or in the aggregate with other such failures, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, and all such permits, licenses, franchises, certificates of authority, orders, authorizations, and approvals are in full force and effect and, to the Knowledge of the Company, no suspension or cancellation of any of them is threatened.

(ii)                Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer or each former principal financial officer, as applicable) has made all certifications required by Rules 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company Securities Filings, and the statements contained in such certifications are true and accurate in all material respects, and the Company has, since January 1, 2016, been in compliance in all material respects with all other applicable provisions of the Sarbanes-Oxley Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(iii)              The deposits of the Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (the “FDIA”) to the full extent permitted by Law, and the Bank has timely paid all premiums and assessments and timely filed all reports required by the FDIA, except, as to the filing of such reports, where the failure to timely file such reports has not had and would not reasonably be expected to have, either individually or in the agreement, a Material Adverse Effect on the Company. No proceeding for the revocation or termination of such deposit insurance is pending or, to the Knowledge of the Company, threatened.

(o)                Taxes.

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(i)                  The Company Parties and their Subsidiaries have timely filed all Tax Returns required to be filed by or with respect to them (the “Company Returns”). Neither the Company Parties nor any of their Subsidiaries currently are the beneficiary of any extension of time within which to file any Company Returns. All of the Company Returns are true, correct, and complete in all material respects, and all Taxes due and payable by the Company Parties and their Subsidiaries with respect to the periods covered by such Company Returns have been paid (whether or not shown on any Company Returns). The accruals and reserves for Taxes reflected in the Company Balance Sheet are adequate, in accordance with GAAP, to cover all unpaid Taxes of the Company and its Subsidiaries for periods ending on or prior to the date of the Company Balance Sheet, and all such accruals and reserves for Taxes, as adjusted for operations and transactions and the passage of time for periods ending on or prior to the Closing Date in accordance with past custom and practice of the Company and its Subsidiaries, will be adequate, in accordance with GAAP, to cover all unpaid Taxes of the Company and its Subsidiaries accruing through the Closing Date. No written claim has ever been made against the Company Parties or any of their Subsidiaries by a taxing authority in a jurisdiction where the Company or the Bank or their Subsidiaries do not file Tax Returns that the Company or the Bank or any of their Subsidiaries are or may be subject to taxation in that jurisdiction. Neither the Company Parties nor any of their Subsidiaries has executed or is bound by any extension or waiver of any statute of limitations on the assessment or collection of any Tax.

(ii)                All estimated Taxes required to be paid by or with respect to, or in respect of the operations of, the Company Parties or any of their Subsidiaries have been paid to the proper taxing authorities. All Taxes that the Company Parties or any of their Subsidiaries are or were required to withhold or collect in connection with any amounts paid or owing to any employee, director, independent contractor, shareholder, nonresident, creditor, or other third party (including any Taxes due under Section 409A of the Code) have been duly withheld or collected and have been paid, to the extent required, to the proper taxing authorities. The Company Parties and their Subsidiaries have complied with all information reporting and backup withholding requirements, including the maintenance of required records, with respect to such amounts. The Company Parties and their Subsidiaries have paid all employer contributions and premiums and filed all Tax Returns with respect to any employee income Tax withholding, and social security and unemployment Taxes and premiums, all in compliance with the withholding provisions of the Code and other applicable Laws.

(iii)              The Company has delivered or made available to the BancShares Parties true, correct, and complete copies of all Company Returns filed by or with respect to the Company Parties or any of their Subsidiaries for the taxable periods ended December 31, 2015, 2016, and 2017. The Company Returns for all taxable years ending on or before December 31, 2014, either have been examined by the applicable taxing authority and closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired. The Company has delivered or made available to the BancShares Parties true, correct, and complete copies of all audit reports, statements of deficiencies, and similar documents issued by a taxing authority relating to the Company Returns.

(iv)               No audit, investigation, examination, deficiency assessment, refund litigation, or other proceeding is pending or, to the Knowledge of the Company, threatened against or with respect to the Company Parties or any of their Subsidiaries in respect of any Taxes or Tax matters, and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to any such audit, investigation, examination, deficiency assessment, refund litigation, or other proceeding. There are no unsatisfied Liabilities for Taxes with respect to any notice of deficiency or similar document received by the Company Parties or any of their Subsidiaries with respect to any Taxes. No deficiencies have been asserted against the Company Parties or any of their Subsidiaries as a result of an examination by a taxing authority and no issue has been raised by any examination conducted by any taxing authority that, by application of the same principles, might result, individually or in the aggregate, in a proposed material deficiency for any other period not so examined. There are no Liens for Taxes upon any of the properties or assets of the Company Parties or any of their Subsidiaries, other than Permitted Liens.

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(v)                Neither the Company nor the Bank, nor any of their Subsidiaries, has granted to any Person a power of attorney with respect to any Taxes or Tax matters that is currently in effect. Neither the Company nor the Bank, nor any of their Subsidiaries, is subject to any private letter ruling of the IRS or any comparable ruling of any other taxing authority, and no request for any such ruling is pending. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision), or any similar provision of Law, has been entered into by or with respect to the Company or the Bank or any of their Subsidiaries.

(vi)               There is no Contract or plan (including without limitation this Agreement and the arrangements contemplated hereby) covering any director, officer, employee, or independent contractor, or any former director, officer, employee, independent contractor, or disqualified individual (as defined in Section 280G(c) of the Code) of the Company or the Bank or any of their Subsidiaries that, individually or collectively with any other such Contracts or plans, will, or would reasonably be expected to (A) give rise, directly or indirectly, to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (as determined without regard to Section 280G(b)(4) of the Code), or (B) subject any such Person to additional taxes under Section 409A of the Code.

(vii)             Neither the Company nor the Bank, nor any of their Subsidiaries, is or has ever been a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement, or similar Contract. Neither the Company nor the Bank, nor any of its Subsidiaries (A) has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company, Bank or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(viii)           Neither the Company nor the Bank, nor any of their Subsidiaries, will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(ix)               Neither the Company Parties nor their Subsidiaries (A) have at any time engaged in or entered into any transaction that would be defined as a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b), or (B) filed Form 8886, Reportable Transaction Disclosure Statement, with the IRS. The Company Parties and their Subsidiaries have disclosed on all Company Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code. Neither the Company nor the Bank, nor any of their Subsidiaries, has incurred, and no state of affairs exist that would reasonably be expected to result in the Company or the Bank, or any of their Subsidiaries, incurring, any penalty under Section 6662(e) of the Code.

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(x)                Neither the Company or the Bank, nor any of their Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xi)               None of the assets, properties, or rights of the Company Parties or their Subsidiaries (A) are “tax-exempt use property” within the meaning of Section 168(h) of the Code, (B) are assets, properties, or rights required to be treated as owned by any other Person pursuant to the so-called “safe harbor lease” provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986, or (C) directly or indirectly secure any debt the interest on which is Tax-exempt under Section 103(a) of the Code.

(xii)             Neither the Company nor the Bank, nor any of their Subsidiaries have participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. Neither the Company nor the Bank, nor any of their Subsidiaries, has a “permanent establishment” within the meaning of any applicable Tax law in any foreign jurisdiction, nor is the Company or the Bank, or any of their Subsidiaries, required to file any Tax Returns in any foreign jurisdiction. No Subsidiary of the Company or the Bank which is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code has a permanent establishment within the United States or derives any income effectively connected with the conduct of a trade or business within the United States.

(xiii)           Set forth on Schedule 4.2(o)(xiii) of the Company Disclosure Memorandum is a true, correct, and complete list of (A) all Tax abatement, Tax reduction, Tax credit, and similar agreements or programs to which the Company Parties or their Subsidiaries are parties or in which the Company Parties or their Subsidiaries participate and (B) the amount of each Tax abatement, Tax reduction, Tax credit, or similar benefit that the Company Parties or their Subsidiaries have received as of the date hereof and the period(s) to which each such Tax abatement, Tax reduction, Tax credit, or similar benefit applied. The consummation of the transactions contemplated by this Agreement will not result in any recoupment, claw-back, or decrease in any such Tax abatement, Tax reduction, Tax credit, or similar benefit.

(xiv)           Neither the Company or the Bank nor any of their Subsidiaries has ever distributed stock of another Person or had its stock distributed by another Person in a transaction that purported or was intended to be governed in whole or in part by Section 355 or Section 361 of the Code. Neither the Company or the Bank nor any of their Subsidiaries is required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company Parties or their Subsidiaries, and the IRS has not proposed any such change in accounting method.

(xv)             Neither the Company or the Bank nor any of their Subsidiaries is or has been an “S” corporation within the meaning of Section 1361(a)(1) of the Code.

(xvi)           For purposes of this Section 4.2(o), (A) references to the Company shall be deemed to include any predecessor to the Company, any Person which merged or was liquidated with or into the Company, any direct or indirect Subsidiary of the Company, and any Person from which the Company has incurred any Liability for Taxes as a result of transferee liability and (B) references to the Bank shall be deemed to include any predecessor to the Bank, any Person which merged or was liquidated with or into the Bank, any direct or indirect Subsidiary of the Bank, and any Person from which the Bank has incurred any Liability for Taxes as a result of transferee liability.

(p)                Material Contracts.

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(i)                  Set forth on Schedule 4.2(p)(i) of the Company Disclosure Memorandum is a true, correct, and complete list (arranged and categorized by the appropriate subsection of this Section 4.2(p)(i)) of the following Contracts to which the Company or the Bank, or any of their Subsidiaries, is a party, by which the Company or the Bank, or any of their Subsidiaries, is bound, or to which the Company or the Bank, or any of their Subsidiaries, or any of the properties or assets of the Company or the Bank, or any of their Subsidiaries, are subject (whether or not actually set forth on such schedule, collectively, the “Company Material Contracts”): (A) any Contract that is a “material contract” as such term is defined in Item 601(b)(10) of the SEC’s Regulation S-K; (B) any Contract that prohibits or restricts the Company or the Bank or any of their Subsidiaries, or any personnel of the Company or the Bank or any of their Subsidiaries, from conducting any certain type of business or conducting business in any certain geographic area or from competing with any Person or in any line of business; (C) any Contract (1) with any current director, officer, employee, or independent contractor of the Company or the Bank or any of their Subsidiaries or (2) with any former director, officer, employee, or independent contractor of the Company or the Bank or any of their Subsidiaries under or pursuant to which the Company or the Bank or any of their Subsidiaries is making or is or could be obligated to make payments in excess of $100,000 per year, in each case including without limitation any employment, severance, change of control, consulting, salary continuation, split dollar life insurance, survivor income, deferred compensation, or retirement agreement; (D) any Contract with any record or beneficial owner of five percent or more of the Company Common Stock; (E) any Contract that would be terminable other than by the Company or the Bank or their Subsidiaries, or under which a payment obligation (whether in the nature of a change of control or severance payment or otherwise) in excess of $100,000 would arise or be accelerated, in each case as a result of or upon the execution or delivery of this Agreement or the consummation of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional acts or events), including without limitation the Mergers or the Bank Merger; (F) any Contract (other than Contracts for Bank Loans made in the ordinary course of business and other than Contracts described in clause (L) below) that involves, or would reasonably be expected to involve, annual receipts or disbursements of $100,000 or more or aggregate receipts or disbursements of $250,000 or more over the life of the Contract; (G) any Contract that involves Intellectual Property (other than Contracts entered into in the ordinary course with customers and “shrink-wrap” or “click-through” software licenses) that provides for, or would reasonably be expected to involve, annual receipts or disbursements of $50,000 or more or aggregate receipts or disbursements of $100,000 or more over the life of the Contract; (H) any Contract that requires the Company or the Bank, or any of their Subsidiaries, to purchase all of its requirements for a given product, good, or service from a given Person; (I) any partnership, joint venture, limited liability company, or similar Contract; (J) any Contract for the lease or occupancy of real property; (K) any Contract that grants to any Person any right of first refusal, right of first offer, or similar right with respect to any assets, rights, properties, or securities of the Company or the Bank or any of their Subsidiaries; (L) any Contract that relates to indebtedness of or borrowings of money (or guarantees of the same) by the Company or the Bank, or any of their Subsidiaries, in excess of $100,000 (other than Contracts relating to customer deposit liabilities, Federal Home Loan Bank borrowings, and repurchase agreements with customers, in each case created, incurred, or entered into in the ordinary course of business); (M) any Contract between or among the Company or the Bank, on one hand, and any Subsidiaries or Affiliates of the Company or the Bank, on the other hand; and (N) any Contract that is material to the financial condition, results of operations, or business of the Company or the Bank or any of their Subsidiaries and which is not otherwise described in clauses (A) through (M). A true, correct, and complete copy (or, in the case of any oral Contract, a complete and accurate written description) of each Company Material Contract, as amended through the date of this Agreement, has been previously provided or made available to BancShares.

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(ii)                In each case except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, (A) each of the Company Material Contracts is in full force and effect and is a valid and binding obligation of the Company or the Bank or their Subsidiaries, as applicable, and, to the Knowledge of the Company, each of the other parties thereto, enforceable against the Company or the Bank or their Subsidiaries, as applicable, and each of the other parties thereto in accordance with its terms, (B) the Company and the Bank and their Subsidiaries have performed all duties and obligations required to be performed by them under each Company Material Contract, (C) neither the Company nor the Bank nor any of their Subsidiaries, nor to the Knowledge of the Company any other party thereto, is in breach or violation of or default under any Company Material Contract, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach, violation, or default, and (D) no event has occurred and no circumstance or condition exists that, with or without notice or lapse of time or both, gives any Person, or will or could give any Person, (1) the right to declare a breach or default or exercise any remedy under any Company Material Contract, (2) the right to accelerate the maturity of or performance under any Company Material Contract, or (3) the right to cancel, terminate, or modify any Company Material Contract.

(iii)              Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or a material and adverse effect on the business, properties, assets, liabilities, financial condition, operations, or results of operations of the Surviving Corporation and its Subsidiaries taken as a whole, (A) no consents, approvals, waivers, or notices are required to be obtained, given, or delivered pursuant to the terms of any Company Material Contract as a result of the Company Parties’ execution, delivery, or performance of this Agreement or the Bank Merger Agreement or the consummation of the transactions contemplated hereby or thereby and (B) neither the Company Parties’ execution, delivery, or performance of this Agreement or the Bank Merger Agreement nor the consummation of the transactions contemplated hereby or thereby will result in any Person having the right to declare a breach or default or exercise any remedy under any Company Material Contract; accelerate the maturity of or performance under any Company Material Contract; or cancel, terminate, or modify any Company Material Contract.

(q)                Intellectual Property; Information Technology Systems.

(i)                  The Company and the Bank (or their respective Subsidiaries, as applicable) own, or are licensed or otherwise possess sufficient legally enforceable rights to use, free and clear of any Liens other than Permitted Liens, all Intellectual Property that is used by the Company Parties and their Subsidiaries in their respective businesses as currently conducted. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, to the Knowledge of the Company, neither the Company nor the Bank nor any of their Subsidiaries has infringed or otherwise violated or is currently infringing or otherwise violating the Intellectual Property rights of any other Person. There is no claim pending or, to the Knowledge of the Company, threatened against the Company or the Bank or any of their Subsidiaries concerning the ownership, validity, registerability, enforceability, infringement, use, or licensed right to use any Intellectual Property. To the Knowledge of the Company, no Person is infringing, misappropriating, diluting, or otherwise violating any Intellectual Property owned, used, or held for use by the Company or the Bank or any of their Subsidiaries in the conduct of their respective businesses as currently conducted. To the Knowledge of the Company, no officer, director, or employee of the Company or the Bank is a party to any Contract with any Person (other than the Company or the Bank) that requires such officer, director, or employee to assign any interest in any Intellectual Property to such Person.

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(ii)                The Company and the Bank (or their respective Subsidiaries, as applicable) own, or are licensed or otherwise possess sufficient legally enforceable rights to use, free and clear of any Liens other than Permitted Liens, all Company IT Systems. To the Knowledge of the Company, all of the Company IT Systems (A) have been reasonably properly maintained in accordance with standards set by manufacturers or otherwise in accordance with standards in the industry and (B) are in good working condition to effectively perform all information technology (including data processing) operations necessary to conduct business as currently conducted. The Company and the Bank and their Subsidiaries have implemented a comprehensive written information security program and, since January 1, 2014, have at all times maintained and had in place commercially reasonable and appropriate administrative, organizational, technical, and physical safeguards adequate to (X) secure and protect the Company Data and the Company IT Systems consistent with industry standard practices; (Y) ensure the confidentiality, integrity, and security of the Company Data and the Company IT Systems; and (Z) protect against any Company Information Security Incident. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and the Bank and their Subsidiaries are, and have been at all times since January 1, 2014, in compliance with the Privacy Laws and all representations, warranties, statements, contracts, and commitments that the Company or the Bank or their Subsidiaries have made or entered into with respect to the collection, use, disclosure, transfer, security, retention, disposal, or other processing of Personal Information, including without limitation (A) all privacy or data protection policies, notices, statements, and similar disclosures published or otherwise made available by the Company or the Bank or their Subsidiaries; (B) all internal policies, procedures, or standards regarding the security or protection of Personal Information; and (C) any contractual commitment made by the Company or the Bank or their Subsidiaries with respect to the privacy, confidentiality, security, or processing of Personal Information. To the Knowledge of the Company, there is not currently any ongoing Company Information Security Incident and there has not been any Company Information Security Incident. No suit, action, litigation, claim, or legal or administrative proceeding, and to the Knowledge of the Company no investigation, related to information or data security or privacy is pending or, to the Knowledge of the Company, threatened against, or has at any time since January 1, 2016, been pending or, to the Knowledge of the Company, threatened against, the Company or the Bank or any of their Subsidiaries. No Person (including any Governmental Entity) has made any formal claim or commenced any action or, to the Knowledge of the Company, any investigation against or with respect to the Company or the Bank or any of their Subsidiaries relating to any Company Information Security Incident or violation of Privacy Laws. The Company and the Bank and their Subsidiaries have all necessary rights and permissions to access, obtain, use, maintain, store, collect, disclose, and transfer Personal Information. The Company and the Bank and their Subsidiaries have not sold, licensed, rented, traded, or otherwise transferred ownership of any Personal Information to a third party, nor have they purchased, licensed, or rented any Personal Information from a third party.

(r)                 Labor and Employment Matters.

(i)                  The Company Parties and their Subsidiaries are, and at all times since January 1, 2016, have been, in compliance with all applicable Laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours, except for any such failures to comply which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor the Bank, nor any of their Subsidiaries, is or has during the last five years been a party to, or is or has during the last five years been bound by, any collective bargaining agreement or contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is the Company or the Bank, or any of their Subsidiaries, the subject of any proceeding in which it is asserted that the Company or the Bank, or any of their Subsidiaries, has committed an unfair labor practice or seeking to compel the Company or the Bank, or any of their Subsidiaries, to bargain with any labor union or labor organization as to wages and conditions of employment, nor, to the Knowledge of the Company, has any such proceeding been threatened, nor is there any strike, labor dispute, or organizational effort involving the Company or the Bank, or any of their Subsidiaries (or the employees of the Company or the Bank or any of their Subsidiaries), pending or, to the Knowledge of the Company, threatened.

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(ii)                Set forth on Schedule 4.2(r)(ii) of the Company Disclosure Memorandum is (A) a true, correct, and complete list of all employees (including any leased or temporary employees) of the Company Parties and their Subsidiaries; (B) each such employee’s current rate of compensation and bonus or incentive compensation arrangement(s); and (C) each such employee’s date of hire and accrued vacation, sick leave, personal leave, and paid time off, as applicable. Set forth or identified on Schedule 4.2(r)(ii) of the Company Disclosure Memorandum are the names of any employees of the Company Parties or any of their Subsidiaries who are absent from work due to a leave of absence (including without limitation in accordance with the requirements of the Family and Medical Leave Act or the Uniformed Services Employment and Reemployment Rights Act) or a work-related injury, or who are receiving workers’ compensation or disability compensation. Other than compensation and benefits payable to employees in the ordinary course of business the payment of which is not delinquent, there are no unpaid wages, salaries, bonuses, commissions, or other amounts owed to any employee or former employee of the Company or the Bank or any of their Subsidiaries.

(iii)              To the Knowledge of the Company, no director, officer, employee, or independent contractor of or to the Company or the Bank or any of their Subsidiaries is a party to or otherwise bound by any Contract, including without limitation any confidentiality, non-competition, non-solicitation, or proprietary rights agreement, that would reasonably be expected to adversely affect the ability of the Company or the Bank or any of their Subsidiaries to conduct its business as currently conducted or the ability of such Person to perform and carry out such Person’s duties or responsibilities.

(iv)               Neither the Company nor the Bank, nor any of their Subsidiaries, has any material Liability for (A) classifying any Person as an “independent contractor” or any similar status who, under applicable Law or the provisions of any Company Benefit Plan (as defined below), should have been classified as an employee or (B) improperly excluding any Person who provides or has provided services to the Company or the Bank or any of their Subsidiaries in any capacity from participating in any Company Benefit Plan.

(v)                To the Knowledge of the Company, as of the date of this Agreement, no officer of the Company or the Bank (or any of their Subsidiaries) with a title of executive vice-president or higher has informed the Company or the Bank (or any of their Subsidiaries) of his or her intent to terminate his or her employment with the Company or the Bank (or any of their Subsidiaries) during the next 12 months.

(vi)               There is no pending or, to the Knowledge of the Company, threatened suit, action, claim, or legal, administrative, arbitration, or other proceeding by or on behalf of any current or former employee of the Company or the Bank or any of their Subsidiaries, including without limitation any suit, action, claim, or legal, administrative, arbitration, or other proceeding alleging noncompliance with applicable Laws respecting employment, employment practices, wages and hours, or terms and conditions of employment (but excluding workers’ compensation matters), except for such suits, actions, claims, or legal, administrative, arbitration, or other proceedings which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company, and there are no facts or circumstances that would reasonably be expected to give rise to any such suit, action, claim, or legal, administrative, arbitration, or other proceeding.

(s)                 Benefit Plans.

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(i)                  Set forth on Schedule 4.2(s)(i) of the Company Disclosure Memorandum is a true, correct, and complete list of all pension, retirement, survivor income, salary continuation, stock option, restricted stock, restricted stock unit, stock purchase, stock ownership, savings, stock appreciation right, capital appreciation, profit sharing, deferred compensation, consulting, bonus, group insurance, disability, severance, change of control, fringe benefit, incentive, cafeteria or Code Section 125, welfare, and other benefit plans, contracts, agreements, and arrangements, including without limitation “employee benefit plans” as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans, and arrangements, including split dollar life insurance arrangements, and all trust agreements and funding arrangements related thereto, which are or have been maintained, sponsored, or contributed to (or required to be contributed to) by the Company or the Bank or an ERISA Affiliate for the benefit of or with respect to any present or former directors, officers, employees, independent contractors, or consultants of the Company or the Bank or any of their respective Subsidiaries, or any spouse or dependent of any such Person, or to or under which the Company or the Bank or an ERISA Affiliate has or may have any Liability, contingent or otherwise (herein referred to collectively as the “Company Benefit Plans”), including any and all plans or policies offered to employees of the Company or the Bank, or any of their respective Subsidiaries, with respect to which the Company or the Bank or an ERISA Affiliate has claimed or is claiming the safe harbor for “voluntary plans” under ERISA for group and group-type insurance arrangements (“Company Voluntary Plans”). The Company Parties have previously delivered or made available to BancShares true, correct, and complete copies of all plans, contracts, agreements, arrangements, and other documents required to be set forth on Schedule 4.2(s)(i) of the Company Disclosure Memorandum, along with, where applicable, copies of the IRS Form 5500 for the most recently completed year. There has been no announcement or commitment by the Company or the Bank, or any of their Subsidiaries, to create any additional Company Benefit Plan, to amend any Company Benefit Plan (except for amendments required by applicable Law which do not materially increase the cost of such Company Benefit Plan), or to terminate any Company Benefit Plan.

(ii)                Other than routine claims for benefits, there is no pending or, to the Knowledge of the Company, threatened or suspected claim, litigation, action, administrative action, suit, audit, arbitration, mediation, or other proceeding relating to any Company Benefit Plan. All of the Company Benefit Plans comply in all material respects with applicable requirements of ERISA and the Code and other applicable Laws (including without limitation the portability, privacy, and security provisions of the Health Insurance Portability and Accountability Act of 1996, as amended; the Patient Protection and Affordable Care Act of 2009, as amended; the coverage continuation requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; the Family and Medical Leave Act, as amended; the Mental Health Parity Act of 1996, as amended; the Mental Health Parity and Addiction Equity Act of 2008, as amended; the Uniformed Services Employment and Reemployment Rights Act, as amended; the Newborns’ and Mothers’ Health Protection Act of 1996, as amended; the Women’s Health and Cancer Rights Act, as amended; and the Genetic Information Nondiscrimination Act of 2008, as amended), and have been established, maintained, and administered in compliance, in all material respects, with all applicable requirements of ERISA and the Code and other applicable Laws and the terms and provisions of all documents, contracts, or agreements establishing the Company Benefit Plans or pursuant to which they are maintained or administered. To the Knowledge of the Company, there are no existing circumstances and no event has occurred that would reasonably be expected to adversely affect the qualified status of any Company Benefit Plan intended to be tax-qualified under Section 401 of the Code. No audit of any Company Benefit Plan by the IRS, the United States Department of Labor, or any other Governmental Entity is ongoing or to the Knowledge of the Company threatened, or was ongoing or closed or to the Knowledge of the Company threatened at any time during the past five years. There has occurred no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan that is likely to result in, or has already resulted in, the imposition of any penalties or Taxes upon the Company or the Bank or any of their Subsidiaries under Section 502(i) of ERISA or Section 4975 of the Code.

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(iii)              No Liability to the Pension Benefit Guaranty Corporation has been, or is expected by the Company Parties or their Subsidiaries to be, incurred with respect to any Company Benefit Plan that is subject to Title IV of ERISA (an “Company Pension Plan”), or with respect to any “single-employer plan” (as defined in Section 4001(a) of ERISA) currently or formerly maintained by the Company or the Bank or any ERISA Affiliate. No Company Pension Plan had an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof, and no notice of a “reportable event” (as defined in Section 4043 of ERISA) for which the reporting requirement has not been waived has been required to be filed for any Company Pension Plan within the 12-month period ending on the date of this Agreement. Neither the Company nor the Bank, nor any of their Subsidiaries, has provided or is required to provide security to any Company Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither the Company nor the Bank, nor any of their Subsidiaries or any ERISA Affiliate, has contributed to or been obligated to contribute to any “multiemployer plan” as defined in Section 3(37) of ERISA.

(iv)               Each Company Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (an “Company Qualified Plan”) has received a current favorable determination letter from the IRS (or, in the case of an IRS pre-approved plan, the pre-approved plan has a current IRS opinion or advisory letter upon which the Company Parties are entitled to rely under applicable IRS guidance), and to the Knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in the revocation of any such favorable determination letter. Each Company Qualified Plan, if any, that is an “employee stock ownership plan” (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects.

(v)                Neither the Company nor the Bank, nor any of their Subsidiaries, has any obligations for post-employment welfare benefits under any Company Benefit Plan that cannot be terminated upon 60 days or less notice without incurring any Liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code or similar state Laws, the cost of which is borne by the electing individuals.

(vi)               All contributions and payments required to be made with respect to any Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, have been timely made or paid in full by the applicable due date, with extensions, or to the extent not required to be made or paid on or before the date hereof, have been fully reflected or reserved against in the Company Balance Sheet to the extent required by GAAP or regulatory accounting requirements. Any unfunded Company Benefit Plan pays benefits solely from the general assets of the Company or the Bank, or their applicable Subsidiary, for which arrangement the establishment of a trust under ERISA is not required.

(vii)             All required reports, notices, disclosures, and descriptions (including without limitation Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1, and summary plan descriptions) have been timely filed or distributed in accordance with applicable Law with respect to each Company Benefit Plan. All required Tax filings with respect to each Company Benefit Plan have been made, and any Taxes due in connection with such filings have been paid. Since January 1, 2016, neither the Company nor the Bank, nor any of their Subsidiaries, has filed or been required to file with the IRS a Form 8928 in order to self-report any health plan violations which are subject to excise taxes under applicable provisions of the Code, and there are no facts or circumstances that would reasonably be expected to result in the Company or the Bank, or any of their Subsidiaries, being required by the Code to file any such Form 8928.

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(viii)           Neither the Company nor the Bank, nor any of their Subsidiaries, is a party to or bound by any Contract (including without limitation any severance, change of control, change in control, salary continuation, or employment agreement) that will, as a result or consequence of the execution or delivery of this Agreement or the Bank Merger Agreement, shareholder approval of this Agreement or the transactions contemplated hereby, or the consummation of the transactions, including the Mergers or the Bank Merger, contemplated by this Agreement and the Bank Merger Agreement, either alone or in connection with any other event, (A) entitle any current or former director, officer, employee, or independent contractor of the Company or the Bank, or of any of their Subsidiaries, to severance pay or change of control or other benefits, or any increase in severance pay or other benefits (whether upon termination of employment or termination of such Contract after the date hereof or otherwise), (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable under, or trigger any withdrawal liability under or any other material obligation pursuant to any of the Company Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Company Benefit Plans, or (D) result in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code or the imposition of any Tax under Section 409A of the Code or the forgiveness of any indebtedness.

(ix)               Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in documentary compliance with Section 409A of the Code and has been administered, as applicable, (A) in good faith compliance with Section 409A of the Code during the period beginning October 1, 2004, through December 31, 2008, and (B) in compliance with Section 409A of the Code since January 1, 2009.

(x)                No Person is entitled to receive any additional payment (including without limitation any Tax gross-up or similar payment) from the Company or the Bank or any of their Subsidiaries as a result of the imposition of any excise Taxes under Section 4999 of the Code or any Taxes required by Section 409A of the Code.

(xi)               All Company Voluntary Plans satisfy the regulatory safe-harbor requirements provided by ERISA in order for such Company Voluntary Plans to be considered not to be or to have been established, sponsored, or maintained by the Company or the Bank or any of their Subsidiaries and not to constitute an “employee benefit plan” subject to ERISA.

(t)                 Real and Personal Property.

(i)                  Set forth on Schedule 4.2(t)(i) of the Company Disclosure Memorandum is a true, correct, and complete list (by street address) as of the date of this Agreement of all real property owned by the Company or the Bank or any of their Subsidiaries, including without limitation property carried on the books of the Bank as “other real estate owned” (the “Owned Real Property”), and all real property leased by the Company or the Bank or any of their Subsidiaries (the “Leased Real Property,” and together with the Owned Real Property, collectively, the “Company Properties”). Except for the Company Properties, as of the date of this Agreement, neither the Company nor the Bank nor any of their Subsidiaries holds any interest (fee, leasehold, or otherwise) in any real property, other than interests as a creditor in real property securing Bank Loans (as defined below).

(ii)                The Company and the Bank and their Subsidiaries have good and marketable title to all of the Owned Real Property (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any and all Liens, except Permitted Liens. To the Knowledge of the Company, there are no material unpaid bills or claims for work performed on or at the Company Properties, except for such as are not yet due and payable. None of the Owned Real Property is leased by the Company or the Bank or any of their Subsidiaries.

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(iii)              Each lease pursuant to which the Company or the Bank or their Subsidiaries lease the Leased Real Property is valid, binding, enforceable, and in full force and effect, and neither the Company nor the Bank nor any of their Subsidiaries, nor to the Knowledge of the Company, any other party to any such lease, is in breach or default under or in violation of, in any material respect, any provision of any such lease. The Company Parties have previously delivered or made available to BancShares a true, correct, and complete copy of each such lease, including any amendments thereto. The Company Parties and their Subsidiaries are entitled to and have exclusive possession of the Leased Real Property, and no parcel of Leased Real Property is subject to any legally binding lease, tenancy, or license or any legally binding agreement to grant any such lease, tenancy, or license that materially interferes or would reasonably be expected to materially interfere with the Company Parties’ or their Subsidiaries’ occupancy or use of the Leased Real Property.

(iv)               There is no Person in possession or occupation of, or who has any current right to possession or occupation of, the Company Properties other than the Company Parties and their Subsidiaries.

(v)                Each of the Company Properties that is used or held for use by the Company or the Bank or any of their Subsidiaries in connection with the business or operations of the Company or the Bank or any of their Subsidiaries (the “Company Business Properties”) is in reasonably good condition (normal wear and tear excepted), conforms in all material respects with all applicable ordinances, regulations, and zoning and other Laws, and is reasonably considered by the Company Parties and their Subsidiaries to be adequate for the current business of the Company Parties and their Subsidiaries. To the Knowledge of the Company, none of the buildings, structures, or other improvements located on any of the Company Business Properties encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way, and none of the buildings, structures, or other improvements located on any parcel adjoining the Company Business Properties encroaches upon or over any portion of the Company Business Properties. There are no easements of any kind on, in respect of, or affecting the Company Business Properties that materially affect the Company Parties’ or their Subsidiaries’ use of or right to use the Company Business Properties for the conduct of their business.

(vi)               None of the Company Properties, nor any building, structure, fixture, or improvement thereon, is the subject of, or affected by, any condemnation, taking, eminent domain, or inverse condemnation proceeding currently instituted or pending, and the Company has no Knowledge that any of the Company Properties, or any such building, structure, fixture, or improvement, will or may the subject of, or affected by, any such proceeding. There are no special, general, or other assessment proceedings affecting the Company Properties which, if as a result of which a special, general, or other assessment were imposed, would materially increase the cost of using and operating the Company Properties as currently used and operated by the Company Parties and their Subsidiaries.

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(vii)             To the Knowledge of the Company, none of the Company Properties are located in any special flood hazard area or zone on any official flood hazard map published by the United States Federal Emergency Management Agency or in any wetland area as designated by the United States Army Corps of Engineers, the United States Environmental Protection Agency, or any applicable state or local agency. The Company Properties are appropriately zoned for each of the purposes for which they are being used by the Company Parties and their Subsidiaries.

(viii)           Neither the Company nor the Bank, nor any of their Subsidiaries, has experienced any material restriction in access to or from public roads or any material restriction in access to any utilities, including without limitation water, sewer, drainage, gas, electric, telephone, cable, and internet, used by the Company or the Bank or any of their Subsidiaries in the operation of their business as presently conducted; there is no pending or, to the Knowledge of the Company, threatened governmental action that has prohibited or materially interfered with or would reasonably be expected to prohibit or materially interfere with such access; and, to the Knowledge of the Company, no fact or condition exists which, with the passage of time or the giving of notice, or both, would reasonably be expected to result in the termination of or material reduction or impairment of such access. All existing utilities provided at the Company Properties are adequate in all material respects for the Company Parties’ and their Subsidiaries’ existing use and operation of the Company Properties.

(ix)               The Company and the Bank and their Subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens, except for Permitted Liens. In each case except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, each lease pursuant to which the Company or the Bank, or any of their Subsidiaries, leases personal property is valid, binding, enforceable, and in full force and effect, and neither the Company nor the Bank, nor any of their Subsidiaries, nor to the Knowledge of the Company any other party to any such lease, is in default under or in breach or violation of any provision of any such lease. The personal property owned or leased by the Company and the Bank and their Subsidiaries is in reasonably good condition, normal wear and tear excepted, and is reasonably sufficient for the carrying on of the business of the Company and the Bank and their Subsidiaries in the ordinary course consistent with past practice.

(u)                Environmental Matters.

(i)                  Each of the Company Properties and each of the Company Participation Facilities is, and has been during the period of the Company’s or the Bank’s or their Subsidiaries’ ownership or operation thereof, in compliance in all material respects with all Environmental Laws, and, to the Knowledge of the Company, each of the Company Loan Properties is, and has been during the period of the Company’s or the Bank’s or their Subsidiaries’ possession of a security interest therein, in compliance in all material respects with all Environmental Laws. There is no suit, claim, action, demand, executive or administrative order, directive, investigation, or proceeding pending or, to the Knowledge of the Company, threatened against the Company or the Bank or any of their Subsidiaries, or any Company Participation Facility, (A) relating to alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Substance, whether or not occurring at or on a site owned, leased, or operated by the Company or the Bank or any of their Subsidiaries, or any Company Participation Facility. To the Knowledge of the Company, there is no suit, claim, action, demand, executive or administrative order, directive, investigation, or proceeding pending or threatened against or relating to any Company Loan Property (or the Company or the Bank or any of their Subsidiaries in respect of any Company Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Substance, whether or not occurring at or on a Company Loan Property. Neither the Company nor the Bank, nor any of their Subsidiaries, has received any written notice, demand letter, executive or administrative order, directive, or request for information from any Governmental Entity or other third party indicating that it is or may be in violation of or have any Liability under any Environmental Law.

(ii)                There are no underground storage tanks at or on any of the Company Properties, any other property operated by the Company or the Bank or any of their Subsidiaries, any Company Participation Facility, or to the Knowledge of the Company any Company Loan Property. Neither the Company nor the Bank nor any of their Subsidiaries, nor to the Knowledge of the Company any other Person, has closed or removed any underground storage tank on or from any of the Company Properties, any other property operated by the Company or the Bank or any of their Subsidiaries, any Company Participation Facility, or any Company Loan Property. To the Knowledge of the Company, none of the Company Loan Properties is the site of or was formerly the site of a dry cleaning facility.

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(iii)              During the period of (A) the Company Parties’ and their Subsidiaries’ ownership, occupancy, or operation of the Company Properties and (B) the Company Parties’ or their Subsidiaries’ participation in the management of any Company Participation Facility, there has been no contamination by or release of Hazardous Substances in, on, under, or affecting such properties, except for releases of Hazardous Substances, individually or in the aggregate, in quantities below the level at which they were regulated under any Environmental Law in effect at the time of such release(s). To the Knowledge of the Company, prior to the period of (A) the Company Parties’ and their Subsidiaries’ ownership, occupancy, or operation of the Company Properties or (B) the Company Parties’ or their Subsidiaries’ participation in the management of any Company Participation Facility, there was no contamination by or release of Hazardous Substances in, on, under, or affecting such properties, except for releases of Hazardous Substances, individually or in the aggregate, in quantities below the level at which they were regulated under any Environmental Law in effect at the time of such release(s).

(iv)               The Company Parties and their Subsidiaries have all permits, licenses, consents, orders, authorizations, and approvals required by the Environmental Laws for the use and occupancy of, and for all operations and activities conducted on, any of the Company Properties (or any other properties operated or occupied by the Company Parties or their Subsidiaries), and the Company Parties and their Subsidiaries are in compliance in all material respects with all such permits, licenses, consents, orders, authorizations, and approvals. All such permits, licenses, consents, orders, authorizations, and approvals were duly issued, are in full force and effect, and will remain in full force and effect as of and after the Effective Time.

(v)                Fairness Opinion. Prior to the Parties’ execution of this Agreement, the board of directors of the Company received from Sandler O’Neill + Partners, L.P. an opinion (which, if initially rendered verbally, has been or will be confirmed in a written opinion dated the same date) to the effect that, as of the date of such opinion and subject to the assumptions and qualifications set forth therein, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

(w)              Broker Fees. Neither the Company nor the Bank nor any of their Subsidiaries, nor any of their respective officers, directors, employees, or agents, has engaged or employed any broker, investment banker, or finder or incurred any Liability for any financial advisory, investment banking, brokerage, or finder’s fees, commissions, or expenses, and no broker, investment banker, or finder has acted directly or indirectly for or on behalf of the Company or the Bank or any of their Subsidiaries, in connection with this Agreement or the transactions contemplated hereby.

(x)                Loan Matters.

(i)                 All Loans made, originated, or held by the Company or the Bank or any of their Subsidiaries (collectively, the “Bank Loans”) (A) were made or originated for good, valuable, and adequate consideration in the ordinary course of business and (B) were solicited and originated, and are and have been administered and, where applicable, serviced, and the relevant Loan files are being and have been maintained, (1) in accordance in all material respects with the relevant notes or other credit or security documents, (2) in accordance in all material respects with the applicable underwriting and servicing standards of the Bank (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), and (3) in accordance with all applicable Laws, except, as it relates to clause (3) only, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, none of such Bank Loans are subject to any defenses, setoffs, or counterclaims, including without limitation any of such as are afforded by usury or truth in lending Laws, subject, however, to the Enforceability Exceptions. The notes or other evidences of indebtedness evidencing the Bank Loans and all pledges, mortgages, deeds of trust, and other collateral documents and security agreements related thereto are legal, valid, binding, and enforceable (except as enforceability may be limited by the Enforceability Exceptions).

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(ii)               Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, neither the terms of any Loan held, originated, made, administered, or serviced by the Company or the Bank or any of their Subsidiaries, any of the documentation for any such Loan, the manner in which any such Loan has been administered or serviced, nor the Company’s or the Bank’s or their Subsidiaries’ practices of approving or rejecting Loan applications violate any Law applicable thereto, including without limitation the Truth in Lending Act of 1968, as amended; Regulation B, Regulation O, and Regulation Z of the Federal Reserve; the CRA; the Equal Credit Opportunity Act, as amended; and any applicable federal or state Laws relating to consumer protection, installment sales, or usury.

(iii)             The Company Parties’ allowance for loan and lease losses is, and shall be as of the Effective Time, (A) in compliance in all material respects with their existing methodology for determining the adequacy of their allowance for loan and lease losses as well as the standards established by applicable Governmental Entities and the Financial Accounting Standards Board and (B) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off, as of such dates.

(iv)              None of the Contracts pursuant to which the Company or the Bank or any of their Subsidiaries has sold Loans or pools of Loans, or participations in Loans or pools of Loans, contain any Liability on the part of the Company or the Bank or any of their Subsidiaries to repurchase such Loans or interests therein.

(v)                Set forth on Schedule 4.2(x)(v) of the Company Disclosure Memorandum is a true, correct, and complete list of all Loans, as of the date hereof, by the Company or the Bank or any of their Subsidiaries to any director, executive officer, or principal shareholder (as such terms are defined in Regulation O) of the Company or the Bank or any of their Subsidiaries.

(vi)              Set forth on Schedule 4.2(x)(vi) of the Company Disclosure Memorandum is a true, correct, and complete listing, as of March 30, 2019, by account of (A) each borrower, customer, or other Person who has notified the Company or the Bank or any of their Subsidiaries during the past 12 months of, or has asserted against the Company or the Bank or any of their Subsidiaries, any “lender liability” or similar claim; (B) all Loans of the Company or the Bank or their Subsidiaries (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that are classified as “special mention,” “substandard,” “doubtful,” “loss,” or words of similar import, (4) that constitute troubled debt restructurings, or (5) where a specific reserve allocation exists in connection therewith; and (C) all assets classified by the Company or the Bank or any of their Subsidiaries as real estate acquired through foreclosure or in lieu of foreclosure, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure, in each case including the book value thereof as of March 31, 2019.

(vii)            Each Loan held by the Company or the Bank or their Subsidiaries (A) is evidenced by notes, agreements, or other evidences of indebtedness that are true, genuine, and what they purport to be, (B) to the extent secured, has been secured by valid Liens which have been perfected and (C) is a legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

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(viii)          To the Knowledge of the Company, there are no material oral modifications or amendments related to any Loans held by the Company or the Bank or any of their Subsidiaries that are not reflected in the written records of the Company Parties or their Subsidiaries. All Loans held by the Company or the Bank or their Subsidiaries are owned by the Company Parties or their Subsidiaries free and clear of any Liens, except for Liens on Loans granted to the Federal Reserve or Federal Home Loan Bank of Atlanta. No claims of defense as to the enforcement of any Loan held by the Company or the Bank or their Subsidiaries have been asserted in writing against the Company Parties or their Subsidiaries for which there is a reasonable possibility of an adverse determination. None of the Loans held by the Company or the Bank or their Subsidiaries are presently serviced by third parties, and there is no obligation which would reasonably be expected to result in any such Loan becoming subject to any third party servicing.

(ix)              Neither the Company nor the Bank nor any of their Subsidiaries is now or has been since January 1, 2016, subject to any material fine, suspension, or settlement or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity relating to the origination, sale, or servicing of mortgage or consumer Loans.

(y)                Material Interests of Certain Persons. Except for deposit and loan relationships entered into in the ordinary course of business in compliance with applicable Law, no current or former officer or director of the Company or the Bank or any of their Subsidiaries, or any family member or Affiliate of any such Person, has any material direct or indirect interest in any Contract or property, real or personal, tangible or intangible, of, used in or pertaining to the business of, or owned or leased by the Company or the Bank or any of their Subsidiaries.

(z)                Insurance. The Company and the Bank and their Subsidiaries are insured with reputable insurers against such risks and in such amounts as are customary and prudent in accordance with industry practices. All policies of insurance currently held or maintained by or providing coverage for the Company or the Bank or any of their Subsidiaries are in full force and effect, neither the Company nor the Bank nor any of their Subsidiaries is in breach or default under any such insurance policy, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit a termination, modification, or acceleration under any of such insurance policies. All premiums due and payable under or with respect to such insurance policies have been timely and fully paid, and all claims thereunder have been filed in a timely fashion. There is no claim for coverage by the Company or the Bank or any of their Subsidiaries pending under any of such insurance policies as to which coverage has been questioned, denied, or disputed. Neither the Company nor the Bank nor any of their Subsidiaries has received notice of any termination of (actual or threatened), material premium increase with respect to, or material alteration of coverage under any of such insurance policies.

(aa)             Investment Securities; Derivatives. The Company Parties and their Subsidiaries have good title to all securities and commodities owned by them (except those sold under repurchase agreements), free and clear of any Liens, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company Parties and their Subsidiaries. Such securities and commodities are valued on the books of the Company Parties and their Subsidiaries in accordance with GAAP. The Company Parties and their Subsidiaries employ investment, securities, commodities, risk management, and other similar policies, practices, and procedures that the Company Parties and their Subsidiaries reasonably believe are prudent and reasonable in the context of their respective businesses, and prior to the date of this Agreement, the Company Parties have made available to BancShares true, correct, and complete copies of or the material terms of such policies, practices, and procedures. Except for restrictions that exist for securities that are classified as “held to maturity” or that are pledged to other Persons, none of the investment securities held by the Company or the Bank or any of their Subsidiaries are subject to any restriction (whether contractual, statutory, or otherwise) that would reasonably be expected to materially impair the ability of the entity holding such investment securities freely to dispose of such investment securities at any time. Neither the Company nor the Bank nor any of their Subsidiaries is a party to or has agreed to enter into any exchange-traded or over-the-counter equity, interest rate, foreign exchange, or other swap, forward, future, option, cap, floor, or collar, or any other Contract that is a derivative contract (including various combinations thereof), or owns securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes,” or “capped floating rate mortgage derivatives” or (ii) are likely to have changes in value as a result of interest or exchange rate changes that materially exceed normal changes in value attributable to interest or exchange rate changes.

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(bb)            Securities Transactions. All offers and sales of securities by the Company or the Bank or their Subsidiaries were at all relevant times exempt from, or complied in all material respects with, the registration requirements of the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities or “blue sky” Laws. Neither the Company Parties nor their Subsidiaries, nor to the Knowledge of the Company any director, officer, or employee of the Company or the Bank or their Subsidiaries, any Person related to any such director, officer, or employee by blood, marriage, or adoption and residing in the same household, or any Person who has been knowingly provided material nonpublic information by any one or more of any of the foregoing Persons, has purchased or sold, or caused to be purchased or sold, any shares of Company Stock or Bank Stock (or other securities issued by the Company or the Bank or their Subsidiaries) in violation of any applicable provision of federal or state securities Laws.

(cc)             Transactions with Affiliates. All “covered transactions” between the Bank and any “affiliate” within the meaning of Section 23A and Section 23B of the Federal Reserve Act and the regulations promulgated pursuant thereto have been in compliance with such provisions of Law in all material respects.

(dd)            Fiduciary Accounts. The Company and the Bank and their Subsidiaries have properly administered all accounts, if any, for which they serve or act as a fiduciary, including without limitation accounts for which they serve as trustee, agent, custodian, personal representative, guardian, conservator, or investment advisor, in accordance with the terms of all governing documents and applicable Laws. Neither the Company nor the Bank nor any of their Subsidiaries, nor to the Knowledge of the Company any of the directors, officers, or employees of the Company or the Bank or their Subsidiaries, have committed any breach of trust with respect to any fiduciary account, and the records for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

(ee)             CRA, Anti-Money Laundering, and OFAC. The Bank received a rating of “Satisfactory” or better during its most recent examination or interim review with respect to the CRA. To the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to cause the Bank (i) to be considered not to be in satisfactory compliance in any material respect with the CRA and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal banking regulators of lower than “Satisfactory,” or (ii) to be considered to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970, as amended, the USA PATRIOT Act, any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering Law.

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(ff)               Internal Controls. The records, systems, controls, data, and information of the Company and its Subsidiaries are recorded, stored, maintained, and operated under means (including any electronic, mechanical, or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that, either individually or in the aggregate, had not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company (i) has implemented and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company’s board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. To the knowledge of the Company, there is no reason to believe that the Company’s outside auditors and its principal executive officer and principal financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, at any time prior to the Closing Date.

(gg)            Regulatory Capital. The Company and the Bank are “well-capitalized” as such term is defined in 12 C.F.R. 225.2 and 12 C.F.R. 325.103, respectively.

(hh)            State Takeover Laws. The Company and the Bank and their Subsidiaries have taken (through their respective boards of directors or other governing bodies or otherwise) all action required to render inapplicable to this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby any otherwise applicable state takeover Laws, including without limitation any “moratorium,” “control share,” “fair price,” “Takeover,” or “interested shareholder” Law (collectively, “Takeover Laws”).

(ii)               Ownership of BancShares Stock. As of the date of this Agreement, neither the Company nor the Bank nor any of their Subsidiaries owns any shares of BancShares Stock, other than shares of BancShares Stock owned or held in a bona fide fiduciary or agency capacity.

(jj)               Foreign Corrupt Practices. Since January 1, 2016, no Company Party, or, to the Knowledge of the Company, any director, officer, agent, employee, or other Person acting on behalf of a Company Party has, in the course of its or their actions for, or on behalf of, any Company Party (a) used any funds of any Company Party for any unlawful contribution, gift, entertainment, or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from funds of any Company Party, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar Law, (d) made any bribe, unlawful rebate, payoff, influence payment, kickback, or other unlawful payment to any person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions for any Company Party, (e) established or maintained any unlawful fund of monies or other assets of any Company Party, or (f) made any fraudulent entry on the books or records of any Company Party, and litigation by or before any Governmental Entity or any arbitrator involving any Company Party with respect to any of such laws is not pending or, to the Knowledge of the Company, threatened.

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(kk)            No Further Representations. Except for the representations and warranties made by the Company in this ARTICLE IV (including the related portions of the Company Disclosure Memorandum), the Company does not make any express or implied representation or warranty with respect to the Company or the Bank or their Subsidiaries or the respective businesses, operations, assets, liabilities, or conditions (financial or otherwise) of the Company or the Bank or their Subsidiaries, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this ARTICLE IV (including the related portions of the Company Disclosure Memorandum), the Company does not make any representation or warranty to the BancShares Parties with respect to (i) any financial projection, forecast, estimate, budget, or prospective information relating to the Company Parties or any of their Subsidiaries or the respective businesses of the Company Parties or their Subsidiaries or (ii) any oral or written information presented, delivered, or made available to BancShares or FCB in the course of their due diligence investigation of the Company Parties or their negotiation of this Agreement or otherwise in the course of the transactions contemplated hereby.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BANCSHARES PARTIES

Section 5.1               BancShares Disclosure Memorandum. Prior to or simultaneously with the Parties’ execution and delivery of this Agreement, the BancShares Parties have delivered to the Company a confidential memorandum (the “BancShares Disclosure Memorandum”) setting forth, among other things, items the disclosure of which is necessary either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties of the BancShares Parties contained in this ARTICLE V or to one or more covenants of the BancShares Parties contained in ARTICLE VI (and in the case of any such exception, whether or not the subject representation, warranty, or covenant expressly makes reference to the BancShares Disclosure Memorandum), making specific reference in such BancShares Disclosure Memorandum to the Section(s) of this Agreement to which such items relate.

Section 5.2               Representations and Warranties. Subject to and except as disclosed in the BancShares Securities Filings (as defined below) filed prior to the date of this Agreement (but excluding any risk factor disclosures under the heading “Risk Factors,” any forward-looking statement disclosures or disclaimers, and any other disclosures that are cautionary, predictive, or forward-looking in nature), BancShares, FCB, and Merger Sub hereby represent and warrant to the Company as follows:

(a)                Organization and Qualification. BancShares is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly registered as a bank holding company under the BHCA. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina. FCB is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina. Each of BancShares, Merger Sub, and FCB has the corporate power and authority to own, lease, and operate its properties and assets and to conduct its respective business as presently conducted. Each of BancShares and FCB is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing and qualification necessary, except where the failure to be so licensed, qualified, or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on BancShares. The copies of the charters or articles of incorporation, bylaws, and other organizational documents of BancShares and FCB and their respective Subsidiaries previously provided or made available to the Company are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. Neither BancShares nor FCB nor any Subsidiary of BancShares or FCB is in violation, in any material respects, of its respective charter or articles of incorporation, bylaws, or other organizational documents. The minute books or corporate records of BancShares and FCB and their Subsidiaries previously provided or made available to the Company Parties constitute, in all material respects, a true, correct, and complete record of all meetings of and material corporate actions taken by their respective boards of directors (and each committee thereof) and other governing bodies and their respective shareholders and other securityholders, in each case for the periods covered thereby.

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(b)                Subsidiaries and Other Interests. Set forth on Schedule 5.2(b) of the BancShares Disclosure Memorandum is a true, correct, and complete list of all Subsidiaries of BancShares (other than FCB) and/or FCB, as well as each such Subsidiary’s jurisdiction of incorporation, organization, or formation and BancShares’ and/or FCB’s percentage ownership of each such Subsidiary. Each of BancShares and FCB owns beneficially and of record the capital stock or other equity or ownership interest it owns in each of its respective Subsidiaries free and clear of any and all Liens. There are no Contracts relating to the right of BancShares or FCB to vote or dispose of any capital stock or other equity or ownership interest of any Subsidiary of BancShares or FCB. The ownership interests of BancShares and FCB in their respective Subsidiaries are in compliance with all applicable Laws. Each of the Subsidiaries of BancShares and/or FCB (i) is a corporation, limited liability company, or other entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, organization, or formation, (ii) has all requisite corporate power and authority to own, lease, and operate its properties and assets and to conduct its business as presently conducted, and (iii) is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing or qualification necessary, except, with respect to clause (iii) only, where the failure to be so licensed, qualified, or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on BancShares. The outstanding capital stock or other outstanding equity or ownership interests of each Subsidiary of BancShares and/or FCB have been validly authorized and are validly issued, fully paid, and non-assessable. No shares of capital stock or other equity or ownership interests of any Subsidiary of BancShares and/or FCB are or may be required to be issued by virtue of any options, warrants, or other rights; no securities exist that are convertible into or exchangeable for any shares of capital stock or other equity or ownership interests of any Subsidiary of BancShares and/or FCB, or any other debt or equity security of any Subsidiary of BancShares and/or FCB; and there are no Contracts for the issuance of any additional capital stock or other equity or ownership interests, or any other debt or equity securities, of any Subsidiary of BancShares and/or FCB or any options, warrants, or other rights with respect to such securities. Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties, neither BancShares nor FCB owns, beneficially or of record, directly or indirectly, any equity securities of or any other equity or ownership interest in any Person.

(c)                Authority. Each of BancShares, FCB, and Merger Sub, as applicable, has all requisite corporate power and authority to execute and deliver this Agreement, and FCB has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement, and in each case, subject to the consents, approvals, waivers, notices, filings, and registrations referred to in Section 5.2(e), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by each of BancShares, FCB, and Merger Sub, as applicable, and the Bank Merger Agreement by FCB, the performance by BancShares, FCB, and Merger Sub of their obligations hereunder and thereunder, as applicable, and the consummation by BancShares, FCB, and Merger Sub, as applicable, of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Joint Executive Committee of the Board of Directors of BancShares and FCB (the “Executive Committee”) for BancShares and FCB and on the part of the board of directors of Merger Sub, and no other corporate actions or proceedings on the part of BancShares, FCB, or Merger Sub are necessary to authorize the execution, delivery, or performance of this Agreement by BancShares, FCB, or Merger Sub, as applicable, or the Bank Merger Agreement by FCB, or the consummation by BancShares, FCB, or Merger Sub, as applicable, of the transactions contemplated hereby or thereby, other than (i) the approval of this Agreement and the Bank Merger Agreement by BancShares as the sole shareholder of FCB in accordance with the charter and bylaws of FCB and applicable Law, and (ii) the approval of this Agreement by FCB as the sole shareholder of Merger Sub in accordance with the articles of incorporation and bylaws of Merger Sub and applicable Law. The Executive Committee has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of BancShares and its shareholders and has duly and validly adopted resolutions to the foregoing effect. The Executive Committee has determined that this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby are advisable and in the best interests of FCB and its sole shareholder and has directed that this Agreement and the Bank Merger Agreement be submitted to the sole shareholder of FCB for approval, and has duly and validly adopted resolutions to the foregoing effect and to recommend that the sole shareholder of FCB approve this Agreement and the Bank Merger Agreement. The board of directors of Merger Sub has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Merger Sub and its sole shareholder and has directed that this Agreement be submitted to FCB, as the sole shareholder of Merger Sub, for approval, and has duly and validly adopted resolutions to the foregoing effect and to recommend that FCB, as the sole shareholder of Merger Sub, approve this Agreement. This Agreement has been duly and validly executed and delivered by each of BancShares, FCB, and Merger Sub and, assuming due authorization, execution, and delivery by the Company, constitutes a valid and legally binding obligation of each of BancShares, FCB, and Merger Sub, enforceable against each of BancShares, FCB, and Merger Sub in accordance with its terms, and the Bank Merger Agreement has been duly and validly executed and delivered by FCB and, assuming due authorization, execution, and delivery by the Bank, constitutes a valid and legally binding obligation of FCB enforceable against FCB in accordance with its terms, in each case except as enforceability may be limited by the Enforceability Exceptions.

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(d)                No Violations. Neither the execution, delivery, or performance of this Agreement by BancShares, FCB, or Merger Sub, as applicable, nor the execution, delivery, or performance of the Bank Merger Agreement by FCB, nor the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will (i) assuming the approval of this Agreement and the Bank Merger Agreement by BancShares as the sole shareholder of FCB in accordance with the charter and bylaws of FCB and applicable Law, and the approval of this Agreement by FCB as the sole shareholder of Merger Sub in accordance with the articles of incorporation and bylaws of Merger Sub and applicable Law, violate the charter or articles of incorporation or bylaws of BancShares, FCB, or Merger Sub or (ii) assuming that the consents, approvals, waivers, notices, filings, and registrations referred to in Section 5.2(e) have been obtained and made and all applicable waiting periods have expired, (A) violate any Law, permit, or license to which BancShares or FCB or any of their Subsidiaries (or the properties or assets of BancShares or FCB or any of their Subsidiaries) are subject or by which BancShares or FCB or any of their Subsidiaries (or the properties or assets of BancShares or FCB or any of their Subsidiaries) are bound or (B) constitute a breach or violation of or a default under (or an event which, with notice or lapse of time or both, could constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of BancShares or FCB or any of their Subsidiaries under, any of the terms, conditions, or provisions of any Contract to which BancShares or FCB, or any of their Subsidiaries, is a party or to or by which any of the properties or assets of BancShares or FCB, or any of their Subsidiaries, may be subject or bound, except, in the case of clause (B) above, for breaches, violations, defaults, terminations, accelerations, or Liens that have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BancShares.

(e)                Consents and Approvals. No consents or approvals of, waivers by, notices to, or filings or registrations with any Governmental Entity are required to be obtained, given, or made by BancShares, Merger Sub, or FCB in connection with the execution, delivery, or performance of this Agreement by BancShares, Merger Sub, and FCB, or the execution, delivery, or performance of the Bank Merger Agreement by FCB, or the consummation by BancShares, Merger Sub, and FCB of the transactions contemplated hereby and thereby, including without limitation the Mergers and the Bank Merger, except (i) the Regulatory Approvals; (ii) the filing of the Articles of Merger with the North Carolina Secretary of State, the filing of the Second Step North Carolina Articles of Merger with the North Carolina Secretary of State, and the filing of the Bank Merger Certificates; (iii)  such other filings, registrations, consents, declarations, and approvals as are required to be made or obtained under or pursuant to applicable federal or state securities Laws; (iv) the approval of this Agreement by FCB as the sole shareholder of Merger Sub in accordance with the articles of incorporation and bylaws of Merger Sub and applicable Law, and the approval of the Bank Merger Agreement by BancShares as the sole shareholder of FCB in accordance with the charter and bylaws of FCB and applicable Law; and (vii) consents, approvals, waivers, notices, filings, and registrations the failure of which to obtain, give, or make would not, individually or in the aggregate, have a material impact on BancShares or FCB or their Subsidiaries or, after the Mergers and the Bank Merger, the Surviving Corporation or the Surviving Bank or their Subsidiaries. As of the date of this Agreement, BancShares does not have Knowledge of any reason why any of the consents, approvals, or waivers referred to in this Section 5.2(e) will not be obtained or received in a timely manner.

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(f)                 Reports. BancShares and FCB, and each of their Subsidiaries, have timely filed or furnished, as applicable, all reports, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments (together with any amendments required to be made with respect thereto) that they have been required to file or furnish since January 1, 2016, with or to the Federal Reserve, the FDIC, the NCCOB, or any other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments were complete and accurate in all material respects and complied in all material respects with all applicable Laws.

(g)                Securities Filings. BancShares has filed with or furnished to the SEC all reports, schedules, registration statements, definitive proxy statements, exhibits, and other filings and materials that BancShares has been required to file or furnish under the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder, since January 1, 2016 (collectively, the “BancShares Securities Filings”). True, correct, and complete copies of the BancShares Securities Filings are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), none of the BancShares Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the BancShares Securities Filings complied in all material respects with applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such BancShares Securities Filings.

(h)                Financial Statements. The consolidated financial statements of BancShares and its Subsidiaries included in the BancShares Securities Filings (including the related notes, where applicable) (the “BancShares Financial Statements”) fairly present in all material respects the financial position, results of operations, changes in shareholders’ equity, and cash flows of BancShares and its Subsidiaries as of the respective dates or for the respective fiscal periods therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount which will not be material individually or in the aggregate). Each of the BancShares Financial Statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and each of such BancShares Financial Statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of BancShares and its Subsidiaries have since January 1, 2016, been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2016, no independent public accounting firm of BancShares has resigned (or informed BancShares that it intends to resign) or been dismissed as independent public accountants of BancShares as a result of or in connection with any disagreements with BancShares on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

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(i)                 Undisclosed Liabilities. Neither BancShares nor any of its Subsidiaries has, or has incurred, any Liability, other than (i) Liabilities reflected on or reserved against in the consolidated balance sheet of BancShares and its Subsidiaries as of December 31, 2018, included in BancShares’ Annual Report on Form 10-K for the year ended December 31, 2018, (ii) Liabilities incurred since December 31, 2018, in the ordinary course of business consistent with past practice that, either individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on BancShares, and (iii) Liabilities incurred in connection with this Agreement or the transactions contemplated hereby.

(j)                 Absence of Certain Changes or Events.

(i)                  Since (and including) January 1, 2018, there has been no effect, circumstance, occurrence, event, development, or change that, individually or taken together with all other effects, circumstances, occurrences, events, developments, and changes, has had or would reasonably be expected to have a Material Adverse Effect on BancShares.

(ii)                Since (and including) January 1, 2018, except as relates to the matters contemplated by this Agreement, BancShares and FCB and their Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices.

(k)                Litigation. There are (i) no suits, actions, claims, or legal, administrative, arbitration, or other proceedings pending or, to the Knowledge of BancShares, threatened against or affecting, and (ii) to the Knowledge of BancShares no investigations pending, threatened against, or affecting, BancShares or FCB or any of their Subsidiaries, any current or former director, officer, or employee of BancShares or FCB or any of their Subsidiaries in his or her capacity as such, any BancShares Benefit Plan, or any property, asset, right, or interest of BancShares or FCB or any of their Subsidiaries, which if adversely determined would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BancShares, and, to the Knowledge of BancShares, there are no facts or circumstances that would reasonably be expected to give rise to any such suit, action, claim, investigation, or legal, administrative, arbitration, or other proceeding. Neither BancShares nor FCB nor any of their Subsidiaries, nor any of the properties or assets of BancShares or FCB or any of their Subsidiaries, is a party or subject to or bound by any judgment, decree, injunction, order, or ruling of any Governmental Entity (other than those applicable to banks or bank holding companies generally) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on BancShares.

(l)                 Regulatory Actions. Since January 1, 2016, neither BancShares nor FCB has been a party to or subject to any cease and desist order, prompt corrective action directive, written agreement, or memorandum of understanding issued by or with, or any material commitment letter or similar undertaking to, or has been subject to any material action, proceeding, order, or directive by, any Governmental Entity, or has adopted any board resolutions at the request of any Governmental Entity, or has been advised by any Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, cease and desist order, prompt corrective action directive, written agreement, memorandum of understanding, commitment letter, board resolutions, or similar undertaking. To the Knowledge of BancShares, there are no facts or circumstances which would reasonably be expected to result in any Governmental Entity issuing or requesting any such action, proceeding, order, directive, cease and desist order, prompt corrective action directive, written agreement, memorandum of understanding, commitment letter, board resolutions, or similar undertaking. There are no material unresolved violations, criticisms, or exceptions noted by any Governmental Entity in or with respect to any report or statement relating to any examination or inspection of BancShares or FCB or any of their Subsidiaries. Since January 1, 2016, there have been no material formal or informal inquires by (other than in the ordinary course of routine regulatory examinations and visitations), or material disagreements or disputes with, any Governmental Entity with respect to the business, operations, policies, or procedures of BancShares or FCB or any of their Subsidiaries.

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(m)              Compliance with Laws; Deposit Insurance.

(i)                  BancShares and FCB and their Subsidiaries have at all times since January 1, 2016, complied with, and are currently in compliance with, all applicable Laws, including without limitation Section 23A and Section 23B of the Federal Reserve Act and the regulations promulgated pursuant thereto; the Equal Credit Opportunity Act, as amended; the Fair Housing Act, as amended; the FCRA; the Truth in Lending Act of 1968, as amended; the CRA; the Home Mortgage Disclosure Act of 1975, as amended; the Bank Secrecy Act of 1970, as amended; the USA PATRIOT Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended; all Privacy Laws; and all other applicable anti-money laundering Laws, fair lending Laws, and Laws relating to discriminatory lending, financing, leasing, or business practices or the origination, sale, or servicing of mortgage loans, except for any such failures to comply which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on BancShares. BancShares and FCB and their Subsidiaries have, and have at all times had, all permits, licenses, franchises, certificates of authority, orders, authorizations, and approvals, and have made all filings, applications, and registrations with all Governmental Entities, that are required in order to permit them to own, lease, and operate their properties and assets and to carry on their respective businesses as heretofore or presently conducted, except for any failure to have any such permit, license, franchise, certificate of authority, order, authorization, or approval or to make any such filing, application, or registration that, individually or in the aggregate with other such failures, has not had and would not reasonably be expected to have a Material Adverse Effect on BancShares, and all such permits, licenses, franchises, certificates of authority, orders, authorizations, and approvals are in full force and effect and, to the Knowledge of BancShares, no suspension or cancellation of any of them is threatened.

(ii)                Each of the principal executive officer and the principal financial officer of BancShares (or each former principal executive officer or each former principal financial officer, as applicable) has made all certifications required by Rules 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the BancShares Securities Filings, and the statements contained in such certifications are true and accurate in all material respects, and BancShares has, since January 1, 2016, been in compliance in all material respects with all other applicable provisions of the Sarbanes-Oxley Act.

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(iii)              The deposits of FCB are insured by the FDIC in accordance with the FDIA to the full extent permitted by Law, and FCB has paid all premiums and assessments and timely filed all reports required by the FDIA, except, as to the filing of such reports, where the failure to timely file such reports has not had and would not reasonably be expected to have, either individually or in the agreement, a Material Adverse Effect on BancShares. No proceeding for the revocation or termination of such deposit insurance is pending or, to the Knowledge of BancShares, threatened.

(n)                Broker Fees. Neither BancShares nor FCB nor any of their Subsidiaries, nor any of their respective officers, directors, employees, or agents, has engaged or employed any broker, investment banker, or finder or incurred any Liability for any financial advisory, investment banking, brokerage, or finder’s fees, commissions, or expenses, and no broker, investment banker, or finder has acted directly or indirectly for or on behalf of BancShares or FCB, in connection with this Agreement or the transactions contemplated hereby.

(o)                CRA, Anti-Money Laundering, and OFAC. FCB received a rating of “Satisfactory” or better during its most recent examination or interim review with respect to the CRA. To the Knowledge of BancShares, there are no facts or circumstances that would reasonably be expected to cause FCB (i) to be considered not to be in satisfactory compliance in any material respect with the CRA and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal banking regulators of lower than “Satisfactory,” or (ii) to be considered to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970, as amended, the USA PATRIOT Act, any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering Law.

(p)                Regulatory Capital. BancShares and FCB are “well-capitalized” as such term is defined in 12 C.F.R. 225.2 and 12 C.F.R. 325.103, respectively.

(q)                Financing. BancShares has sufficient cash reserves, or has access to sufficient cash, with which to pay the Merger Consideration described herein without the need for any additional capital or cash from an outside source.

(r)                 Ownership of Company Stock. Except as set forth on Schedule 5.2(r) of the BancShares Disclosure Memorandum, as of the date of this Agreement, neither BancShares nor FCB nor any of their Subsidiaries owns any shares of Company Stock, other than shares of Company Stock owned or held in a bona fide fiduciary or agency capacity.

(s)                 Foreign Corrupt Practices. Since January 1, 2016, no BancShares Party, or, to the Knowledge of BancShares, any director, officer, agent, employee, or other Person acting on behalf of a BancShares Party has, in the course of its or their actions for, or on behalf of, any BancShares Party (a) used any funds of any BancShares Party for any unlawful contribution, gift, entertainment, or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from funds of any BancShares Party, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar Law, (d) made any bribe, unlawful rebate, payoff, influence payment, kickback, or other unlawful payment to any person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions for any BancShares Party, (e) established or maintained any unlawful fund of monies or other assets of any BancShares Party, or (f) made any fraudulent entry on the books or records of any BancShares Party, and litigation by or before any Governmental Entity or any arbitrator involving any BancShares Party with respect to any of such laws is not pending or, to the Knowledge of BancShares, threatened.

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(t)                 No Further Representations. Except for the representations and warranties made by the BancShares Parties in this ARTICLE V (including the related portions of the BancShares Disclosure Memorandum), the BancShares Parties do not make any express or implied representation or warranty with respect to BancShares, Merger Sub, or FCB, or their respective Subsidiaries, or the respective businesses, operations, assets, liabilities, or conditions (financial or otherwise) of BancShares, Merger Sub, or FCB, or their respective Subsidiaries, and the BancShares Parties hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the BancShares Parties in this ARTICLE V (including the related portions of the BancShares Disclosure Memorandum), the BancShares Parties do not make any representation or warranty to the Company with respect to (i) any financial projection, forecast, estimate, budget, or prospective information relating to BancShares, Merger Sub, or FCB, or any of their Subsidiaries, or the respective businesses of BancShares, Merger Sub, or FCB, or their Subsidiaries, or (ii) any oral or written information presented, delivered, or made available to the Company Parties in the course of their due diligence investigation of BancShares and FCB and their Subsidiaries or their negotiation of this Agreement or otherwise in the course of the transactions contemplated hereby.

ARTICLE VI
CONDUCT PENDING THE MERGER

Section 6.1               Company Forbearances. Except as expressly contemplated or permitted by this Agreement, as required by applicable Law or at the direction of a Governmental Entity, or with the prior written consent of BancShares, which consent will not be unreasonably withheld, conditioned, or delayed, from the date of this Agreement until the Effective Time, the Company shall not, and will cause each of its Subsidiaries not to:

(a)                Conduct its business other than in the regular, ordinary, and usual course consistent with past practice; fail to use commercially reasonable efforts to maintain and preserve intact its business organizations and advantageous customer and other business relationships, and retain the services of its current officers and employees; or take any action that would reasonably be expected to adversely affect or materially delay its ability to perform its obligations under this Agreement or the consummation of the transactions contemplated hereby;

(b)                Incur, renew, modify, extend, or renegotiate any indebtedness for borrowed money or assume, guarantee, endorse, or otherwise as an accommodation become responsible for the obligations of any other Person, other than (i) the creation of deposit liabilities in the ordinary course of business consistent with past practice, (ii) purchases of federal funds, and (iii) borrowings by the Bank consistent with past practice and with a maturity of not more than 12 months; prepay any indebtedness or other similar arrangements so as to cause the Company or any of its Subsidiaries to incur any prepayment penalty thereunder; or purchase, accept, or renew any brokered deposits, except in the ordinary course of business consistent with past practice and with maturities of 24 months or less;

(c)                Adjust, split, combine, or reclassify any of its capital stock; make, declare, pay, or set aside for payment any dividend or other distribution on or in respect of its capital stock, other than (i) the declaration and payment by the Bank of dividends to the Company, and (ii) required dividends or distributions by the Company in respect of subordinated debentures related to trust preferred securities issued by statutory trusts affiliated with the Company; grant any Person any right to acquire any shares of its capital stock or any securities or rights convertible into or exercisable for its capital stock; issue any additional shares of capital stock or any securities or obligations convertible into or exercisable for any shares of its capital stock, except pursuant to the exercise, vesting, or settlement of Company Equity Awards outstanding as of the date of this Agreement; or directly or indirectly redeem, purchase, repurchase, or otherwise acquire any shares of its capital stock, except in connection with the exercise, vesting, or settlement of Company Equity Awards;

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(d)                Other than in the ordinary course of business consistent with past practice, (i) sell, transfer, mortgage, encumber, or otherwise dispose of any of its properties, assets, or business (including without limitation “other real estate owned”) or (ii) cancel, release, or assign any material indebtedness or claims or waive any rights of substantial value;

(e)                Acquire or make any equity investment in (except through foreclosure, deed or conveyance in lieu of foreclosure, or other resolution of a Loan pursuant to which the Bank accepts assets or collateral), whether by purchase of stock or other securities, contributions to capital, property transfers, purchase of any property or assets, or otherwise, any other Person, or form any new Subsidiary or dissolve, liquidate, or terminate any existing Subsidiary;

(f)                 Enter into any Contract that would be a Company Material Contract if such Contract had been entered into prior to and in effect as of the date of this Agreement or renew, fail to renew, amend, modify, cancel, or terminate any existing Company Material Contract;

(g)                Make, renew, increase the amount of, extend the term of, or modify any Loan, or commit to make, renew, increase the amount of, extend the term of, or modify any Loan, except (i) in conformity with existing lending policies and practices and where the principal amount of the subject Loan does not exceed $1,000,000 or (ii) Loans as to which the Company and its Subsidiaries have binding commitments to make such Loans (including without limitation lines of credit and letters of credit) as of the date of this Agreement and which are disclosed on Schedule 6.1(g) of the Company Disclosure Memorandum; provided, however, that neither the Company nor any of its Subsidiaries shall make, renew, increase the amount of, extend the term of, or modify any Loan, or commit to make, renew, increase the amount of, extend the term of, or modify any Loan, to any Person if, when aggregated with all other outstanding Loans and commitments for Loans to such Person and such Person’s family members and Affiliates, the aggregate principal amount of all such Loans and commitments would exceed $2,000,000; provided further, however, that if the Company provides written notice to BancShares seeking the consent of BancShares to any action prohibited by this Section 6.1(g) and BancShares does not object to such action within 48 hours of such written notice, BancShares shall be deemed to have consented in writing to such action;

(h)                Extend credit to, directly or indirectly, any Person who has a Loan with the Company or any of its Subsidiaries that is classified by the Company or any of its Subsidiaries or the FDIC or NCCOB as “doubtful,” “substandard,” or “special mention” or that is on non-accrual status (an “Company Classified Borrower”), or increase the amount of any Loan with or to a Company Classified Borrower;

(i)                 Except in the ordinary course of business consistent with past practice, renegotiate, renew, extend the term of, or modify any Loan with or to a Company Classified Borrower, except in conformity with existing lending policies and practices and regulatory requirements and where all outstanding Loans and commitments for Loans to such Company Classified Borrower and such Company Classified Borrower’s family members and Affiliates do not and would not exceed $500,000 in the aggregate;

(j)                 Except in compliance with Regulation O, make or increase the amount of any Loan, or commit to make or increase the amount of any Loan, to any director, executive officer, or principal shareholder (as such terms are defined in Regulation O) of the Company or any of its Subsidiaries, or any entity controlled, directly or indirectly, by any such Person;

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(k)                Commence any claim, action, suit, or proceeding, other than to enforce an obligation owed to the Company or any of its Subsidiaries in the ordinary course of business, or enter into any settlement or similar agreement with respect to any claim, action, suit, or proceeding, which claim, action, suit, proceeding, or settlement or other agreement (i) involves the payment by it of an amount in excess of $50,000 or (ii) would impose any material restriction on its business or operations or the business or operations of any of its Subsidiaries;

(l)                 Except as required by applicable Law or a plan, agreement, or arrangement in effect as of the date of this Agreement, or as disclosed on Schedule 6.1(l) of the Company Disclosure Memorandum, (i) increase in any manner the salary, wages, bonuses, compensation, or other benefits of, for, or payable to any of its directors or executive officers (except for normal employee wage and salary increases in the ordinary course of business consistent with past practice not exceeding 3% per year on a per employee basis); (ii) pay any bonus, pension, severance, retirement allowance, or contribution to any of its directors, officers, or employees; (iii) become a party to, establish, adopt, amend, renew, terminate, extend, or commit to any pension, retirement, profit-sharing, welfare, or other benefit plan, agreement, or arrangement, or any employment, severance, salary continuation, retention, change of control, change in control, or consulting agreement or other Contract, with or for the benefit of any director, officer, or employee; or (iv) amend, modify, or revise the terms of any outstanding stock option or restricted stock or restricted stock unit award or voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options, restricted stock, restricted stock units, or other equity-based compensation;

(m)              Elect or appoint to any office with the title of executive vice-president or higher any Person who does not hold such office as of the date of this Agreement; elect or appoint, or propose or recommend for election or appointment, to its board of directors any Person who is not a member of its board of directors as of the date of this Agreement; or hire any employee with annualized base compensation (excluding health insurance and retirement plan benefits) in excess of $75,000, except as may be necessary to replace an employee (other than an officer with a title of executive vice-president or higher) whose employment is terminated, whether voluntarily or involuntarily;

(n)                Amend its charter or articles of incorporation, bylaws, or other organizational or governing documents, or enter into any stock or asset purchase agreement or any plan or agreement of consolidation, merger, share exchange, or reorganization with any Person or any indication of interest, letter of intent, or agreement in principle with respect thereto;

(o)                Increase or decrease the rates of interest paid on time deposits or certificates of deposit, except in the ordinary course of business consistent with past practice;

(p)                Purchase any debt security, including mortgage-backed and mortgage-related securities, other than United States government and United States government agency securities with final maturities of 24 months or less;

(q)                Make any capital expenditures in excess of $250,000 in the aggregate, other than in the ordinary course of business consistent with past practice or pursuant to binding commitments existing on the date hereof which are disclosed on Schedule 6.1(q) of the Company Disclosure Memorandum;

(r)                 Except for interest rate caps and interest rate floors for individual Loans entered into in the ordinary course of business consistent with past practice, enter into any futures contract, option, swap agreement, interest rate cap, interest rate floor, or interest rate exchange agreement, or take any other action for purposes of hedging the exposure of its interest-earning assets or interest-bearing liabilities to changes in market rates of interest;

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(s)                 Make any material changes in policies or procedures in existence on the date of this Agreement (including if such changes are inconsistent with past practices or not based on competition and prevailing market rates in the Company’s banking markets) with regard to extensions of credit, or the establishment of reserves with respect to possible loss thereon or the charge off of losses incurred thereon, investments, or asset/liability management, or in pricing decisions with respect to deposit accounts and Loans, or in any other material banking policies or procedures, except as may be required by changes in applicable Law or GAAP or at the direction, suggestion, or recommendation of a Governmental Entity; provided, however, the Company and the Bank will make such appropriate accounting entries in their books and records and take such other actions as BancShares deems to be required by GAAP, or which BancShares otherwise reasonably deems to be necessary, appropriate or desirable in anticipation of completion of the Merger and which are not in violation of GAAP or applicable Law, including additional provisions to the Company’s loan loss reserves or accruals or the creation of reserves for compensation, employee benefit and transaction-related expenses; provided, further, however, that the Company and the Bank shall not be required to make any such accounting entries until immediately prior to the Closing Date;

(t)                 Make or change any material election in respect of Taxes, settle or compromise any material Tax Liability, agree to an extension or waiver of the statute of limitations with respect to the assessment, collection, or determination of any Taxes, enter into any closing agreement with respect to any Taxes or surrender any right to claim a Tax refund, adopt or change any method of accounting with respect to Taxes, or file any amended Tax Return;

(u)                Take any action that is intended or would reasonably be expected to result in (i) any of the representations or warranties of the Company set forth in this Agreement being or becoming untrue at any time prior to the Effective Time, (ii) any of the conditions to the Merger set forth in ARTICLE VIII not being satisfied, or (iii) a breach or violation of any provision of this Agreement;

(v)                Adopt or implement any change in its accounting principles, practices, or methods, other than as may be required by Law, GAAP, or regulatory guidelines;

(w)              Make any written communications to the officers or employees of the Company or any of its Subsidiaries, or any oral communications made or presented to a significant portion of the officers or employees of the Company or any of its Subsidiaries, in each case that are different than or include material information not contained in prior communications and that pertain to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, without first providing BancShares a copy or written description of the intended communication and providing BancShares with a reasonable period of time to review and comment on the communication;

(x)                Fail to use commercially reasonable efforts to maintain its business premises or other assets in substantially the same condition as of the date hereof, ordinary wear and tear excepted;

(y)                Subject any of its properties or assets to any Lien (other than Permitted Liens and other Liens existing as of the date of this Agreement and other than in connection with securing advances, repurchase agreements, and other borrowings not prohibited by this Agreement); or

(z)                Agree to do, make any commitment to do, or adopt any resolutions of its board of directors (or other governing body) in support of, recommending, or proposing any of the foregoing.

Section 6.2               BancShares Forbearances. Except as expressly contemplated or permitted by this Agreement, as required by applicable Law or at the direction of a Governmental Entity, or with the prior written consent of the Company, which consent will not be unreasonably withheld, conditioned, or delayed, from the date of this Agreement until the Effective Time, each of BancShares and FCB shall not, and will cause each of their Subsidiaries not to:

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(a)                Conduct its business other than in the regular, ordinary, and usual course consistent with past practice; fail to use commercially reasonable efforts to maintain and preserve intact its business organizations and advantageous customer and other business relationships, and retain the services of its current officers and employees; or take any action that would reasonably be expected to adversely affect or materially delay its ability to perform its obligations under this Agreement or the consummation of the transactions contemplated hereby;

(b)                Amend its charter, bylaws, or other organizational or governing documents in a manner that would materially impede BancShares’ or FCB’s ability to consummate the transactions contemplated by this Agreement;

(c)                Take any action that is intended or would reasonably be expected to result in (i) any of the representations or warranties of BancShares or FCB set forth in this Agreement being or becoming untrue at any time prior to the Effective Time, (ii) any of the conditions to the Merger set forth in ARTICLE VIII not being satisfied, or (iii) a breach or violation of any provision of this Agreement; or

(d)                Agree to do, make any commitment to do, or adopt any resolutions of its board of directors (or other governing body) in support of, recommending, or proposing any of the foregoing.

Section 6.3               Absence of Control. It is the mutual intent of the Parties that (a) BancShares shall not by reason of this Agreement be deemed to control, directly or indirectly, the Company or any its Subsidiaries or to exercise, directly or indirectly, a controlling influence over the management or policies of the Company or any of its Subsidiaries and (b) the Company shall not by reason of this Agreement be deemed to control, directly or indirectly, BancShares or any its Subsidiaries or to exercise, directly or indirectly, a controlling influence over the management or policies of BancShares or any its Subsidiaries.

ARTICLE VII
COVENANTS

Section 7.1               Acquisition Proposals.

(a)                The Company shall, and shall direct and cause its Subsidiaries and its and its Subsidiaries’ Affiliates, directors, officers, employees, agents, and representatives (including any investment banker, financial advisor, attorney, accountant, or other representative retained by such Party or any of its Subsidiaries) to, immediately cease and cause to be terminated any activities, discussions, or negotiations with any Person other than BancShares and FCB with respect to the possibility, consideration, or consummation of any Acquisition Proposal, and will use its reasonable best efforts to enforce, and will direct and cause its Subsidiaries to use their reasonable best efforts to enforce, any confidentiality, nondisclosure, or similar agreement relating to any Acquisition Proposal, including by requesting any other party or parties thereto to promptly return or destroy any confidential information previously furnished by or on behalf of the Company Parties or any of their Subsidiaries thereunder.

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(b)                From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall not, and the Company shall direct and cause its Subsidiaries and its and its Subsidiaries’ Affiliates, directors, officers, employees, agents, and representatives (including any investment banker, financial advisor, attorney, accountant, or other representative retained by such Party or any of its Subsidiaries) not to, directly or indirectly through another Person, (i) solicit, initiate, or knowingly encourage (including by way of furnishing information or assistance), or take any other action to knowingly facilitate or that could reasonably be expected to result in any inquiries or discussions regarding, or the making of any proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (ii) provide any non-public information or data regarding the Company or any of its Subsidiaries to any Person other than the BancShares Parties and their Subsidiaries relating to or in connection with any Acquisition Proposal or any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal; (iii) participate in any discussions or negotiations or otherwise communicate in any way with any Person other than the BancShares Parties and their Subsidiaries regarding any Acquisition Proposal; (iv) approve, endorse, or recommend, or execute, enter into, or consummate, any indication of interest, letter of intent, or other Contract (other than a confidentiality or nondisclosure agreement contemplated below in Section 7.1(c)) relating to any Acquisition Proposal or requiring the Company to abandon, terminate, or fail to consummate the transactions contemplated by this Agreement, or propose to do any of the foregoing; or (v) make or authorize any statement, recommendation, or solicitation in support of any Acquisition Proposal.

(c)                Notwithstanding Section 7.1(b), the Company may, prior to the approval of this Agreement by the shareholders of the Company in accordance with the Company’s articles of incorporation and bylaws and applicable Law, if the Company’s board of directors determines in good faith, after consultation with its outside legal and financial advisors, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 7.1 above that the Company’s board of directors determines in good faith constitutes or is reasonably likely to result in a Superior Proposal, and subject to providing 48 hours’ prior written notice of its decision to take such action to the BancShares Parties and identifying the Person making the Acquisition Proposal and all of the material terms and conditions of such Acquisition Proposal and compliance with Section 7.1(d), (i) furnish information with respect to the Company and its Subsidiaries to any Person making such Acquisition Proposal pursuant to a customary confidentiality or nondisclosure agreement on terms no more favorable to such Person than the terms contained in the Confidentiality Agreement (which confidentiality agreement shall not provide such Person the exclusive right to negotiate with the Company) and (ii) participate in discussions or negotiations with such Person regarding such Acquisition Proposal.

(d)                In addition to the obligations of the Company set forth above, the Company shall promptly (within not more than 24 hours) advise BancShares orally and in writing of its or any of its Subsidiaries’ receipt of any Acquisition Proposal, or any request for information or inquiry which could reasonably be expected to lead to an Acquisition Proposal, and shall keep BancShares informed, on a current basis, of the continuing status thereof, including the material terms and conditions thereof and any changes thereto, and shall provide to BancShares copies of any written materials received by the Company or any of its Subsidiaries in connection therewith. Additionally, the Company shall contemporaneously provide or make available to BancShares all materials provided or made available to any third party pursuant to this Section 7.1 which have not been previously provided or made available to BancShares.

(e)                Nothing contained in this Agreement shall prohibit the Company or its board of directors from taking and disclosing to the Company’s shareholders a position required by, or otherwise complying with, Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A, or from making any disclosure to its’s shareholders required by applicable Law; provided, however, that compliance by the Company, or its board of directors, with such rules, regulations, or applicable Law shall not in any way limit or modify the effect that any action taken pursuant to such rules, regulations, or applicable Law has under any other provision of this Agreement.

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(f)                 Nothing contained in this Section 7.1 shall (i) prevent the Company or its board of directors from informing any Person of the Company’s obligations under this Section 7.1 or (ii) prevent the Company’s board of directors from taking the actions permitted by Section 7.7(b) of this Agreement.

Section 7.2               Notice of Certain Matters. Prior to the Effective Time, each Party shall promptly notify the other Parties of any fact, event, occurrence, circumstance, or condition that (a) constitutes or has caused, or would reasonably be expected to cause, a material breach of any of the representations, warranties, covenants, or agreements of such Party set forth in this Agreement, provided, however, that no such notification shall (i) affect the representations, warranties, covenants, or agreements of the Parties, or the conditions to the obligations of the Parties, contained in this Agreement or (ii) be deemed to amend or supplement the Disclosure Memoranda; (b) has had, or would reasonably be expected to have, either individually or taken together with all other facts, events, occurrences, circumstances, and conditions known to such Party, a Material Adverse Effect on such Party; or (c) would, or would reasonably be expected to, prohibit or materially impede or delay the consummation of the transactions contemplated by this Agreement. Further, each Party shall promptly notify the other Parties of any notice or other communication from any third party alleging that the consent or approval of such third party is or may be required in connection with any of the transactions contemplated by this Agreement. Additionally, upon a Party receiving notice that any officer of such Party or any of its Subsidiaries with a title of executive vice-president or higher intends to terminate his or her employment with such Party or any of its Subsidiaries, such Party promptly shall give the other Parties notice of the same. The failure of a Party to comply with this Section 7.2 shall not in and of itself constitute the failure of any condition set forth in Section 8.2 or Section 8.3 to be satisfied unless the underlying fact, event, occurrence, circumstance, or condition would independently result in the failure of a condition set forth in Section 8.2 or Section 8.3 to be satisfied.

Section 7.3               Access and Information.

(a)                Prior to the Effective Time, upon reasonable notice and subject to applicable Laws relating to the exchange of information, for the purpose of BancShares and FCB verifying the representations and warranties of the Company and compliance by the Company with its covenants and agreements set forth herein, and preparing for the Mergers and the other matters contemplated by this Agreement (including for purposes of integration planning), the Company shall, and will cause its Subsidiaries to, afford to BancShares and FCB and their representatives (including their directors, officers, and employees and financial advisors, legal counsel, accountants, and other professionals retained by BancShares or FCB) reasonable access during normal business hours to the books, records, Contracts, properties, assets, personnel, and information technology systems of the Company Parties and their Subsidiaries, as well as such other information relating to the Company Parties or their Subsidiaries as BancShares or FCB may reasonably request.

(b)                From the date of this Agreement until the Effective Time, each Party shall promptly furnish or make available to the other Parties (i) a copy of any report, application, notice, schedule, or other document or instrument filed by such Party or any of its Subsidiaries with or received by such Party or any of its Subsidiaries from any Governmental Entity (other than any such materials which are not permitted to be disclosed under applicable Law) and (ii) such other information regarding such Party and its Subsidiaries and its and their respective businesses, properties, assets, liabilities, or personnel as the other Parties may reasonably request.

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(c)                Any investigation by BancShares, FCB or their representatives pursuant to this Section 7.3 shall be conducted in a manner that does not unreasonably interfere with the business operations of the Company or its Subsidiaries. No investigation by BancShares, FCB or their representatives pursuant to this Section 7.3 shall affect or be deemed to modify any of the representations, warranties, covenants, or agreements of the Company set forth in this Agreement. The Company and its Subsidiaries shall not be required to provide access to or to disclose information pursuant to this Section 7.3 where such access or disclosure would violate or prejudice the rights of customers of the Company Parties, jeopardize the attorney-client privilege of the Company Party in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense, or similar agreement between the Parties), or contravene any Law, fiduciary duty, or binding Contract entered into prior to the date of this Agreement. The Company agrees to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the immediately preceding sentence apply.

(d)                The Confidentiality Agreement, to the extent the same is not inconsistent with the terms of this Agreement, will remain in full force and effect following the date of this Agreement, whether or not the Merger occurs, in accordance with its terms, and each of BancShares, on the one hand, and the Company, on the other hand, shall hold all information furnished by or on behalf of the other Party or any of its Subsidiaries, or their representatives, pursuant to this Agreement in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

Section 7.4               Regulatory Filings; Consents and Approvals.

(a)

(i)                 The Parties shall cooperate with each other and use their respective reasonable best efforts to prepare all documentation, to make all filings, to give all notices, and to obtain all permits, consents, approvals, waivers, and authorizations of all Governmental Entities and other third parties, including the Regulatory Approvals, necessary or advisable to consummate the Mergers, the Bank Merger, and the other transactions contemplated by this Agreement. BancShares shall use its reasonable best efforts to make any initial application, notice, and waiver filings or requests required by the Federal Reserve, the FDIC, or the NCCOB in connection with the Mergers on or before the date indicated in Schedule 7.4(a)(i) of the BancShares Disclosure Memorandum. Each Party shall have the right to review in advance, and to the extent practicable each Party shall consult with the other Parties with respect to, in each case subject to applicable Laws relating to the exchange of information, all written applications, notices, and waiver filings or requests, and any other written information, submitted to any Governmental Entity or other third party in connection with the transactions contemplated by this Agreement, provided that BancShares and FCB shall not be required to provide or make available to the Company, and the Company Parties shall not be required to provide or make available to BancShares, the confidential portions of any filing made with a Governmental Entity or other third party. In exercising the foregoing rights, each Party agrees to act reasonably and as promptly as practicable. Each Party agrees that it will consult with the other Parties with respect to the obtainment of all permits, consents, approvals, waivers, and authorizations of all Governmental Entities and other third parties, including the Regulatory Approvals, necessary or advisable to consummate the Mergers, the Bank Merger, and the other transactions contemplated by this Agreement, and each Party shall keep the other Parties reasonably apprised of the status of material matters relating to the consummation of such transactions.

(ii)               In furtherance and not in limitation of Section 7.4(a)(i), BancShares and FCB shall take any and all actions necessary to avoid, eliminate, and resolve any and all impediments under any Law that may be asserted by any Governmental Authority or any other Person with respect to the Merger and other transactions contemplated by this Agreement and to obtain all consents, approvals, waivers, and authorizations under any such Laws that may be required by any Governmental Authority to enable the Parties to close the Mergers, the Bank Merger, and such other transactions as promptly as practicable and in any event prior to the Outside Date. Without limiting the generality of the foregoing, BancShares and FCB agree, and shall cause their Subsidiaries, to take all Remedial Action necessary to obtain any Regulatory Approvals and cause the transactions contemplated by this Agreement to occur prior to the Outside Date.

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(iii)             In furtherance and not in limitation of Section 7.4(a)(i) and Section 7.4(a)(ii), if any action or proceeding is instituted (or threatened) challenging the Merger or any of the transactions contemplated hereby as violating any Law or if any decree, order, judgment, or injunction (whether temporary, preliminary, or permanent) is entered, enforced, or attempted to be entered or enforced by any Governmental Authority that would make the Mergers, the Bank Merger, or such other transactions as are contemplated hereby illegal or otherwise delay or prohibit the consummation of the Merger, BancShares, FCB and their Affiliates and Subsidiaries shall take any and all actions to contest and defend any such claim, cause of action, or proceeding to avoid entry of, or to have vacated, lifted, reversed, repealed, rescinded, or terminated, any decree, order, judgment, or injunction (whether temporary, preliminary, or permanent) that prohibits, prevents, or restricts consummation of the Mergers, the Bank Merger, or the other transactions contemplated hereby.

(b)                Each Party agrees to, upon request, furnish the other Parties with all information concerning itself, its Subsidiaries, and its and its Subsidiaries’ businesses, directors, officers, and shareholders, as well as such other matters, as may be necessary, advisable, or appropriate in connection with any filing, notice, or application made or given by or on behalf of such other Parties or any of their Subsidiaries with or to any Governmental Entity or other third party.

Section 7.5               Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties agrees to use its reasonable best efforts to promptly take, or cause to be promptly taken, all actions, and to promptly do, or cause to be promptly done, all things, necessary, proper, or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably possible, including using its reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents, and approvals from Governmental Entities, effecting all necessary registrations, applications, and filings (including without limitation filings under any applicable federal or state securities Laws), and obtaining any required contractual consents and regulatory approvals.

Section 7.6               Publicity. Each Party shall consult with the other Parties before issuing any press release or making any public statements or disclosures (including written communications to shareholders) with respect to this Agreement or the transactions, including the Mergers and the Bank Merger, contemplated hereby, and no Party shall issue any such press release or make any such public statements or disclosures without the prior consent of the other Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that nothing contained in this  Section 7.6 shall prohibit a Party from making any disclosure necessary in order to satisfy such Party’s disclosure obligations under applicable Law.

Section 7.7               Company Shareholders Meeting.

(a)                The Company and its board of directors shall take, in accordance with applicable Law and the Company’s articles of incorporation and bylaws, all action necessary to call, give notice of, convene, and hold, as promptly as reasonably practicable after the date of this Agreement, a meeting of the Company’s shareholders (including any and all adjournments or postponements thereof, the “Company Meeting”) for the purpose of the Company’s shareholders considering and voting on approval of this Agreement and any other matters required to be approved by the Company’s shareholders in order to consummate the transactions contemplated by this Agreement, as well as, if mutually agreed upon by the Parties, any other matters of the type customarily brought before a meeting of shareholders to approve an agreement such as this Agreement. Except with the prior approval of BancShares, no other matters shall be submitted for consideration by or the approval of the Company’s shareholders at the Company Meeting. Subject to Section 7.7(b)), (i) the Company and its board of directors shall at all times prior to and during the Company Meeting recommend to the Company’s shareholders the approval of this Agreement and the transactions contemplated hereby and take all reasonable and lawful action to solicit and obtain such approval (the “Company Board Recommendation”) and (ii) the Company’s board of directors shall not withdraw, modify, or qualify in any manner adverse to BancShares its recommendation that the Company’s shareholders approve this Agreement and the transactions contemplated hereby, or take any other action or make any other public statement inconsistent with such recommendation (the actions prohibited by this clause (ii) being referred to as an “Company Change of Recommendation”).

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(b)                Notwithstanding Section 7.7(a), the Company’s board of directors may make a Company Change of Recommendation if, but only if:

(i)                  The Company has complied in all material respects with Section 7.1;

(ii)                The Company’s board of directors determines in good faith (after consultation with and based on the advice of outside legal counsel) that its failure to make a Company Change of Recommendation would be inconsistent with its fiduciary duties under applicable Law; and

(iii)              In the event the Company Change of Recommendation stems from or is a result of, or relates in any manner to, an Acquisition Proposal, (A) the Company’s board of directors has determined in good faith that such Acquisition Proposal constitutes a Superior Proposal; (B) the Company notifies BancShares at least five Business Days prior to making the Company Change of Recommendation of its intention to make such Company Change of Recommendation in response to such Superior Proposal, and furnishes to BancShares the identity of the Person making such Superior Proposal, a copy of the proposed transaction agreement(s) and all other documents relating to such Superior Proposal, and a reasonable description of the events or circumstances giving rise to its determination to take such action; (C) prior to effecting the Company Change of Recommendation, the Company negotiates, and causes its financial, legal, and other advisors to negotiate, in good faith with BancShares, during the five Business Day period following the Company’s delivery of the notice referred to in clause (B) above (to the extent BancShares desires to so negotiate), to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal; and (D) after the conclusion of such five Business Day period, the Company’s board of directors determines in good faith, after giving effect to all of the adjustments (if any) which may be offered by BancShares pursuant to clause (C) above, that such Acquisition Proposal continues to constitute a Superior Proposal (it being agreed that in the event that, following the Company’s delivery of the notice referred to in clause (B) above, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the five Business Day period during which the Parties agree to negotiate in good faith shall be extended, if applicable, to ensure that at least three Business Days remain to negotiate subsequent to the time the Company notifies BancShares of any such material revision (it being understood that there may be multiple extensions)).

(c)                Notwithstanding any Company Change of Recommendation, unless this Agreement has been terminated, the Company Meeting shall be convened and this Agreement shall be submitted to the shareholders of the Company at the Company Meeting for the purpose of the Company’s shareholders considering and voting on approval of this Agreement and any other matters required to be approved by the Company’s shareholders in order to consummate the transactions contemplated by this Agreement. Additionally, unless this Agreement has been terminated, the Company shall not submit to or for a vote of its shareholders any Acquisition Proposal.

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(d)                The Company shall adjourn or postpone the Company Meeting if (i) as of the date of the Company Meeting there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of the Company Meeting, (ii) as of the date of the Company Meeting the Company has not received proxies representing a sufficient number of shares necessary for the approval of this Agreement by the shareholders of the Company in accordance with the Company’s articles of incorporation and bylaws and applicable Law, or (iii) required by applicable Law in order to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s shareholders a reasonable amount of time prior to the Company Meeting; provided that, in the case of clauses (i) and (ii), the Company shall not be required to adjourn or postpone the Company Meeting more than two times.

Section 7.8               Employee and Benefit Matters.

(a)                Subject to applicable Law and the terms of FCB’s employee benefit plans, FCB will, as soon as reasonably practicable after the Effective Time, provide employees of the Bank who become employees of FCB at or immediately following the Effective Time (the “Continuing Employees”) with benefits under the Company Benefit Plans that they participate in at the Effective Time, to the extent those continue to be maintained by FCB for some time following the Effective Time, or, at FCB’s election, with benefits that are the same as those provided to similarly situated employees of FCB as of the date of this Agreement; provided that in no event shall any Continuing Employee participate in FCB’s defined benefit pension plans which have been frozen to new participants. With respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) maintained by FCB, excluding both any retiree health care plans or programs maintained by FCB and any deferred compensation plans or arrangements maintained by FCB (collectively, “Employee Plans”), in which any Continuing Employees will participate effective as of or after the Effective Time, FCB will provide credit for prior service of Continuing Employees with the Bank for vesting and eligibility purposes, but not for benefit accrual purposes other than under FCB’s paid time off policy and Position Elimination Policy; provided that such service shall not be recognized to the extent that (i) such recognition of service would result in a duplication of benefits or (ii) such service was not recognized under a corresponding Company Benefit Plan. With respect to Employee Plans providing health care, dental, or vision coverage, FCB will use commercially reasonable efforts to cause any pre-existing condition, eligibility waiting period, or other limitations or exclusions otherwise applicable under such plans to new employees not to apply to the Continuing Employees or their eligible spouses and eligible dependents who were covered under a similar Company Benefit Plan immediately prior to the Effective Time. Further, if Continuing Employees experience a transition in health care coverage during the middle of a plan year, BancShares or FCB, as appropriate, will make a one-time payment of additional compensation as part of FCB’s first payment of salary and wages to Continuing Employees who elect health care coverage under the First-Citizens Bank & Trust Company Welfare Benefit Plan in an amount to be agreed upon by the Parties and based upon the health care coverage the Continuing Employee had under the Company’s group medical plan. The Parties acknowledge and agree that, to the extent permitted by applicable Law and the terms of any pertinent plan documents, BancShares and its Subsidiaries may after the Effective Time maintain multiple benefit plans providing health care, dental, or vision coverage and/or multiple retirement savings plans.

(b)                At the request of BancShares, the Company shall take, and shall cause its Subsidiaries to take, prior to the Effective Time, all actions reasonably requested by BancShares that are necessary or appropriate to (i) cause one or more of the Company Benefits Plans (including those Company Benefits Plans set forth on Schedule 7.8(b) of the BancShares Disclosure Memorandum) to terminate or be frozen as of or immediately prior to the Effective Time, (ii) cause benefit accruals and entitlements under any Company Benefit Plan to cease as of or immediately prior to the Effective Time, (iii) cause the continuation at and after the Effective Time of any insurance policy or other Contract relating to any Company Benefit Plan for such period as may be requested by BancShares, or (iv) facilitate the merger of any Company Benefit Plan into any employee benefit plan maintained by BancShares or its Subsidiaries. All resolutions, notices, or other documents adopted, issued, or executed in connection with the implementation of this Section 7.8(b) shall be subject to BancShares’ prior review and approval, which approval shall not be unreasonably withheld.

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(c)                BancShares or FCB will provide to (i) employees of the Bank immediately prior to the Effective Time who are not offered continued employment with BancShares or one of its Subsidiaries and (ii) Continuing Employees whose employment is involuntarily terminated by BancShares or its Subsidiaries without cause during the six-month period immediately following the Effective Time (collectively, “Severed Employees”), and who are not otherwise entitled to contractual or other severance or change in control benefits, severance benefits in the amounts set forth on Schedule 7.8(c) of the BancShares Disclosure Memorandum, taking into account the prior service of the Severed Employees with the Bank prior to the Effective Time and with BancShares, FCB and their Subsidiaries thereafter; provided that it shall be a condition to payment of any such severance benefits that the Severed Employee executes a release of claims, which release shall be in a form that complies with Section 409A of the Code and is reasonably acceptable to BancShares. Any such payments of severance benefits (including the timing of the same) shall be in compliance with Section 409A of the Code. For purposes of this Section 7.8(c), “cause” shall have the same meaning as provided in any written employment agreement between any Severed Employee and BancShares, FCB and/or their Subsidiaries on the date such Severed Employee’s employment is terminated, or if no such definition or employment agreement exists, “cause” shall mean conduct amounting to (i) fraud or dishonesty against or to BancShares, FCB or their Subsidiaries, (ii) the Severed Employee’s willful misconduct, repeated refusal to follow the reasonable directions of his or her superiors, or knowing violation of Law in the course or scope of performance of services to or for BancShares, FCB or their Subsidiaries; (iii) repeated absences from work without a reasonable excuse; (iv) intoxication with alcohol or drugs while on the premises of BancShares, FCB or their Subsidiaries during regular business hours; (v) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty; or (vi) a material breach or violation of the terms of any agreement to which the Severed Employee and BancShares, FCB or their Subsidiaries are parties.

(d)                This Section 7.8 shall be binding upon and inure solely to the benefit of the Parties, and nothing in this Section 7.8, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.8. Nothing contained in this Section 7.8, express or implied, (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement or (ii) shall alter or limit the ability of the Surviving Corporation, BancShares, or FCB, or any of their respective Subsidiaries or Affiliates, to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them. The Parties acknowledge and agree that the provisions of this Section 7.8 shall not create any right in any employee of the Company or the Bank or any of their respective Subsidiaries, or any other Person, to continued employment with the Surviving Corporation, BancShares, or FCB, or any of their respective Subsidiaries or Affiliates (and shall not limit the right of the Surviving Corporation, BancShares, or FCB, or any of their respective Subsidiaries or Affiliates, to terminate the employment of any employee), or any compensation or benefits of any nature or kind whatsoever.

Section 7.9               Indemnification.

(a)                For a period of six years immediately following the Effective Time, the Surviving Corporation shall indemnify, defend, and hold harmless each of the current and former directors, officers, and employees of the Company and the Bank and their Subsidiaries, determined as of immediately prior to the Effective Time (each, an “Indemnified Party”), against any and all costs and expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, amounts paid in settlement, and liabilities incurred in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, arising out of or relating to matters existing or occurring at or prior to the Effective Time (including the negotiation, execution, or performance of this Agreement or the consummation of the Merger), whether asserted or claimed prior to, at, or after the Effective Time, and based on or pertaining to the fact that he or she was a director, officer, or employee of the Company or the Bank or any of their Subsidiaries or was serving at the request of the Company or the Bank or any of their Subsidiaries as a director, officer, employee, agent, trustee, or partner of another corporation, partnership, trust, joint venture, employee benefit plan, or other entity, to the fullest extent such Indemnified Party would have been entitled to be so indemnified, defended, and held harmless under the articles of incorporation and bylaws (or comparable governing documents) of the Company and the Bank and their Subsidiaries as in effect as of the date of this Agreement (including the provisions thereof, if any, relating to the advancement of expenses).

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(b)                Any Indemnified Party wishing to claim indemnification under this Section 7.9, upon learning of any such claim, action, suit, proceeding, or investigation, shall promptly notify the Surviving Corporation of the same; provided that the failure of the Indemnified Party to so notify the Surviving Corporation shall not relieve the Surviving Corporation of any Liability it may have to such Indemnified Party if such failure does not actually and materially prejudice the Surviving Corporation (and then only to the extent of such prejudice). In the event of any such claim, action, suit, proceeding, or investigation (whether arising before, at, or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that, (A) if the Surviving Corporation elects not to assume such defense or (B) if counsel for the Indemnified Party advises the Surviving Corporation in writing that there are legal defenses available to the Indemnified Party that are different from or in addition to those available to the Surviving Corporation or that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Party that make joint representation inappropriate, the Indemnified Party may retain its own legal counsel and the Surviving Corporation shall pay, as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Party (which may not exceed one firm in any jurisdiction unless there are multiple Indemnified Parties who have conflicts of interest), (ii) the Indemnified Party will cooperate in the defense thereof, (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, and (iv) the Surviving Corporation shall have no obligation hereunder in the event a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(c)                Prior to the Effective Time the Company shall obtain, or shall cause the Bank to obtain, and after the Effective Time the Surviving Corporation shall maintain, a “tail” policy under the Company Parties’ existing directors’ and officers’ liability insurance policy providing coverage for a period of six years immediately after the Effective Time for Persons who are immediately prior to the Effective Time covered by the Company Parties’ existing directors’ and officers’ liability insurance policy (the “Tail Insurance”), which Tail Insurance shall provide for at least the same coverage and coverage amounts as, and contain terms and conditions not materially less advantageous than, those currently provided for by the Company Parties’ existing directors’ and officers’ liability insurance policy; provided, however, that, without the prior written consent of BancShares, the Company Parties shall not expend for such Tail Insurance (for said six-year period) an amount in excess of 250% of the most recent annual premium paid by the Company Parties for their existing directors’ and officers’ liability insurance policy.

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(d)                In the event the Surviving Corporation or any of its successors or assigns shall consolidate with or merge with or into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or shall transfer all or substantially all of its properties and assets to any other Person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Surviving Corporation assume the obligations of the Surviving Corporation set forth in this Section 7.9.

(e)                Any indemnification payments made pursuant to this Section 7.9 are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. § 1828(k)) and the regulations promulgated thereunder by the FDIC (12 C.F.R. Part 359).

Section 7.10            Estoppel Letters.  The Company shall use commercially reasonable best efforts to obtain and deliver to BancShares prior to or at the Closing a customary estoppel letter, dated as of the Closing Date, executed by the lessor of each parcel of Leased Real Property, the form and substance of such estoppel letters to be satisfactory to BancShares in its reasonable discretion.

Section 7.11            Proxy Statement.

(a)                As soon as reasonably practicable after the date of this Agreement, the Company will prepare and file with the SEC the Proxy Statement, which shall comply with all of the requirements of the Exchange Act and the Securities Act (and the rules and regulations thereunder) applicable thereto. The Company shall mail the Proxy Statement to the holders of Company Common Stock in advance of the Company Meeting. Except to the extent that the board of directors of the Company shall have effected a Company Change of Recommendation as permitted by this Agreement, the Proxy Statement shall include the Company Board Recommendation. Subject to a Company Change of Recommendation as permitted by this Agreement, the Company shall use reasonable best efforts to: (i) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger; and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law. The Company shall keep BancShares, FCB, and Merger Sub updated with respect to proxy solicitation results as requested by BancShares, FCB, or Merger Sub. Once the Company Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Meeting without the consent of BancShares (other than: (A) in order to obtain a quorum of its shareholders; or (B) to allow reasonable additional time after the filing and mailing of any supplemental or amended disclosures to the Proxy Statement for compliance with applicable legal requirements). The Company shall have responsibility for preparing and filing the Proxy Statement, provided that the Company shall afford BancShares and its legal, financial, and accounting advisors a reasonable opportunity to review and provide comments on (i) the Proxy Statement before it is filed with the SEC and (ii) all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments relating to the Proxy Statement before the same are filed with or submitted to the SEC. The Company, to the extent permitted by Law, shall deliver to BancShares copies of all material filings, correspondence, orders, and documents with, to, or from Governmental Entities, and shall promptly relay to the other Parties the substance of any material oral communications with, to, or from Governmental Entities, in each case pertaining or relating to the Proxy Statement or any documents or materials related thereto.

(b)                The Parties shall cooperate in the preparation of the Proxy Statement for the purpose of submitting this Agreement and the transactions contemplated hereby to the shareholders of the Company for approval. Without limiting the generality of the foregoing, each of BancShares, FCB, and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall use its reasonable best efforts to cause the Proxy Statement, at the date that it (and any amendment or supplement thereto) is first published, sent or given to the shareholders of the Company, to comply as to form and substance, in all material respects, with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Each Party covenants and agrees that, in the event such Party becomes aware of any information furnished by it or any of its Subsidiaries that would cause any of the statements in the Proxy Statement, or any other document filed with any Governmental Entity in connection with the transactions contemplated by this Agreement, to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, such Party will promptly inform the other Parties thereof in writing and the Company shall take all necessary steps to correct the Proxy Statement, or other document, as applicable, including by preparing and mailing to shareholders an amendment or supplement to the Proxy Statement.

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Section 7.12            Exemption from Section 16(b) Liability. BancShares and the Company agree that, in order to most effectively compensate and retain those officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act, both prior to and after the Effective Time, it is desirable that such individuals not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the conversion or exchange of shares of Company Common Stock and Company Equity Awards in connection with the transactions contemplated by this Agreement, and for that compensatory and retentive purpose agree to the provisions of this Section 7.12. The board of directors of the Company, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall prior to the Effective Time take all such action as may be reasonably required to cause to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act, to the fullest extent permitted by applicable Law, any dispositions of shares of Company Common Stock or Company Equity Awards that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.

Section 7.13            Takeover Laws. Neither BancShares or the Company nor their respective boards of directors shall take any action that would cause any Takeover Law to become applicable to this Agreement, the Mergers, the Bank Merger, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) this Agreement, the Mergers, the Bank Merger, and the other transactions contemplated hereby from any applicable Takeover Law now or hereafter in effect. If any Takeover Law should become, or should purport to be, applicable to the transactions contemplated by this Agreement, each Party and its respective board of directors will grant such approvals and take such other actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Law.

Section 7.14            Litigation and Claims. Each of BancShares and the Company shall promptly notify the other Party in writing of any action, arbitration, hearing, investigation, litigation, suit, or other proceeding instituted, initiated, or commenced, or to the Knowledge of such Party threatened to be instituted, initiated, or commenced, against such Party or any of its directors, Subsidiaries, or Affiliates relating to the transactions contemplated by this Agreement. Each of BancShares and the Company shall give the other Party the opportunity to participate in (but not control), at its own expense, the defense or settlement of any shareholder litigation against such Party or any of its directors, Subsidiaries, or Affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without such other Party’s prior written consent (which consent shall not to be unreasonably withheld or delayed).

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Section 7.15            Operating Functions. To the extent permitted by applicable Law, and as reasonably requested by BancShares, the Company shall, and will cause the Bank to, cooperate with BancShares and FCB from the date of this Agreement and to and including the Effective Time in connection with planning for the efficient and orderly combination of BancShares and the Company and FCB and the Bank and the operation of the Surviving Corporation and Surviving Bank, and in preparing for the consolidation of appropriate operating functions, customer accounts and data, and the conversion of the data processing and related electronic information technology systems of the Company Parties to those used by BancShares and FCB, effective as of the Effective Time or such later date as determined by BancShares. The Company and the Bank each agree to request consents or approvals of their vendors, service providers and other third parties that are necessary to give the BancShares Parties access to, or to permit the Company and the Bank to provide information to the BancShares Parties, regarding, the business and operations and any contracts of the Company and the Bank and their data processing systems, subject to FCB’s agreement to enter into customary confidentiality, non-disclosure and similar agreements with such service providers.

Section 7.16            Trust Preferred Securities. Prior to the Effective Time, each of BancShares and the Company shall take all actions reasonably necessary for BancShares to, as of the Effective Time, acquire from and succeed to all rights, title, and interests of the Company in the TPS Trust, including the issued and outstanding common securities of the TPS Trust, and assume the Company’s covenants, agreements, and obligations under and relating to the Trust Preferred Securities and the Trust Debentures, in each case in accordance with and subject to the terms and conditions of the TPS Documents.

Section 7.17            Periodic Financial and Other Information. Following the date of this Agreement and from time to time as indicated below, to and including the Effective Time, the Company and the Bank will, upon BancShares’ or FCB’s reasonable request, promptly provide copies of written materials in the Company’s or the Bank’s possession regarding their respective financial conditions, results of operations, capital, liquidity, Loans, deposits, interest rate risk reports, credit metrics, meeting minutes (following their approval by the Board of Directors), credit memoranda, prospects, businesses, assets, Loan portfolio, investments, properties, employees, or operations as the Company has historically collected or produced in the ordinary course of business; provided, that the Company and the Bank shall not be obligated to provide to BancShares or FCB copies of any such materials pertaining to BancShares or FCB or the transactions contemplated by this Agreement; and, provided further, that the Company and the Bank shall not be obligated to provide to BancShares or FCB any confidential supervisory information or materials that it is prohibited by its Governmental Authorities from disclosing to third parties.

Section 7.18            Payment of SmartFinancial Termination Fee. Substantially simultaneously with the execution of this Agreement, on behalf of the Company, BancShares shall pay in full the SmartFinancial Termination Fee to SmartFinancial pursuant to Section 9.3(c) of the SmartFinancial Merger Agreement.

ARTICLE VIII
CONDITIONS TO CONSUMMATION OF MERGER

Section 8.1               Conditions to Each Party’s Obligation. The respective obligation of each Party to consummate the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by such Party prior to the Closing of each of the following conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions):

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(a)                Shareholder Approvals.  This Agreement shall have been duly approved by the shareholders of the Company in accordance with the Company’s articles of incorporation and bylaws and applicable Law.

(b)                Governmental Approvals. All approvals, consents, and waivers of or from Governmental Entities (including without limitation the Regulatory Approvals) required to consummate the transactions contemplated by this Agreement (including without limitation the Merger, the Second Step Merger, and the Bank Merger) shall have been obtained and shall be in full force and effect, and all statutory waiting periods in respect thereof shall have expired.

(c)                No Injunction; Illegality.  There shall not be in effect any order, decree, or injunction of any Governmental Entity that enjoins or prohibits the consummation of the Merger, the Second Step Merger, or the Bank Merger, and no Governmental Entity shall have instituted any action, suit, or proceeding for the purpose of enjoining or prohibiting the consummation of the Merger, the Second Step Merger, or the Bank Merger. No Law shall have been enacted, entered, promulgated, or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Merger, the Second Step Merger, or the Bank Merger.

Section 8.2               Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger and the other transactions contemplated by this Agreement is also subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by the Company prior to the Closing of each of the following conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions):

(a)                Representations and Warranties of BancShares Parties.  The representations and warranties of BancShares, FCB, and Merger Sub contained in Section 5.2(n) (Broker Fees) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date). The representations and warranties of BancShares, FCB, and Merger Sub contained in Section 5.2(a) (Organization and Qualification) and Section 5.2(c) (Authority) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date). All other representations and warranties of BancShares, FCB, and Merger Sub contained in ARTICLE V shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct has not had or resulted in, and would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect on BancShares; provided that, for purposes of this sentence only, those representations and warranties containing or subject to a materiality or Material Adverse Effect qualifier shall be read without, and shall be deemed not to include or be subject to, any such qualifier.

(b)                Performance of Obligations of BancShares Parties.  The BancShares Parties shall have performed and complied with, in all material respects, all obligations and covenants required to be performed and complied with by them under this Agreement prior to or at the Closing.

(c)                Officers’ Certificate.  The Company shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer and the chief financial officer of BancShares, and otherwise in form and substance reasonably satisfactory to the Company, to the effect that the conditions set forth in  Section 8.2(a) and Section 8.2(b) have been satisfied.

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Section 8.3               Conditions to Obligations of the BancShares Parties. The obligation of each of BancShares, FCB, and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement is also subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by BancShares, FCB, and Merger Sub prior to the Closing of each of the following conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions):

(a)                Representations and Warranties of the Company.  The representations and warranties of the Company contained in Section 4.2(c) (Capitalization), Section 4.2(k)(i) (Absence of Certain Changes or Events), Section 4.2(v) (Fairness Opinion), and Section 4.2(w) (Broker Fees) shall be true and correct in all respects (other than, in the case of Section 4.2(c) (Capitalization) only, inaccuracies which, individually and in the aggregate, are de minimis in both amount and impact) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date). The representations and warranties of the Company contained in Section 4.2(a) (Organization and Qualification) and Section 4.2(d) (Authority) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date). All other representations and warranties of the Company contained in ARTICLE IV shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct has not had or resulted in, and would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect on the Company; provided that, for purposes of this sentence only, those representations and warranties containing or subject to a materiality or Material Adverse Effect qualifier shall be read without, and shall be deemed not to include or be subject to, any such qualifier.

(b)                Performance of Obligations of the Company.  The Company shall have performed and complied with, in all material respects, all obligations and covenants required to be performed and complied with by the Company under this Agreement prior to or at the Closing.

(c)                Officers’ Certificate.  The BancShares Parties shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer and the chief financial officer of the Company, and otherwise in form and substance reasonably satisfactory to the BancShares Parties, to the effect that the conditions set forth in  Section 8.3(a) and Section 8.3(b) have been satisfied.

(d)                Tax Benefits Plan. The Company shall have taken all action necessary to terminate the Tax Benefits Plan effective immediately prior to the Effective Time or otherwise amend the Tax Benefits Plan such that no rights provided for in such plan are exercisable in connection with or following the transactions contemplated by this Agreement.

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ARTICLE IX
TERMINATION

Section 9.1               Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time or as otherwise indicated:

(a)                By mutual written agreement of BancShares, FCB, Merger Sub, and the Company.

(b)                By (i) the BancShares Parties (provided that none of BancShares, FCB, or Merger Sub is then in material breach of any representation, warranty, covenant, or agreement contained herein), in the event of a breach by the Company of any representation, warranty, covenant, or agreement contained in this Agreement, or (ii) the Company (provided that the Company is not then in material breach of any representation, warranty, covenant, or agreement contained herein), in the event of a breach by BancShares, FCB, or Merger Sub of any representation, warranty, covenant, or agreement contained in this Agreement, in either case which breach (x) individually or in the aggregate with all other such breaches would, if occurring or continuing on the Closing Date, result in the failure of any of the conditions set forth in ARTICLE VIII and (y) has not been cured by the earlier of March 31, 2020 (the “Outside Date”), and the date which is 30 days after the date written notice is given to the breaching Party of such breach.

(c)                By either the BancShares Parties or the Company, in the event the shareholders of the Company fail to approve, by the requisite vote, this Agreement and the transactions contemplated hereby at the Company Meeting, provided that the Company shall only be entitled to exercise its right of termination under this Section 9.1(c) if the Company has complied in all material respects with, and there has been no material breach or violation by the Company of, its obligations and covenants set forth in Section 7.7.

(d)                By either the BancShares Parties or the Company, in the event any approval, consent, or waiver of or from any Governmental Entity required to consummate the transactions contemplated by this Agreement (including without limitation the Merger, the Second Step Merger, or the Bank Merger) shall have been denied by final and non-appealable action of such Governmental Entity or any application or request therefor shall have been permanently withdrawn at the request of a Governmental Entity; provided, however, that the BancShares Parties shall not be entitled to exercise their right of termination under this Section 9.1(d) if such denial or withdrawal shall be due to the failure of the BancShares Parties to perform or observe their obligations and covenants set forth in this Agreement, and that the Company shall not be entitled to exercise its right of termination under this Section 9.1(d) if such denial or withdrawal shall be due to the failure of the Company to perform or observe its obligations and covenants set forth in this Agreement.

(e)                By either the BancShares Parties or the Company, in the event any court or other Governmental Entity of competent jurisdiction shall have issued a final, non-appealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement; provided, however, that the BancShares Parties shall not be entitled to exercise their right of termination under this Section 9.1(e) if such action of such court or other Governmental Entity shall be due to the failure of the BancShares Parties to perform or observe their obligations and covenants set forth in this Agreement, and that the Company shall not be entitled to exercise its right of termination under this Section 9.1(e) if such action of such court or other Governmental Entity shall be due to the failure of the Company to perform or observe its obligations and covenants set forth in this Agreement.

(f)                 By either the BancShares Parties or the Company, in the event the Merger is not consummated by the Outside Date, unless (i) in the event of termination by the BancShares Parties, the failure to consummate the Merger by such date shall be due to the failure of the BancShares Parties to perform or observe their obligations and covenants set forth in this Agreement, and (ii) in the event of termination by the Company, the failure to consummate the Merger by such date shall be due to the failure of the Company to perform or observe its obligations and covenants set forth in this Agreement.

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(g)                By the BancShares Parties, in the event that prior to the approval of this Agreement by the shareholders of the Company in accordance with the Company’s articles of incorporation and bylaws and applicable Law (i) the Company materially breaches Section 7.1 or Section 7.7 of this Agreement or (ii) the board of directors of the Company does not publicly recommend in the Proxy Statement the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company or, after having made such recommendation, subsequently makes a Company Change of Recommendation.

(h)                By the BancShares Parties, in the event a tender offer or exchange offer for 20% or more of any class or series of outstanding shares of Company Stock is commenced (other than by BancShares or its Subsidiaries) and the Company’s board of directors recommends that the shareholders of the Company tender their shares in such tender offer or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the 10 Business Day period specified in Rule 14e-2(a) under the Exchange Act.

(i)                 By the Company, at any time prior to the approval of this Agreement by the shareholders of the Company in accordance with the Company’s articles of incorporation and bylaws and applicable Law, for the purpose of entering into an agreement with respect to a Superior Proposal, provided that there has been no material breach by the Company of Section 7.1 or Section 7.7 of this Agreement.

Section 9.2               Effect of Termination. In the event of the termination of this Agreement in accordance with this ARTICLE IX, this Agreement shall, subject to Section 9.3, become null and void and have no further force or effect and the Parties shall have no further or continuing liability or obligations under this Agreement, except that (a) Section 7.3(d), Section 7.6, this Section 9.2, Section 9.3, and ARTICLE X of this Agreement shall survive any termination of this Agreement and (b) notwithstanding anything to the contrary contained in this Agreement, no Party shall be relieved of or released from any liability or damages arising out of such Party’s fraud or willful or intentional breach of any provision of this Agreement.

Section 9.3               Termination Fees.

(a)                BancShares Termination Fees.

(i)                  In the event that this Agreement is terminated, other than (A) pursuant to Section 9.1(b)(ii), Section 9.1(c), Section 9.1(d), Section 9.1(e), or Section 9.1(f), or (B) under any circumstances where the BancShares Termination Fee or the Company Termination Fee is payable, the Company shall promptly, but in no event later than two Business Days after the date of such termination of this Agreement, pay to BancShares an amount equal to the SmartFinancial Termination Fee.

(ii)                In the event this Agreement is terminated by the BancShares Parties pursuant to Section 9.1(g) or Section 9.1(h), the Company shall pay BancShares a termination fee of $8,000,000 (the “BancShares Termination Fee”) not later than two Business Days after the date of such termination of this Agreement.

(iii)              In the event this Agreement is terminated by the Company pursuant to Section 9.1(i), the Company shall pay BancShares the BancShares Termination Fee not later than two Business Days after the date of such termination of this Agreement.

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(iv)               In the event that this Agreement is terminated pursuant to Section 9.1(c) and prior to the date that this Agreement was terminated the Company materially breached Section 7.1 or Section 7.7, then the Company shall pay BancShares the BancShares Termination Fee not later than two Business Days after the date of such termination of this Agreement.

(v)                In the event that this Agreement is terminated pursuant to Section 9.1(c) and (A) Section 9.3(a)(iv) is inapplicable, (B) at any time after the date of this Agreement and at or before the Company Meeting (including at or before any adjournment or postponement thereof) an Acquisition Proposal shall have been received by or communicated or otherwise made known to the Company or any of its Subsidiaries, which has not been withdrawn prior to the date of the termination of this Agreement, and (C) within 12 months of the date of termination of this Agreement, the Company enters into a definitive agreement regarding any Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then the Company shall pay to BancShares an amount equal to (x) if such Acquisition Proposal provides for aggregate consideration that is greater than or equal to the aggregate Merger Consideration provided for hereunder (with such determination being made as of the date of such definitive agreement), the BancShares Termination Fee, or (y) if such Acquisition Proposal does not provide for aggregate consideration that is greater than or equal to the aggregate Merger Consideration as contemplated by clause (x), the SmartFinancial Termination Fee, not later than two Business Days after the date the Company enters into a definitive agreement regarding an Acquisition Proposal.

(vi)               Any termination fee and other amounts payable in accordance with this Section 9.3(a) shall be paid by wire transfer of immediately available funds to an account designated by BancShares. The Company acknowledges that the agreements contained in this Section 9.3(a) are an integral part of the transactions contemplated by this Agreement and that absent such agreements BancShares would not have entered into this Agreement. In the event the Company fails to timely make payment of any amounts due and payable by the Company under this Section 9.3(a), the Company shall pay or reimburse BancShares all costs and expenses (including reasonable attorneys’ fees and expenses and court costs) incurred by BancShares in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such amounts unpaid at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment. The SmartFinancial Termination Fee, the BancShares Termination Fee, and other amounts payable pursuant to this Section 9.3(a) constitute liquidated damages and not a penalty and, except in the case of fraud or willful or intentional breach of this Agreement, shall be the sole monetary remedy of BancShares in the event this Agreement is terminated under the circumstances described in Section 9.3(a) pursuant to which the SmartFinancial Termination Fee or the BancShares Termination Fee is payable. In no event shall the Company be obligated (i) to pay the SmartFinancial Termination Fee to BancShares more than once or the BancShares Termination Fee to BancShares more than once, or (ii) to pay both the SmartFinancial Termination Fee and the BancShares Termination Fee.

(b)                Company Termination Fee.

(i)                  In the event that (A) this Agreement is terminated pursuant to Section 9.1(d) or (B) (1) BancShares materially breached any of its obligations under Section 7.4, and (2) this Agreement is terminated by the Company pursuant to Section 9.1(e) or Section 9.1(f) if, as of the time of such termination, all conditions in ARTICLE VIII have been satisfied or waived other than the conditions set forth in Section 8.1(b) or other than the conditions that by their nature can only be satisfied at the Closing, BancShares shall pay the Company a termination fee of $8,800,000 (the “Company Termination Fee”) not later than two Business Days after the date of such termination of this Agreement.

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(ii)                Any termination fee and other amounts payable in accordance with this Section 9.3(b) shall be paid by wire transfer of immediately available funds to an account designated by the Company. BancShares acknowledges that the agreements contained in this Section 9.3(b) are an integral part of the transactions contemplated by this Agreement and that absent such agreements the Company would not have entered into this Agreement. In the event BancShares fails to timely make payment of any amounts due and payable by BancShares under this Section 9.3(b), BancShares shall pay or reimburse the Company all costs and expenses (including reasonable attorneys’ fees and expenses and court costs) incurred by the Company in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such amounts unpaid at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(iii)              Notwithstanding anything herein to the contrary, the Company Termination Fee and other amounts payable pursuant to this Section 9.3(b) constitute liquidated damages and not a penalty and, except in the case of fraud or willful or intentional breach of this Agreement, shall be the sole monetary remedy of the Company in the event this Agreement is terminated under the circumstances described in Section 9.3(b) pursuant to which the Company Termination Fee is payable.

ARTICLE X
MISCELLANEOUS

Section 10.1            Survival. None of the representations, warranties, covenants, or agreements contained in this Agreement shall survive the Effective Time (other than those covenants and agreements contained herein that by their express terms are to be observed or performed after the Effective Time) or the termination of this Agreement (other than Section 7.3(d), Section 7.6, Section 9.2, Section 9.3, and this ARTICLE X, each of which shall survive any such termination). Notwithstanding the foregoing or anything else in this Agreement to the contrary, none of the representations, warranties, covenants, or agreements contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive any Party hereto or any of its Affiliates of any defense, at law or in equity, which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

Section 10.2            Interpretation.  When reference is made in this Agreement to an Article, Section, Exhibit, or Schedule, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement, unless otherwise indicated. The headings appearing in this Agreement have been inserted for purposes of convenience of reference only and shall not affect the meaning of, or be given any force or effect in the construction or interpretation of, this Agreement. Whenever the words “include,” “includes,” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not actually followed by such words. Any singular term used in this Agreement shall be deemed to include the plural, and any plural term the singular. Any gender reference in this Agreement shall be deemed to include all genders. All references in this Agreement to a specific statute shall be deemed to refer to all regulations and authoritative guidance issued thereunder, and all references in this Agreement to a statute, regulation, or other guidance shall also be deemed to refer to any superseding statute, regulation or guidance. Any document or item will be deemed “delivered,” “provided,” or “made available” to a Party within the meaning of this Agreement if such document or item is (a) made available to such Party specifically for review in person by another Party or its representatives, (b) contained and accessible to such Party for a continuous period of at least 72 hours immediately prior to the Parties’ execution of this Agreement (if to be delivered, provided, or made available prior to the date hereof) or the Closing Date (if to be delivered, provided, or made available prior to Closing) in the electronic data room hosted by Hunton Andrews Kurth LLP established by the Company in connection with the transactions contemplated hereby (to which BancShares and its designated representatives had access rights during such period), or (c) filed by a party with the SEC and publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC at least 72 hours immediately prior to the Parties’ execution of this Agreement (if to be delivered, provided, or made available prior to the date hereof) or the Closing Date (if to be delivered, provided, or made available prior to Closing). Nothing in this Agreement shall require or be deemed to require any Party to disclose or make available to any other Party “confidential supervisory information” the disclosure of which is prohibited by applicable Law. All references to “dollars” or “$” in this Agreement are to United States dollars. Whenever the words “as of the date hereof” are used in this Agreement, such date shall be deemed the date of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

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Section 10.3            Amendment; Waiver.  This Agreement may be amended, modified, or supplemented at any time, either before or after approval of this Agreement by the Company’s shareholders, by, but only by, a written instrument executed by each of the Parties; provided, however, that, after the approval of this Agreement by the Company’s shareholders, there may not be, without further approval of such shareholders, any amendment, modification, or supplement of or to this Agreement that requires further approval of or by such shareholders under applicable Law. Prior to the Effective Time, any provision of this Agreement may be waived by the Party or Parties entitled to the benefits thereof, provided that any such waiver shall be in writing and executed by the Party or Parties granting such waiver.

Section 10.4            Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. A facsimile or other electronic copy of a signature page to this Agreement shall be deemed to be, and shall have the same force and effect as, an original signature page.

Section 10.5            Governing Law.  This Agreement shall be governed by, and construed, interpreted, and enforced in accordance with, the laws of the State of North Carolina, without regard to conflict of laws principles.

Section 10.6            Expenses. Except as expressly otherwise provided in this Agreement, each Party shall be responsible for and pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that the costs and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger, the Second Step Merger, or the Bank Merger shall be borne equally by BancShares and the Company.

Section 10.7            Notices. All notices, requests, consents, and other communications required or permitted under or related to this Agreement shall be in writing and shall be deemed given, delivered, and effective (a) when delivered, if delivered personally, (b) on the third Business Day after mailing, if mailed by first class United States Mail, postage prepaid and return receipt requested, or (c) on the first Business Day after mailing, if sent by a nationally recognized overnight delivery service, in each case to the Parties at the following addresses (or such other addresses as the Parties may designate from time to time by notice given in accordance with this Section 10.7):

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If to BancShares, FCB, or Merger Sub:

First Citizens BancShares, Inc.

First-Citizens Bank & Trust Company

FC Merger Subsidiary VII, Inc.

Attention: Craig L. Nix

4300 Six Forks Road

Raleigh, North Carolina 27609

with a copy (which shall not constitute notice) to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

Attention: Gerald F. Roach

Geoffrey W. Adams

150 Fayetteville Street, Suite 2300

Raleigh, North Carolina 27601

If to the Company:	with a copy (which shall not constitute notice) to:

Entegra Financial Corp.	Hunton Andrews Kurth LLP
Attention: Roger Plemens	Attention: Peter Weinstock
14 One Center Court	Eric Markus
Franklin, North Carolina 28734	Fountain Place
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202

Section 10.8            Entire Agreement; Third Party Beneficiaries. This Agreement, including and together with the Exhibits and Schedules hereto and the Disclosure Memoranda, and the Confidentiality Agreement (but only to the extent the Confidentiality Agreement is not inconsistent with this Agreement) represent the entire understanding of the Parties with respect to the transactions contemplated hereby and supersede any and all prior agreements, understandings, and arrangements, whether written or oral, between or among the Parties with respect to such subject matter. This Agreement is made solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and no other Person shall acquire or have any rights under or by virtue of this Agreement, except that the Indemnified Parties (and their heirs and legal and personal representatives) are intended third-party beneficiaries of this Agreement to the extent, but only to the extent, provided in Section 7.9.

Section 10.9            Severability. In the event any term or provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason or in any respect, (a) such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity, legality, or enforceability of the remainder of this Agreement, which shall be and remain in full force and effect enforceable in accordance with its terms, and (b) the Parties shall use their reasonable best efforts to substitute for such invalid, illegal, or unenforceable term or provision an alternative term or provision which, insofar as practicable, implements the original purposes and intent of this Agreement.

Section 10.10        Assignment. No Party may assign or delegate this Agreement or any of its rights, interests, duties, or obligations hereunder without the prior written consent of each of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.11        Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any action or proceeding brought in accordance with Section 10.12, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby further waives any defense in any action for specific performance that a remedy at law would be adequate and any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

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Section 10.12        Submission to Jurisdiction. EACH PARTY KNOWINGLY AND VOLUNTARILY HEREBY (A) IRREVOCABLY SUBMITS TO THE SOLE AND EXCLUSIVE JURISDICTION OF THE STATE COURT OF THE STATE OF NORTH CAROLINA LOCATED IN RALEIGH, WAKE COUNTY, NORTH CAROLINA AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NORTH CAROLINA, RALEIGH DIVISION (THE “CHOSEN COURTS”), FOR PURPOSES AND IN RESPECT OF ANY CLAIM, ACTION, SUIT, OR PROCEEDING UNDER, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, (B) IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT AS A DEFENSE IN OR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING THAT SUCH PARTY IS NOT SUBJECT TO THE JURISDICTION OF THE CHOSEN COURTS, THAT SUCH CLAIM, ACTION, SUIT, OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE CHOSEN COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE, OR THAT THIS AGREEMENT MAY NOT BE CONSTRUED, INTERPRETED, OR ENFORCED IN OR BY THE CHOSEN COURTS, AND (C) IRREVOCABLY AGREES THAT ALL CLAIMS A PART OF OR WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING SHALL BE HEARD AND DETERMINED BY THE CHOSEN COURTS. THE PARTIES HEREBY GRANT THE CHOSEN COURTS JURISDICTION OVER THE PERSONS OF THE PARTIES AND, TO THE EXTENT PERMITTED BY LAW, OVER THE SUBJECT MATTER OF ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING.

Section 10.13        Jury Trial Waiver. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO A TRIAL BY JURY in respect of any claim, action, suit, or proceeding under, arising out of, or related to this Agreement or the transactions contemplated hereby.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the date first above written.

FIRST CITIZENS BANCSHARES, INC.

By:  /s/ CRAIG L. NIX

Craig L. Nix

Chief Financial Officer

FC MERGER SUBSIDIARY VII, INC.

By:  /s/ CRAIG L. NIX

Craig L. Nix

Chief Financial Officer

(Signature Page to Agreement and Plan of Merger)

FIRST-CITIZENS BANK & TRUST COMPANY

By:  /s/ CRAIG L. NIX

Craig L. Nix

Chief Financial Officer

(Signature Page to Agreement and Plan of Merger)

ENTEGRA FINANCIAL CORP.

By:  /s/ ROGER D. PLEMENS

Roger D. Plemens

President and Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)

Appendix B

Opinion of Sandler O’Neill & Partners, L.P.

April 23, 2019

Board of Directors

Entegra Financial Corp.

14 One Center Court

Franklin, NC 28734

Ladies and Gentlemen:

Entegra Financial Corp. (“Company”), First Citizens BancShares, Inc. (“Piedmont”), Piedmont Bank, a wholly owned subsidiary of Piedmont (“Piedmont Bank”), and Piedmont Merger Sub, Inc., a wholly owned subsidiary of Piedmont Bank (“Merger Sub”), are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Merger Sub will be merged with and into Company (the “Merger”) with Company being the surviving corporation in the Merger. We note that concurrent with the execution of the Agreement, the Company intends to terminate the Agreement and Plan of Merger, dated January 15, 2019, entered into by and among SmartFinancial, Inc. (“SmartFinancial”), CT Merger Sub, Inc. and Company pursuant to which Company agreed to merge with and into SmartFinancial (the “Smokey Transaction”). Subject to the terms and conditions of the Agreement, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall at the Effective Time, automatically and without any action on the part of the holder(s) thereof, be converted into and canceled in exchange for the right to receive cash in the amount equal to $30.18 (the “Merger Consideration”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Stock.

Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) a draft of the Agreement, dated April 17, 2019; (ii) certain publicly available financial statements and other historical financial information of Company that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Piedmont that we deemed relevant; (iv) publicly available median analyst earnings per share estimates for Company for the years ending December 31, 2019 and December 31, 2020, as well as an estimated annual earnings growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2019 through December 31, 2023, as confirmed with the senior management of Company; (v) the pro forma financial impact of the Merger on Piedmont’s capital ratios based on certain assumptions relating to estimated transaction expenses and purchase accounting adjustments, as provided by and/or confirmed with the senior managements of Company and/or Piedmont; (vi) the publicly reported historical price and trading activity for Company Common Stock, including a comparison of certain stock market information for Company Common Stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded; (vii) a comparison of certain financial information for Company with similar financial institutions for which information is publicly available; (viii) the financial terms of certain recent business combinations in the bank and thrift industry (on a nationwide basis), to the extent publicly available; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of Company and its representatives the business, financial condition, results of operations and prospects of Company and held similar discussions with certain members of the management of Piedmont and its representatives regarding the business, financial condition, results of operations and prospects of Piedmont.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by us from public sources, that was provided to us by Company or Piedmont or their respective representatives, or that was otherwise reviewed by us, and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have relied on the assurances of the respective managements of Company and Piedmont that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Company or Piedmont or any of their respective subsidiaries, nor have we been furnished with any such evaluations or appraisals. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of Company or Piedmont. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Company or Piedmont, or of the combined entity after the Merger, and we have not reviewed any individual credit files relating to Company or Piedmont. We have assumed, with your consent, that the respective allowances for loan losses for both Company and Piedmont are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used publicly available median analyst earnings per share estimates for Company for the years ending December 31, 2019 and December 31, 2020, as well as an estimated annual earnings growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2019 through December 31, 2023, as confirmed with the senior management of Company. Sandler O’Neill also received and used in its pro forma analyses certain assumptions relating to estimated transaction expenses and purchase accounting adjustments, as provided by and/or confirmed with the senior managements of Company and/or Piedmont. With respect to the foregoing information, the respective senior managements of Company and Piedmont confirmed to us that such information reflected (or, in the case of the publicly available median analyst estimates referred to above, were consistent with) the best currently available estimates and judgments of those respective managements as to the future financial performance of Company and Piedmont, respectively, and the other matters covered thereby, and we assumed that the future financial performance reflected in such information would be achieved. We express no opinion as to such information, or the assumptions on which such information is based. We have also assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of Company or Piedmont since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analyses that Company and Piedmont will remain as going concerns for all periods relevant to our analyses.

We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Company, Piedmont, the Merger or any related transactions, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with your consent, we have relied upon the advice that Company has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.

Our opinion is necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading value of Company Common Stock at any time.

We have acted as Company’s financial advisor in connection with the Merger and will receive a fee for our services, which fee is contingent upon closing of the Merger. We will also receive a fee for rendering this opinion, which opinion fee will be credited in full towards the transaction fee which will become payable to Sandler O’Neill on the day of closing of the Merger. Company has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. In connection with our engagement, we were not asked to, and did not, solicit indications of interest in a potential transaction with the Company from other parties. In the two years preceding the date hereof, we have provided certain other investment banking services to Company. Most recently, Sandler O’Neill acted as financial advisor to Company in connection with the Smokey Transaction as well as Company’s acquisition of Chattahoochee Bank of Georgia, which transaction closed in October 2017. In addition, Sandler O’Neill acted as financial advisor to Company in connection with Company’s acquisition of certain branch offices of Sterns Financial Services, Inc., which transactions closed in February 2017. In the two years preceding the date hereof, Sandler O’Neill has provided certain investment banking services to Piedmont. Most recently, Sandler O’Neill acted as financial advisor to Piedmont in connection with Piedmont’s repurchase of a certain amount of its outstanding shares. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Company, Piedmont and their respective affiliates. We may also actively trade the equity and debt securities of Company, Piedmont and their respective affiliates for our own account and for the accounts of our customers.

Our opinion is directed to the Board of Directors of Company in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of Company as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the Agreement and the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Stock and does not address the underlying business decision of Company to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for Company or the effect of any other transaction in which Company might engage, including, without limitation, the Smokey Transaction. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any officer, director or employee of Company or Piedmont, or any class of such persons, if any, relative to the compensation to be received in the Merger by any other shareholder. This opinion has been approved by Sandler O’Neill’s fairness opinion committee. This opinion may not be reproduced without Sandler O’Neill’s prior written consent; provided, however, Sandler O’Neill will provide its consent for the opinion to be included in regulatory filings to be completed in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to holders of Company Common Stock from a financial point of view.

Very truly yours,

ENTEGRA FINANCIAL CORP.

Annual Meeting of Stockholders

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder hereby appoints Roger Plemens, David Bright, and Ryan Scaggs, plus any successors to be named later, as proxies, with power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse, all shares of Entegra Financial Corp. common stock held of record by the undersigned at the close of business on June 21, 2019 at the Annual Meeting of Stockholders to be held on August 1, 2019 at 10:00 A.M., Eastern Time at the Corporate Center, 14 One Center Court, Franklin, North Carolina 28734 and at any adjournment(s) thereof.

The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the approval of the plan of merger in Proposal 1, FOR the proposal to adjourn the Annual Meeting to solicit additional proxies in Proposal 2, FOR each of the nominees named for director in Proposal 3 and FOR Proposal 4.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE

  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held August 1, 2019.

The Proxy Statement and Form 10K are available at:
http://www.viewproxy.com/EntegraFinancial/2019.

			Please mark your votes like this ☒

The undersigned hereby votes the shares of voting common stock, no par value, of Entegra Financial Corp. (the “Company”), held of record by the undersigned on June 21, 2019, at the annual meeting of shareholders (the “Annual Meeting”) as follows:		2.

To adjourn or postpone the Annual Meeting to a later time and place, if necessary or appropriate, including for the purpose of permitting the solicitation of additional proxies in favor of the proposal to approve the Merger Agreement.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

		3.	To elect directors to serve for the terms specified in the Proxy Statement dated June 25, 2019.
				FOR	AGAINST	ABSTAIN
1.	To approve the Agreement and Plan of Merger, dated as of April 23, 2019 (the “Merger Agreement”), by and among First Citizens BancShares, Inc., First- Citizens Bank & Trust Company (“First Citizens Bank”), FC Merger Subsidiary VII, Inc. (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of First Citizens Bank, after which the Company will merge with and into First Citizens Bank (the “Second Step Merger”), with First Citizens Bank surviving the Second Step Merger.		01 Ronald D. Beale 02 R. Matt Dunbar 03 Roger D. Plemens	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
	☐ FOR ☐ AGAINST ☐ ABSTAIN	4.	To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019. ☐ FOR ☐ AGAINST ☐ ABSTAIN

			I plan to attend the meeting ☐

			Date:

			Signature

			Signature (if held jointly)
☐	Change of Address — Please print new address below		Please sign exactly as name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Shares on the Internet: Go to www.AALvote.com/ENFC Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Shares by Phone:
Call 1 (866) 804-9616

Use any touch-tone telephone to vote your shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Shares by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.